As filed with the Securities and Exchange Commission on August 22, 1994

                                                    Registration No. 33-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



         TENNESSEE                                6021
(State or other jurisdiction of            (Primary Standard Industrial              (I.R.S. Employer
incorporation or organization)             Classification Code Number)              Identification No.)

                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
  (Address, including zip code, and telephone number,including area code, of registrant's principalexecutive offices)

                             HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5624
 (Name, address, including zip code, and telephone number,including area code, of agent for service)
                                With Copies to:


CLYDE A. BILLINGS, JR.                                                               FREDRIC D. REED
Vice President & Counsel                                                             Maltman, Reed, North,
First Tennessee National Corporation                                                Ahrens & Malnati, P.S.
165 Madison Avenue                                                                    1415 Norton Building
Memphis, Tennessee 38103                                                                 801 Second Avenue
(901) 523-5679                                                                          Seattle, WA  98104
                                                                                            (206) 624-6271

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after conditions contained in the Exchange Agreement have been satisfied.

         If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

- -----------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------
  Title of each         Amount                Proposed Maximum      Proposed Maximum      Amount
  class of              to be                 Offering Price        Aggregate             of
  securities            Registered(1)         per Unit(2)           Offering Price(2)     Registration Fee
  to be registered
- -----------------------------------------------------------------------------------------------------------
  Common Stock and
  Associated Rights           244,000                $4.83             $1,178,908               $407
- -----------------------------------------------------------------------------------------------------------

(1) Based upon the assumed number of shares that may be issued in the Exchange described herein. Such assumed number is based on the number of shares of Emerald Mortgage Company Common Stock that may be outstanding immediately prior to the Exchange and the assumed minimum price per share for Registrant's Common Stock under Section 2.2(c) of the Stock Exchange Agreement.
(2) Estimated solely for purpose of computing the registration fee pursuant to Rule 457(f)(2) on the basis of the book value of a share of Emerald Mortgage Company Common Stock on April 30, 1994, divided by 256.8, the maximum number of shares of the Registrant's Common Stock to be exchanged for each share of Emerald Mortgage Company Common Stock in the proposed Exchange to which this Registration Statement relates, based on the assumed value for Registrant's Common Stock used in Note (1).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                      FIRST TENNESSEE NATIONAL CORPORATION

                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(B)


         FORMS S-4 ITEM AND CAPTION                                     LOCATION OR CAPTION IN PROSPECTUS
         --------------------------                                     ---------------------------------
         A.  Information About the Transaction

             1.  Forepart of the Registration Statement and             Facing page of Registration Statement; Outside Front Cover
                 Outside Front Cover Page of Prospectus                 Page

             2.  Inside Front and Outside Back Cover Pages              Available Information; Table of Contents
                 of Prospectus

             3.  Risk Factors, Ratio of Earnings to Fixed Charges       Summary; The Special Meeting; The Exchange
                 and Other Information

             4.  Terms of the Transaction                               Summary; The Exchange; Incorporation of Certain Documents
                                                                        by Reference; Certain Regulatory Considerations; Effect of
                                                                        the Exchange on Rights of Shareholders; Description of FTNC
                                                                        Capital Stock

             5.  Pro Forma Financial Information                        Index to Pro Forma Financial Information

             6.  Material Contacts with the Company Being               The Exchange
                 Acquired

             7.  Additional Information Required for Reoffering         Not Applicable
                 by Persons and Parties Deemed to Be Underwriters

             8.  Interests of Named Experts and Counsel                 Validity of Common Stock; Experts

             9.  Disclosure of Commission Position on                   Not Applicable
                 Indemnification for Securities Act Liabilities

         B.  Information About the Registrant

             10. Information with Respect to S-3 Registrants            Incorporation of Certain Documents by Reference

             11. Incorporation of Certain Information by                Incorporation of Certain Documents by Reference
                  Reference

             12. Information with Respect to S-2 or S-3                 Not Applicable
                  Registrants

             13. Incorporation of Certain Information by                Not Applicable
                  Reference

             14. Information with Respect to Registrants Other          Not Applicable
                  Than S-3 or S-2 Registrants

         C.  Information About the Company Being Acquired

             15. Information with Respect to S-3 Companies              Not Applicable

             16. Information with Respect to S-2 or S-3                 Not Applicable
                  Companies

             17. Information with Respect to Companies Other            Summary; Information concerning Emerald; Index to Emerald
                  Than S-2 or S-3 Companies                             Financial Information

         D.  Voting and Management Information

             18. Information if Proxies, Consents or                    Incorporation of Certain Documents by Reference; Summary;
                  Authorizations are to be Solicited                    The Special Meeting; Experts; The Exchange; Cover Page of
                                                                        Proxy Statement-Prospectus

             19. Information if Proxies, Consents or                    The Exchange
                  Authorizations are not to be Solicited or in
                  an Exchange Offer

                               ________ ___, 1994



Dear Emerald Mortgage Company Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Emerald Mortgage Company ("Emerald") to be held at the main office of Emerald, 3500 188th Street, S.W., Suite 502, Lynnwood, Washington on ______________, 1994 at 10:00 a.m., local time.

         At this meeting, you will have an opportunity to consider and vote on the terms of a Stock Exchange Agreement, as amended, (the "Agreement") that provides for the acquisition of all of the common stock of Emerald by First Tennessee Bank National Association, a wholly-owned subsidiary of First Tennessee National Corporation (the "Acquisition").

         The Agreement generally provides for a tax-free exchange in which Emerald shareholders will receive shares of First Tennessee National Corporation common stock in exchange for shares of Emerald common stock.

         The proposed Acquisition has been unanimously approved by the Boards of Directors of both First Tennessee National Corporation and Emerald.

         The enclosed Notice of Special Meeting of Shareholders and Proxy Statement-Prospectus explain the Acquisition and provide specific information relative to the Special Meeting. Please carefully read these materials and thoughtfully consider the information contained in them. Your vote is of great importance, as the approval of Emerald shareholders is required to consummate the Acquisition.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, date, sign and promptly return the enclosed proxy card to assure that your shares will be voted at the Special Meeting. For your convenience, there is included a postage-paid, addressed envelope for your proxy card. No additional postage is required if mailed in the United States.

         The acquisition is an important step for Emerald Mortgage Company and its shareholders. The Board of Directors unanimously recommends that you vote FOR the Acquisition.

                                   Sincerely,



                                   Pamela DeLong, President

                            EMERALD MORTGAGE COMPANY

================================================================================

  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ________________, 1994

================================================================================

         Notice is hereby given that a Special Meeting of Shareholders of Emerald Mortgage Company ("Emerald") has been called by the Board of Directors and will be held at the main office of Emerald, 3500 188th Street, S.W., Suite 502, Lynnwood, Washington, on ____________, 1994 at 10:00 a.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve a Stock Exchange Agreement dated as of June 15, 1994, as amended, (the "Agreement") by and among First Tennessee National Corporation ("FTNC"), First Tennessee Bank National Association, a wholly-owned subsidiary of FTNC ("FTB"), Emerald, and all of the Emerald shareholders. The Agreement provides for the acquisition by FTB of all of the common stock of Emerald, as a result of which Emerald will become a wholly-owned subsidiary of FTB, all as more fully described in the accompanying Proxy Statement-Prospectus.

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors is not aware of any other business to come before the meeting.

         Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it at once in the stamped return envelope in order to insure that your shares will be represented at the meeting. If you attend in person, the proxy can be disregarded, if you wish, and you may vote your own shares.

         Only shareholders of record at the close of business on _____________, 1994 will be entitled to receive notice of and to vote at the meeting and any adjournments or postponements thereof.

                                        By Order of the Board of Directors,



                                        Stephen M. Frison, Secretary

Lynnwood, Washington
Dated:  ______________, 1994

         THE BOARD OF DIRECTORS OF EMERALD UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF EMERALD COMMON STOCK VOTE TO APPROVE THE PROPOSAL.

                                PROXY STATEMENT

                            EMERALD MORTGAGE COMPANY

              SPECIAL MEETING TO BE HELD ON ________________, 1994

                                   PROSPECTUS

                      FIRST TENNESSEE NATIONAL CORPORATION

           OFFER TO EXCHANGE UP TO 244,000 SHARES OF COMMON STOCK OF
  FIRST TENNESSEE NATIONAL CORPORATION FOR SHARES OF EMERALD MORTGAGE COMPANY

This Proxy Statement-Prospectus is being furnished to the five individuals who are all of the shareholders of common stock, par value $10.00 per share (the "Emerald Common Stock"), of Emerald Mortgage Company, a Washington corporation, in connection with the solicitation of proxies by the Emerald Board of Directors (the "Emerald Board") for use at the Special Meeting of Emerald shareholders to be held at 10:00 a.m., local time, on _____________, 1994, at the main office of Emerald, 3500 188th Street, S.W., Suite 502, Lynnwood, Washington, and at any adjournments or postponements thereof (the "Special Meeting").

         At the Special Meeting, the five shareholders of record of Emerald Common Stock as of the close of business on _______________, 1994 will consider and vote upon a proposal to approve the Stock Exchange Agreement dated as of June 15, 1994, as amended by the First Amendment thereto dated as of July 6, 1994, and the Second Amendment thereto dated as of July 26, 1994, (the "Agreement") by and among First Tennessee National Corporation ("FTNC"), a Tennessee corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, First Tennessee Bank National Association, a wholly-owned subsidiary of FTNC ("FTB"), Emerald, and the five Emerald shareholders. Pursuant to the Agreement, all of the Emerald Common Stock will be acquired by FTB in exchange for FTNC Common Stock (the "Exchange"), as a result of which Emerald will become a wholly-owned subsidiary of FTB. For a description of the Agreement, which is included herein in its entirety as Appendix "A" to this Proxy Statement-Prospectus, see "The Exchange."

         This Proxy Statement-Prospectus also constitutes a prospectus of FTNC in respect of up to 244,000 shares of FTNC Common Stock offered to the shareholders of Emerald in connection with the Exchange, upon the terms and subject to the conditions described in this Proxy Statement-Prospectus. The shares of FTNC Common Stock to be issued in connection with the Exchange are based upon an exchange of each outstanding share of Emerald Common Stock into shares of FTNC Common Stock as described herein. Subject to satisfaction of the conditions contained in the Agreement, the rights of the parties to the Agreement to terminate the Agreement in certain situations and the other provisions of the Agreement (all as described in the Proxy Statement-Prospectus), FTNC will accept for exchange all shares of Emerald Common Stock tendered by the Emerald shareholders. See "The Exchange -- Terms of the Exchange," " -- Conditions to Consummation of the Exchange," and "-- Termination; Waiver and Amendment."

         The outstanding shares of FTNC Common Stock are, and the shares hereby will be, included for quotation on the Nasdaq Stock Market on its National Market. The last reported sale price of FTNC Common Stock on the Nasdaq Stock Market on _______________, 1994 was $__.__ per share.

         All information contained in this Proxy Statement-Prospectus relating to FTNC and its subsidiaries has been supplied by FTNC and all information
relating to Emerald has been supplied by Emerald.   This Proxy
Statement-Prospectus and the accompanying proxy card are first being mailed to shareholders of Emerald on or about ________________, 1994.

        The shares of FTNC common stock offered hereby are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or by any other governmental agency.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The date of this Proxy Statement-Prospectus is _____________________, 1994


                               TABLE OF CONTENTS
                                                                                                  Page
                                                                                                  ----

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . .    4

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         Recommendation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

THE EXCHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Background of and Reasons for the Exchange . . . . . . . . . . . . . . . . . . . . . .   14
         Opinion of Financial Adviser . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Determination of Closing Exchange Price  . . . . . . . . . . . . . . . . . . . . . . .   16
         Exchange; Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Post-Closing Adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Surrender of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         Conditions to Consummation of the Exchange . . . . . . . . . . . . . . . . . . . . . .   19
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Conduct of Business Pending Exchange . . . . . . . . . . . . . . . . . . . . . . . . .   22
         No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Termination; Waiver and Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         Interests of Certain Persons in the Exchange . . . . . . . . . . . . . . . . . . . . .   25
         No Shareholders' Dissenters' Rights  . . . . . . . . . . . . . . . . . . . . . . . . .   25
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . .   25
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Resale of FTNC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         The Nasdaq Stock Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

CERTAIN REGULATORY CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         Payment of Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Holding Company Structure and Support of Subsidiary Banks  . . . . . . . . . . . . . .   30
         FDICIA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Brokered Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         FDIC Insurance Premiums  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         Depositor Preference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

INFORMATION CONCERNING EMERALD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Industry Overview  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         Description of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         Management's Discussion & Analysis of Financial Condition & Results of
         Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37


                                                                                              Page
                                                                                              ----
         Ownership of Emerald Common Stock and Dividends  . . . . . . . . . . . . . . . . . .  41

DESCRIPTION OF FTNC CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         FTNC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Shareholder Protection Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Subordinated Capital Notes due 1999  . . . . . . . . . . . . . . . . . . . . . . . .  44

EFFECT OF THE EXCHANGE ON RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . .  44
         Conflict-of-Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Vacancies on Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Required Vote for Authorization of Certain Actions . . . . . . . . . . . . . . . . .  45
         Shareholder Proposals and Nominations  . . . . . . . . . . . . . . . . . . . . . . .  45
         Action by Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Amendment of Articles of Incorporation or Charter and Bylaws . . . . . . . . . . . .  46
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Acquisitions of Issuer's Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Voluntary Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Business Combinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Authorized Corporation Protection Act  . . . . . . . . . . . . . . . . . . . . . . .  48
         Control Share Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Tender Offers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Greenmail Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Rights of Holders of Capital Notes . . . . . . . . . . . . . . . . . . . . . . . . .  49
         Shareholder Rights Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

VALIDITY OF COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

INDEX TO PRO FORMA FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  51

INDEX TO EMERALD FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

APPENDIX "A" -  Stock Exchange Agreement, as amended



                             AVAILABLE INFORMATION

         FTNC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by FTNC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected and copied at the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., at prescribed rates. The FTNC Common Stock is included for quotation on the Nasdaq Stock Market and such reports, proxy statements and other information concerning FTNC should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. FTNC has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of FTNC Common Stock and associated rights to be issued pursuant to the Agreement. As permitted by the rules and regulations of the SEC, this Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement- Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC are hereby incorporated by reference in this Proxy Statement-Prospectus and made a part hereof: (a) FTNC's Current Report on Form 8-K, dated October 1, 1993, filed October 18, 1993; (b) FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, and its Forms 10-K/A filed on April 27 and June 29, 1994, amending its Annual Report on Form 10-K; (c) FTNC's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994 and its Form 10-Q/A filed on August 19, 1994, amending its Form 10-Q for the quarter ended March 31, 1994; (d) FTNC's proxy statement dated March 14, 1994, exclusive of the Board Compensation Committee Report and the Total Shareholder Return Performance Graph on pages 11- 16 thereof; (e) the description of FTNC Common Stock contained in FTNC's registration statement on Form 10 (File No. 0-4491), filed April 14, 1970, pursuant to Section 12 of the Exchange Act (and any amendments or reports filed for the purpose of updating the description); and (f) the description of the FTNC's rights to purchase Participating Preferred Stock included in FTNC's registration statement on Form 8-A (File No. 0-4491), filed September 8, 1989, pursuant to Section 12 of the Exchange Act pursuant to which FTNC registered the Shareholder Protection Rights under the Exchange Act.

         All documents filed by FTNC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement- Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS RELATING TO FTNC BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS,

UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE TREASURER, FIRST TENNESSEE NATIONAL CORPORATION, P.O. BOX 84, MEMPHIS, TENNESSEE 38101, TELEPHONE NUMBER (901) 523-5630. COPIES OF EXHIBITS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS MAY BE OBTAINED FOR A CHARGE COVERING THE COST OF REPRODUCTION AND MAILING. IN ORDER TO INSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________________, 1994.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FTNC OR EMERALD SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                    SUMMARY


         The following summary is not intended to be a complete description of all material facts regarding FTNC, Emerald and the matters to be considered at the Special Meeting and is qualified in all respects by the information appearing elsewhere and incorporated by reference in this Proxy
Statement-Prospectus, the Appendix hereto and the documents referred to herein.


PARTIES TO THE MERGER

         FTNC. FTNC is a regional bank holding company incorporated under the laws of Tennessee, which, through First Tennessee Bank National Association, Memphis, Tennessee ("FTB") and its other banking and banking-related subsidiaries, provides a broad range of financial services. FTNC was incorporated in Tennessee in 1968. At June 30, 1994, FTNC had consolidated total assets of approximately $10.2 billion, consolidated total deposits of approximately $7.4 billion and equity capital of approximately $725.7 million. At December 31, 1993, FTNC ranked 63rd among bank holding companies in the United States and first among bank holding companies headquartered in Tennessee in terms of total assets.

         FTNC coordinates the financial resources of the consolidated enterprise and maintains systems of financial, operational and administrative control that allow coordination of selected policies and activities. FTNC operates principally through FTB, which was chartered as a national banking association in 1864. As of June 30, 1994, FTB was the largest commercial bank headquartered in Tennessee both in terms of total assets and deposits. At June 30, 1994, FTB had total assets of approximately $9.8 billion, total deposits of approximately $7.0 billion and equity capital of approximately $642.0 million. FTB conducts a broad range of retail and commercial banking and fiduciary services and had 211 banking locations at June 30, 1994. FTB also offers a comprehensive range of financial services, including bond broker/agency services, mortgage banking and check clearing, to companies nationally. Bond broker/agency services provided by FTB consist primarily of the sale of bank-eligible securities to other financial institutions. Subsidiaries of FTNC and FTB are engaged primarily in providing mortgage banking, integrated check processing solutions, discount brokerage, equipment finance, venture capital, investment management and credit life insurance.

         The principal executive offices of FTNC are located at 165 Madison Avenue, Memphis, Tennessee 38103, and its telephone number is (901) 523-4444.

         Emerald. Emerald is a Washington corporation, which was incorporated in 1982, and is presently owned by five individuals. It is a full service mortgage banking company that originates, acquires, markets and services first mortgage loans and is approved as an Federal Housing Association ("FHA") Direct Endorsement Lender, a Veterans Administration ("VA") Automatic Approval Lender and a seller-servicer for the Federal Home Loan Mortgage Corporation ("FHLMC") and the Federal National Mortgage Association ("FNMA"). At April 30, 1994, Emerald had total assets of approximately $7.3 million and equity capital of approximately $1.2 million.

         The executive offices of Emerald are located at 3500 188th Street, S.W., Suite 502, Lynnwood, Washington 98037 and the telephone number is (206) 771-7108.

         Additional information about FTNC and its subsidiaries is included in documents incorporated by reference in this Proxy Statement-Prospectus. See "Incorporation of Certain Documents by Reference."

SPECIAL MEETING OF SHAREHOLDERS

         The Special Meeting will be held on ___________________, 1994 at 10:00 a.m., local time, at the main office of Emerald, 3500 188th Street, S.W., Suite
502, Lynnwood, Washington.   The purpose of the Special Meeting is to consider
and vote upon a proposal to approve the Agreement.

VOTE REQUIRED; RECORD DATE

         Only Emerald shareholders of record at the close of business on _______________, 1994, (the "Emerald Record Date") will be entitled to vote at the Special Meeting. If a quorum exists at the Special Meeting, to approve the Agreement the votes cast in favor of the Agreement must exceed the votes cast against it. "Abstentions" will be considered present for quorum purposes, while broker "non votes" will not be considered present, and neither will otherwise have any effect on the vote. See "The Special Meeting-Vote Required." As of the Emerald Record Date, there were 950 shares of Emerald Common Stock entitled to be voted.

         The five Emerald shareholders constitute the Emerald Board and its executive officers. As of the Emerald Record Date, they owned 950 shares, or 100%, of the outstanding shares of Emerald Common Stock. All five shareholders are parties to the Agreement.

         As of the Emerald Record Date, FTNC, its subsidiaries and its directors and executive officers owned no shares of Emerald Common Stock.

TERMS OF THE EXCHANGE

         On the Closing Date (defined below), each share of Emerald Common Stock outstanding will be exchanged for the number of shares of FTNC Common Stock equal to the Base Exchange Price (defined below), subject to adjustment (the "Closing Exchange Price"), divided by the Closing Measurement Price (defined below) divided by 950 (the "exchange ratio").

        The Closing Exchange Price equals the Base Exchange Price ($7.8 million) subject to (i) an adjustment increasing or decreasing such amount by the amount by which the unpaid principal balance of Emerald's mortgage Servicing Portfolio (as defined below) plus Current Production Loans (defined below at "The Exchange -- Determination of Closing Exchange Price") exceeds or is less than $364 million, respectively, multiplied by 1.15% (the "Portfolio Adjustment"); (ii) an adjustment increasing or decreasing such amount by the amount by which Emerald's Tangible Net Assets (as defined below) exceed or are less than $856,000, respectively (the "Tangible Asset
Adjustment"); and (iii) an adjustment increasing or decreasing such amount by the amount by which the Pipeline Loans (as defined below) exceeds or is less than $60 million, respectively, multiplied by 0.37% ("Pipeline Loans Adjustment"). Such dollar amount as adjusted under (i), (ii) and (iii) above is hereinafter referred to as the "Closing Exchange Price." See "The Exchange
- -- Determination of Closing Exchange Price. For purposes of the Tangible Asset Adjustment, Tangible Net Assets is defined as Emerald's assets (less capitalized servicing rights and capitalized costs and other intangible assets) minus liabilities of Emerald. For purposes of the Portfolio Adjustment, Emerald's mortgage "Servicing Portfolio" are those mortgage loans serviced or master serviced by Emerald pursuant to mortgage servicing agreements, together with loans held in the warehouse. The Base Exchange Price was determined based on estimates of amounts as of March 31, 1994. The Closing Exchange Price will be adjusted after the Closing Date in the manner described under "The Exchange
- -- Post-Closing Adjustments."

         The Closing Measurement Price is the average of the closing prices of FTNC Common Stock as quoted on the Nasdaq Stock Market during the twenty (20) trading days ending on the fifth (5th) trading day prior to the Closing Date, subject to certain adjustments. If the Closing Measurement Price is equal to or less than $35 per share, the parties have certain additional rights. See "The Exchange -- Exchange; Fractional Shares."

         If the Closing Date had been _______________, 1994, and assuming the Closing Exchange Price equals the Base Exchange Price, the exchange ratio would have been ___________________.

CLOSING DATE

         The Closing Date for the Exchange is expected to be September 28, 1994, or such other date as is mutually agreeable to the parties to the Agreement.

REASONS FOR THE EXCHANGE; RECOMMENDATION OF EMERALD BOARD OF DIRECTORS

         The Emerald Board believes the Exchange is fair to and in the best interest of Emerald and its five shareholders and recommends that Emerald's shareholders vote FOR approval of the Agreement. The Emerald Board believes that the Exchange will provide significant value to all five Emerald shareholders and also enable them to participate in opportunities for growth that the Emerald Board believes that the Exchange makes possible. See "The Exchange -- Background of and Reasons for the Exchange." For information on the interests of certain officers and directors of Emerald in the Exchange, see "The Exchange -- Interests of Certain Persons in the Exchange."

OPINION OF FINANCIAL ADVISER

         No financial adviser was retained by Emerald to render an opinion on the fairness of the terms of the Exchange to the Emerald shareholders from a financial point of view.

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Exchange is subject to various conditions, including receipt of various consents from parties to material contracts with Emerald, receipt by FTNC of certain agreements, tendering of all of the Emerald Common Stock and satisfaction of customary closing conditions. See "The Exchange -- Conditions to Consummation of the Exchange, "-- Conduct of Business Pending Exchange," and " -- Additional Agreements." No regulatory approvals are required prior to consummation of the Exchange.

TERMINATION OF THE AGREEMENT

         The Agreement may be terminated at any time prior to the Closing Date by the mutual consent of FTNC, FTB, Emerald and Stephen M. Frison as representative of the Emerald shareholders ("Sellers' Representative") and by FTNC and FTB or Emerald and the Emerald shareholders in certain specified situations. See "The Exchange -- Termination; Waiver and Amendment."

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

         Certain members of Emerald's management and the Emerald Board have certain interests in the Exchange that are in addition to their interests as shareholders of Emerald generally. These consist of employment agreements for Craig Van Skaik and Michael Van Skaik, non-competition agreements for Stephen
M. Frison and Donald P. Balke, and a non-solicitation agreement for Pamela DeLong. See "The Exchange -- Interests of Certain Persons in the Exchange." With respect to certain contracts between Emerald and certain of Emerald's shareholders, see "Description of Business -- General."

ADDITIONAL AGREEMENTS

         Certain additional agreements, including an Escrow Agreement, a Sellers Agreement, and a Sellers' Representative and Paying Agent Agreement, are contemplated by the Agreement and are described in the subsection entitled "The Exchange -- Additional Agreements."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

         At the Closing Date, shareholders of Emerald automatically will become shareholders of FTNC, and their rights as shareholders of FTNC will be determined by the Tennessee Business Corporation Act ("TBCA") and by FTNC's Charter and Bylaws. The rights of shareholders of FTNC differ from rights of the shareholders of Emerald with respect to certain important matters, including, but not limited to, their rights to acquire issuer stock, act by written consent, dissolve the corporation, amend the charter and bylaws, submit shareholder proposals or nominations of director candidates, dissent with respect to their shares, and exercise preemptive rights, the rights of the holders of debt securities, the required shareholder vote as to certain matters, indemnification provisions, and statutory and other restrictions on certain share acquisitions. For a summary of these differences, see "Effect of the Exchange on Rights of Shareholders."

NO SHAREHOLDERS' DISSENTERS' RIGHTS

         Under applicable Washington law, no dissenters' rights of appraisal exist for the five shareholders of Emerald Common Stock. See "The Exchange -- No Shareholders' Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         It is intended that for federal income tax purposes the Exchange will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, for federal income tax purposes, no gain or loss will be recognized by either Emerald or FTNC as a result of the Exchange and Emerald's shareholders will not recognize gain or loss upon the receipt of FTNC Common Stock in exchange for Emerald Common Stock, except to the extent of any cash received in lieu of fractional shares. Consummation of the Exchange is dependent upon, among other conditions, receipt by each of FTNC and Emerald of an opinion of counsel, dated as of the Effective Date, substantially to this effect. See "The Exchange -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         It is intended that the Exchange will be accounted for as a pooling-of-interests of FTNC and Emerald under generally accepted accounting principles ("GAAP"). Consummation of the Exchange is conditioned upon receipt by FTNC of a letter from its independent public accountants to the effect that the Exchange should be accounted for in such manner. See "The Exchange -- Accounting Treatment."

MARKET PRICES OF COMMON STOCK

         The FTNC Common Stock is included for quotation on the Nasdaq Stock Market (symbol: FTEN). The following table sets forth the high and low closing price of FTNC Common Stock as reported on the Nasdaq Stock Market for the first, second and third quarters of 1994 through ___, 1994, and on a quarterly basis for the two years ended December 31, 1993 and 1992. The price of FTNC Common Stock has been adjusted for a 3-for-2 stock split effected in the form of a 50% stock dividend, which was distributed on May 22, 1992.

            1994                                 1993                                     1992
 --------------------------    ---------------------------------------   ------------------------------------
   3rd      2nd       1st         4th        3rd       2nd        1st      4th       3rd      2nd       1st
   Qtr      Qtr       Qtr         Qtr        Qtr       Qtr        Qtr      Qtr       Qtr      Qtr       Qtr
   ---      ---       ---         ---        ---       ---        ---      ---       ---      ---       ---
            45 1/4   39 3/4     40 1/2      43 1/2    47        43 1/4    37 1/4   38        36 3/4   34 7/8

            37 3/4   37 3/8     36 1/4      38 7/8    37 3/4    36 1/8    35       33 1/8    32 7/8   26 3/8

         There is no established public trading market for Emerald Common Stock, and trading in such shares is extremely sporadic. Since January 1, 1992 through the date of this Proxy Statement-Prospectus, management of Emerald is aware of the following transactions: redemptions of 25 shares on October 6, 1992 at $1,600.00 per share and of 25 shares on February 5, 1993 at $1,428.44 per share.

         The following table sets forth the closing price per share of FTNC Common Stock and the equivalent per share price for Emerald Common Stock, using the Base Exchange Price of $7.8 million (see "The Exchange -- Determination of Closing Exchange Price;" "-- Post-Closing Adjustments.") and giving effect to the Exchange as of June 14, 1994, the last business day preceding public announcement of the execution of the Agreement; and as of ____________________, 1994, the last practicable date prior to the mailing of this Proxy Statement-Prospectus. The equivalent price per share of Emerald Common Stock at each specified date represents the closing price of a share of FTNC Common Stock on such date multiplied by 195.9085 and _.___, respectively, assuming that to be the exchange ratio provided for in the Agreement. The most recent sale price known to management of Emerald in a transaction on or before June 14, 1994, for a sale of Emerald Common Stock was $1,428.44 per share on February 5, 1993.

                                     FTNC                   Equivalent Price
                                 Common Stock            Per Emerald Bank Shares
                                 ------------           ------------------------
June 14, 1994                       $44.63                      $8,743.40
________________, 1994               __.__                        ___.__

         Emerald shareholders are advised to obtain current market quotations for FTNC Common Stock. The market price of FTNC Common Stock at the Closing Date may be higher or lower than the market price at the time the Agreement was executed, at the date of mailing of this Proxy Statement-Prospectus, at the time of the Special Meeting, or at the time of calculation of the exchange ratio.

EQUIVALENT AND PRO FORMA SHARE DATA

         The following table presents selected comparative unaudited per share data for FTNC Common Stock and Emerald Common Stock on a historical basis and for FTNC Common Stock on a pro forma combined basis and Emerald Common Stock on a pro forma equivalent basis giving effect to the Exchange on a pooling-of-interests accounting basis. Per share amounts have been adjusted for FTNC's 3- for-2 stock split effected May 22, 1992. The data is not necessarily indicative of the results of the future operations of the combined entity or the actual results that would have occurred had the Exchange been consummated prior to the periods indicated. For a description of the pooling-of-interests accounting basis with respect to the Exchange and the related effects on the historical financial statements of FTNC, see "The Exchange -- Accounting Treatment." The information is derived from and should be read in conjunction with the consolidated historical financial statements of FTNC and Emerald, including the related notes thereto, contained herein or incorporated herein by reference. See "Incorporation of Certain Documents by Reference," "Index to Pro Forma Financial Information," and "Index to Emerald Financial Information."

                     FIRST TENNESSEE NATIONAL CORPORATION
               EQUIVALENT AND PRO FORMA SHARE DATA (UNAUDITED)

                                                            Six Months Ended (4)          Twelve Months Ended (5)
                                                          ----------------------     ---------------------------------
                                                            1994          1993         1993       1992 (6)      1991
                                                          --------      --------     --------     --------    --------
Income Per Common Share:  (1)
   FTNC                                                  $    2.27     $    1.76    $    3.33    $    3.00   $    2.54
   Emerald                                                   (5.68)       539.37       (73.33)      682.35      206.97
   FTNC pro forma                                             2.26          1.76         3.30         3.01        2.53
   Emerald pro forma equivalent                             430.97        335.62       629.29       573.98      482.45

Fully Diluted Income Per Common Share:  (1)
   FTNC                                                  $    2.23     $    1.73    $    3.27    $    2.81   $    2.51
   Emerald                                                   (5.68)       539.37       (73.33)      682.35      206.97
   FTNC pro forma                                             2.22          1.73         3.25         2.82        2.50
   Emerald pro forma equivalent                             423.34        329.90       619.75       537.75      476.73

Dividends Declared Per Common Share:  (2)
   FTNC                                                  $    0.84     $    0.72    $    1.50    $    1.26   $    1.14
   Emerald                                                      --  --                     --           --          --
   FTNC pro forma                                             0.84          0.72         1.50         1.26        1.14
   Emerald pro forma equivalent                             160.18        137.30       286.04       240.27      217.39

Book Value Per Common Share (end of period):  (3)
   FTNC                                                  $   22.77     $   20.75    $   21.67    $   19.73   $   18.98
   Emerald                                                1,240.96      1,867.44     1,246.63     1,328.13      641.52
   FTNC pro forma                                            22.68         20.69        21.58        19.65       18.88
   Emerald pro forma equivalent                           4,324.91      3,945.43     4,115.15     3,747.11    3,600.28

(1) Pro forma income per share is calculated using combined historical income for FTNC and Emerald divided by the average pro forma common shares of the combined entity. The average pro forma common shares of the combined entity have been calculated by combining FTNC's historical average shares with the historical average shares of Emerald as adjusted by an exchange ratio of 190.6926. The exchange ratio of 190.6926 is based on a price of approximately $43.00 for FTNC's Common Stock and assumes that the Final Exchange Price equals the Base Exchange Price. The Pro forma equivalent income per share amount is computed by multiplying the FTNC pro forma amount by the exchange ratio.

(2) FTNC pro forma dividends per share represent historical dividends paid by FTNC.

(3) FTNC pro forma book value per common share is based upon the historical total common equity of the combined entity divided by the total pro forma common shares of the combined entity assuming conversion of Emerald's common stock at an exchange ratio of 190.6926. Emerald's pro forma equivalent book value per common share is based on the exchange ratio.

(4) Six months ended periods for FTNC and Emerald are as of June 30 and April 30, respectively.

(5) Twelve months ended periods for FTNC and Emerald are as of December 31 and October 31, respectively.

(6) SNMC Management Corporation (SNMC) was acquired by FTNC in 1994 and was accounted for as a pooling of interests. Therefore, the results of operations and statement of condition for SNMC is included from the inception of the company, which was November 1, 1992.

SELECTED FINANCIAL DATA AND RATIOS

         The following tables present for FTNC and Emerald, on a historical basis, selected unaudited consolidated financial data and ratios. This information is based on the consolidated financial statements of FTNC and Emerald included herein or incorporated herein by reference and should be read in conjunction therewith and with the notes thereto. Per share amounts have been adjusted for FTNC's 3-for-2 stock split effected May 22, 1992. See "Incorporation of Certain Documents by Reference," "Index to Pro Forma Financial Information," and "Index to Emerald Financial Information."

                     First Tennessee National Corporation
                Selected Financial Data and Ratios (Unaudited)
                      (Thousands, except per share data)

                                                  Six Months Ended (3)                     Twelve Months Ended (4)
                                               -----------------------  -----------------------------------------------------------
                                                   1994        1993         1993      1992 (5)      1991       1990        1989
                                               -----------  ----------  -----------  ----------  ----------  ----------  ----------
Total Interest Income and Other Income:
     FTNC                                      $   526,513  $  452,398  $   955,915  $  852,889  $  853,524  $  836,565  $  802,576
     Emerald                                         3,520       4,345       10,480      10,531       5,394       2,014       1,422
     FTNC pro forma                                530,033     456,743      966,395     863,420     858,918     838,579     803,998

Net Income Applicable to Common Stock:
     FTNC                                      $    72,218  $   55,541  $   105,576  $   89,820  $   74,500  $   58,507  $   39,115
     Emerald                                            (5)        519          (71)        674         207          21          53
     FTNC pro forma                                 72,213      56,060      105,505      90,494      74,707      58,528      39,168

Net Income per Common Share:
     FTNC                                      $      2.27  $     1.76  $      3.33  $     3.00  $     2.54  $     1.96  $     1.31
     Emerald                                         (5.68)     539.37       (73.33)     682.35      206.97       21.14       55.98
     FTNC pro forma  (1)                              2.26        1.76         3.30        3.01        2.53        1.95        1.31

Dividends Declared per Common Share:
     FTNC                                      $      0.84  $     0.72  $      1.50  $     1.26  $     1.14  $     1.09  $     0.96
     Emerald                                            --          --           --          --          --          --          --
     FTNC pro forma   (2)                             0.84        0.72         1.50        1.26        1.14        1.09        0.96

Total Assets (end of period):
     FTNC                                      $10,228,733  $9,600,723  $10,301,019  $9,348,286  $8,962,574  $7,676,159  $7,335,260
     Emerald                                         7,264      15,793       22,452      21,341       7,950       3,448       3,219
     FTNC pro forma                             10,235,997   9,616,516   10,323,471   9,369,627   8,970,524   7,679,607   7,338,479

Long-Term Debt and Capital Leases:
    (end of period):
     FTNC                                      $    92,398  $   93,742  $    92,723  $  130,063  $  131,443  $  132,174  $  133,418
     Emerald                                           195         247          225         242         211          96          21
     FTNC pro forma                                 92,593      93,989       92,948     130,305     131,654     132,270     133,439

Performance Ratios:
   Return on Average Assets
      FTNC                                            1.46%       1.23%        1.11%       1.05%       0.95%       0.79%       0.55%
      Emerald                                        (0.07)       5.64        (0.32)       4.60        3.63        0.62        2.16
      FTNC pro forma                                  1.46        1.23         1.10        1.06        0.95        0.79        0.56

   Return on Average Shareholders' Equity
      FTNC                                           20.38%      17.49%       16.13%      15.01%      13.92%      11.60%       8.05%
      Emerald                                        (0.85)      68.21        (5.70)      69.63       38.47        4.96       14.34
      FTNC pro forma                                 20.35       17.61        16.08       15.10       13.94       11.60        8.05

   Shareholders' Equity to Total Assets
     (end of period)
      FTNC                                            7.10        6.82         6.68        6.66        6.22        6.71        6.75
      Emerald                                        16.23       11.23         5.27        6.07        8.07       12.60       12.28
      FTNC pro forma                                  7.10        6.83         6.67        6.66        6.23        6.72        6.76

(1) Pro forma income per share is calculated using combined historical income for FTNC and Emerald divided by the average pro forma common shares of the combined entity. The average pro forma common shares of the combined entity have been calculated by combining FTNC's historical average shares with the historical average shares of Emerald as adjusted by an exchange ratio of 190.6926. The exchange ratio of 190.6926 is based on approximately $43.00 for FTNC's Common Stock and assumes that the Final Exchange Price equals the Base Exchange Price.

(2) FTNC pro forma dividends per share represent historical dividends paid by FTNC.

(3) Six months ended periods for FTNC and Emerald are as of June 30 and April 30, respectively.

(4) Twelve months ended periods for FTNC and Emerald are as of December 31 and October 31, respectively.

(5) SNMC Management Corporation (SNMC) was acquired by FTNC in 1994 and was accounted for as a pooling of interests. Therefore, the results of operations and statement of condition for SNMC is included from the inception of the company, which was November 1, 1992.

                              THE SPECIAL MEETING

         Each copy of this Proxy Statement-Prospectus mailed to holders of Emerald Common Stock is accompanied by a proxy card furnished in connection with the Emerald Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at 10:00 a.m., local time, on __________________, 1994, at the main office of Emerald, 3500 188th Street, S.W., Suite 502, Lynnwood, Washington. Only holders of record of Emerald Common Stock at the close of business on _________________, 1994 are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, the five Emerald shareholders will consider and vote upon (a) a proposal to approve the Agreement and (b) such other matters as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

         HOLDERS OF EMERALD COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO EMERALD IN THE ENCLOSED, POSTAGE PAID ENVELOPE.

         Any holder of Emerald Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person at the meeting or by giving notice of revocation in writing or submitting a signed proxy card bearing a later date to Emerald, at the main office, 3500 188th Street, S.W., Suite 502, Lynnwood, Washington 98037,
Attention: Secretary, provided such notice or proxy is actually received by Emerald before the vote of shareholders. The shares of Emerald Common Stock represented by properly executed proxy cards received at or prior to the Special Meeting and not subsequently revoked will be voted as directed by the shareholders submitting such proxies. If instructions are not given, proxy cards received will be voted FOR approval of the Agreement. If any other matters are properly presented at the Special Meeting for consideration, the persons named in the Emerald proxy card enclosed herewith will have discretionary authority to vote on such matters in accordance with their best judgment. The Emerald Board is unaware of any matter to be presented at the Special Meeting other than the proposal to approve the Agreement.

         The cost of soliciting proxies from holders of Emerald Common Stock will be borne by Emerald. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers and employees of Emerald (who will receive no additional compensation for doing so). In addition, if necessary, Emerald will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals.

         EMERALD SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

VOTE REQUIRED

         If a quorum (defined below) exists at the Special Meeting, in order to approve the Agreement the votes cast in favor of the Agreement must exceed the votes against the Agreement. A failure to return a properly executed proxy card or to vote in person at the Special Meeting can affect the ability to obtain a quorum at the Special Meeting and could affect the outcome of the vote. As of the Emerald Record Date, there were 950 shares of Emerald Common Stock outstanding and entitled to vote at the Special Meeting, with each share being entitled to one vote.

         A majority of the outstanding shares entitled to vote at the Special Meeting represented in person or by proxy constitutes a quorum for purposes of that meeting. An "abstention" will be considered present for quorum purposes, but will not otherwise have any effect on the vote. Broker "non votes", if any, will not be considered present for quorum purposes, but will not otherwise have any effect on the vote.

         As of the Emerald Record Date, the directors and executive officers of Emerald and their affiliates beneficially owned a total of 950 shares or 100% of the outstanding shares of Emerald Common Stock. Each of the five Emerald shareholders is a party to the Agreement.

         As of the Emerald Record Date, FTNC, its subsidiaries, and its directors and executive officers owned no shares of Emerald Common Stock.

RECOMMENDATION

         FOR THE REASONS DESCRIBED BELOW, THE EMERALD BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT, BELIEVES THE EXCHANGE IS IN THE BEST INTEREST OF EMERALD AND ITS FIVE SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS OF EMERALD VOTE FOR APPROVAL OF THE AGREEMENT. SEE "THE EXCHANGE -- BACKGROUND OF AND REASONS FOR THE EXCHANGE."

                                  THE EXCHANGE

         The following information concerning the Exchange, insofar as it relates to matters contained in the Agreement, is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Appendix "A," and which has been executed by all of the five shareholders of Emerald.

BACKGROUND OF AND REASONS FOR THE EXCHANGE

         Background. In April, 1990 all of the capital stock of Emerald was owned by three persons, Pamela DeLong, Stephen Frison and Donald Balke. At that time, to expand further its mortgage business, Emerald hired Michael Van Skaik and Craig Van Skaik as production managers for Emerald, and the Van Skaiks became minority shareholders in Emerald with an option to purchase a majority interest in Emerald. Prior to joining Emerald, both of the Van Skaiks were experienced branch managers for a national mortgage company.

         Promptly following the Van Skaiks joining Emerald, Emerald opened an office at Carillon Point in Kirkland, Washington. Craig Van Skaik became the branch manager of the Kirkland office and Michael Van Skaik became the branch manager of the Lynnwood office. The two offices are located in suburban areas of metropolitan Seattle which have and continue to experience strong growth in single family residence development. The Van Skaiks have been able to attract and hire experienced loan representatives with high production capability.

         In January, 1992, the Van Skaiks exercised their option to increase the size of their minority ownership and purchase additional shares of Emerald from Donald Balke and Stephen Frison. All Emerald stock is now held by the five shareholders named above, all of whom are the sole officers and directors of Emerald.

         In late 1993 and early 1994, the Van Skaiks expressed to the other shareholders their desire to exercise their option to acquire a majority interest in the company and their desire to expand the operations of Emerald into other markets in the Northwest. The majority shareholders (Donald Balke and Stephen Frison) expressed their desire to disengage themselves from the day-to-day work of the mortgage business and to realize upon their equity in Emerald. The Van Skaiks' attempt to acquire a majority interest in Emerald was put into abeyance because of financing limitations and unresolved contract negotiation issues. The shareholders and directors unanimously concluded that to accommodate the shareholders' respective desires, Emerald would engage a broker to market Emerald to a national bank or other financial institution with substantial capital resources, extensive residential loan products and preferably a desire to expand in residential loan markets in the Northwest.

         Emerald engaged Financial Capital Resources, Inc. of Atlanta, Georgia, as its exclusive agent to market the company. Financial Capital Resources, Inc. prepared an offering prospectus for Emerald and a Descriptive Memorandum and Sales Offering for Emerald. The agent placed appropriate advertisements in trade journals and made other marketing efforts. An offering procedure was established by which the initial prospectus was provided upon request, and thereafter the Descriptive Memorandum and Sale Offering was provided upon execution of a Confidentiality Agreement by the prospective acquirer.

         Over 100 prospectuses were requested and over 45 potential acquirers signed Confidentiality Agreements and were provided the Descriptive Memorandum and Sale Offering. Elbert L. Thomas, Jr., a senior vice president of FTNC, was contacted on March 31, 1994. A bid deadline of April 14, 1994 was established. A total of nine bids were received including four bids from banks or bank-owned mortgage companies, including FTNC.

         Of the nine bidders, five were selected to meet with the officers and directors of Emerald, physically inspect Emerald's operation and conduct further investigation and due diligence. Four of these prospective acquirers, including FTNC, availed themselves of this opportunity. A further deadline of May 18, 1994 was set for final bids for Emerald. After consideration of the final bids for Emerald and based upon its pre-established criteria for evaluation, the Emerald Board directed its officers and counsel to pursue negotiation of a definitive agreement with FTNC. An exchange of information and discussions between FTNC and Emerald then followed.

         After consultation with the accountant and counsel for Emerald on June 14, 1994, the Emerald Board unanimously approved the Agreement by action by written consent.

         At a special meeting held on June 15, 1994, the FTNC and FTB Boards unanimously approved the Agreement.

         Reasons for the Acquisition. In reaching its determination that the acquisition and Agreement are fair to, and in the best interest of Emerald and its five shareholders, the Emerald Board consulted with its advisors as well as Emerald's management and considered a number of factors, including, without limitation the following:

         A. The familiarity of the Emerald Board, consisting of all of the officers and the five shareholders of Emerald, with Emerald's business, operations, earnings and financial condition and future capital requirements;

         B. The belief of Emerald's Board that the price offered by FTNC is a favorable price, particularly in light of the financial planning flexibility for individual shareholders provided by the structure of the transaction as an exchange of stock;

         C. The belief of Emerald's Board that the terms of the Agreement are attractive in that the Agreement allows Emerald's shareholders to become shareholders in FTNC, a bank holding company whose stock is traded on the Nasdaq Stock Market, and the recent earnings performance of FTNC;

         D. FTNC's wide range of banking and mortgage products and its dividend payment history;

         E. The Emerald Board's belief, based upon analysis of the anticipated financial effects of the transaction that FTNC and its banking and mortgage company subsidiaries would be well capitalized institutions, the financial positions of which would be well in excess of all applicable regulatory capital requirements;

         F. The current and prospective economic and regulatory environment and competitive constraints facing the mortgage banking industry in Emerald's market area;

         G. The recent business combinations involving financial institutions, and particularly mortgage bankers in the State of Washington and contiguous states and the effect of such combinations on competitive conditions in Emerald's market area;

         H. The opportunity presented to two of the five Emerald shareholders to participate as employees of FTNC or one of its operating subsidiaries, which may further present an opportunity to expand or further develop residential mortgage banking opportunities in Washington and its contiguous states;

         I. The Emerald Board's belief that, in light of the reasons discussed above, FTNC was the most attractive choice as an acquirer of Emerald; and

         J. The expectation that the Exchange will generally be a tax-free transaction to Emerald and its five shareholders. (See "Certain Federal Income Tax Consequences").

         The Emerald Board did not assign any specific or relative weight to the foregoing factors in their considerations.

OPINION OF FINANCIAL ADVISER

         Emerald has not obtained an opinion from a financial adviser as to the fairness of the terms of the Exchange to the Emerald shareholders from a financial point of view.

DETERMINATION OF CLOSING EXCHANGE PRICE

         On the Closing Date (defined below), each share of Emerald Common Stock outstanding will be exchanged for the number of shares of FTNC Common Stock equal to the Base Exchange Price (defined below), subject to adjustment (the "Closing Exchange Price"), divided by the Closing Measurement Price (defined below) divided by 950 (the "exchange ratio").

        The Closing Exchange Price equals the Base Exchange Price ($7.8 million) subject to (i) an adjustment increasing or decreasing such amount by the amount by which the unpaid principal balance of Emerald's mortgage Servicing Portfolio (as defined below) plus Current Production Loans (defined below) exceeds or is less than $364 million, respectively, multiplied by 1.15% (the "Portfolio Adjustment"); (ii) an adjustment increasing or decreasing such amount by the amount by which Emerald's Tangible Net Assets (as defined below) exceed or are less than $856,000, respectively (the "Tangible Asset Adjustment"); and (iii) an adjustment increasing or decreasing such amount by the amount by which the Pipeline Loans (as defined below) exceeds or is less than $60 million, respectively, multiplied by 0.37% ("Pipeline Loans Adjustment"). Such dollar amount as adjusted under (i), (ii) and (iii) above is hereinafter referred to as the "Closing Exchange Price." For purposes of the Tangible Asset Adjustment, Tangible Net Assets is defined as Emerald's assets (less capitalized servicing rights and capitalized costs and other intangible assets) minus liabilities of Emerald. For purposes of the Portfolio Adjustment, Emerald's mortgage "Servicing Portfolio" are those mortgage loans serviced or master serviced by Emerald pursuant to mortgage servicing agreements, together with loans held in the warehouse, and Current Production Loans is defined as any mortgage loans closed by Emerald on and after June 15, 1994, and prior to the Closing Date, which are sold servicing released or brokered prior to the Closing Date to any affiliate or subsidiary of FTB, and which are acceptable to FTB or comply with Regulations, as that term is defined in the Agreement. The Base Exchange Price was determined based on estimates of amounts as of March 31, 1994. The Closing Exchange Price will be adjusted after the Closing Date in the manner described under "The Exchange -- Post-Closing Adjustments."

         The Closing Measurement Price is defined in the following subsection "-- Exchange; Fractional Shares."

         If the Closing Date had been _______________, 1994, and assuming the Closing Exchange Price equals the Base Exchange Price, the exchange ratio would have been ___________________.

         THE CLOSING EXCHANGE PRICE AND THE FINAL EXCHANGE PRICE (DEFINED BELOW) MAY BE HIGHER OR LOWER THAN THE BASE EXCHANGE PRICE, AND THE AMOUNT OF THE DIFFERENCE COULD BE MATERIAL. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE BASE EXCHANGE PRICE WILL BE THE AMOUNT OF CONSIDERATION ACTUALLY RECEIVED BY THE EMERALD SHAREHOLDERS.

EXCHANGE; FRACTIONAL SHARES

         Exchange of Emerald Common Stock. At the Closing Date, holders of the Emerald Common Stock outstanding immediately prior to the Closing Date will exchange their shares for an amount of shares of FTNC Common Stock equal to the Closing Exchange Price divided by the Closing Measurement Price subject to certain adjustments. This amount of FTNC Common Stock divided by 950 equals the exchange ratio. The Closing Measurement Price is the average of the closing price of the shares of FTNC Common Stock as quoted on the Nasdaq Stock Market during the 20 trading days ending on the fifth trading day prior to the Closing Date. The Closing Measurement Price is subject to adjustments for certain dividends, stock splits, and combinations, mergers, reorganizations and other similar transactions.

         If the Closing Measurement Price is less than or equal to $35 per share, either FTNC or Emerald shall have the right to terminate the Agreement; provided, however, that (i) FTNC shall have the right to require the Emerald shareholders to consummate the transaction using the actual Closing Measurement Price (equal to or less than $35 per share) to calculate the aggregate number of shares of FTNC Common Stock to be issued and (ii) the Emerald shareholders shall have the right to require FTNC to consummate the transaction using $35 per share as the Closing Measurement Price.

         Fractional Shares. No fractional shares of FTNC Common Stock will be issued in connection with the transaction. In lieu of fractional shares, FTNC will make a cash payment equal to the fractional interest which an Emerald Shareholder would otherwise receive multiplied by the Closing Measurement Price. Each outstanding share of FTNC Common Stock will remain outstanding and unchanged as a result of the transaction.

POST-CLOSING ADJUSTMENTS

         Adjustments. The Closing Exchange Price payable at the Closing will be determined using Servicing Portfolio, Tangible Net Asset and Pipeline Loans figures determined as of the Estimation Date. As soon as practicable after the Closing Date, and no later than 60 days thereafter, FTNC will deliver to the Sellers' Representative (Stephen M. Frison) the following information in order to calculate the "Final Exchange Price": (i) the Closing Date balance sheet prepared in accordance with GAAP; (ii) schedules calculating the Tangible Net Assets as of the Closing Date Balance Sheet Date (the last day of the month immediately preceding the Closing Date), (iii) a schedule of the Servicing Portfolio as of the Closing Date Balance Sheet Date; (iv) a schedule of
Pipeline Loans as of the Closing Date Balance Sheet Date and (v) a schedule calculating the Tangible Asset Adjustment, the Portfolio Adjustment and the Pipeline Loans Adjustment (collectively, the "Closing Adjustment Documents"). The Final Exchange Price will be calculated according to the same formula used to calculate the Closing Exchange Price with an additional adjustment increasing the Closing Exchange Price (i) by the product of the number of shares of FTNC Common Stock issued to Sellers on the Closing Date and 0.42 and
(ii) by the amount of any bonuses to employees and compensation to temporary personnel paid or accrued by Emerald in connection with services performed from August 15, 1994, to the Closing Date and agreed to by FTB and (iii) by any fees paid (or accrued) by Emerald to its independent accountants for certain services performed after July 17, 1994 and related to the registration statement of which this document is a part. Within 20 days after delivery of the Closing Adjustment Documents to the Sellers' Representative, the Sellers' Representative may dispute the Closing Adjustment Documents. If the Sellers' Representative disputes FTNC's calculations contained in the Closing Adjustment Documents and provides notice to FTNC within such 20 day period, the parties will negotiate in good faith to resolve such dispute. If FTNC and the Sellers' Representative are unable to resolve the dispute within 10 days after FTNC receives notice from the Sellers' Representative, such dispute shall be submitted to an independent accounting firm, whose resolution shall be final and binding upon the parties. If (i) the Closing Exchange Price exceeds the Final Exchange Price then the Emerald shareholders will be required to refund such excess to FTNC in cash or FTNC Common Stock (valued at the Closing Measurement Price), and (ii) the Final Exchange Price exceeds the Closing Exchange Price, then FTNC shall deliver to the Emerald shareholders additional FTNC Common Stock valued at the Closing Measurement Price in the amount of such excess.

         Additional Adjustments. The Final Exchange Price will be reduced by an amount equal to the amount by which (i) 1.15% of the aggregate unpaid principal balance of mortgage loans included in the Closing Portfolio, the servicing or master servicing of which by Emerald shall have been terminated (subject to various conditions and exceptions) and not reinstated within 180 days following the Closing exceeds (ii) the aggregate amount of all termination fees or charges paid or payable to Emerald in connection with the termination. Such amounts, not payable upon adjustment of the Closing Exchange Price, shall be payable monthly, but not later than 195 days after the Closing Date.

CLOSING DATE

         The Closing Date of the transaction is expected to be Sepetember 28, 1994 or such other date as is mutually agreeable to the parties.

SURRENDER OF CERTIFICATES

         Not later than ten days prior to the Closing Date, FTNC will send to each holder of record of shares of Emerald Common Stock transmittal materials for use in exchanging the Emerald certificates for shares of Emerald Common Stock for FTNC certificates for shares of the FTNC Common Stock. Except for those shares of FTNC Common Stock to be placed into escrow pursuant to the terms of the Escrow Agreement, Emerald shareholders, upon surrender of an Emerald certificate to the Sellers' Representative, together with a duly executed and completed letter of transmittal and a duly executed stock power, will receive in exchange therefor as soon as practicable following the Closing Date a certificate for the number of shares of FTNC Common Stock to which such holder is entitled.

         HOLDERS OF EMERALD COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM FTNC.

         No dividend or other distribution payable after the Closing Date with respect to FTNC Common Stock will be paid to the holder of any unsurrendered Emerald certificate until the holder surrenders such certificate(s), at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.

         After the Closing Date, there will be no transfers on Emerald's stock transfer books of shares of Emerald Common Stock issued and outstanding at the Closing Date. If certificates representing shares of Emerald Common Stock are presented for transfer after the Closing Date, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

         Neither FTNC nor Emerald nor any other person will be liable to any former holder of Emerald Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         If a certificate for Emerald Common Stock has been lost, stolen or destroyed, FTNC will issue the consideration properly payable in accordance with the Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification, including when appropriate the posting of a bond.

REPRESENTATIONS AND WARRANTIES

         The Agreement contains various customary representations and warranties by Emerald relating to, among other things: (i) organization; (ii) capitalization; (iii) subsidiaries of Emerald; (iv) due authorization, execution and delivery, and enforceability of, the Agreement, and related agreements; (v) conflicts under charters or bylaws, required consents or approvals and violations of any instruments or law; (vi) no material information provided to FTNC contains an untrue statement of material fact or omits a material fact; (vii) required third party and governmental consents;
(viii) financial statements and financial information; (ix) the absence of undisclosed liabilities; (x) the absence since October 31, 1993, of certain material changes relating to Emerald's business, condition or results of operations; (xi) legal proceedings; (xii) material contracts and defaults;
(xiii) taxes; (xiv) employees; (xv) employee benefit plans and matters relating to the Employee Retirement Income Security Act of

1974; (xvi) ownership of and sufficiency and condition of assets; (xvii) the absence of broker's or finder's fees except for Financial Capital Resources, Inc.; (xviii) insurance; (xix) compliance with environmental laws; (xx) accurate information supplied by Emerald for use in the Registration Statement; and (xxi) cooperation regarding blue sky securities filings.

         The Agreement also contains various customary representations and warranties of the Emerald shareholders and Emerald relating to the mortgage banking business, including, among other things, (i) mortgage banking licenses and qualifications; (ii) status of Emerald's loan portfolio; (iii) title to mortgage loans and mortgage servicing agreements; (iv) obligations to repurchase mortgage loans from investors; (v) validity of mortgage servicing agreements; (vi) compliance with law, including federal and state mortgage banking agency regulations; (vii) list of investor commitments; (viii) proper maintenance of custodial accounts; (ix) audits and investigations by federal and state mortgage banking agencies; (x) advances pursuant to mortgage servicing agreements; (xi) physical damage to collateral securing mortgage loans; (xii) proper certification of all mortgage loan pools; (xiii) proper disbursement of all loan proceeds; (xiv) proper application of taxes and insurance payments; (xv) correct and complete tax identification numbers; (xvi) proper accounting for and application of all monies received in connection with mortgage loans; and (xvii) complete and accurate payoff statements.

         The Agreement also contains various customary representations and warranties by FTNC and FTB relating to, among other things: (i) organization and FTNC Common Stock; (ii) due authorization, execution and delivery, and enforceability of, the Agreement, and related agreements; (iii) conflicts under charters or bylaws, required consents or approvals and violations of any instruments or law; (iv) capitalization; (v) financial statements and financial information; (vi) required third party and governmental consents; (vii) absence of broker's or finder's fees; (viii) financing; (ix) no material information provided to Emerald contains any untrue statement of material fact or omits a material fact; (x) legal proceedings (xi) absence of undisclosed liabilities;
(xii) the absence since December 31, 1993 of any material change to the business, condition or results of operations of FTNC or FTB; (xiii) examinations and inquiries of bank and bank holding company regulators; (xiv) blue sky compliance; and (xv) accurate information supplied by FTNC and FTB for use in the registration statement.

         Except as otherwise set forth in the Agreement with respect to tax matters and with respect to claims arising prior to the expiration of the 180 day period provided for in the Escrow Agreement, the representations and warranties shall survive until 180 days after the Closing Date.

CONDITIONS TO CONSUMMATION OF THE EXCHANGE

         Conditions to Each Party's Obligations. The respective obligations of each party to effect the Exchange are subject to the satisfaction of the following conditions at or prior to the Closing Date: (a) all regulatory approvals required to be obtained in connection with the transactions contemplated by the Agreement or the operation of Emerald by FTB or its subsidiaries shall have been obtained, all notices required to be filed with any governmental agency in connection with the transactions contemplated by the Agreement or the operation of Emerald by FTB or its subsidiaries shall have been filed, all such regulatory approvals shall be in full force and effect, and all notice periods and waiting periods required by law or regulation applicable to the transactions contemplated by the Agreement shall have expired or been terminated and no adverse action shall have been taken or threatened;
(b) none of the shareholders of Emerald, Emerald, FTNC or FTB shall be subject to any order, decree or injunction ("Injunction") of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by the Agreement, and no proceeding initiated by a governmental agency or similar authority seeking an Injunction shall be threatened; provided, that if such an Injunction is in effect or any proceeding is commenced or threatened pursuant to which an Injunction is sought, the parties shall cooperate and use reasonable best efforts expeditiously to remove the impediment prohibiting the Closing of the Exchange; (c) the Closing Measurement Price for the FTNC Common Stock shall not be less than $35.00 per share; provided, that if the Closing Measurement Price for the FTNC Common Stock is less than $35.00 per share, the parties shall have the rights set forth in Section 2.2(c) of the Agreement; (d) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, makes illegal or materially restricts consummation of the acquisition; (e) FTNC shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated by the Agreement; and (f) the SEC shall have declared effective the S-4 Registration Statement of which this Proxy Statement-Prospectus is a part and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        Additional Conditions to FTNC's and FTB's Obligations. The obligations of FTNC and FTB are subject to, among other things, the satisfaction at or prior to the Closing Date of each of the following conditions unless waived by
FTNC: (a) the respective obligations of the Emerald shareholders and Emerald required to be performed at or prior to the Closing Date pursuant to the terms of the Agreement shall have been duly performed and complied with in all material respects and the respective representations and warranties of the Emerald shareholders and Emerald set forth in the Agreement shall be true and correct in all material respects; (b) the Emerald shareholders and Emerald shall have received from all parties to any material contract to which Emerald is a party all consents required as a result of the Exchange and shall have properly filed all notices which are required as a result of such Exchange; (c) each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Emerald shall have delivered to FTNC a written agreement satisfactory to FTNC providing, among other matters, that such person will not sell, pledge, transfer or otherwise dispose of or take any action which would reduce that person's risk with respect to any shares of Emerald Common Stock held by such "affiliate" or the shares of FTNC Common Stock to be received by such "affiliate" in the Exchange (i) in the case of shares of FTNC Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, and
(ii) during the periods during which any such sale, pledge, transfer, disposition or other action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Exchange for pooling-of-interests accounting treatment; (d) the duly executed Escrow Agreement as described in the Agreement shall have been delivered to FTB (see "-- Additional Agreements
- -- Escrow Agreement"; (e) FTNC shall have received a legal opinion of Emerald's counsel dated as of the Closing Date, addressing matters customary in similar transactions; (f) on the Closing Date, commissioned loan officers who originated a specified percentage of retail loan production during a specified period in 1994 shall be full-time employees of Emerald; (g) there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of Emerald taken as a whole; (h) FTNC shall have received from Emerald's independent certified public accountants
"cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement-Prospectus and (ii) shortly prior to the Closing Date, with respect to certain financial information regarding Emerald in the form customarily issued by such accountants at such time in transactions of this type; (i) FTNC shall have received certain agreements from the Emerald shareholders (see "-- Additional Agreements -- Sellers Agreement"); (j) FTNC shall have received evidence satisfactory to FTNC of the termination of the subservicing agreement between Emerald and Western Mortgage Loan Corporation ("Western") and Emerald shall have either paid or accrued on its books costs related to the termination of the Western agreement and termination benefits or expenses related to any employee of Emerald to whom employment for more than six months following
Closing is not offered; (k) FTNC and FTB shall have received an opinion from Arthur Andersen & Co. permitting the pooling-of-interests accounting treatment of the Exchange; (l) FTNC shall have received evidence of the termination of that certain Employment, Stock Purchase and Stock Option Agreement dated March 20, 1990, as amended, and that certain Stock Transfer and Purchase Agreement dated August 5, 1990 and no party thereto shall have exercised any options or warrants granted thereunder on or after February 1, 1992; (m) approval of and consent to the Exchange by the Emerald shareholders; (n) delivery on the Closing Date of all of the issued and outstanding Emerald Common Stock duly endorsed for transfer, evidencing good and marketable title to the Emerald
Common Stock free and clear of any and all encumbrances and (o) FTNC shall have received written confirmation that the agreements described in the last three paragraphs of "-- Interests of Certain Persons in the Exchange" are in full force and not modified.

         Additional Conditions of Emerald Shareholders' and Emerald's Obligations. The obligations of the Emerald shareholders and Emerald are subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions unless waived by Sellers' Representative: (a) the obligations of FTNC or FTB required to be performed by either or both at or prior to the Closing Date shall have been duly performed and complied with in all material respects and the representations and warranties of FTNC and FTB set forth in the Agreement shall be true and correct in all material respects;
(b) the Emerald shareholders shall have received a legal opinion of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell dated as of the Closing Date, addressing matters customary in similar transactions; (c) there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of FTNC and FTB, taken as a whole; (d) the FTNC Common Stock shall be approved for quotation on the Nasdaq Stock Market and be registered securities, subject to no restrictions regarding sale, resale or other transfer other than those arising pursuant to Rule 145 under the Securities Act and the S-4 Registration Statement relating to the shares of FTNC Common Stock to be issued shall have been filed with the SEC and become effective. For further information regarding the restrictions on the resale of FTNC Common Stock see "-- Resale of FTNC Common Stock."

INDEMNIFICATION

         Indemnification by the Emerald Shareholders and Emerald. The Agreement provides that the Emerald shareholders and Emerald (through credit for payments made from the Escrow Agreement except for payments made in respect of tax matters for which the Emerald shareholders are personally liable) (see "Additional Agreements -- Escrow Agreement") will indemnify and hold harmless FTNC and FTB and each of their affiliates, from and against any and all liabilities, losses, costs, damages, penalties, fines, interest, obligations or expenses of any kind whatsoever actually incurred (collectively "Losses") and all taxes, charges, fees, levies, penalties, or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, expense, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to taxes (collectively "Taxes") incurred by FTNC, FTB or any other indemnified person in connection with any of the following: (i) any breach of any representation or warranty made by the Emerald shareholders or Emerald in the Agreement, (ii) any breach of any covenant made by any Emerald shareholder or Emerald pursuant to the Agreement, (iii) Buydowns (as defined in the Agreement) effected as a result of VA No-Bids (as defined in the Agreement) to the extent that any Losses relating thereto are not indemnifiable by the Emerald shareholders pursuant to (i) above; (iv) certain matters described in Section 7.1 of the Agreement relating to income tax matters, (v) any Loss related to legal proceedings; (vi) the inability as a practical matter to foreclose on properties as a result of a breach of environmental laws with respect to such property; and (vii) certain other matters as described in the Agreement.

         No indemnifying Emerald Shareholder will have any obligation for indemnity claims in excess of his pro rata proportionate interest in the Escrow Shares (as defined below) except for proportionate personal unlimited liability with respect to certain tax matters described in the Agreement. The indemnification obligations of the Emerald shareholders and Emerald and the right of FTNC or FTB to draw against the Escrow Shares are subject to the limitations, conditions and procedures described below and in the Agreement, the Escrow Agreement and the Sellers Agreement (as defined below). Under the Agreement except in certain cases described therein, neither the Emerald shareholders nor Emerald have any indemnification liability for Losses unless written notice of an indemnity claim is given prior to 180 days after the Closing Date and with respect Taxes unless written notice of an indemnity claim is given prior to the expiration of the three-year statute of limitations, giving effect to any extensions thereof.

         Indemnification by FTNC and FTB. The Agreement provides, among other things, that FTNC and FTB shall indemnify and hold harmless the Emerald shareholders from any and all losses incurred in connection with the following:
(i) any breach of any representation or warranty made by FTB or FTNC in the Agreement, (ii) any breach of any covenant to be performed by FTB or FTNC in the Agreement and (iii) any act or omission of FTB and FTNC following the Closing Date with respect to the processing, handling or servicing of any assets, including mortgage loans of Emerald, subject to certain exceptions.

REGULATORY APPROVALS

         Because of the size of the transaction and an approval previously received by FTB on an earlier acquisition, no regulatory approval is required prior to consummation of the Exchange.

CONDUCT OF BUSINESS PENDING EXCHANGE

         The Agreement contains certain restrictions on the conduct of Emerald's business pending consummation of the transaction. In particular, the Agreement provides that, prior to Closing, without the prior written consent of FTNC, Emerald may not, among other things, (a) issue, sell, redeem, repurchase or deliver any shares of its capital stock or declare or pay a dividend or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock; (b) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; (c) amend its articles of incorporation, bylaws or similar governing documents; (d) merge or consolidate with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquire substantially all of the assets of or make any investment in the equity securities of, any other entity;
(e) sell, transfer, lease or encumber any Servicing Rights (as defined in the Agreement) or other assets, except for mortgage loans and related Servicing Rights in the ordinary course of business or as specifically provided in the Agreement or purchase any assets, except for mortgage loans and Servicing Rights related thereto from third party loan originators; (f) materially alter or vary Emerald's methods or policies of (1) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service mortgage loans, (2) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (3) obtaining financing and credit; (g) grant to any director, officer, employee or consultant any material increase in compensation or benefits (other than as may be required under the terms of prior written agreements and other than normal increases in compensation or benefits made in the ordinary course of business to officers or employees in accordance with existing personnel policies); (h) grant any severance or termination pay (other than as may be required under the terms of prior agreements) to, or enter into or amend any employment or severance agreement with, any person, other than termination pay paid in accordance with existing personnel policies to officers or employees; (i) adopt any new or amend any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments); (j) enter into any collective bargaining agreement; (k) incur any debt, other than (1) debt incurred to fund or purchase mortgage loans, (2) otherwise in the ordinary course of business or (3) to pay obligations on existing debt agreements; (l) make any change in accounting principles or methods, except as required by GAAP or by applicable regulatory requirements; (m) grant any mortgage or security interest in, or make any pledge of, or permit any lien or encumbrance to be placed on, any of its assets or properties other than as permitted by the Agreement; (n) make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair which expenditures will in no event exceed $10,000 on a per occurrence basis and $25,000 in the aggregate; (o) take any action, or fail to take any action, that is intended or may reasonably be expected to result in a breach or violation of any of the respective representations and warranties of Emerald or Sellers contained in the Agreement or would cause any condition to the transactions contemplated hereby not to be satisfied, except, in every case, as may be required by law; (p) accelerate, terminate, or cancel any material contract, lease or license to which it is a party other than in the ordinary course of business or enter into any material contract, lease or license that is not terminable without penalty by Emerald upon 60 days or less notice; (q) enter into mortgage loan subservicing agreements; or (r) agree to do any of the foregoing.

         The Agreement also contains various customary covenants and agreements, including agreement to cooperate, use best efforts and obtain appropriate consents. In addition, prior to the Closing Date Emerald will increase its foreclosure loss reserves and decrease its capitalized Servicing Rights valuation to the extent necessary to be consistent with methodologies used by FTB, and it will terminate automobile leases, insurance policies, memberships and the JDS, Inc. leases, as specified in the Agreement.

         The Agreement also requires FTB to pay in full all Emerald warehouse and operating lines of credit on the Closing Date.

NO SOLICITATION

         Sellers and Emerald have agreed with FTNC that until the Closing Date or termination of the Agreement, neither will nor will they authorize or permit any of the respective officers, directors, employees, representatives, agents or other persons controlled by any of them to solicit or encourage inquiries or proposals with respect to or participate in any negotiations or discussions concerning, any merger, consolidation, sale of substantially all assets, sale of shares of capital stock or similar transaction involving Emerald or entertain, agree to, endorse, or participate in any discussions or negotiations or provide third parties with nonpublic information relating to any such inquiry or proposal. Sellers and Emerald will notify FTNC promptly if any such inquiries or proposals are received by any them.

TERMINATION; WAIVER AND AMENDMENT

         Termination. The Agreement may be terminated at any time prior to the Closing Date as follows: (a) by the mutual written consent of FTB, FTNC, Sellers' Representative, and Emerald; (b) by Emerald shareholders and Emerald, if there shall have been any material breach of any obligation of FTNC or FTB and such breach shall not have been remedied within 20 days after receipt by FTNC or FTB of notice in writing specifying the nature of such breach and requesting that it be remedied; (c) by FTNC and FTB, if there shall have been any material (quantified as to Emerald as an amount or amounts aggregating more than $300,000) breach of any obligation of Emerald shareholders or Emerald and such breach shall not have been remedied within 20 days after receipt by Sellers' Representative or Emerald of notice in writing specifying the nature of such breach and requesting that it be remedied; (d) by FTNC and FTB or the Emerald shareholders and Emerald, if the Closing Date shall not have occurred on or prior to February 15, 1995, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform or observe its agreements required to be performed or observed by such party on or before the Closing Date; (e) by FTNC and FTB or the Emerald shareholders and Emerald as a result of FTNC's or FTB's inability to obtain necessary approvals and consents; and (f) by FTNC and FTB or the Emerald shareholders and Emerald if the Closing Measurement Price is less than or equal to $35 per share, subject to the rights of the parties specified in the Agreement to require consummation of the Exchange in certain situations (see
Section 2.2(c) of the Agreement).

         In the event of a termination of the Agreement as provided above, the Agreement will become void and have no effect, except that the certain provisions relating to confidentiality and expenses shall survive any such termination provided, however, that no such termination shall relieve any party from liability for any willful breach of the Agreement.

         Amendment, Extension and Waiver. Subject to applicable law, Emerald, Sellers' Representative, FTNC and FTB may (i) amend the Agreement; (ii) extend the time for performance of any acts or obligations; (iii) waive inaccuracies in any representations and warranties contained in the Agreement or related documents; or (iv) waive compliance with any agreements or conditions set forth in certain sections of the Agreement. Any amendmentshall be in writing signed by each of the parties to the Agreement, and any waiver or extension shall be in writing signed by the party making the waiver or extension.

ADDITIONAL AGREEMENTS

         The following summary of certain additional agreements contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of such agreements attached as Exhibits "C," "E" and "G" to the Agreement included as Appendix A.

         Escrow Agreement.    Pursuant to the terms of the Escrow Agreement, at
Closing, shares of FTNC Common Stock equal to $250,000 calculated at the Closing Measurement Price, (the "Escrow Shares") will be deposited by FTNC directly with FTB as Escrow Agent and will not then be distributed to the Emerald shareholders. The Escrow Shares will serve as an escrow fund and will be available to fulfill any claims made by FTNC, FTB, the Emerald shareholders or Emerald for indemnification for certain losses pursuant to Articles VII and IX of the Agreement. The escrowed shares or Reserves will be distributed to Emerald shareholders 180 days after the Closing Date; provided, however, if any Unresolved Claims (as defined in the Agreement) remain outstanding at that time, then escrowed shares or Reserves in the amount of such Unresolved Claims shall remain in the escrow fund until such Claims are resolved. See "-- Indemnification."

         Commencing at any time after the publication of financial results covering at least 30 days of combined operations of FTNC and Emerald within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, and subject to applicable securities laws, an Emerald shareholder may direct the Escrow Agent to sell all or any portion of the Escrow Shares allocable to such Emerald shareholder not previously sold, distributed or withdrawn. The proceeds of a sale shall be held by the Escrow Agent as a reserve (the "Reserve").

         If FTNC or FTB makes a claim for indemnification under the Agreement, the claiming entity will be entitled to a distribution from the Escrow Fund if the Sellers' Representative consents thereto or fails to object within five business days of receipt of notice of a claim for indemnification. If Sellers' Representative disputes an indemnification claim, no distribution will be made from the Escrow Fund until such dispute is resolved. The Escrow Agreement provides for binding arbitration if the parties are unable to reach agreement on a claim for indemnification.

         Expenses of the Escrow Agent and the Sellers' Representative will be paid subsequent to the payment of all indemnity claims at the end of the escrow period by withdrawals of Escrow Shares or distributions of Reserves proportionately as to each Emerald shareholder.

         Sellers Agreement. The Sellers Agreement contains representations and warranties from each Emerald shareholder that such Emerald shareholder has and will convey good and marketable title to the Emerald Common Stock exchanged by such Emerald shareholder for FTNC Common Stock, and that with limited specific exceptions, the Emerald Common Stock is free and clear of all encumbrances.

         If the Final Exchange Price is less than the Closing Exchange Price or if the Emerald shareholders are required to make payments to FTNC, each Emerald shareholder shall refund or pay to FTNC, either (i) cash or (ii) FTNC Common Stock proportionate to the amount of FTNC Common Stock received by such Seller at Closing valued at the Closing Measurement Price equal to the difference between the Final Exchange Price and the Closing Exchange Price and/or equal to payments required to be made for servicing run-off. See "-- Post Closing Adjustments."

         Sellers' Representative. Pursuant to the Sellers' Representative and Paying Agent Agreement ("Representative Agreement"), each Emerald shareholder will appoint Stephen M. Frison ("Frison") to serve as his representative with respect to the matters set forth in the Agreement and the Escrow Agreement. Upon execution and delivery of the Representative Agreement, an Emerald shareholder will have (i) appointed Frison as his sole representative, agent, proxy and attorney-in-fact for all purposes of the Agreement and the Escrow Agreement and (ii) agreed that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of Frison and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Emerald shareholder.

         Frison will have the power and authority to act on each Emerald shareholders' behalf to do, among other things, the following (in each case in accordance with the Agreement and the Escrow Agreement): (i) to take all actions which Frison considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Closing Exchange Price and any claims for indemnification pursuant to the Agreement, Escrow

Agreement or any of the agreements or transactions contemplated thereby and
(ii) to direct the Escrow Agent to disburse remaining Escrow Shares and any Reserves in the Escrow Fund upon termination of the Escrow Agreement.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE

         Certain members of Emerald's management and the Emerald Board have certain interests in the Exchange that are in addition to their interests as shareholders of Emerald generally. The Emerald Board was aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby. With respect to existing contracts between Emerald and companies controlled by certain of Emerald's shareholders, see "Description of Business -- General."

         Employment After The Exchange. Emerald has entered into three-year employment agreements with Craig Van Skaik and Michael Van Skaik which provide to each an annual base salary of $60,000, bonus and incentive pay and customary fringe benefits. The agreements contain covenants not to compete.

         Covenants not to Compete. Donald P. Balke and Stephen M. Frison have entered into covenants not to compete with Emerald. With certain exceptions, these covenants prohibit competition by Messrs. Balke and Frison in the States of Oregon and Washington until January 1, 1999 and, for a five year period from the Closing Date, prohibit Messrs. Balke and Frison from soliciting current officers or employees of Emerald to engage in a competing business.

         Covenant not to Solicit. Pamela DeLong has entered into a non-solicitation agreement that provides that for a five year period from the Closing Date, Ms. DeLong will not solicit current officers or employees of Emerald to engage in a competing business.

NO SHAREHOLDERS' DISSENTERS' RIGHTS

         Under applicable Washington law, no dissenters' rights of appraisal exist for the five shareholders of Emerald Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax discussion set forth below represents a summary of the opinion of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell, a Professional Corporation, counsel to FTNC. It may not be applicable to a shareholder who acquired his shares of Emerald Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. Emerald shareholders are urged to consult their own tax advisers as to the specific tax consequences to them of the Exchange, including the applicability and effect of federal, state, local and other tax laws.

         General. It is intended that for federal income tax purposes the Exchange will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, (a) no gain or loss will be recognized by either FTNC or Emerald as a result of the Exchange, (b) no gain or loss will be recognized by the Emerald shareholders upon the receipt of FTNC Common Stock in exchange for Emerald Common Stock in connection with the Exchange (except as discussed below with respect to cash received in lieu of a fractional share interest in FTNC Common Stock); (c) the tax basis of the FTNC Common Stock to be received by the Emerald shareholders in connection with the Exchange will be the same as the basis in the Emerald Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in which cash is received); and (d) the holding period of the FTNC Common Stock to be received by the Emerald shareholders in connection with the Exchange will include the holding period of the Emerald Common Stock surrendered in exchange therefor, provided that the Emerald Common Stock is held as a capital asset at the Closing Date.

Consummation of the Exchange is dependent upon, among other conditions, receipt by FTNC and Emerald of an opinion of counsel to FTNC, dated as of the Closing Date, substantially to this effect.

         Consequences of Receipt of Cash in Lieu of Fractional Shares. An Emerald shareholder who is entitled to receive cash in lieu of a fractional share interest of FTNC Common Stock in connection with the Exchange will recognize, as of the Closing Date, gain (or loss) equal to the difference between such cash amount and the shareholder's basis in the fractional share interest. Any gain (or loss) recognized will be capital gain (or loss) if the Emerald Common Stock is held by such shareholder as a capital asset at the Closing Date.

        No IRS Rulings. The parties do not intend to request a ruling from the IRS regarding the federal income tax consequences of the Exchange. An opinion of counsel will be furnished to the Emerald Shareholders stating that the Exchange should qualify as a "reorganization" within the meaning of Section 368(a) of the Code, but any such opinion of counsel is not binding on the IRS.

        Consequences of Escrow and Stock Deliverable at Supplemental Closing. If the Exchange qualifies as a tax-free reorganization for federal income tax purposes, Emerald Shareholders who are to receive FTNC Common Stock should not recognize taxable gain or loss upon the deposit of the FTNC Common Stock in escrow. However, the IRS may take the position that a portion of the FTNC Common Stock that is ultimately received from escrow must be treated as a payment of interest. In addition, the IRS may take a similar position that a portion of any FTNC Common Stock that is delivered at the Supplemental Closing must be treated as a payment of interest. If the Exchange does not qualify as a tax-free reorganization for federal income tax purposes, it is unclear under current law whether the portion of an Emerald Shareholder's gain that is attributable to FTNC Common Stock received after the Closing Date is taxable to the Emerald Shareholder at the time of the Exchange or at the later time or times when the stock is received from escrow or at the Supplemental Closing.

ACCOUNTING TREATMENT

         Consummation of the Exchange is conditioned upon the receipt by FTNC of a letter from FTNC's independent public accountants to the effect that the Exchange qualifies for pooling-of-interests accounting treatment if closed and consummated in accordance with the terms of the Agreement. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of FTNC and Emerald will be combined at the Closing Date and carried forward at their previously recorded amounts and the shareholders' equity accounts of Emerald and FTNC will be combined on FTNC's consolidated balance sheet. FTNC intends to restate retroactively income and other financial statements of FTNC issued after consummation of the Exchange to reflect the consolidated operations of FTNC and Emerald as if the Exchange had taken place prior to the periods covered by such financial statements.

         In order for the Exchange to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding shares of Emerald Common Stock must be exchanged for FTNC Common Stock. Emerald has agreed to use its best efforts to cause the Exchange to qualify for pooling-of-interests treatment. See "Resale of FTNC Common Stock."

         The unaudited pro forma financial information contained in this Proxy Statement-Prospectus has been prepared using the pooling-of-interests accounting method to account for the Exchange. See "Summary -- Equivalent and Pro Forma Share Data," "-- Selected Financial Data and Ratios" and "Index to Pro Forma Financial Information."

EXPENSES

         The Agreement provides, in general, that each party will each pay its own expenses in connection with the Agreement and the transactions contemplated thereby, including fees and expenses of brokers, finders, financial consultants, accountants and counsel. See "Termination; Waiver and Amendment."

RESALE OF FTNC COMMON STOCK

         The shares of FTNC Common Stock issued pursuant to the Agreement will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of Emerald for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Affiliates may not sell their shares of Emerald Common Stock acquired in connection with the Exchange except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Emerald generally include individuals or entities that control, are controlled by or are under common control with Emerald and include all five of the shareholders of Emerald who are its directors and executive officers.

         It is a condition to FTNC's obligations under the Agreement that each director, executive officer and other person who is an affiliate of Emerald has entered into and delivered to FTNC an agreement satisfactory to FTNC providing that such person will not, directly or indirectly, (a) sell, pledge, transfer or otherwise dispose of or take any action which would reduce such person's risk with respect to shares of FTNC Common Stock to be received by such person in the Exchange except in compliance with the applicable provisions of the Securities Act and rules and regulations thereunder, or (b) sell, pledge, transfer or otherwise dispose of or take any action which would reduce such person's risk with respect to shares of Emerald Common Stock owned by such person or shares of FTNC Common Stock to be received by such person in the Exchange during the periods when any such sale, pledge, transfer, disposition or action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Exchange for pooling-of-interests accounting treatment. Such periods in general encompass the period commencing 30 days prior to the Exchange and ending at the time of the publication of financial results covering at least 30 days of combined operations of FTNC and Emerald.

         In addition, the five shareholders of Emerald have represented that they have no present plan or intention to sell, exchange or otherwise dispose of more than 50% of the FTNC Common Stock they receive in connection with the Exchange within two years of the Closing Date.

THE NASDAQ STOCK MARKET

        FTNC Common Stock is included for quotation on the Nasdaq Stock
Market on its National Market. The FTNC Common Stock issued to the shareholders of Emeraldpursuant to the Agreement will be included for quotation on the Nasdaq Stock Market.

                       CERTAIN REGULATORY CONSIDERATIONS
GENERAL

         As a bank holding company, FTNC is subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Under the BHCA, bank holding companies may not in general directly or indirectly acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank, without the prior approval of the Federal Reserve Board. The BHCA also restricts the types of activities in which a bank holding company and its subsidiaries may engage. Generally, activities are limited to banking and activities found by the Federal Reserve Board to be so closely related to banking as to be a proper incident thereto.

         In addition, the BHCA prohibits the Federal Reserve Board from approving an application by a bank holding company to acquire shares of a bank or bank holding company located outside the acquiror's principal state of operations unless such an acquisition is specifically authorized by statute in the state in which the bank or bank holding company whose shares are to be acquired is located. Tennessee has adopted legislation that authorizes nationwide interstate bank acquisitions, subject to certain state law reciprocity requirements, including the filing of an application with and approval of the Tennessee Commissioner of Financial Institutions. The Tennessee Bank Structure Act of 1974 restricts the acquisition by bank holding companies of banks in Tennessee. A bank holding company is prohibited from acquiring any bank in Tennessee as long as banks that it controls retain 16 1/2% or more of the total deposits in individual, partnership and corporate demand and other transaction accounts and in savings accounts and time deposits in all federally insured financial institutions in Tennessee, subject to certain limitations and exclusions. As of December 31, 1993, FTNC estimates that it held approximately 12% of such deposits. Also, under this act, no bank holding company may acquire any bank in operation for less than five years or begin a de novo bank in any county in Tennessee with a population, in 1970, of 200,000 or less, subject to certain exceptions. Under Tennessee law, branch banking is permitted in any county in the state.

         FTNC's subsidiary banks (the "Subsidiary Banks") are subject to supervision and examination by applicable federal and state banking agencies. FTB is a national banking association subject to regulation and supervision by the Comptroller of the Currency (the "Comptroller"), as is First Tennessee Bank National Association Mississippi, which is headquartered in Southaven, Mississippi. The remaining Subsidiary Banks, Cleveland Bank & Trust Company, which was acquired on March 16, 1994, and Peoples and Union Bank, are Tennessee state-chartered banks that are not members of the Federal Reserve System, and therefore are subject to the regulations of and supervision by the Federal Deposit Insurance Corporation (the "FDIC") as well as state banking authorities. The Subsidiary Banks are also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Subsidiary Banks. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

PAYMENT OF DIVIDENDS

         FTNC is a legal entity separate and distinct from its banking and other subsidiaries. The principal source of cash flow of FTNC, including cash flow to pay dividends on its stock or principal (premium, if any) and interest on debt securities, is dividends from the Subsidiary Banks. There are statutory and regulatory limitations on the payment of dividends by the Subsidiary Banks to FTNC, as well as by FTNC to its shareholders.

         Each Subsidiary Bank that is a national bank is required by federal law to obtain the prior approval of the Comptroller for the payment of dividends if the total of all dividends declared by the board of directors of such Subsidiary Bank in any year will exceed the total of (i) its net profits (as defined and interpreted by regulation) for that year plus (ii) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. A national bank also can pay dividends only to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

         State-chartered banks are subject to varying restrictions on the payment of dividends under applicable state laws. With respect to Cleveland Bank & Trust Company and Peoples and Union Bank, Tennessee law imposes dividend restrictions substantially similar to those imposed under federal law on national banks, as described above.

         If, in the opinion of the applicable federal bank regulatory authority, a depository institution or a holding company is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution or holding company, could include the payment of dividends), such authority may require that such institution or holding company cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's or holding company's capital base to an inadequate level would be such an unsafe and unsound banking practice. Moreover, the Federal Reserve Board, the Comptroller and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current operating earnings.

         In addition, under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a FDIC-insured depository institution may not pay any dividend if payment would cause it to become undercapitalized or once it is under capitalized. See "-- FDICIA."

         At June 30, 1994, under dividend restrictions imposed under applicable federal and state laws, the Subsidiary Banks, without obtaining regulatory approvals, could legally declare aggregate dividends of approximately $225.3 million.

         The payment of dividends by FTNC and the Subsidiary Banks may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

TRANSACTIONS WITH AFFILIATES

         There are various legal restrictions on the extent to which FTNC and its nonbank subsidiaries can borrow or otherwise obtain credit from the Subsidiary Banks. There are also legal restrictions on the Subsidiary Banks' purchases of or investments in the securities of and purchases of assets from FTNC and its nonbank subsidiaries, a bank's loans or extensions of credit to third parties, collateralized by the securities or obligations of FTNC and its nonbank subsidiaries, the issuance of guaranties, acceptances and letters of credit on behalf of FTNC and its nonbank subsidiaries, and certain bank transactions with FTNC and its nonbank subsidiaries, or with respect to which FTNC and it nonbank subsidiaries, act as agent, participates or has a financial interest. Subject to certain limited exceptions, a Subsidiary Bank (including for purposes of this paragraph all subsidiaries of such Subsidiary Bank) may not extend credit to FTNC or to any other affiliate (other than another Subsidiary Bank) in an amount which exceeds 10% of the Subsidiary Bank's capital stock and surplus and may not extend credit in the aggregate to such affiliates in an amount which exceeds 20% of its capital stock and surplus. Further, there are legal requirements as to the type, amount and quality of collateral which must secure such extensions of credit by these banks to FTNC or to such other affiliates. Also, extensions of credit and other transactions between the Subsidiary Bank and FTNC or such other affiliates must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to such Subsidiary Bank as those prevailing at the time for comparable transactions with non-affiliated companies. Also, FTNC and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

CAPITAL ADEQUACY

         The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%, and the minimum ratio of Tier I Capital defined below) to risk--weighted assets is 4%. At least half of the Total Capital must be composed of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves. At June 30, 1994, FTNC's consolidated Tier 1 Capital and Total Capital ratios were 9.73% and 12.18%, respectively.

         In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets (the "Leverage Ratio"), of 3% for bank holding companies that meet certain specific criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. FTNC's Leverage Ratio at June 30, 1994 was 6.84%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         Each of the Subsidiary Banks is subject to risk-based and leverage capital requirements similar to those described above adopted by the Comptroller or the FDIC, as the case may be. FTNC believes that each of the Subsidiary Banks was in compliance with applicable minimum capital requirements as of June 30, 1994. Neither FTNC nor any of the Subsidiary Banks has been advised by any federal banking agency of any specific minimum Leverage Ratio requirement applicable to it.

         Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business. See "-- FDICIA."

         All of the federal banking agencies have proposed regulations that would add an additional risk-based capital requirement based upon the amount of an institution's exposure to interest rate risk. In addition, bank regulators continue to indicate their desire generally to raise capital requirements applicable to banking organizations beyond their current levels. However, the management of FTNC is unable to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule.

HOLDING COMPANY STRUCTURE AND SUPPORT OF SUBSIDIARY BANKS

         Because FTNC is a holding company, its right to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors (including depositors in the case of bank subsidiaries) except to the extent that FTNC may itself be a creditor with recognized claims against the subsidiary.

         Under Federal Reserve Board policy, FTNC is expected to act as a source of financial strength to, and commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve Board policy, FTNC may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

         Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The Subsidiary Banks are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of the Subsidiary Banks would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against FTNC's other Subsidiary Banks and a potential loss of FTNC's investment in such Subsidiary Banks.

FDICIA

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") which was enacted on December 19, 1991, substantially revised the depository institution regulatory and funding provisions of the FDIA and made revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements . FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under applicable regulations, a FDIC-insured depository institution is defined to be well capitalized if it maintains a Leverage Ratio of at least 5%, a risk adjusted Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above. In addition, an insured depository institution will be considered undercapitalized it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to maintain a level of tangible equity equal to not less than 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

         The capital-based prompt corrective action provisions of FDICIA and their implementing regulations apply to FDIC-insured depository institutions and are not directly applicable to holding companies which control such institutions. However, the Federal Reserve Board has indicated that, in regulating bank holding companies, it will take appropriate action at the holding company level based on an assessment of the effectiveness of supervisory actions imposed upon subsidiary depository institutions pursuant to such provisions and regulations. Although the capital categories defined under the prompt corrective action regulations are not directly applicable to FTNC under existing law and regulations, if FTNC were placed in a capital category FTNC believes that it would qualify as well-capitalized as of March 31, 1994.

         FDICIA generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution's holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

         Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator.

         FTNC believes that at June 30, 1994 all of the Subsidiary Banks were well capitalized under the criteria discussed above.

         FDICIA contain numerous other provisions, including new accounting, audit and reporting requirements, beginning in 1995 termination of the "too big to fail" doctrine except in special cases, limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches. Complete regulations have not yet been issued under FDICIA.

         Various other legislation, including proposals to revise the bank regulatory system and to limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress.

BROKERED DEPOSITS

         The FDIC has adopted regulations under FDICIA governing the receipt of brokered deposits. Under the regulations, a bank cannot accept a rollover or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDICIA. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because it believes that all the Subsidiary Banks were well capitalized as of June 30, 1994, FTNC believes the brokered deposits regulation will have no material effect on the funding or liquidity of any of the Subsidiary Banks.

FDIC INSURANCE PREMIUMS

         The Subsidiary Banks are required to pay semiannual FDIC deposit insurance assessments. As required by FDICIA, the FDIC recently adopted a risk-based premium schedule which has increased the assessment rates for most FDIC-insured depository institutions. Under the new schedule, the premiums initially range from $.23 to $.31 for every $100 of deposits. Each financial institution is assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable FDIC deposit insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC.

         The FDIC is authorized by federal law to raise insurance premiums in certain circumstances. Any increase in premiums would have an adverse effect on the Subsidiary Banks' and FTNC's earnings.

         Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank regulatory agency.

DEPOSITOR PREFERENCE

         The recently adopted Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depositary institution would be afforded a priority over other general unsecured claims against such an institution, including federal funds and letters of credit, in the "liquidation or other resolution" of such an institution by any receiver.

                         INFORMATION CONCERNING EMERALD

INDUSTRY OVERVIEW

         General. Mortgage banking is the business of (i) making mortgage loans as a direct lender or purchasing mortgage loans from other lenders, (ii) warehousing mortgage loans pending delivery to third-party investors, (iii) selling mortgage loans in the secondary mortgage market to third-party investors either directly or through mortgage pools, (iv) purchasing and selling the right to service mortgage loans and (v) servicing mortgage loans. The following descriptions summarize the various phases of the mortgage banking business; however, practices vary among industry participants according to the sources and the relative importance of the various phases of business.

         History. The primary financial intermediaries that participate in the mortgage banking market include mortgage bankers, commercial banks, savings and loan associations and credit unions. Mortgage bankers accounted for approximately 47% of the mortgage loan originations in the United States in 1991. Mortgage bankers, including Emerald, traditionally differ from the other participants in the mortgage banking industry in that they do not operate as depository institutions, use only a limited amount of their own capital to fund mortgage loans and do not originate mortgage loans to hold in their own asset portfolios. Mortgage bankers finance their loan origination activities by drawing on revolving lines of credit (often referred to as "warehouse" lines) at financial institutions and then selling the loans to investors either directly or through the secondary market, using the proceeds of such sales to repay lines of credit. Mortgage bankers typically enter into commitments to sell loans to third party investors at predetermined prices prior to actually closing the loans. It is this practice of using short-term credit to fund loans and then marketing and selling such loans to third-party investors that distinguishes mortgage bankers from other types of mortgage lenders.

         Mortgage loan origination is a highly competitive business. Mortgage bankers, as a group, have dramatically increased their market share during the last three years and now dominate this business: in 1991, they accounted for approximately 48% of mortgage loan total origination volume, as compared to 31% in 1988. The remaining mortgage loan origination volume is shared in varying percentages among commercial banks, savings associations, credit unions and other lenders. Previously, thrifts held the largest share of residential mortgage loan origination volume. As a result of the significant financial difficulties experienced by the thrift industry and the more stringent capital requirements imposed by The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), thrifts' competitive advantage has been reduced and, as a result, their percentage of total mortgage loan origination volume has declined significantly.

         Mortgage Loan Production. Mortgage loan production generally occurs in three ways: retail, wholesale and correspondent origination. The making of mortgage loans directly to homeowners is referred to herein as "retail origination." The retail origination process involves offering mortgage loan products directly to customers at specified rates and fees; processing and verifying loan applications; reviewing borrower creditworthiness and appraised value (collectively referred to as "underwriting"); reviewing mortgaged property title; and funding loans at closing. Retail origination produces revenue through loan application fees payable by the borrower when an application is made and through loan origination and other fees. The referral for underwriting, closing and funding of mortgage loans from mortgage brokers and other third party originators is referred to herein as "wholesale production." Correspondent production generally involves the acquisition of fully funded and closed loans from third party originators such as banks, savings associations or other mortgage banks. After producing mortgage loans in one of these ways, depending on a particular mortgage banker's strategy, the mortgage banker generally markets the loans in the secondary market and either
(i) retains the servicing rights with respect to the originated loans by selling the mortgage loans "servicing retained" or (ii) sells such servicing rights by selling the mortgage loans "servicing released."

         Warehousing. Once a loan is originated, it is typically sold forward for future delivery by the mortgage bank and held by the mortgage bank for a period of time pending delivery to the secondary market. During the period of time in which mortgage loans are held prior to delivery to the secondary market, known as warehousing, mortgage bankers typically pledge funded loans as security for short-term credit advances from banks or other lenders which are used to fund new mortgage loans. When interest rates charged by mortgage bankers on mortgage loans exceed interest rates charged by banks or other lenders on short-term borrowings, as is generally the case, the warehousing of mortgage loans generates net interest income. The net interest spread on mortgage loans held in warehouse is generally positive because interest income earned on long-term mortgages held in warehouse generally exceeds interest expense incurred on short-term borrowings.

         Secondary Marketing of Loans. Marketing, or the packaging, offering, sale and delivery of closed mortgage loans to investors, is the activity which distinguishes a mortgage banker as a financial intermediary from a long-term portfolio lender or investor. Mortgage loans are packaged and sold in pools as mortgage-backed securities, or separately as whole loans. Mortgage bankers can package and sell loans guaranteed by the VA or insured by the FHA in pools which collateralize modified pass-through mortgage-backed securities issued by the mortgage bankers and guaranteed by the GNMA. Conventional loans that meet the FNMA or the FHLMC requirements ("conforming conventional loans") can be sold directly to FNMA or FHLMC or packaged in pools and exchanged for mortgage-backed securities issued by such agencies which are in turn sold to securities dealers. Conventional mortgage loans not eligible for sale to FNMA and FHLMC and which generally exceed the maximum principal amount (which, for a single family residence within the continental United States is currently $203,150) or that do not otherwise conform to agency underwriting guidelines (referred to as "nonconforming conventional loans" or "jumbos"), can be sold as whole loans or packaged into credit-enhanced mortgage-backed securities. Exchanges of loans into agency securities and sales of loans are generally made without recourse to the mortgage banker in the event of default by the borrower, subject, in the case of VA loans used to form GNMA pools, to limitations on the VA's loan guarantees.

         Mortgage loans are sold in the secondary market "servicing retained" or "servicing released." Mortgage loans sold to private investors are often sold servicing retained, although some investors seek to acquire servicing rights with the purchased loans. Loans sold to FNMA, FHLMC or delivered into a security guaranteed by FNMA, FHLMC or GNMA are sold servicing-retained, although the mortgage banker may elect to sell the servicing rights to another mortgage servicer at the time of the sale of the loan or the issuance of the mortgage-backed security.

These government sponsored investors, together with private investors who pool and issue their own mortgage-backed securities, have become the primary outlets for the sale of loans by mortgage bankers, as in 1992, when $822.2 billion of mortgage-backed securities were issued, an increase of 56% over 1991. As a result of the increased liquidity and rapid growth in the market for mortgage-backed securities, mortgage bankers are able to sell their loan originations into an active and liquid market.

         A mortgage banker may generate marketing gains or losses through the direct sale of the mortgage loans or mortgage-backed securities that are originated. Such gains or losses result primarily from two factors. First, a mortgage banker may make a loan to a borrower at a price (interest rate plus discount points) that is higher or lower than the mortgage lender would receive if it immediately sold the loan in the secondary market. Such pricing differences most often occur as a result of competitive conditions in a marketplace. Second, gains or losses may result from changes in interest rates that affect the market value of the loan from the time a price commitment is given to a borrower until the loan is committed to an investor.

         During the period of time when loans originated or purchased by a mortgage banker are warehoused, a mortgage banker can be exposed to interest rate risk. In order to minimize interest rate risk, a mortgage banker generally sells the loans forward for future delivery. Mortgage bankers are also exposed to interest rate risk with respect to mortgages that have not been funded but for which commitments have been extended (referred to as the "mortgage pipeline"). Mortgage pipeline hedging may be accomplished by selling forward for future delivery that percentage of the loans the mortgage banker expects will close or by other appropriate methods.

         Purchase and Sale of Servicing Rights. Many mortgage bankers focus on achieving the economies of scale that arise from servicing a large loan portfolio. Purchases and sales of servicing rights bv mortgage servicers have become common with the evolution of a highly liquid, active market for such transactions. The market value of servicing rights is based principally on the estimated net present value of the future servicing income expected from the mortgage loans within the servicing portfolio.

         Mortgage bankers employ several methods to acquire servicing rights. First, bulk acquisitions entail the purchase of servicing rights to existing loan portfolios. In most cases, loans associated with servicing rights acquired through a bulk acquisition have already been sold to investors and have been serviced by another mortgage servicer for a period of time. Second, under flow acquisition programs, mortgage bankers enter into on-going agreements with other mortgage loan originators to purchase specific volumes and types of mortgage loans and the associated servicing rights over a specified period at particular servicing premiums. Finally, mortgage bankers acquire loans and the associated servicing rights from correspondent lenders, who generally do not originate a sufficient volume of mortgage loans to be able to create pools, fill an investor's minimum commitment requirement or who may choose not to maintain a servicing portfolio.

         The decision to acquire or sell servicing rights provides a mortgage banker with an opportunity to control the timing of its cash flow in order to meet its operational objectives and liquidity requirements. Acquisitions of mortgage servicing assets and the origination of new mortgage loans (and their associated servicing rights) each represent investments that yield future cash flow, as servicing and related fees are received over the life of the mortgage loans being serviced. Because there is an active and highly liquid market for the purchase and sale of mortgage servicing rights, mortgage bankers have the option of selling for cash a portion of a servicing portfolio or the servicing rights associated with warehouse loans, thereby realizing immediately the market's assessment of the present value of the future cash flow stream that the servicing assets are expected to yield.

         Servicing. Mortgage servicing involves collecting monthly mortgage payments, maintaining escrow accounts for the payment of taxes, hazard insurance and mortgage insurance premiums on behalf of homeowners, remitting payments of principal and interest promptly to investors on the underlying mortgages, reporting to those investors on financial transactions related to such mortgages, and generally administering the loans. Servicing revenue is generated by fees that are based upon a percentage of the declining principal amount of the serviced loans and are collected out of each mortgage loan payment received, plus any ancillary charges. Prepayment and scheduled loan amortization reduce servicing income.

DESCRIPTION OF BUSINESS

         General. Emerald was founded in December 1982 and currently operates generally in the greater Seattle, Washington area. It is a full service mortgage banking company that originates, acquires, markets and services first mortgage loans and is approved as an FHA Direct Endorsement Lender, a VA Automatic Approval Lender, and a seller-servicer for FHLMC and FNMA. Emerald currently employs 72 persons.

         Diversification of Loan Production. Emerald, like most mortgage banking companies, employs a two-prong approach to the origination of mortgages in order to position itself to benefit from, as well as protect against, cyclical changes in the marketplace. Approximately 90% of originations have been retail originations with the remaining 10% provided through a correspondent network.

         Retail Originations. The retail branch network is currently made up of four production offices, two full service branches and two satellites, all located in the metropolitan Seattle area. The existence of these offices is a result of Emerald's experience in this market and careful consideration of each branch location. These offices produced $355 million in loans during the 1993 fiscal year.

         Correspondent Lending. Emerald has developed a small network of correspondent originators who supplement retail originations. Emerald maintains a very high level of quality control over each of the correspondents and each correspondent must pass stringent requirements in order to be approved to do business with Emerald. This source produced $50 million in loans during the 1993 fiscal year.

         Product Mix. Emerald originates only one to four family residential home loans and does not originate or purchase any construction, multifamily, commercial or other loans.

         Servicing Portfolio. Emerald's current servicing portfolio, as of December 31, 1993, totals 3,195 loans with a principal amount of approximately $368 million, having an average loan amount of $115,188. The delinquency rate for this portfolio, was .72% as of December 31, 1993. The weighted average servicing fee is .31%. The servicing portfolio is being sub-serviced by Western Mortgage Loan Corporation of Ogden, Utah.

         Escrow Balances. The average tax and insurance escrow balance over the past fiscal year was approximately .73% of the principal balance of the portfolio. Escrow advances have been very low, minimizing demand for working capital.

         Mortgage Origination System. Emerald uses the Interlinq Mortgage Ware ("Interlinq") system, which manages all data related to loan originations, from the point of application through the secondary marketing pipeline management system to the creation of closing documents and to shipping the loans to investors for purchase. This system is fully integrated with all of Emerald's branches (except the satellites) and therefore, Emerald generally has access to update information on an as needed basis.

         The Interlinq software package, as well as all of Emerald's computer hardware, is leased to Emerald by JDS, Inc., one of two companies owned by Mr. Balke and Mr. Frison which provide services to Emerald. The other company is Leo Palmer Escrow, Inc. and it provides escrow services to Emerald and other parties in the Seattle area. After the Exchange, these companies will operate independently and will provide leases and services to Emerald on a month-to-month basis.

         Competitive Conditions. The business of mortgage banking is highly competitive. Emerald competes with other financial institutions, such as state and national commercial banks, savings and loan associations, credit unions, and mortgage bankers and insurance companies for loan originations. Many of Emerald's competitors have financial resources that are substantially greater than those of Emerald. Emerald competes by providing competitive pricing, motivating its sales force through incentive compensation based on volume of loan origination and by providing high-quality service to borrowers, builders, real estate brokers and agents and mortgage brokers.

         Supervision and Regulation. Mortgage banking is a regulated industry. Emerald is subject to the rules and regulations of, and examination by, FNMA, FHLMC, FHA, and VA, with respect to originating, processing, underwriting, making, selling, securitizing and servicing residential mortgage loans. In addition, Emerald is subject to regulation at the state and federal level from agencies like the Department of Housing and Urban Development ("HUD") and the Federal Trade Commission ("FTC") with respect to specific origination, selling and servicing practices. These rules and regulations among other things, impose licensing obligations on Emerald, establish eligibility criteria for mortgage loans, prohibit discrimination, provide for inspection and appraisals of properties, require credit reports on prospective borrowers, regulate payment features and, in some cases, fix maximum interest rates, fees and loan amounts. FHA lenders such as Emerald are required annually to submit to the Federal Housing Commissioner audited financial statements, and FNMA, FHLMC, and FHA require the maintenance of specified net worth levels. Emerald's affairs are also subject to examination by the Federal Housing Commissioner at all times to assure compliance with FHA regulations, policies and procedures.
Among other federal consumer credit laws, mortgage origination activities are subject to the Equal Credit Opportunity Act, Federal Truth-In-Lending Act, Real Estate Settlement Procedures Act and the regulations promulgated thereunder which prohibit discrimination, kickbacks and referral fees, and require the disclosure of certain information to borrowers concerning credit and settlement costs. Many of the aforementioned regulatory requirements are designed to protect the interests of consumers, while others protect the owners or insurers of mortgage loans. Failure to comply with these requirements can lead to loss of approved status, termination of servicing contracts without compensation to the servicer, demands for indemnification or loan repurchases, class action lawsuits and administrative enforcement actions.

         Certain states require that interest must be paid to mortgagors on funds deposited by them in escrow to cover mortgage-related payments such as property taxes and insurance premiums. Proposed federal legislation, if enacted, would establish a uniform interest payment requirement in all states, and may therefore impact Emerald's current practices with respect to the use of compensating balances and interest payments, as well as Emerald's future net income. Prior to the enactment of definitive legislation and promulgation of any related regulations, Emerald cannot determine the impact of any such requirement on its business.

         Certain conventional mortgage loans are subject to state usury statutes. Federally insured or guaranteed loans are exempt from the effect of such statutes.

         Various state laws affect Emerald's mortgage banking operations. Emerald is licensed to do business in those states where its operations require such licensing.

         Property. Emerald's corporate and administrative headquarters is located in its facilities in Lynnwood, Washington. Emerald has three other offices, all of which are leased.

         Seasonality. The mortgage banking business is generally subject to seasonal trends which reflect the pattern of home sales. These sales typically peak during the spring and summer and decline to lower levels from November through February. As a result, Emerald's mortgage origination revenues and earnings typically have been higher in the second and third quarters of each year than in the first and fourth quarters. Other aspects of Emerald's business, such as servicing and acquisitions, are less affected by seasonality, except to the extent that the growth of the servicing portfolio is generally higher in periods of higher production.

         Directors and Executive Officers. The members of the Board of Directors of Emerald are elected by its shareholders at the annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified.

         The name of each director, his or her age and current principal occupation (which has continued for at least five years unless otherwise indicated), the name and principal business of the organization in which his or her occupation is carried on (which organization is not an affiliate of Emerald unless indicated), his directorships, if any, in publicly held companies, and the year he or she was first elected to a position with Emerald are as follows:

         Donald P. Balke, 42, has been a Vice President of Emerald since 1982. He became a director in December 1982.

         Pamela DeLong, 41, has been President of Emerald since January of 1988. She became a director in January 1988.

         Stephen M. Frison, 44, has been Vice President and Secretary of Emerald since December of 1982. He became a director in December 1982.

         Craig Van Skaik, 32, has been a Vice President of Emerald since May 1990. Prior to that time, Mr. Van Skaik served as a manager for a national mortgage company. He became a director in May 1990.

         Michael Van Skaik, 33, has been a Vice President of Emerald since May 1990. Prior to that time, Mr. Van Skaik served as a manager for a national mortgage company. He became a director in May 1990.

         The five directors are the only executive officers of Emerald.

         No family relationships exist among the individuals listed above, except for the Van Skaiks who are brothers.

MANAGEMENT'S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF
OPERATIONS

         The following discussion provides certain information concerning Emerald's financial condition and results of operations. For a more complete understanding of the following discussion, reference should be made to the financial statements of Emerald and related notes thereto presented elsewhere in this Proxy Statement-Prospectus.

         Results of Operations Six Months Ended April 30, 1994 v. April 30,
1993.

         Emerald realized a $524,536 decline in net income in the six months ending April 30, 1994 compared to the six months ending April 30, 1993. The decline was a result of the recent general down-turn in the mortgage industry and a rise in interest rates.

         Interest Expense. Loan funding and servicing increased by approximately $9,000 the six months ending April 30, 1994 versus the six months ending April 30, 1993. This was due to the addition of a second warehouse line of credit, in the amount of $7 million, in May 1993.

         Mortgage Loan Expense. An increase of approximately $3,000 in mortgage loan expense was due to infusion of cash by Emerald to the Kirkland processing account attributed mostly to the "no cost and "streamlined" refinances.

         Office Operations. Costs associated with office operations increased approximately $59,000 for the six months ended April 30, 1994 as compared to the the six months ended April 30, 1993. The increase is due to higher professional fees paid in connection with the pending exercise of stock options during 1994 and an increase in the costs associated with quality control due to the decision to use outside quality control services during the fiscal year ended October 31, 1993.

         Amortization of Excess Mortgage Servicing Rights. Amoritization of capitalized excess mortgage servicing rights was $106,452 for the six months ended April 30, 1994 compared to $197,390 for the six months ended April 30, 1993. Amortization of excess mortgage servicing rights for the six months ended April 30, 1993 reflects adjustments to the expected lives of the components of the servicing portfolio resulting from the expectation of continuing high level of prepayments due to the low interest rate environment. In addition, there were no additions excess mortgage servicing rights capitalized subsequent to October 31, 1992, resulting in a decreasing amortization of the remaining balance of capitalized excess mortgage servicing rights.

         The effective income tax rate for both periods was 34%.

         Results of Operations Fiscal Year 1993 Compared to Fiscal Year 1992.

         Overview. The results of operations for the fiscal year ended October 31, 1993 are comparable to the fiscal year ended October 31, 1992, reflecting no significant changes, except as discussed below. Emerald continued to operate at a high volume due to the continuing low interest rates. However, net earnings for fiscal year 1993 were negatively impacted by increased personnel costs as discussed below.

         Loan Origination and Broker Fees. Fee income represents origination and other fees related to the origination of mortgage loans. Loan origination and broker fees increased 1.3% as compared to fiscal year 1992 reflecting the continued high rate of loan activity due to low interest rates.

         Loan Servicing Fees, Net. Loan servicing fees represent revenues generated from the servicing of loans on behalf of FHLMC and FNMA, net of subservicing costs. In addition, fiscal year 1992 loan servicing fees includes amounts capitalized during the year for excess mortgage servicing rights.
There were no additional excess mortgage servicing rights capitalized during fiscal year 1993. Net revenues generated from the servicing of loans in fiscal year 1993 decreased 19.7% as compared to fiscal year 1992 related to the increased financing activity, resulting in a higher than normal level of prepayments and the amount of current year capitalization of excess mortgage servicing rights. The increase in loan prepayments reflects the continued decline in mortgage interest rates.

         Net Gain of Sale of Loans. Net gain on sale of loans for fiscal year 1993 was $3,051,881, compared to $2,989,105 for fiscal 1992, or a 2.1%
increase. The increase in net gain on sale of loans is comparable to the increase in loan origination and broker fee income, related to the increased volume of loans originated.

         Interest Income. Interest income on loans increased 3.0% for fiscal 1993 compared to fiscal 1992 as a result of increased loan origination activity.

         Personnel Costs. Corporate officers of Emerald received bonuses based on job performance over the past year. Total bonuses for fiscal 1993 were $2,300,000 compared to $1,352,823 for fiscal 1992. Officers salaries paid reflect the efforts made by all officers in recruiting high quality staff, maintaining a level of service necessary to continue high volume originations and training new loan officers.

         Occupancy. There was a slight increase in occupancy expense due to higher costs of maintenance on office facilities.

         Office Operations. The costs associated with office operations for fiscal year 1993 are comparable to fiscal year 1992. A slight decrease of 2.2% is due primarily to an adjustment in fiscal year 1993 to decrease insurance costs related to recording accumulated cash surrender value of officer's life insurance of $61,739.

         Telephone and Utilities. Expenses for telephone and utilities increased approximately $18,000 for fiscal 1993 as compared to 1992. The increase is a result of the increased loan origination activity as well as increases during the year to the loan servicing portfolio.

         Equipment and Maintenance. Equipment and maintenance costs increased 15.3% for fiscal 1993 as compared to fiscal 1992 due primarily to higher than normal costs associated with the maintenance of the telephone system. In addition, additional office equipment was rented during the year to accommodate the increased loan origination volume.

         Interest Expense. A decline in interest expense of $26,261 was due primarily to changes in rates and the amount of time loans were held in warehouse banks.

         Mortgage Loan Expense. The substantial increase in mortgage loan expense was due in part to a FHA loan indemnity in which Emerald paid a claim of $62,685, infusion of cash by Emerald into the Kirland processing account of approximately $19,000, various "pair off" fees for undelivered loans to the secondary market and mortgage insurance premiums on 11 FHA streamlines refinance loans in which the initial MIP was incorrectly calculated. This accounted for approximately $23,000.

         Amortization of Excess Mortgage Servicing Rights. Amortization of excess mortgage servicing rights was $394,779 for the year ended October 31, 1993 compared to $194,572 for the year ended October 31, 1992. Amortization of excess mortgage servicing rights for the fiscal year ended October 31, 1993 reflects adjustments to the expected lives of the components of the servicing portfolio resulting from the expectation of continuing high level of prepayments due to the low interest rate environment.

         Income Taxes. The effective tax rate for financial reporting purposes for both fiscal years ended 1993 and 1992 was approximately 34%. The net operating loss for fiscal 1993 was carried back to generate a tax benefit of $33,320.

         Results of Operations Fiscal Year 1992 Compared to Fiscal Year 1991.

         Overview. The fiscal year ended October 31, 1992 saw significant growth of Emerald in terms of revenue, profitability and size. Interest rates continued to decline resulting in large increases in the number of refinancings, as well as mortgages on new home purchases. Revenues from loan fees nearly doubled, and servicing fees increased significantly as the loan servicing portfolio of new loans grew. Production increases were also attributable to the addition of several successful new loan officers.

         Loan Origination and Broker Fees. Loan origination and broker fees increased 75% as compared to fiscal year 1991, reflecting the high rate of loan activity due to decreasing interest rates. In addition, the Puget Sound region experienced a period of rapid inflation in home prices during 1990-1991 and into early 1992, resulting in increasing loan origination activity as home buyers attempted to buy before being priced out of the market.

         Loan Servicing Fees, Net. Net revenues generated from the servicing of loans in fiscal year 1992 increased 88.4% as compared to fiscal year 1991 related to the increase in the loan servicing portfolio. As of October 31, 1992 the company was servicing 2,362 loans with a principal balance of approximately $278,643,000 as compared to 943 loans with a principal balance of $111,725,000 as of October 31, 1991.

         Net Gain of Sale of Loans. Net gain on sale of loans for fiscal year 1992 was $2,989,105, compared to $1,182,694 for fiscal 1991, or a 150%
increase. The increase in net gain on sale of loans is due to the increase in loan origination and broker fee income, related to the increased volume of loans originated.

         Interest Income. Interest income on loans increased 90% for fiscal 1992 compared to fiscal 1991 as a result of increased loan origination activity.

         Personnel Costs. Additional staff were hired to accommodate the rapid growth in production. Facilities were expanded and a new branch office was opened. As a result, office payroll related expenses increased proportionately. Officers salaries that were paid reflect the efforts made in bringing new business to Emerald in 1992 and for prior years when they received below market compensation.

         Occupancy. Occupancy costs for fiscal 1992 increased $31,141 or 11.6% as compared to fiscal 1991 primarily due to the costs associated with new branch offices.

         Office Operations. The costs associated with office operations for fiscal year 1992 were higher when compared to fiscal year 1991 due to the costs associated with the higher loan origination volume.

         Telephone and Utilities. Expenses for telephone and utilities increased approximately $26,000 for fiscal 1992 as compared to 1991. The increase is a result of the increased loan origination activity as well as increases during the year to the loan servicing portfolio.

         Equipment and Maintenance. Equipment and maintenance costs increased 69% for fiscal 1992 as compared to fiscal 1991 due primarily to additional computer equipment leased on a month-to-month basis from a related party and increasing costs associated with the computer system.

         Interest Expenses. The substantial increase of $497,093 in fiscal 1992 compared to fiscal 1991 was a direct result of the increased volume stated above and the amount of time loans were held in the warehouse banks.

         Mortgage Loan Expense. Mortgage loan expense increased substantially due primarily to the increased volume and expenses associated with "no cost" refinances, pair-off fees for undelivered loans, recordations of assignments and related post-closing expenses.

         Amortization of Excess Mortgage Servicing Rights. Amortization of capitalized excess mortgage servicing rights was $194,572 for the year ended October 31, 1992 compared to $44,684 for the year ended October 31, 1991. The increase is due to significant increases to the mortgage servicing portfolio during 1992 as compared to 1991 with an excess servicing fee attached.

         Income Taxes. The effective tax rate for financial reporting purposes for both fiscal years ended 1992 and 1991 was approximately 34%.

         Inflation. Emerald is affected by inflation primarily through its impact on interest rates. During periods of rising inflation, interest rates generally tend to increase, causing mortgage loan origination volumes, particularly loan refinancing activity, to decline. However, during such periods, mortgage loan prepayment rates tend to slow, extending the average life of Emerald's servicing portfolio and generally enhancing its market and/or economic value. Conversely, during periods of declining inflation, interest rates generally tend to decline, resulting in increased mortgage loan refinancing activity which in turn generates increased mortgage loan origination volume, which offsets, at least partially, an acceleration of loan prepayment rates which decreases the average life of Emerald's servicing portfolio.

         Liquidity and Capital Resources.

         Emerald's primary short-term liquidity requirements are its two warehouse lines of credit used to fund individual mortgage loan transactions closed through Emerald. The warehouse line of credit agreements provide for various financial covenants, including minimum working capital and tangible net worth requirements, and restrictions on debt.

         Typically, a commitment to sell an individual mortgage transaction to an investor in the secondary market is arranged prior to the closing of the loan and the warehouse line of credit is repaid in less than ten days. Changes in the balances of trade accounts receivable and mortgage loans held for sale and the related warehouse line of credit debt reflect, among other factors, the general level of, and trends in, mortgage interest rates and the seasonality of home purchase activity.

         Emerald also has longer term requirements related to long term debt and obligations under capital leases related to the acquisition of automobiles and office equipment.

         During the six months ended April 30, 1994, Emerald had a net decrease in cash of $2,267,328 primarily due to net cash used in operating activities.

         For fiscal year ended 1993, Emerald had a net increase of cash and cash equivalents of $411,956 primarily due to net cash provided by operating activities. Net cash used in investing activities was $85,592, including $59,408 for the purchase of property and equipment. Net cash used in financing activities was $57,487, represented by the net repayments of long-term debt and obligations under capital lease.

         For fiscal year ended 1992, Emerald had a net increase of cash and cash equivalents of $1,353,910 primarily due to net cash provided by operating activities of $1,489,243. Net cash used in investing activities was $131,272, including $144,693 for the purchase of property and equipment. Net cash used in financing activities was $4,061 represented by net repayments of long-term debt of $31,705 and amounts paid for the repurchase of common stock of $35,766.

         A source of liquidity and cash flow available to Emerald is the portfolio of mortgage servicing rights aggregating approximately $384,000,000 as of October 31, 1993 and $362,000,000 as of April 30, 1994. Currently, there is a highly liquid, active market for the sale of servicing rights. Emerald may, from time to time, periodically sell a portion of its servicing portfolio to generate cash flow and income. Results of operations for the year ended October 31, 1992 included $246,335 from the sale of a portion of the servicing portfolio. There were no sales of existing servicing rights during the year ended October 31, 1993.


OWNERSHIP OF EMERALD COMMON STOCK AND DIVIDENDS

         Ownership of Principal Shareholders, Directors and Executive Officers. As of July 31, 1994, there were 950 shares of Emerald Common Stock, its only class of voting securities, outstanding and five shareholders of record of such shares. The five shareholders are all of the Emerald directors and its only executive officers. The following table provides information concerning the number of shares of Emerald Common Stock beneficially owned, directly or indirectly, by the five shareholders of Emerald Common Stock as of July 31, 1994, and the number of shares of FTNC Common Stock to be owned by such persons on the Closing Date of the Exchange. Except as set forth below, no person is known by Emerald to be the beneficial owner of more than 5% of the outstanding shares of Emerald Common Stock. The number and percentage of shares of FTNC Common Stock beneficially owned on the Effective Date of the Exchange in the table are based upon a conversion ratio of 190.6926 FTNC Common Shares for each Emerald Common Share and assuming 31,876,357 FTNC Common

Shares will be outstanding immediately prior to the Exchange. Unless otherwise noted, the named person has sole voting and investment power with respect to the shares indicated.





                                                                          Number of Share of
                                                                          Number of Share of      Percent of Total
                                          Number of                      FTNC Common Stock to       FTNC Common
                                          Shares of       Percent of       be Beneficially         Shares to be
                                        Emerald Common  Total Emerald           Owned              Outstanding on
            Beneficial Owner             Stock Owned  Shares Outstanding   on Effective Date       Effective Date
            ----------------            ------------  ------------------  -------------------    -------------------
Donald P. Balke                             250.5           26.3684             47,768                    *
Pamela DeLong                               150.0           15.7894             28,603                    *
Stephen M. Frison                           250.5           26.3684             47,768                    *
Craig Van Skaik                             149.5           15.7369             28,508                    *
Michael Van Skaik                           149.5           15.7369             28,508                    *
All directors and executive officers as
a group (the 5 persons named above)          950            100.0%             181,155                    *
* Less than 1%.

         Dividends. The shareholders of Emerald Common Stock are entitled to such dividends as may be declared from time to time by the Emerald Board. No cash dividends have been declared or paid since its incorporation.

         The Agreement restricts the ability of Emerald to declare and pay dividends. See "The Exchange -- Conduct of Business Pending Exchange." Emerald's ability to pay dividends also is dependent upon the earnings and financial condition of Emerald. As of March 31, 1994, there were no funds available for distribution to Emerald's shareholders as dividends.

                       DESCRIPTION OF FTNC CAPITAL STOCK

         The following summaries of certain provisions of the Restated Charter, as amended (the "Charter"), and Bylaws, as amended, of FTNC, the Rights Plan (defined below) and the Indenture (defined below) do not purport to be complete, are qualified in their entirety by reference to such instruments, each of which is an exhibit to the Registration Statement of which this Proxy Statement-Prospectus is a part, and are subject, in all respects, to applicable Tennessee law.

AUTHORIZED CAPITAL STOCK

         The authorized capital stock of FTNC currently consists of 5,000,000 shares of Preferred Stock, without par value ("Preferred Stock"), which may be issued from time to time by resolution of the FTNC Board and 100,000,000 shares of FTNC Common Stock. As of June 30, 1994, there were 31,876,357 shares of FTNC Common Stock and no shares of Preferred Stock outstanding. Approximately
3.3 million shares of FTNC Common Stock are reserved for issuance under various employee stock plans and FTNC's dividend reinvestment plan, approximately 468,000 shares are reserved for issuance in connection with another pending acquisition (See page PF-1 herein), and 318,764 shares of Preferred Stock are reserved for issuance under the Rights Plan. Also, FTNC has on file with the SEC an effective shelf registration pursuant to which it may offer from time to time, at its discretion, senior or subordinated debt securities, preferred stock, including depository shares, and FTNC Common Stock at an aggregate initial offering price not to exceed $300 million.

PREFERRED STOCK

         The FTNC Board is authorized, without further action by the shareholders, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, without par value, from time to time in one or more series and, with respect to each such series, has the authority to fix the powers (including voting power), designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. Currently, no shares of Preferred Stock are outstanding.

FTNC COMMON STOCK

         The FTNC Board is authorized to issue a maximum of 100,000,000 shares of Common Stock, $2.50 par value per share. The holders of the FTNC Common Stock are entitled to receive, ratably, such dividends as may be declared by the FTNC Board from funds legally available therefor. The holders of the outstanding shares of FTNC Common Stock are entitled to one vote for each such share on all matters presented to shareholders and are not entitled to cumulate votes for the election of directors. Upon any dissolution, liquidation or winding up of FTNC resulting in a distribution of assets to the shareholders, the holders of FTNC Common Stock are entitled to receive such assets ratably according to their respective holdings after payment of all liabilities and obligations and satisfaction of the liquidation preferences of any shares of Preferred Stock at the time outstanding. The shares of FTNC Common Stock have no preemptive, redemption, subscription or conversion rights. The shares of FTNC Common Stock will be, when issued in accordance with the Agreement, fully paid and nonassessable. Under FTNC's Charter, the FTNC Board is authorized to issue authorized shares of FTNC Common Stock without further action by FTNC's shareholders. However, the FTNC Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq Stock Market, which requires shareholder approval of the issuance of additional shares of FTNC Common Stock in certain situations. The Transfer Agent for the Common Stock is The First National Bank of Boston.

         The FTNC Board is divided into three classes, which results in approximately 1/3 of the directors being elected each year. In addition, the Charter and the Bylaws, among other things, generally give to the FTNC Board the authority to fix the number of directors on the FTNC Board and to remove directors from and fill vacancies on the FTNC Board, other than removal for cause and the filling of vacancies created thereby which are reserved to shareholders exercising at least a majority of the voting power of all outstanding voting stock of FTNC. To change these provisions of the Bylaws, other than by action of the FTNC Board, and to amend these provisions of the Charter or to adopt any provision of the Charter inconsistent with such Bylaw provisions, would require approval by the holders of at least 80% of the voting power of all outstanding voting stock. Such classification of the FTNC Board and such other provisions of the Charter and the Bylaws may have a significant effect on the ability of the shareholders of FTNC to change the composition of an incumbent FTNC Board or to benefit from certain transactions which are opposed by the FTNC Board.

SHAREHOLDER PROTECTION RIGHTS PLAN

         Each share of FTNC Common Stock has, and each share of the FTNC Common Stock issued in the Merger will have, attached to it one right (a "Right") issued pursuant to a Shareholder Protection Rights Agreement dated as of September 7, 1989 (the "Rights Plan"). Each Right entitles its holder to purchase 1/100th of a share of Participating Preferred Stock, without par value, for $76.67 (the "Exercise Price"), subject to adjustment, upon the business day following the earlier of (i) the 10th day after commencement of a tender or exchange offer which, if consummated, would result in a person's becoming the beneficial owner of 10% or more of the outstanding shares of FTNC Common Stock (an "Acquiring Person") and (ii) the first date (the "Flip-in Date") of public announcement that a person has become an Acquiring Person.

         The Rights will expire on the earliest of (i) the Exchange Time (defined below), (ii) September 18, 1999 and (iii) the date on which the Rights are redeemed as described below. The FTNC Board may, at its option, at any time prior to the Flip-in Date, redeem all the Rights at a price of $.01 per Right.

         If a Flip-in Date occurs, each Right (other than Rights beneficially owned by the Acquiring Person or its affiliates, associates or transferees, which Rights will become void), to the extent permitted by applicable law, will constitute the right to purchase shares of FTNC Common Stock or Participating Preferred Stock having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price. In addition, the FTNC Board may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the beneficial owner of more than 50% of the outstanding shares of FTNC Common Stock, elect to exchange the Rights (other than Rights beneficially owned by the Acquiring Person or its affiliates, associates or transferees) for shares of FTNC Common Stock or Participating Preferred Stock at an exchange ratio of one share of FTNC Common Stock or 1/100th of a share of Participating Preferred Stock per Right (the "Exchange Time").

         FTNC may not agree to be acquired by an Acquiring Person without providing that each Right, upon such acquisition, will constitute the right to purchase common stock of the Acquiring Person having an aggregate market price equal to twice the Exercise Price for an amount in cash equal to the then-current Exercise Price.

         The Rights will not prevent a takeover of FTNC. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 10% or more of the outstanding FTNC Common Stock unless the Rights are first redeemed by the FTNC Board.

SUBORDINATED CAPITAL NOTES DUE 1999

         On June 10, 1987, FTNC issued $75,000,000 principal amount of 10 3/8% Subordinated Capital Notes Due 1999 (the "Capital Notes"). The Capital Notes currently constitute Tier 2 capital under the Federal Reserve Board's risk-based capital guidelines. Pursuant to the Indenture, dated as of June 1, 1987 (the "Indenture"), between FTNC and BankAmerica National Trust Company, formerly Security Pacific National Trust Company (New York), Trustee, at maturity the Capital Notes are required to be exchanged for Common Stock, Preferred Stock or certain other eligible capital securities to be issued by FTNC ("Capital Securities") having a market value equal to the principal amount of the Capital Notes, except to the extent that FTNC, at its option, shall elect to pay in cash such principal amount from amounts representing proceeds of other issuances of Capital Securities designated for such use.


                EFFECT OF THE EXCHANGE ON RIGHTS OF SHAREHOLDERS

         FTNC is a Tennessee corporation subject to the provisions of the TBCA. Emerald is a Washington corporation subject to the provisions of the Washington Business Corporation Act ("WBCA"). Shareholders of Emerald, whose rights are governed by Emerald's Articles of Incorporation and Bylaws and by the WBCA, will, upon consummation of the Exchange, become shareholders of FTNC whose rights will then be governed by the Charter and Bylaws of FTNC and by the TBCA. The following is a summary of the material differences in the rights of shareholders of FTNC and Emerald and is qualified in its entirety by reference to the governing law and the Articles of Incorporation or Charter and Bylaws of each of Emerald and FTNC. Certain topics discussed below are also subject to federal law and the regulations promulgated thereunder. See "Certain Regulatory Considerations."

CONFLICT-OF-INTEREST

         Emerald's Articles of Incorporation ("Articles") provide that a contract or other transaction between the corporation and one of its directors or an entity in which a director is interested is valid for all purposes notwithstanding the presence of the director at the meeting of the board of directors which acts upon the transaction and notwithstanding the director's participation in such action even though his presence or vote might have been necessary to obligate the corporation upon the transaction; provided, however, that the fact of such interest must be disclosed to or known by the other directors.

         The TBCA generally permits transactions involving FTNC and an interested director of FTNC if (i) the material facts are disclosed and a majority of disinterested directors or a committee of the FTNC Board consents,
(ii) the material facts are disclosed and a majority of disinterested shares entitled to vote thereon consents, (iii) the transaction is fair to FTNC. The TBCA prohibits loans to directors by FTNC unless approved by a majority vote of disinterested shareholders or the FTNC Board determines that the loan benefits FTNC and either approves the specific loan or a general plan of loans by FTNC.

REMOVAL OF DIRECTORS

         Emerald's Bylaws provide that one or more members of the Board may be removed, with or without cause, by a vote of the holders of a majority of the shares entitled to vote on the election of directors. If less than the entire Board is to be removed, no one director may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Emerald Board. Emerald's Articles do not permit the right to cumulate votes in the election of directors.

         FTNC's Charter provides that any director is subject to removal by the shareholders only for cause by the affirmative vote of the majority of the shares entitled to vote.

VACANCIES ON BOARD OF DIRECTORS

         Any vacancy occurring on the Emerald Board by reason of an increase in the number of directors must be filed by election at an annual or special shareholders meeting.

         Under the FTNC Bylaws newly created directorships resulting from an increase in the number of directors must be filled only by the Board of Directors.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

         The WBCA provides that the approval of the Emerald Board and of two-thirds of the outstanding shares of Emerald entitled to vote thereon is required to effect a merger or consolidation.

         The TBCA provides that the approval of the FTNC Board and of a majority of the outstanding shares of FTNC entitled to vote thereon would generally be required to approve a merger or to sell, lease, exchange or otherwise dispose of substantially all of the FTNC's assets.

         Under both the WBCA and the TBCA, submission by the board of any such action may be conditioned on any basis, including without limitation, conditions regarding a super-majority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.

         With respect to a merger, no vote of the shareholders of FTNC would be required if FTNC were the surviving corporation and (i) FTNC's Charter would remain unchanged after the merger, subject to certain exceptions, (ii) each shareholder of FTNC immediately before the merger would hold an identical number of shares, with identical rights and preferences, after the merger,
(iii) the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger (either by conversion or securities issued pursuant to the merger or the exercise of rights and warrants isued pursuant to the merger), will not exceed by more than 20% the number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by conversion of securities issued pursuant to the merger of the exercise of rights and warrants issued pursuant to the merger) will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

         The WBCA has generally the same provisions as the TBCA except that the number of shares (in clauses (iii) and (iv) above) that cannot be exceeded is the total number authorized by Emerald's Articles immediately before the merger.

         With respect to a sale, lease, exchange or other disposition of substantially all the assets of FTNC, no vote of the shareholders of FTNC would be required if such transfer were conducted in the regular course of business or if such transfer were made to a wholly-owned subsidiary of FTNC.

SHAREHOLDER PROPOSALS AND NOMINATIONS

         Neither Emerald's Articles nor its Bylaws provide procedures for shareholder proposals or nominations.

         Pursuant to FTNC's Bylaws, shareholder proposals and director nominations must be in writing and delivered or mailed to the Secretary of FTNC not less than 30 nor more than 60 days prior to the date of a meeting of shareholders; provided, however, that if fewer than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of such meeting was mailed or the date on which such public disclosure was made.

ACTION BY WRITTEN CONSENT

         The WBCA provides for action by unanimous written consent by all of the shareholders of Emerald without a meeting.

         The TBCA provides that action may be taken without a shareholder meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, then such action is passed if it receives the affirmative vote of the number of shares necessary to take such action at a meeting. Action by written consent of the FTNC shareholders is impracticable given the number of holders of FTNC Common Stock.

PREEMPTIVE RIGHTS

         Shares of Emerald Common Stock have preemptive rights (the right of a shareholder to acquire proportional amounts of a corporation's unissued shares upon a decision by the board of directors to issue such shares).

         The Charter of FTNC provides that shareholders of FTNC have no preemptive rights. If FTNC issues additional shares, a dilution of the equity interest of each share could result.

AMENDMENT OF ARTICLES OF INCORPORATION OR CHARTER AND BYLAWS

         Emerald's Articles require an amendment thereto to be approved by the vote of two-thirds of all the outstanding voting shares. The Bylaws of Emerald provide that the Emerald Board may alter, amend, repeal or add to the Bylaws, and the WBCA grants such rights to Emerald's shareholders.

         FTNC's Charter provides that any amendment to the Charter which is inconsistent with any provision of the Bylaws may be adopted only by the affirmative vote of the holders of at least 80% of the voting power of all outstanding stock. FTNC's Bylaws may be amended or repealed by a vote of a majority of all the directors of FTNC at any regular or special meeting of the FTNC Board. In addition, the shareholders of FTNC may make, alter, amend or repeal the Bylaws at any annual meeting or at a special meeting called for that purpose, if at least 80% of the voting power of all outstanding voting stock approves the amendment. The Charter also provides that at least 80% of the voting power of all outstanding voting stock must approve an amendment to the Charter and Bylaws to change the classification the FTNC's Board or the 80% voting requirement for an amendment of the Bylaws.

INDEMNIFICATION

         Both the WBCA and the TBCA provide in certain situations for mandatory and permissive indemnification of directors and officers. The WBCA and the TBCA also provide that the statutory indemnification is not to be deemed exclusive of any other rights to which a director seeking indemnification may be entitled. The WBCA, however, requires indemnification to be consistent with the provisions of the WBCA. No such indemnification may be made under the TBCA if a final adjudication adverse to the director or officer establishes his liability (i) for any breach of loyalty to the corporation or its shareholders;
(ii) for acts or ommissions not in good faith; (iii) for acts or ommissions which involve intentional misconduct or a knowing violation of law; or (iv) for unlawful distributions. No such indemnification may be made under the WCBA in situation (iii) or (iv) or with respect to transactions in which the director received a benefit to which he or she was legally entitled.

         The Bylaws of Emerald expressly provide for the indemnification of directors and officers to the fullest extent permitted by the WBCA.

         FTNC has provided additional indemnification to its directors and certain officers designated by the FTNC Board in a shareholder-approved bylaw amendment and individual indemnity agreements which provide indemnification to the maximum extent not prohibited by law.

ACQUISITIONS OF ISSUER'S STOCK

         Under both the WBCA and the TBCA, a corporation may purchase, redeem or acquire its own shares unless, after such distribution, it would not be able to pay its debts as they became due in the usual course of business or its total assets would be less than the sum of its total liabilities plus (unless the Charter provides otherwise) the amount that would be needed on dissolution to satisfy the claims of shareholders with greater rights than those receiving the distribution. FTNC, however, must obtain the approval of the Federal Reserve Board to redeem its shares if the gross consideration for the redemption, when aggregated with the consideration paid for all redemptions during the preceding 12 month period, equals or exceeds 10% of FTNC's consolidated net worth.

VOLUNTARY DISSOLUTION

         The WBCA provides that Emerald may be dissolved if the Emerald Board proposes dissolution and the proposal is approved by two-thirds of the shares entitled to vote thereon.

         The TBCA provides that FTNC may be dissolved if the FTNC Board proposes dissolution and a majority of the shares of FTNC entitled to vote thereon approves the dissolution. In accordance with the TBCA, the FTNC Board may condition its submission of a proposal for dissolution on any basis, including a greater shareholder vote requirement.

BUSINESS COMBINATIONS

         Tennessee's Business Combination Act ("BCA") provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least 5 years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either (A) is approved by at least 2/3 of the non-interested voting shares of the resident domestic corporation or
(B) satisfies certain fairness conditions specified in the BCA.

         These provisions of the BCA apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested shareholder, or the resident corporation may enact a charter amendment or bylaw to remove itself entirely from the BCA. This charter amendment or bylaw must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least 2 years after the vote. FTNC has not adopted a charter or bylaw amendment removing FTNC from coverage under the BCA.

         The BCA further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and bylaws removing their corporations from the BCA's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter.

         The United States Court of Appeals for the Sixth Circuit has held that the BCA is unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Emerald).

         No statute similar to the BCA applies to Emerald under the WBCA.

AUTHORIZED CORPORATION PROTECTION ACT

         The Tennessee Authorized Corporation Protection Act ("TACPA") is the vehicle through which the Business Combination Act and the TCSAA can govern foreign corporations. The TACPA provides that an authorized corporation can adopt a bylaw or a charter provision electing to be subject to the operative provisions of the Business Combination Act and the TCSAA, which then become applicable "to the same extent as such provisions apply to a resident domestic corporation." Authorized corporations are those that are required to obtain a Certificate of Authority from the Tennessee Secretary of State and that satisfy any two of ceertain tests including having its principal place of business located in Tennessee; having a significant subsidiary located in Tennessee; having a majority of such corporation's fixed assets located in Tennessee; having more than 10% of the beneficial owners of the voting stock or more than 10% of such corporation's shares of voting stock beneficially owned by residents of Tennessee; employing more than 250 individuals in Tennessee or having an annual payroll paid to residents of Tennessee that is in excess of $5,000,000; producing goods and/or services in Tennessee that result in annual gross receipts in excess of $10,000,000; or having physical assets and/or deposits located within Tennessee that exceed $10,000,000 in value.

         The United States Court of Appeals for the Sixth Circuit, however, has held the TACPA unconstitutional as it applies to target corporations organized under the laws of states other than Tennessee (such as Emerald).

         The WBCA contains no similar provisions with respect to authorized corporation protection.

CONTROL SHARE ACQUISITIONS

         The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered corporation brings the purchaser's voting power to 1/5, 1/3 or a majority of all voting power. The purchaser's voting rights can be established only by a majority vote of the other shareholders. The purchaser may demand a special meeting of shareholders to conduct such a vote if the purchaser announces a good faith intention to make the control share acquisition. Under the TCSAA, the purchaser can demand such a meeting before acquiring a control share only if it holds at least 10% of the outstanding shares.

         The TCSAA applies to corporations which have 100 or more shareholders and its principal place of business or principal office in Tennessee and either
(i) more than 10% of its shareholders reside in Tennessee, (ii) more than 10% of its shares are owned by shareholders who reside in Tennessee, or (iii) 10,000 or more shareholders reside in Tennessee, and the corporation elects to be governed by the TCSAA. In addition, pursuant to the Tennessee Authorized Corporation Protection Act certain other corporations which do not meet the criteria of TCSAA may elect to be covered by the TCSAA. FTNC has not elected to be governed by the TCSAA.

         No statute similar to the TCSAA applies to Emerald under the WBCA.

TENDER OFFERS

         Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations (called "offeree companies") that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. The TIPA requires an offeror making a tender offer for an offeree company to file with the Commissioner of Commerce and Insurance (the "Commissioner") a registration statement. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information related to the takeover offer and may call for hearings. The TIPA does not apply to an offer that the offeree company's board of directors recommends to its shareholders.

         No statute similar to the TIPA applies to Emerald under the WBCA.

GREENMAIL ACT

         The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act, such as FTNC. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value as defined in the TGA, from any person who holds more than three percent of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

         The TGA is not applicable to Emerald.

DISSENTERS' RIGHTS

         Both the WBCA and the TBCA generally provides dissenters' rights for mergers and share exchanges that would require shareholder approval, sales of substantially all the assets (other than sales that are in the usual and regular course of business and certain liquidations and court-order sales), and certain amendments to the charter that materially and adversely affect rights in respect of a dissenter's shares. Under TBCA, however, dissenters' rights are not available as to any shares which are listed on an exchange registered under Section 6 of the Exchange Act or are "National Market System" securities as defined in rules promulgated pursuant to the Exchange Act (such as FTNC Common Stock).

RIGHTS OF HOLDERS OF CAPITAL NOTES

         On June 10, 1987, FTNC issued Capital Notes due in 1999. At maturity, the Capital Notes will be exchanged for Capital Securities having a market value equal to the principal amount of the notes. See "Description of FTNC Capital Stock -- Subordinated Capital Notes due 1999."

SHAREHOLDER RIGHTS PLAN

         For a discussion of the FTNC Shareholder Rights Plan, see "Description of FTNC Capital Stock -- Shareholder Rights Plan." The Emerald Board has not adopted a shareholder rights plan.

                            VALIDITY OF COMMON STOCK

         A legal opinion to the effect that the shares of FTNC Common Stock and associated Rights offered hereby, when issued in accordance with the Agreement, will be validly issued, fully paid and nonassessable, has been rendered by Clyde A. Billings, Jr., Vice President and Counsel, First Tennessee National Corporation. Mr. Billings beneficially owns approximately 10,400 shares of FTNC Common Stock.

         Heiskell, Donelson, Bearman, Adams, Williams & Caldwell, a Professional Corporation, has rendered an opinion, summarized above in the section entitled "The Exchange -- Certain Federal Income Tax Consequences." Attorneys in the firm beneficially own approximately 25,000 shares of FTNC Common Stock.

                                    EXPERTS

         The consolidated financial statements of FTNC and its subsidiaries incorporated in this Proxy Statement-Prospectus by reference from FTNC's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Arthur Andersen & Co., independent public accountants, as stated in their report dated January 18, 1994, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Emerald for the years ended October 31, 1993, 1992 and 1991 included in this Proxy Statement-Prospectus have been audited by Benson & McLaughlin, P.S., as set forth in their reports dated December 14, 1993, December 16, 1992, and December 5, 1991, respectively, included herein. These financial statements are included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         With respect to the 1991 financial statements of Home Financial Corporation, a company acquired by FTNC during 1992 in a transaction accounted for as a pooling-of-interests, Arthur Andersen & Co. relied upon the report of Baylor and Backus, independent accountants, whose report dated February 21, 1992, except with respect to the information discussed in Note 27, as to which the date is October 21, 1992, was incorporated by reference in FTNC's Form 10-K for 1993 and is incorporated herein by reference.

         The consolidated financial statements of Maryland National Mortgage Corporation and subsidiaries, appearing in First Tennessee National Corporation's Current Report on Form 8-K, dated October 1, 1993, for the year ended December 31, 1992, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements referred to above are incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                               INDEX TO PRO FORMA FINANCIAL INFORMATION                        Page
                                                                                                              ------

Pro Forma Combined Condensed Statements of Condition as of June 30, 1994 for FTNC
          and April 30, 1994 for Emerald  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . PF - 2
Pro Forma Combined Condensed Statements of Condition as of December 31, 1993 for FTNC
         and October 31, 1993 for Emerald . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . PF - 3
Pro Forma Combined Condensed Statements of Income for the Six Months Ended
         June 30, 1994 for FTNC and April 30, 1994 for Emerald    . . . . . . . . . . . . . . . . . . . . . . PF - 4
Pro Forma Combined Condensed Statements of Income for the Year Ended
         December 31, 1993 for FTNC and October 31, 1993 for Emerald  . . . . . . . . . . . . . . . . . . . . PF - 5

                                              INDEX TO EMERALD FINANCIAL INFORMATION

As of and for the Year Ended October 31, 1993
         Independent Auditors' Report   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1
         Balance Sheet as of October 31, 1993   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2
         Statement of Operations for the Year Ended
                 October 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3
         Statement of Stockholders' Equity for the Year
                 Ended October 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4
         Statement of Cash Flows for the Year
                 Ended October 31, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-5
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-6

As of and for the Year Ended October 31, 1992
         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-13
         Balance Sheet as of October 31, 1992 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-14
         Statement of Income for the Year Ended October 31, 1992  . . . . . . . . . . . . . . . . . . . . . . .  F-15
         Statement of Stockholders' Equity for the Year Ended
                 October 31, 1992   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-16
         Statement of Cash Flows for the Year Ended October 31, 1992  . . . . . . . . . . . . . . . . . . . . .  F-17
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-18

As of and for the Year Ended October 31, 1991
         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-24
         Balance Sheet as of October 31, 1991 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-25
         Statement of Income and Retained Earnings for the Year Ended October 31, 1991  . . . . . . . . . . . .  F-26
         Statement of Cash Flows for the Year Ended October 31, 1991  . . . . . . . . . . . . . . . . . . . . .  F-27
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-28

As of and for the Six Months Ended April 30, 1994 and 1993 (Unaudited)
         Accountants' Compilation Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-34
         Balance Sheet as of April 30, 1994 and 1993 (Unaudited). . . . . . . . . . . . . . . . . . . . . . . .  F-35
         Statement of Operations for the Six Months Ended April 30, 1994 and 1993 (Unaudited) . . . . . . . . .  F-36
         Statements of Stockholders' Equity for the Six Months Ended April 30, 1994 and 1993 (Unaudited). . . .  F-37
         Statement of Cash Flows for the Six Months Ended April 30, 1994 and 1993 (Unaudited) . . . . . . . . .  F-38
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-40


                        PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed statements of condition and statements of income for the six months reflect the historical condensed statements of condition and statements of income for the six months ended June 30, 1994, of FTNC and the historical condensed statements of condition and statements of income for the six months ended April 30, 1994, of Emerald, giving effect to the Acquisition on a pooling-of-interests accounting basis.

         The following unaudited pro forma combined condensed statements of condition and statements of income for the year ended, reflect the historical consolidated condensed statements of condition and statements of income of FTNC for the year ended December 31, 1993, adjusted for the completed acquisitions of Cleveland Bank and Trust Company (CBT), Highland Capital Management Corp.
(HCMC), and SNMC Management Corporation (SNMC), which were accounted for as poolings-of-interest, and accordingly, reflect the financial position and results of operations of all companies on a combined basis, and the historical statement of condition and statement of income of Emerald, as of October 31, 1993, giving effect to the Acquisition on a pooling-of-interests accounting
basis.   Pro forma results presented for the six month period and for the year are not necessarily indicative of the results which may be expected for any interim period or for the year as a whole.

        On August 9, 1994, FTNC acquired Planters Bank, Tunica, Mississippi ("Planters"), for approximately 334,000 shares of FTNC Common Stock. At June 30, 1994, Planters had approximately $63 million in assets and $5 million in capital. The transaction is not included in the following pro forma combined condensed statements of condition and income.

                      FIRST TENNESSEE NATIONAL CORPORATION
                               PRO FORMA COMBINED
                             STATEMENT OF CONDITION
                                     AS OF


                                                                                   Emerald
                                                                  FTNC           Mortgage Co.     Adjust-      2nd Quarter
(Thousands)                                                  June 30, 1994      April 30, 1994    ment (1)      Pro Forma
- -----------                                                 ---------------     --------------    --------   --------------
ASSETS
Cash and cash equivalents                                   $       852,123      $    313         $          $      852,436
Investments in bank time deposits                                     5,978                                           5,978
Trading account securities inventory                                227,447                                         227,447
Assets available for sale                                         1,721,327         5,849                         1,727,176
Investment securities held to maturity                              843,003                                         843,003
Net loans                                                         5,729,756                                       5,729,756
Premises and equipment, net                                         140,179           354                           140,533
Real estate acquired by foreclosure                                  29,468                                          29,468
Mortgage servicing rights                                            73,631                                          73,631
Other identifiable intangible assets                                 27,266                                          27,266
Goodwill                                                             61,244                                          61,244
Customers' acceptances                                                4,972                                           4,972
Other assets                                                        512,339           748                           513,087
                                                            ---------------      --------         -----      --------------
          Total assets                                      $    10,228,733      $  7,264         $  --      $   10,235,997
                                                            ===============      ========         =====      ==============
LIABILITIES
Deposits                                                    $     7,357,218      $                $          $    7,357,218
Federal funds purchased and securities
  sold under agreements to repurchase                             1,066,687                                       1,066,687
Other borrowings                                                    513,514         5,711                           519,225
Long term debt                                                       91,765           135                            91,900
Acceptances outstanding                                               4,972                                           4,972
Other liabilities                                                   468,840           239                           469,079
                                                            ---------------      --------         -----      --------------
          Total liabilities                                       9,502,996         6,085            --           9,509,081

SHAREHOLDERS' EQUITY
Common stock                                                         79,691                         453              80,144
Surplus                                                              88,798            80          (453)             88,425
Retained earnings                                                   570,442         1,099                           571,541
Net unrealized loss on marketable
    equity securities                                                (9,803)                                         (9,803)
Deferred compensation on restricted stock
     incentive plan                                                  (3,391)                                         (3,391)
                                                            ---------------      --------         -----      --------------
          Total  shareholders' equity                               725,737         1,179            --             726,916
                                                            ---------------      --------         -----      --------------
          Total liabilities and shareholders' equity        $    10,228,733      $  7,264         $  --      $   10,235,997
                                                            ===============      ========         =====      ==============

(1) Reflects the conversion of 950 shares of Emerald Mortgage Co's common stock outstanding at April 30, 1994, into 181,158 shares of FTNC's $2.50 par value common stock (using an exchange ratio of 190.6926 which is based on an FTNC stock price of approximately $43.00 and assumes that the Final Exchange Price equals the Base Exchange Price).

                      FIRST TENNESSEE NATIONAL CORPORATION
                               PRO FORMA COMBINED
                             STATEMENT OF CONDITION
                                     AS OF


                                                                                 Emerald
                                                          FTNC (1)             Mortgage Co.         Adjust-           Year End
(Thousands)                                          December 31, 1993       October 31, 1993       ment (2)          Pro Forma
- -----------                                          -----------------       ----------------      ---------        --------------
ASSETS
Cash and cash equivalents                            $      755,877          $      3,558          $                $      759,435
Investments in bank time deposits                             7,637                                                          7,637
Trading account securities inventory                        178,663                                                        178,663
Assets held for sale                                      1,152,721                17,587                                1,170,308
Investment securities                                     2,186,047                                                      2,186,047
Net loans                                                 5,305,346                                                      5,305,346
Premises and equipment, net                                 134,792                   379                                  135,171
Real estate acquired by foreclosure                          31,650                                                         31,650
Mortgage servicing rights                                    82,625                                                         82,625
Other identifiable intangible assets                         28,905                                                         28,905
Goodwill                                                     62,565                                                         62,565
Customers' acceptances                                        4,871                                                          4,871
Other assets                                                369,320                   928                                  370,248
                                                     --------------          ------------          -----            --------------
        Total assets                                 $   10,301,019          $     22,452          $  --            $   10,323,471
                                                     ==============          ============          =====            ==============

LIABILITIES
Deposits                                             $    7,347,057          $                                      $    7,347,057
Federal funds purchased and securities
  sold under agreements to repurchase                     1,010,473                                                      1,010,473
Other borrowings                                            746,561                18,033                                  764,594
Long term debt                                               92,043                   225                                   92,268
Acceptances outstanding                                       4,871                                                          4,871
Other liabilities                                           412,105                 3,010                                  415,115
                                                     --------------          ------------          -----            --------------
        Total liabilities                                 9,613,110                21,268             --                 9,634,378

SHAREHOLDERS' EQUITY
Common stock                                                 79,364                                  453                    79,817
Surplus                                                      85,413                    80           (453)                   85,040
Retained earnings                                           525,507                 1,104                                  526,611
Deferred compensation on restricted stock
     incentive plan                                          (2,375)                                                        (2,375)
                                                     --------------          ------------          -----            --------------
        Total  shareholders' equity                         687,909                 1,184             --                   689,093
                                                     --------------          ------------          -----            --------------
        Total liabilities and shareholders' equity   $   10,301,019          $     22,452          $  --            $   10,323,471
                                                     ==============          ============          =====            ==============

_________________

(1) FTNC amounts as of December 31, 1993 include the acquisitions of SNMC Management Corporation, Cleveland Bank and Trust Company, and Highland Capital Management Corp. which have closed during 1994 and were accounted for as poolings of interests.

(2) Reflects the conversion of 950 shares of Emerald Mortgage Co's common stock outstanding at April 30, 1994, into 181,158 shares of FTNC's $2.50 par value common stock (using an exchange ratio of 190.6926 which is based on an FTNC stock price of approximately $43.00 and assumes that the Final Exchange Price equals the Base Exchange Price).

                      FIRST TENNESSEE NATIONAL CORPORATION
                          PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
                                SIX MONTHS ENDED

                                                                                 Emerald
                                                                FTNC           Mortgage Co.
(Thousands)                                               June 30, 1994      April 30, 1994      Pro Forma
- -----------                                              ----------------   ---------------    -------------
Interest income:
  Interest and fees on loans                             $        247,950   $            312   $     248,262
  Interest on investment securities                                61,061                             61,061
  Interest on trading securities inventory                          5,646                              5,646
  Interest on other earning assets                                  3,210                              3,210
                                                         ----------------   ----------------   -------------
       Total interest income                                      317,867                312         318,179
                                                         ----------------   ----------------   -------------
Interest expense:
  Interest on deposits                                             93,943                             93,943
  Interest on short-term borrowings                                28,139                430          28,569
  Interest on long-term debt                                        4,523                              4,523
                                                         ----------------   ----------------   -------------
       Total interest expense                                     126,605                430         127,035
                                                         ----------------   ----------------   -------------
Net interest income                                               191,262               (118)        191,144
Provision for loan losses                                           8,415                              8,415
                                                         ----------------   ----------------   -------------
       Net interest income after provision
         for loan losses                                          182,847               (118)        182,729
                                                         ----------------   ----------------   -------------
Noninterest income:
  Bond division                                                    46,197                             46,197
  Service charges on deposit accounts                              30,327                             30,327
  Mortgage Banking                                                 59,725              3,199          62,924
  Bank card                                                        14,114                             14,114
  Trust service                                                    13,861                             13,861
  Securities gains                                                 22,342                             22,342
  Other                                                            22,080                 10          22,090
                                                         ----------------   ----------------   -------------
     Total noninterest income                                     208,646              3,209         211,855
                                                         ----------------   ----------------   -------------
Noninterest expense:
  Employee compensation, incentives, and benefits                 157,465              2,245         159,710
  Operations services                                              16,232                             16,232
  Occupancy                                                        14,198                547          14,745
  Communications and courier                                       13,301                 78          13,379
  Equipment rentals, depreciation, and
     maintenance                                                   11,523                126          11,649
  Deposit insurance premium                                         8,005                              8,005
  Amortization of intangible assets                                11,794                             11,794
  Other                                                            55,874                103          55,977
                                                         ----------------   ----------------   -------------
     Total noninterest expense                                    288,392              3,099         291,491
                                                         ----------------   ----------------   -------------
Income before income taxes                                        103,101                 (8)        103,093
Applicable income taxes                                            30,883                 (3)         30,880
                                                         ----------------   ----------------   -------------
Net income                                               $         72,218   $             (5)  $      72,213
Net income per common share                                          2.27              (5.68)           2.26
                                                         ----------------   ----------------   -------------
Weighted average shares outstanding (1)                            31,821              0.950          32,002
                                                         ----------------   ----------------   -------------

(1) Pro forma weighted average shares outstanding have been calculated by increasing FTNC's current weighted average shares by the FTNC equivalent
      weighted average shares for Emerald Mortgage Co.   The exchange ratio
      used in the Emerald Mortgage Co. calculation was 190.6926, an estimate based on an FTNC stock price of approximately $43.00 and which assumes that the Final Exchange Price equals the Base Exchange Price.

                     FIRST TENNESSEE NATIONAL CORPORATION
                          PRO FORMA COMBINED CONDENSED
                              STATEMENTS OF INCOME
                               FOR THE YEAR ENDED

                                                                                                      Emerald
                                                                                FTNC (1)            Mortgage Co.
                                                                            December 31, 1993     October 31, 1993     Pro Forma
(Thousands)                                                                 -----------------     ----------------    -----------
Interest income:
  Interest and fees on loans                                                $    433,092          $      904          $ 433,996
  Interest on investment securities                                              175,283                                175,283
  Interest on trading securities inventory                                         9,304                                  9,304
  Interest on other earning assets                                                 3,803                                  3,803
                                                                            ------------          ----------          ---------
       Total interest income                                                     621,482                 904            622,386
                                                                            ------------          ----------          ---------
Interest expense:
  Interest on deposits                                                           195,823                                195,823
  Interest on short-term borrowings                                               55,069                 883             55,952
  Interest on long-term debt                                                       9,315                                  9,315
                                                                            ------------          ----------          ---------
       Total interest expense                                                    260,207                 883            261,090
                                                                            ------------          ----------          ---------

Net interest income                                                              361,275                  21            361,296
Provision for loan losses                                                         35,240                                 35,240
                                                                            ------------          ----------          ---------
       Net interest income after provision for loan losses                       326,035                  21            326,056
                                                                            ------------          ----------          ---------

Noninterest income:
  Bond division                                                                   91,525                                 91,525
  Service charges on deposit accounts                                             57,253                                 57,253
  Mortgage banking                                                                85,640               8,987             94,627
  Bank card                                                                       26,417                                 26,417
  Trust service                                                                   26,532                                 26,532
  Securities gains                                                                   770                                    770
  Other                                                                           46,296                 194             46,490
                                                                            ------------          ----------          ---------
     Total noninterest income                                                    334,433               9,181            343,614
                                                                            ------------          ----------          ---------

Noninterest expense:
  Employee compensation, incentives, and benefits                                265,094               7,570            272,664
  Operations services                                                             28,400                                 28,400
  Occupancy                                                                       24,833                 877             25,710
  Communications and courier                                                      21,544                 152             21,696
  Equipment rentals, depreciation, and
     maintenance                                                                  20,103                 251             20,354
  Deposit insurance premium                                                       15,909                                 15,909
  Amortization of intangible assets                                               30,811                                 30,811
  Other                                                                           83,571                 458             84,029
                                                                            ------------          ----------          ---------
     Total noninterest expense                                                   490,265               9,308            499,573
                                                                            ------------          ----------          ---------

Income before income taxes                                                       170,203                (106)           170,097
Applicable income taxes                                                           64,627                 (35)            64,592
                                                                            ------------          ----------          ---------
Net income                                                                  $    105,576          $      (71)         $ 105,505
                                                                            ============          ==========          =========
Net income per common share                                                         3.33              (73.33)              3.30
                                                                            ============          ==========          =========
Weighted average shares outstanding (2)                                           31,745               0.963             31,929

(1) FTNC amounts as of December 31, 1993 include the acquisitions of SNMC Management Corporation, Cleveland Bank and Trust Company, and Highland Capital Management Corp. which have closed during 1994 and have been accounted for as poolings of interests.

(2) Pro forma weighted average shares outstanding have been calculated by increasing FTNC's weighted average shares by the FTNC equivalent weighted average shares for Emerald Mortgage Co. The exchange ratio used in the Emerald Mortgage Co. calculation was 190.6926, an estimate based on an FTNC stock price of approximately $43.00 and which assumes that the Final Exchange Price equals the Base Exchange Price.

                          INDEPENDENT AUDITORS' REPORT




Stockholders
Emerald Mortgage Company
Lynnwood, Washington



We have audited the accompanying balance sheet of Emerald Mortgage Company as of October 31, 1993 and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, the provisions of the Consolidated Audit Guide for Audits of HUD Programs dated July 1993, and the provisions of the Compliance Reporting Guide for use by Independent Public Accountants in Audits of Freddie Mac Approved Seller/Servicers dated March 1993. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Mortgage Company as of October 31, 1993 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Benson & McLaughlin P.S.

December 14, 1993

                            EMERALD MORTGAGE COMPANY

                                 BALANCE SHEET
                                OCTOBER 31, 1993

                                         ASSETS

CURRENT ASSETS:
  Cash:
    Unrestricted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 2,580,517
    Restricted-for note payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          977,130      $ 3,557,647
                                                                                                 -----------
  Trade receivables (Note 3):
    Mortgage contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16,220,761
    Loan fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          260,581
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          261,931       16,743,273
                                                                                                 -----------
  Mortgage contracts held for sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           844,078
  Employee advances   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            14,659
  Miscellaneous receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            56,781
  Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            81,817
  Refundable income tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            65,160
                                                                                                                  -----------
                                                                                                                   21,363,415

PROPERTY AND EQUIPMENT, AT COST:
  Office furniture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          110,971
  Office equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          282,310
  Automobiles (Note 4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          273,819
  Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10,093
  Assets under capital lease (Note 5) . . . . . . . . . . . . . . . . . . . . . . . . . . .          130,810
                                                                                                 -----------
                                                                                                     808,003
    Less accumulated depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (428,528)         379,475
                                                                                                 -----------

OTHER ASSETS:
  Excess mortgage servicing rights (Note 2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           592,169
  Investments:
    Common stock, at cost (no regularly
      quoted market)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24,300
    Artwork . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15,373           39,673
                                                                                                 -----------
  Cash surrender value of life insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            61,739
  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            15,783
                                                                                                                  -----------

                     TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $22,452,254
                                                                                                                  ===========


                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable to banks (Note 3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $18,033,229
  Accounts payable - trade  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            75,321
  Accrued liabilities:
    Salaries and commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 2,642,545
    Taxes accrued and withheld  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           11,336
    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          163,230
    Profit-sharing contribution (Note 6)  . . . . . . . . . . . . . . . . . . . . . . . . .          100,000        2,917,111
                                                                                                 -----------
  Current maturities of long-term debt
    (Note 4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            27,610
  Current maturities of obligations under
    capital leases (Note 5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            31,071
                                                                                                                  -----------
          Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21,084,342

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities
   (Note 4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          121,139
  Obligations under capital leases, net of
    current maturities (Note 5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           45,114
  Lease payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13,857
  Deferred federal income tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3,500          183,610
                                                                                                 -----------

COMMITMENTS AND CONTINGENCIES (Notes 5, 8 and 9)

STOCKHOLDERS' EQUITY:
  Common stock, $.40 par value, 50,000
    shares authorized, 950 shares issued  . . . . . . . . . . . . . . . . . . . . . . . . .              380
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           80,350
  Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,103,572
                                                                                                 -----------
          Total stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,184,302
                                                                                                                  -----------

                          TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $22,452,254
                                                                                                                  ===========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED OCTOBER 31, 1993

INCOME:
  Loan fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 4,622,123
  Marketing income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3,051,881
  Loan servicing fees (net of subservicing costs) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           926,752
  Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           904,284
  Correspondent fee income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           416,540
  Processing fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           214,784
  Appraisal fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           150,204
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           193,727
                                                                                                                  -----------
                                                                                                                   10,480,295

OPERATING EXPENSES:
  Office salaries and commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $3,909,444
  Officers' salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        3,281,471
  Interest expense-loan funding and
    servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          883,204
  Mortgage loan expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          378,525
  Amortization of excess mortgage
    servicing rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          394,779
  Office rent (Note 8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          305,388
  Payroll taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          272,096
  Office expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          245,096
  Telephone and utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          151,688
  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           85,942
  Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           70,481
  Equipment and auto lease expense
    (Notes 7 and 8) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          139,176
  Legal and accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           70,368
  Profit-sharing contribution (Note 6)  . . . . . . . . . . . . . . . . . . . . . . . . . .          100,000
  Travel and entertainment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           52,204
  Advertising and promotion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           31,739
  Repairs and maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           41,842
  Other professional services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24,677
  Business taxes and licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           33,782
  Dues and subscriptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           23,609
  Training and education  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5,312
  Auto allowance and expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6,863
  Quality control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           33,157
  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           30,763       10,571,606
                                                                                                  ----------      -----------

LOSS FROM OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (91,311)

OTHER INCOME (EXPENSE):
  Income from limited partnership
    investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7,455
  Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               90
  Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (29,488)
  Net gain on sale of assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7,814          (14,129)
                                                                                                  ----------      -----------

LOSS BEFORE FEDERAL INCOME TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (105,440)

FEDERAL INCOME TAX BENEFIT (Note 10)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            34,820
                                                                                                                  -----------
NET LOSS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   (70,620)
                                                                                                                  ===========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED OCTOBER 31, 1993



                        COMMON STOCK     ADDITIONAL                   TOTAL
                        -------------     PAID-IN      RETAINED    STOCKHOLDERS'
                        SHARES AMOUNT     CAPITAL      EARNINGS       EQUITY
                        ------ ------    ----------   ----------   -------------
BALANCE,
  OCTOBER 31,
  1992......             975    $390      $80,350     $1,214,182    $1,294,922

PURCHASE AND
  RETIREMENT
  OF 25
  SHARES OF
  COMMON
  STOCK.....             (25)    (10)                    (39,990)      (40,000)

NET LOSS....                                             (70,620)      (70,620)
                        ----    ----      -------     ----------    ----------

BALANCE,
  OCTOBER 31,
  1993......             950    $380      $80,350     $1,103,572    $1,184,302
                        ====    ====      =======     ==========    ==========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED OCTOBER 31, 1993

                          INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $10,324,756
  Cash paid to suppliers and employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (8,467,312)
  Interest paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (1,025,744)
  Income taxes paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (276,755)
  Interest received . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  90
                                                                                                            -----------
      Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . . . .             555,035
                                                                                                            -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (59,408)
  Proceeds from sale of assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              11,000
  Distributions received from partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              24,555
  Increase in cash surrender value of life insurance..  . . . . . . . . . . . . . . . . . . . . . .             (61,739)
                                                                                                            -----------
      Net cash used in investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (85,592)
                                                                                                            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              38,174
  Principal payments on long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (55,661)
  Repurchase of common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (40,000)
                                                                                                            -----------
      Net cash used in financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (57,487)
                                                                                                            -----------

NET INCREASE IN CASH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             411,956

CASH AT BEGINNING OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,168,561
                                                                                                            -----------
CASH AT END OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $ 2,580,517
                                                                                                            ===========

RECONCILIATION OF NET LOSS NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $   (70,620)
  Adjustments to reconcile net loss to net cash
      provided by operating activities:
    Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              70,481
    Amortization of excess mortgage servicing . . . . . . . . . . . . . . . . . . . . . . . . . . .             394,779
    Net gain on sale of assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (7,814)
    Income from investment in partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (7,455)
    Lease expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (8,520)
  Changes in assets and liabilities:
    Increase in restricted cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (977,130)
    Decrease in receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             829,316
    Increase in mortgage contracts held for sale  . . . . . . . . . . . . . . . . . . . . . . . . .            (844,078)
    Increase in prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (4,872)
    Increase in refundable income tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             (65,160)
    Increase in deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              (1,876)
    Increase in note payable to bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             836,353
    Decrease in accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (121,113)
    Decrease in interest payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (113,052)
    Increase in accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             892,211
    Decrease in federal income tax payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (249,915)
    Increase in deferred federal income tax payable . . . . . . . . . . . . . . . . . . . . . . . .               3,500
                                                                                                            -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $   555,035
                                                                                                            ===========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1993

NOTE 1:   Business Purpose and Summary of Significant Accounting Policies

          Business purpose:
            Loan closing:
               Emerald Mortgage Company was incorporated September 2, 1982, principally to qualify as a FHA approved non-supervised mortgagee for HUD-insured mortgages. The company also provides services for conventional, VA, FHLMC and FNMA mortgage financing. The company provides these services primarily in western Washington.

            Loan servicing:
               During the year ended October 31, 1988 Emerald Mortgage Company entered the loan servicing market to service loans closed through the Federal Home Loan Mortgage Corporation (FHLMC). The company entered the Federal National Mortgage Association (FNMA) loan servicing market during the year ended October 31, 1992.
               At year end October 31, 1993 the company was servicing 2,917 loans on behalf of the FHLMC and 402 loans on behalf of FNMA, with an approximate portfolio value of $335,450,426 and $48,198,930, respectively.

          Summary of significant accounting policies:
            Cash:
               At October 31, 1993, $3,557,647 was deposited with a single bank in two separate accounts.

            Accounts receivable:
               The company is on the direct write-off method for recognizing uncollectible accounts. No allowance was considered necessary at October 31, 1993. Collectibility of mortgage contracts is subject to purchase of the contract by an investor. Emerald Mortgage Company generally obtains a commitment to sell each loan prior to its closing. In the event a contract is not sold, or the company is required to repurchase it, the company would retain the mortgage secured by the property involved. Mortgages receivable are recorded at cost which approximates market value at October 31, 1993.

            Property, equipment and depreciation:
               Property and equipment is stated at cost. Material expenditures which significantly increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1993


NOTE 1:   Business Purpose and Summary of Significant Accounting Policies
            (continued)

          Summary of significant accounting policies (continued):
            Property, equipment and depreciation (continued):
               Depreciation expense is computed over the estimated useful lives of the assets using straight-line and accelerated methods.

            Income recognition:
               The company recognizes loan placement fee income when the loan is closed.

            Income tax:
               Effective November 1, 1992, the company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle was immaterial to the accompanying financial statements and has been included in determining net income for the fiscal year ended October 31, 1993. Financial statements for the prior year have not been restated.

               SFAS 109 requires a provision for income taxes for the tax effects of transactions reported in the financial statements and consists of taxes currently payable (refundable) plus deferred taxes related primarily to differences between the depreciation methods used for property and equipment for tax and financial reporting purposes. The deferred tax liability represents the future tax return consequences of this difference.


NOTE 2:   Excess Mortgage Servicing Rights

          During the year ended October 31, 1990, the company began recognizing income from excess mortgage servicing rights connected with their FHLMC loan servicing portfolio. Mortgage servicing rights represent the company's opportunity to maintain mortgage records for a servicing fee.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1993


NOTE 2:   Excess Mortgage Servicing Rights (continued)

          The industry establishes a "normal" servicing fee (presently .25%), any amount to be earned in addition to the normal fee is considered "excess" and may be capitalized. Excess mortgage servicing rights capitalized in any given year are computed over the estimated lives of the loans by multiplying the anticipated principal balances with the excess servicing rate and applying an appropriate present value factor to the resulting income stream. As the servicing fees are collected the amount which represents previously capitalized excess mortgage servicing reduces the basis of the asset. There were no additional excess mortgage servicing rights capitalized during the year. The remaining balance at October 31, 1993 is $592,169 which is net of $653,269 in accumulated amortization.


NOTE 3:   Notes Payable to Banks

          The company has a line of credit with First Interstate Bank of Washington of $15,000,000 at October 31, 1993. Interest is computed at the bank's prime rate (6% at October 31, 1993) plus 1/4% and is payable monthly. The balance outstanding at October 31, 1993 is $13,237,990. The company also has a line of credit with Seattle First National Bank of $7,000,000 at October 31, 1993. Interest is computed at the bank's prime rate (6% at October 31, 1993) plus 1/2% and is payable monthly. The balance outstanding at October 31, 1993 is $4,795,239.

          Both lines of credit are secured by trade receivables and are personally guaranteed by the company's stockholders. The proceeds of the loans are used to fund individual mortgage transactions closed through the company. Typically an individual mortgage transaction is sold to an outside investor and the line of credit loan repaid in less than ten days.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1993


NOTE 4:   Long-term Debt

          Long-term debt at October 31, 1993 consisted of the following:

            Note payable to a bank, collateralized by an automobile, payable $482 per month
               including interest at 10.25% due January 3, 1994 . . . . . . . . . . . . . . . . . .             $    668

            Note payable to a bank, collateralized by an automobile, payable $1,034 per month
               including interest at 10.75% due April 30, 1998  . . . . . . . . . . . . . . . . . .               43,777

            Note payable to a bank, collateralized by an automobile, payable $1,104 per month
               including interest at 10.75% due April 30, 1998  . . . . . . . . . . . . . . . . . .               47,121

            Note payable to a bank, collateralized by an automobile, payable $853 per month
               plus interest at 9.5% due May 1999 . . . . . . . . . . . . . . . . . . . . . . . . .               57,183
                                                                                                                --------
                                                                                                                 148,749
               Less current maturities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               27,610
                                                                                                                --------
                                                                                                                $121,139
                                                                                                                ========

          Principal maturities of long-term debt for the fiscal years subsequent to October 31, 1993 are as follows:

            1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             $ 27,610
            1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               28,828
            1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               30,928
            1997  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               33,264
            1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               22,146
            Thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                5,973
                                                                                                                --------
                                                                                                                $148,749
                                                                                                                ========

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1993


NOTE 5:   Obligations under Capital Leases

          Equipment is being held under a number of noncancelable capital leases with terms of thirty-six to sixty months. These assets are stated on the balance sheet at their capitalized cost of $130,810. Accumulated depreciation of $74,828 has been recognized to date.

          Annual maturities of capital lease obligations for the fiscal years subsequent to October 31, 1993 are as follows:

            1994  . . . . . . . . . . . . . . . . . . . . . . . . . . .  $38,573
            1995  . . . . . . . . . . . . . . . . . . . . . . . . . . .   35,818
            1996  . . . . . . . . . . . . . . . . . . . . . . . . . . .   10,364
            1997  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,367
                                                                         -------
            Total lease payments  . . . . . . . . . . . . . . . . . . .   87,122
              Less amount representing interest   . . . . . . . . . . .   10,937
                                                                         -------
            Present value of future lease payments  . . . . . . . . . .   76,185
            Current obligations under capital leases  . . . . . . . . .   31,071
                                                                         -------

            Long-term obligations under capital leases  . . . . . . . .  $45,114
                                                                         =======

NOTE 6:   Profit-sharing Plan

          The company has a non-contributory, trusteed, qualified profit-sharing plan for all qualified employees. The plan provides for discretionary contributions by the company up to the maximum amount permitted by the Internal Revenue Code, such amount to be determined annually by the Board of Directors. The company has determined a $100,000 contribution to the plan for the year ended October 31, 1993.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1993


NOTE 7:   Related Party Transactions

          Leases:
            The company leases office equipment from an entity related through common ownership. A description and a schedule of future obligations for these leases is provided in Note 8.

          Asset sales:
            The company sold various office equipment with a book value of $3,086 to an entity related though common ownership for $11,000 resulting in a gain of $7,914.


NOTE 8:   Operating Lease Commitments

          Facilities:
            Operations for main and branch offices are conducted in leased facilities under terms of agreements expiring March 1994 and June 1995, respectively. The branch lease agreement provides for increased payments over the life of the lease. For financial statement purposes, these payments have been amortized on a straight-line basis as required by generally accepted accounting principles. Total lease expense is $305,388 for the year ended October 31, 1993. The branch office lease agreement contains an option to extend the lease for a five year period.

          Automobile:
            The company leases an automobile under terms of an agreement expiring February 1997. Total automobile lease expense is $12,982 for the year ended October 31, 1993.

            Future obligations under the lease agreements for the fiscal years subsequent to October 31, 1993 are as follows:

               1994 . . . . . . . . . . . . . . . . . . . . . . . . . . $237,846
               1995 . . . . . . . . . . . . . . . . . . . . . . . . . .   94,704
               1996 . . . . . . . . . . . . . . . . . . . . . . . . . .   12,984
               1997 . . . . . . . . . . . . . . . . . . . . . . . . . .    4,328
                                                                        --------
                                                                        $349,862
                                                                        ========

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1993


NOTE 8:   Operating Lease Commitments (continued)

          Office equipment:
            The company leases office equipment from a related entity under noncancelable operating leases expiring April 1995 and December 1995. Total lease expense of $99,710 for the year ended October 31, 1993 was paid to the related entity.

            Future obligations under the lease agreements for the fiscal years subsequent to October 31, 1993 are as follows:

               1994 . . . . . . . . . . . . . . . . . . . . . . . . . . $ 78,780
               1995 . . . . . . . . . . . . . . . . . . . . . . . . . .   76,715
               1996 . . . . . . . . . . . . . . . . . . . . . . . . . .    6,270
                                                                        --------
                                                                        $161,765
                                                                        ========

NOTE 9:   Stock Options

          The majority stockholders have granted options to two minority stockholders to purchase a majority of equity interest in the company at a price set from a value formula in the stock option agreement. During the year ended October 31, 1993 the minority stockholders indicated their intent to exercise options purchasing 42.7% of the corporate stock from the majority stockholders. The stockholders are currently negotiating the final terms of this agreement.


NOTE 10:  Provision for Income Tax

          The provision for income tax is comprised of the following:

            Current tax benefit resulting from carryback of net
              operating loss  . . . . . . . . . . . . . . . . . . . . .  $33,320
            Deferred income tax benefit   . . . . . . . . . . . . . . .    1,500
                                                                         -------
                                                                         $34,820
                                                                         =======

          Deferred taxes of $3,500 results from timing differences related to accelerated depreciation for tax purposes.

                          INDEPENDENT AUDITORS' REPORT




Stockholders
Emerald Mortgage Company
Lynnwood, Washington



We have audited the accompanying balance sheet of Emerald Mortgage Company as of October 31, 1992 and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, the provisions of the Consolidated Audit Guide for Audits of HUD Programs dated October 1991, and the provisions of the Audit Guide for Use by Independent Public Accountants in Audits of Freddie Mac Approved Seller/Servicers dated June 1991. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Mortgage Company as of October 31, 1992 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Benson & McLaughlin, P.S.

December 16, 1992

                            EMERALD MORTGAGE COMPANY

                                 BALANCE SHEET
                                OCTOBER 31, 1992

                                                                ASSETS

CURRENT ASSETS:
  Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 2,168,561
  Trade receivables (Note 3):
    Mortgage contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $17,196,876
    Loan fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          332,528
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          100,648        17,630,052
                                                                                         -----------
  Employee advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6,268
  Miscellaneous receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7,709
  Prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             76,945
                                                                                                           -----------
        Total current assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19,889,535

PROPERTY AND EQUIPMENT, AT COST:
  Office furniture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          109,543
  Office equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          268,614
  Automobiles (Note 4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          270,266
  Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           10,093
  Assets under capital lease (Note 5) . . . . . . . . . . . . . . . . . . . . . . .           98,035
                                                                                         -----------
                                                                                             756,551
    Less accumulated depreciation . . . . . . . . . . . . . . . . . . . . . . . . .         (362,817)          393,734
                                                                                         -----------

OTHER ASSETS:
  Excess mortgage servicing rights (Note 2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .            986,948
  Investments:
    Common stock, at cost (no regularly
      quoted market)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           24,300
    Limited partnership interest, at
      underlying equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17,100
    Artwork . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15,373            56,773
                                                                                         -----------
  Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             13,907
                                                                                                           -----------

                             TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $21,340,897
                                                                                                           ===========


                                                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable to bank (Note 3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $17,196,876
  Accounts payable - trade  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            196,434
  Accrued liabilities:
    Salaries and commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $1,715,490
    Taxes accrued and withheld  . . . . . . . . . . . . . . . . . . . . . . . . . .           46,180
    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          276,282
    Profit-sharing contribution (Note 6)  . . . . . . . . . . . . . . . . . . . . .          100,000
    Federal income tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          249,915         2,387,867
                                                                                           ---------
  Current maturities of long-term debt (Note 4) . . . . . . . . . . . . . . . . . . . . . . . . . .             30,630
  Current maturities of obligations under capital leases
    (Note 5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             19,150
                                                                                                           -----------
        Total current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19,830,957

LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities
    (Note 4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          149,104
  Obligations under capital leases, net of
    current maturities (Note 5) . . . . . . . . . . . . . . . . . . . . . . . . . .           43,537
  Lease payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           22,377           215,018
                                                                                           ---------

COMMITMENTS AND CONTINGENCIES (Notes 5, 8 and 9)

STOCKHOLDERS' EQUITY:
  Common stock, $.40 par value, 50,000 shares
    authorized, 975 shares issued . . . . . . . . . . . . . . . . . . . . . . . . .              390
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . .           80,350
  Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,214,182
                                                                                          ----------
        Total stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,294,922
                                                                                                           -----------

                             TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $21,340,897
                                                                                                           ===========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                              STATEMENT OF INCOME
                      FOR THE YEAR ENDED OCTOBER 31, 1992

INCOME:
  Loan fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $ 4,766,394
  Marketing income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2,742,770
  Loan servicing fees (net of subservicing costs) . . . . . . . . . . . . . . . . . . . . . . . .              960,604
  Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              877,674
  Sale of loan servicing rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              246,335
  Correspondent fee income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              237,105
  Processing fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              227,019
  Appraisal fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              104,705
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              173,739
                                                                                                           -----------
                                                                                                            10,336,345

OPERATING EXPENSES:
  Office salaries and commissions . . . . . . . . . . . . . . . . . . . . . . . . .       $3,465,175
  Officers' salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,924,699
  Interest expense-loan funding and servicing . . . . . . . . . . . . . . . . . . .          909,465
  Office rent (Note 8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          299,273
  Payroll taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          316,260
  Office expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          228,402
  Telephone and utilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          133,124
  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          126,670
  Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           72,783
  Equipment and auto lease expense (Notes 7 and 8)  . . . . . . . . . . . . . . . .          119,504
  Mortgage loan expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          228,619
  Legal and accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           71,828
  Profit-sharing contribution (Note 6)  . . . . . . . . . . . . . . . . . . . . . .          100,000
  Travel and entertainment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           50,326
  Advertising and promotion . . . . . . . . . . . . . . . . . . . . . . . . . . . .           26,831
  Repairs and maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           37,377
  Other professional services . . . . . . . . . . . . . . . . . . . . . . . . . . .           32,405
  Business taxes and licenses . . . . . . . . . . . . . . . . . . . . . . . . . . .           51,297
  Dues and subscriptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           20,970
  Training and education  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6,642
  Auto allowance and expense  . . . . . . . . . . . . . . . . . . . . . . . . . . .            4,007
  Quality control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           21,034
  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           35,837         9,282,528
                                                                                          ----------       -----------

INCOME FROM OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,053,817

OTHER INCOME (EXPENSE):
  Income from limited partnership investment  . . . . . . . . . . . . . . . . . . .            3,178
  Interest income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4,717
  Interest expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (27,581)
  Loss on sale of assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (4,967)          (24,653)
                                                                                          ----------       -----------

INCOME BEFORE FEDERAL INCOME TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            1,029,164

FEDERAL INCOME TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              355,000
                                                                                                           -----------

NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          $   674,164
                                                                                                           ===========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED OCTOBER 31, 1992


                           COMMON STOCK     ADDITIONAL                TOTAL
                           -------------     PAID-IN    RETAINED   STOCKHOLDERS'
                           SHARES  AMOUNT    CAPITAL    EARNINGS      EQUITY
                           ------  ------   ----------  --------   ------------
BALANCE,
  OCTOBER 31,
  1991......               1,000    $400     $65,350   $  575,774   $  641,524

PURCHASE AND
  RETIREMENT
  OF 25
  SHARES OF
  COMMON
  STOCK                      (25)    (10)                 (35,756)     (35,766)

CONTRIBUTION
  BY
  STOCKHOLDER                                 15,000                    15,000

NET INCOME..                                              674,164      674,164
                            ----    ----     -------   ----------   ----------

BALANCE,
  OCTOBER 31,
  1992.....                  975    $390     $80,350   $1,214,182   $1,294,922
                            ====    ====     =======   ==========   ==========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED OCTOBER 31, 1992

                          INCREASE (DECREASE) IN CASH

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 9,497,281
  Cash paid to suppliers and employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (7,040,085)
  Interest paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (761,758)
  Income taxes paid . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (207,912)
  Interest received . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,717
  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         ( 3,000)
                                                                                                            -----------
      Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,489,243
                                                                                                            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (144,693)
  Proceeds from sale of assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11,781
  Distributions received from partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,140
  Purchase of artwork . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (1,500)
                                                                                                            -----------
      Net cash used in investing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (131,272)
                                                                                                            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71,692
  Principal payments on long-term debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (39,987)
  Repurchase of common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (35,766)
                                                                                                            -----------
      Net cash used in financing activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (4,061)
                                                                                                            -----------

NET INCREASE IN CASH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,353,910

CASH AT BEGINNING OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         814,651
                                                                                                            -----------
CASH AT END OF YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 2,168,561
                                                                                                            ===========

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY
    OPERATING ACTIVITIES:
  Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $   674,164
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72,783
    Loss on sale of assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,967
    Income from investment in partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (3,178)
    Excess mortgage servicing rights (net)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (462,005)
    Lease expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (1,695)
  Changes in assets and liabilities:
    Increase in receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (11,835,650)
    Increase in prepaid expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (4,264)
    Increase in deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (216)
    Increase in note payable to bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,458,591
    Increase in accounts payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54,688
    Increase in accrued profit-sharing contributions  . . . . . . . . . . . . . . . . . . . . . . . . .          60,000
    Increase in interest payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         175,288
    Increase in accrued expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,151,682
    Increase in federal income tax payable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         145,588
    Decrease in deferred federal income tax payable . . . . . . . . . . . . . . . . . . . . . . . . . .          (1,500)
                                                                                                            -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 1,489,243
                                                                                                            ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES:

  On April 12, 1992, a stockholder made a capital contribution of an automobile with a value of $15,000.


                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1992

NOTE 1:   Business Purpose and Summary of Significant Accounting Policies

          Business Purpose:
            Loan closing:
               Emerald Mortgage Company was incorporated September 2, 1982, principally to qualify as a FHA approved nonsupervised mortgagee for HUD-insured mortgages. The company also provides services for conventional, VA, FHLMC and FNMA mortgage financing. The company provides these services primarily in western Washington.

            Loan servicing:
               During the year ended October 31, 1988 Emerald Mortgage Company entered the loan servicing market to service loans closed through the Federal Home Loan Mortgage Corporation (FHLMC). The company entered the Federal National Mortgage Association (FNMA) loan servicing market during the year ended October 31, 1992.
               At year end October 31, 1992 the company was servicing 2,350 loans on behalf of the FHLMC and 12 loans on behalf of FNMA, with an approximate portfolio value of $277,275,000 and $1,368,000, respectively.

          Summary of significant accounting policies:
            Cash:
               At October 31, 1992, $2,168,561 was deposited with a single bank in three separate accounts.

            Accounts receivable:
               The company is on the direct write-off method for recognizing uncollectible accounts. No allowance was considered necessary at October 31, 1992. Collectibility of mortgage contracts is subject to purchase of the contract by an investor. Emerald Mortgage Company obtains a commitment to sell each loan prior to its closing. In the event a contract is not sold, or the company is required to repurchase it, the company would retain the mortgage secured by the property involved. Mortgages receivable are recorded at cost which approximates market value at October 31, 1992.

            Property, equipment and depreciation:
               Property and equipment is stated at cost. Material expenditures which significantly increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1992

NOTE 1:   Business Purpose and Summary of Significant Accounting Policies
            (continued)

          Property, equipment and depreciation (continued):
            Depreciation expense is computed over the estimated useful lives of the assets using straight-line and accelerated methods.

          Income recognition:
               The company recognizes loan placement fee income when the loan is closed.

          Income tax:
               The company uses the deferred credit method of accounting for income tax. Tax on amounts which affect financial and taxable income in different periods are reported as deferred income tax. There were no items which significantly affect financial and taxable income at October 31, 1992. Accordingly there is no provision for deferred income tax.


NOTE 2:   Excess Mortgage Servicing Rights

          During the year ended October 31, 1990, the company began recognizing income from excess mortgage servicing rights connected with their FHLMC loan servicing portfolio. For the year ended October 31, 1992 excess servicing rights related to FNMA loans have also been recognized (see Note 1). Mortgage servicing rights represent the company's opportunity to maintain mortgage records for a servicing fee. The industry establishes a "normal" servicing fee (presently .25%), any amount to be earned in addition to the normal fee is considered "excess" and may be capitalized.

          Excess servicing is computed over the estimated lives of the loans by multiplying the anticipated principal balances with the excess servicing rate and applying an appropriate present value factor to the resulting income stream. As the servicing fees are collected the amount which represents previously capitalized excess mortgage servicing reduces the basis of the asset. The amount capitalized at October 31, 1992 is $986,948 which is net of $258,490 in amortization.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1992


NOTE 3:   Note Payable to Bank

          The company has a line of credit with a bank of $17,500,000 at October 31, 1992 which will reduce to $15,000,000 on November 6, 1992. The line of credit is secured by trade receivables and is personally guaranteed by the company's majority stockholders. The proceeds of the loan are used to fund individual mortgage transactions closed through the company. Typically an individual mortgage transaction is sold to an outside investor and the line of credit loan repaid in less than ten days. Interest is computed at the bank's prime rate (6% at October 31, 1992) plus 1/4% and is
          payable monthly.   The balance  outstanding at  October 31, 1992 is
          $17,196,876.


NOTE 4:   Long-term Debt

          Long-term debt at October 31, 1992 consisted of the following:

               Note payable to a bank, collateralized by an
                 automobile, payable $482 per month
                 including interest at 10.25% due January 3,
                 1994 . . . . . . . . . . . . . . . . . . . . .       $  6,406

               Note payable to a bank, collateralized by an
                 automobile, payable $1,034 per month
                 including interest at 10.75% due April 30,
                 1998 . . . . . . . . . . . . . . . . . . . . .         51,051

               Note payable to a bank, collateralized by an
                 automobile, payable $1,104 per month
                 including interest at 10.75% due April 30,
                 1998 . . . . . . . . . . . . . . . . . . . . .         54,852

               Note payable to a bank, collateralized by an
                 automobile, payable $853 per month plus
                 interest at 9.5% due May 1999  . . . . . . . .         67,425
                                                                      --------
                                                                       179,734
               Less current maturities  . . . . . . . . . . . .         30,630
                                                                      --------
                                                                      $149,104
                                                                      ========

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1992


NOTE 4:   Long-term Debt (continued):

          Principal maturities of long-term debt for the fiscal years subsequent to October 31, 1992 are as follows:

            1993  . . . . . . . . . . . . . . . . . . . .     $ 30,630
            1994  . . . . . . . . . . . . . . . . . . . .       27,965
            1995  . . . . . . . . . . . . . . . . . . . .       28,828
            1996  . . . . . . . . . . . . . . . . . . . .       30,928
            1997  . . . . . . . . . . . . . . . . . . . .       33,264
            Thereafter  . . . . . . . . . . . . . . . . .       28,119
                                                              --------
                                                              $179,734
                                                              ========


NOTE 5:   Obligations under Capital Leases

          Equipment is being held under a number of noncancelable capital leases with terms of thirty-six to sixty months. These assets are stated on the balance sheet at their capitalized cost of $98,035. Accumulated depreciation of $57,982 has been recognized to date.

          Annual maturities of capital lease obligations for the fiscal years subsequent to October 31, 1992 are as follows:

            1993  . . . . . . . . . . . . . . . . . . . .      $27,491
            1994  . . . . . . . . . . . . . . . . . . . .       25,987
            1995  . . . . . . . . . . . . . . . . . . . .       23,751
            1996  . . . . . . . . . . . . . . . . . . . .          896
                                                               -------
            Total lease payments  . . . . . . . . . . . .       78,125
              Less amount representing interest   . . . .       15,438
                                                               -------
            Present value of future lease payments  . . .       62,687
            Current obligations under capital leases  . .       19,150
                                                               -------

            Long-term obligations under capital leases  .      $43,537
                                                               =======


NOTE 6:   Profit-sharing Plan

          The company has a non-contributory, trusteed, qualified profit-sharing plan for all qualified employees. The plan provides for discretionary contributions by the company up to the maximum amount permitted by the Internal Revenue Code, such amount to be determined annually by the Board of Directors. The company has determined a $100,000 contribution to the plan for the year ended October 31, 1992.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1992


NOTE 7:   Related Party Transactions

          Leases:
            The company leases office equipment from an entity related through common ownership. A description and a schedule of future obligations for these leases is provided in Note 8.


NOTE 8:   Operating Lease Commitments

          Facilities:
            Operations for main and branch offices are conducted in leased facilities under terms of agreements expiring February, 1993 and June, 1995, respectively. The branch lease agreement provides for increased payments over the life of the lease. For financial statement purposes, these payments have been amortized on a straight-line basis as required by generally accepted accounting principles. Total lease expense is $299,273 for the year ended October 31, 1992. The branch office lease agreement contains an option to extend the lease for a five year period.

          Automobile:
            The company leases an automobile under terms of an agreement expiring February, 1997. Total automobile lease expense is $2,164 for the year ended October 31, 1992.

            Future obligations under the lease agreements for the fiscal years subsequent to October 31, 1992 are as follows:

               1993 . . . . . . . . . . . . . . . . . . .     $192,632
               1994 . . . . . . . . . . . . . . . . . . .      143,736
               1995 . . . . . . . . . . . . . . . . . . .       94,704
               1996 . . . . . . . . . . . . . . . . . . .       12,984
               1997 . . . . . . . . . . . . . . . . . . .        4,328
                                                              --------
                                                              $448,384
                                                              ========

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1992


NOTE 8:   Operating Lease Commitments (continued)

          Office equipment:
            The company leases office equipment from a related entity under noncancelable operating leases expiring April, 1994 and December, 1995. Total lease expense of $94,786 for the year ended October 31, 1992 was paid to the related entity.

            Future obligations under the lease agreements for the fiscal years subsequent to October 31, 1992 are as follows:

               1993 . . . . . . . . . . . . . . . . . . .     $ 78,780
               1994 . . . . . . . . . . . . . . . . . . .       78,780
               1995 . . . . . . . . . . . . . . . . . . .       76,715
               1996 . . . . . . . . . . . . . . . . . . .        6,270
                                                              --------
                                                              $240,545
                                                              ========


NOTE 9:   Stock Options

          The majority stockholders have granted options to two minority stockholders to purchase a substantial portion of their equity interest in the company at a price set from a value formula in the stock option agreement. During the year ended October 31, 1992 the minority stockholders exercised options purchasing 4.9% of the corporate stock from the majority stockholders. The final options may be exercised in October, 1993.

                          INDEPENDENT AUDITOR'S REPORT




Stockholders
Emerald Mortgage Company
Lynnwood, Washington


We have audited the accompanying balance sheet of Emerald Mortgage Company as of October 31, 1991 and the related statements of income and retained earnings, cash flows, and the computation of adjusted net worth for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, the provisions of the Audit Guide for Use by Independent Public Accountants in Audits of HUD-Approved Nonsupervised Mortgagees, Loan Correspondents and Co-insuring Mortgagees and the Audit Guide for Use by Independent Public Accountants in Audits of Freddie Mac Approved Sellers/Servicers. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Mortgage Company as of October 31, 1991 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



Benson & McLaughlin, P.S.

December 5, 1991

                            EMERALD MORTGAGE COMPANY

                                 BALANCE SHEET
                               OCTOBER 31, 1991

                                     ASSETS

CURRENT ASSETS (Note 3):
  Cash:
    Unrestricted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $  814,651
    Restricted - for note payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        336,504        $1,151,155
                                                                                                  ----------
  Receivables:
    Trade:
      Mortgage contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5,742,847
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         43,954
  Employee advances (Note 8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          8,050
  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13,528         5,808,379
                                                                                                  ----------
  Prepaid expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            72,681
                                                                                                                    ----------
        Total current assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,032,215


PROPERTY AND EQUIPMENT, AT COST (Note 3):
  Office furniture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        106,759
  Office equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        200,168
  Automobiles (Note 4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        207,961
  Leasehold improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         10,093
  Assets under capital lease (Note 5) . . . . . . . . . . . . . . . . . . . . . . . . . . . .         98,035
                                                                                                  ----------
                                                                                                     623,016
    Less accumulated depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (299,444)          323,572
                                                                                                  ----------


OTHER ASSETS (Note 3):
  Excess mortgage servicing rights (Note 2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           524,943
  Investments:
    Common stock, at cost (no regularly
      quoted market)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24,300
    Limited partnership interest, at
      underlying equity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17,062
    Artwork . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         13,873            55,235
                                                                                                  ----------
  Deposits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            13,691
                                                                                                                    ----------


                              TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $7,949,656
                                                                                                                    ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable to bank (Note 3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $6,074,789
  Accounts payable - trade   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           141,746
  Accrued liabilities:
    Salaries and commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $576,365
    Taxes accrued and withheld  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         28,188
    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        100,994
    Profit-sharing contribution (Note 6)  . . . . . . . . . . . . . . . . . . . . . . . . . .         40,000
    Federal income tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        104,327
    Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          5,435           855,309
                                                                                                    --------
  Current maturities of long-term debt (Note 4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            18,343
  Current maturities of obligations under capital leases
    (Note 5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            17,188
                                                                                                                    ----------
         Total current liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        7,107,375


LONG-TERM LIABILITIES:
  Long-term debt, net of current maturities
    (Note 4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        112,332
  Obligations under capital leases, net of
    current maturities (Note 5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         62,853
  Lease payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         24,072
  Deferred federal income tax (Note 7)  . . . . . . . . . . . . . . . . . . . . . . . . . . .          1,500           200,757
                                                                                                    --------


COMMITMENTS AND CONTINGENCIES (Notes 5, 9 and 10)

STOCKHOLDERS' EQUITY:
  Common stock, $.40 par value, 50,000 shares
    authorized, 1,000 shares issued . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            400
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         65,350
  Retained earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        575,774
                                                                                                    --------
         Total stockholders' equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           641,524
                                                                                                                    ----------

                   TOTAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $7,949,656
                                                                                                                    ==========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED OCTOBER 31, 1991


INCOME:
       Loan fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $2,751,056
       Marketing income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,182,694
       Loan servicing fees (net of subservicing costs)  . . . . . . . . . . . . . . . . . . . . . . . . . .               566,697
       Interest income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               461,537
       Processing fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               110,110
       Correspondent fee income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               101,797
       Appraisal fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                88,415
       Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                87,320
                                                                                                                       ----------
                                                                                                                        5,349,626

OPERATING EXPENSES:
       Office salaries and commissions  . . . . . . . . . . . . . . . . . . . . . . .            $1,887,148
       Officers' salary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             1,319,584
       Interest expense-loan funding  . . . . . . . . . . . . . . . . . . . . . . . .               412,372
       Office rent (Note 9) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               268,132
       Payroll taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               233,539
       Office expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               131,462
       Telephone and utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . .               107,443
       Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               103,664
       Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                66,546
       Equipment expense (Notes 8 and 9)  . . . . . . . . . . . . . . . . . . . . . .                65,888
       Mortgage loan expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                59,811
       Legal and accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                47,981
       Profit-sharing contribution (Note 6) . . . . . . . . . . . . . . . . . . . . .                40,000
       Travel and entertainment . . . . . . . . . . . . . . . . . . . . . . . . . . .                33,382
       Advertising and promotion  . . . . . . . . . . . . . . . . . . . . . . . . . .                31,712
       Repairs and maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . .                26,633
       Other professional services  . . . . . . . . . . . . . . . . . . . . . . . . .                26,243
       Business taxes and licenses  . . . . . . . . . . . . . . . . . . . . . . . . .                19,838
       Dues and subscriptions . . . . . . . . . . . . . . . . . . . . . . . . . . . .                14,225
       Training and education . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 7,709
       Auto allowance and expense . . . . . . . . . . . . . . . . . . . . . . . . . .                 7,155
       Quality control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3,159
       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                10,059             4,923,685
                                                                                                 ----------            ----------

INCOME FROM OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               425,941

OTHER INCOME (EXPENSE):
       Litigation expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (93,338)
       Interest expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (21,856)
       Income from limited partnership
         investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 3,116
       Interest income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   106              (111,972)
                                                                                                 ----------            ----------

INCOME BEFORE FEDERAL INCOME TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               313,969

FEDERAL INCOME TAX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               107,000
                                                                                                                       ----------

NET INCOME  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               206,969

RETAINED EARNINGS, OCTOBER 31, 1990 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               368,805
                                                                                                                       ----------
RETAINED EARNINGS, OCTOBER 31, 1991 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $  575,774
                                                                                                                       ==========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED OCTOBER 31, 1991

                         INCREASE IN UNRESTRICTED CASH



CASH FLOWS FROM OPERATING ACTIVITIES:
     Cash received from customers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 4,891,803
     Cash paid to suppliers and employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (3,862,787)
     Interest paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (366,497)
     Income taxes refunded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6,727
     Interest received  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                106
                                                                                                             -----------
            Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . .            669,352
                                                                                                             -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (224,144)
     Proceeds from sale of assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             47,000
     Distributions received from partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,195
                                                                                                             -----------
            Net cash used by investing activities . . . . . . . . . . . . . . . . . . . . . . . . . .           (173,949)
                                                                                                             -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of long-term debt   . . . . . . . . . . . . . . . . . . . . . . . . . . .            138,974
     Principal payments on long-term debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (24,595)
                                                                                                             -----------
            Net cash provided by financing activities . . . . . . . . . . . . . . . . . . . . . . . .            114,379
                                                                                                             -----------

NET INCREASE IN UNRESTRICTED CASH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            609,782

UNRESTRICTED CASH AT BEGINNING OF YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            204,869
                                                                                                             -----------
UNRESTRICTED CASH AT END OF YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $   814,651
                                                                                                             ===========

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY
         OPERATING ACTIVITIES:
     Net income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $   206,969
     Adjustments to reconcile net income to net cash
            provided by operating activities:
         Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             66,546
         Income from investment in partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . .             (3,116)
         Excess mortgage servicing rights (net) . . . . . . . . . . . . . . . . . . . . . . . . . . .           (426,346)
         Lease expense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             15,382
     Changes in assets and liabilities:
         Increase in receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (3,483,524)
         Decrease in refundable federal income tax  . . . . . . . . . . . . . . . . . . . . . . . . .              9,400
         Increase in prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (18,842)
         Increase in deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               (912)
         Increase in note payable to bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,452,047
         Increase in accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             76,063
         Increase in accrued profit-sharing contributions . . . . . . . . . . . . . . . . . . . . . .             31,000
         Increase in interest payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             67,731
         Increase in accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            572,627
         Increase in federal income tax payable . . . . . . . . . . . . . . . . . . . . . . . . . . .            104,327
                                                                                                             -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $   669,352
                                                                                                             ===========

                See accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 1991


NOTE 1:   Business Purpose and Summary of Significant Accounting
             Policies

          Business Purpose:
             Loan closing:
                   Emerald Mortgage Company was incorporated September 2, 1982, principally to qualify as a FHA approved nonsupervised mortgagee for HUD-insured mortgages. The company also provides services for conventional, VA and FHLMC mortgage financing. The company provides these services primarily in western Washington.

             Loan servicing:
                   During the year ended October 31, 1988 Emerald Mortgage Company entered the loan servicing market to service loans closed through the Federal Home Loan Mortgage Corporation (FHLMC). At year end October 31, 1991 the company was servicing 943 loans on behalf of the FHLMC with an approximate portfolio value of $111,725,000.

             Summary of significant accounting policies:
                Unrestricted cash:
                   At October 31, 1991 $814,651 was deposited with a single bank.

                Accounts receivable:
                   The company is on the direct write-off method for recognizing uncollectible accounts. No allowance was considered necessary at October 31, 1991. Collectibility of mortgage contracts is subject to purchase of the contract by an investor. In the event a contract is not sold, the company would retain the mortgage secured by the property involved. Mortgages receivable are recorded at cost which approximates market value at October 31, 1991.

                Property, equipment and depreciation:
                   Property and equipment is stated at cost. Material expenditures which significantly increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                   Depreciation expense is computed over the estimated useful lives of the assets using straight-line and accelerated methods.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1991


NOTE 1:   Business Purpose and Summary of Significant Accounting
              Policies (continued)

              Income recognition:
                    The company recognizes loan placement fee income when the loan is closed.

              Income tax:
                    The company uses the deferred credit method of accounting for income tax. Tax on amounts which affect financial and taxable income in different periods are reported as deferred income tax. The principal item that results in deferred income tax is depreciation.

NOTE 2:   Excess Mortgage Servicing Rights

          During the year ended October 31, 1990, the company began recognizing income from excess mortgage servicing rights connected with their FHLMC loan servicing portfolio (see note
          1). Mortgage servicing rights represent the company's opportunity to maintain mortgage records for a servicing fee. The industry establishes a "normal" servicing fee, any amount to be earned in addition to the normal fee is considered "excess" and may be capitalized. As the servicing fees are collected the amount which represents previously capitalized excess mortgage servicing reduces the basis of the asset. The amount capitalized at October 31, 1991 is $524,943 which is net of $63,918 in amortization.

NOTE 3:   Note Payable to Bank

          The company has a line of credit with a bank which totals $10,000,000, is secured by all the assets of the company and is personally guaranteed by the company's stockholders. The proceeds of the loan are used to fund individual mortgage transactions closed through the company. Typically an individual mortgage transaction is sold to an outside investor and the line of credit loan repaid in less than ten days. Interest is computed at the bank's prime rate (8% at October 31, 1991) plus 1/4% and is payable monthly. The balance outstanding at October 31, 1991 is $6,074,789.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1991


NOTE 4:  Long-term Debt


         Long-term debt at October 31, 1991 consisted of the following:


                 Note payable to a bank, collateralized by an
                          automobile, payable $482 per month
                          including interest at 10.25% due January 3,
                          1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $11,290

                 Note payable to a bank, collateralized by an
                          automobile, payable $1,034 per month
                          including interest at 10.75% due April 30,
                          1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         57,588

                 Note payable to a bank, collateralized by an
                          automobile, payable $1,104 per month
                          including interest at 10.75% due April 30,
                          1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         61,797
                                                                                                          --------
                                                                                                           130,675
                          Less current maturities   . . . . . . . . . . . . . . . . . . . . . . . .         18,343
                                                                                                          --------

                                                                                                          $112,332
                                                                                                          ========

         Principal maturities of long-term debt for the years subsequent to October 31, 1991 are as follows:

                 1992       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $ 18,343
                 1993       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20,388
                 1994       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         17,746
                 1995       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18,586
                 1996       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         20,686
                 Thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         34,926
                                                                                                          --------

                                                                                                          $130,675
                                                                                                          ========

NOTE 5:  Obligations under Capital Leases

         Equipment is being held under a number of noncancelable capital leases with terms of thirty-six to sixty months. These assets are stated on the balance sheet at their capitalized cost of $98,035. Accumulated depreciation of $38,506 has been recognized to date.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1991


NOTE 5:  Obligations under Capital Leases (continued)


         Annual maturities of capital lease obligations for the years subsequent to October 31, 1991 are as follows:

          1992  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 28,607
          1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             27,729
          1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             25,987
          1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             23,751
          1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                895
                                                                                              --------
          Total lease payments  . . . . . . . . . . . . . . . . . . . . . . . . . .            106,969
            Less amount representing interest . . . . . . . . . . . . . . . . . . .             26,928
                                                                                              --------
          Present value of future lease payments  . . . . . . . . . . . . . . . . .             80,041
          Current obligations under capital leases  . . . . . . . . . . . . . . . .             17,188
                                                                                              --------

          Long-term obligations under capital leases  . . . . . . . . . . . . . . .           $ 62,853
                                                                                              ========

NOTE 6:  Profit-sharing Plan

         The company has a non-contributory, trusteed, qualified profit-sharing plan for all qualified employees. The plan provides for discretionary contributions by the company up to the maximum amount permitted by the Internal Revenue Code, such amount to be determined annually by the Board of Directors. The company made a $40,000 contribution to the plan for the year ended October 31, 1991.

NOTE 7:  Federal Income Tax

         Deferred taxes of $1,500 results from timing differences related to accelerated depreciation for tax purposes.

         The company has a capital loss carryover of $846 to be applied against future capital gain income. The carryover expires October 31, 1992.

NOTE 8:  Related Party Transactions

         Stockholder advance receivable:
                  During the year ended October 31, 1991 the company advanced $5,000 to a stockholder. The advance is non interest bearing and there are no formal repayment terms.

EMERALD MORTGAGE COMPANY

OCTOBER 31, 1991


NOTE 8:   Related Party Transactions (continued)

          Leases:
              The company leases office equipment from an entity related through common ownership. A description and a schedule of future obligations for these leases is provided in Note 9.

NOTE 9:   Operating Lease Commitments

          Facilities:
              Operations for main and branch offices are conducted in leased facilities under terms of agreements expiring February, 1993 and June, 1995, respectively. The lease agreements provide for increased payments over the life of the lease. For financial statement purposes, these payments have been amortized on a straight-line basis as required by generally accepted accounting principles. Total lease expense is $268,132 for the year ended October 31, 1991. The branch office lease agreement contains an option to extend the lease for a five year period.

              Future obligations under the lease agreements for the years subsequent to October 31, 1991 are as follows:


                1992  . . . . . . . . . . . . . . . . . .  $251,647
                1993  . . . . . . . . . . . . . . . . . .   173,680
                1994  . . . . . . . . . . . . . . . . . .   130,752
                1995  . . . . . . . . . . . . . . . . . .    81,720
                                                           --------
                                                           $637,799
                                                           ========

    Office equipment:
        The company leases office equipment from a related entity under noncancelable operating leases expiring August 1994 and April 1995. Total lease expense of $46,315 for the year ended October 31, 1991 was paid to the related entity.

        Future obligations under the lease agreements for the years subsequent to October 31, 1991 are as follows:


           1992  . . . . . . . . . . . . . . . . . . . . . . .  $ 56,340
           1993  . . . . . . . . . . . . . . . . . . . . . . .    56,340
           1994  . . . . . . . . . . . . . . . . . . . . . . .    47,540
           1995  . . . . . . . . . . . . . . . . . . . . . . .     1,475
                                                                --------
                                                                $161,695
                                                                ========


EMERALD MORTGAGE COMPANY

OCTOBER 31, 1991


NOTE 10:         Stock Options

                 The majority stockholders have granted options to two minority stockholders to purchase a substantial portion of their equity interest in the company. The minority stockholders notified the majority stockholders on October 2, 1991 of their intent to purchase an additional 4.9% of the outstanding corporate stock on or before January 31, 1992 at a price set from a value formula in the stock option agreement. Additional options may be exercised in 1993.

                              BENSON & McLAUGHLIN
                       Certified Public Accountants, P.S.



                                 July 28, 1994



Stockholders
Emerald Mortgage Company
Lynnwood, Washington



We have compiled the accompanying balance sheet of Emerald Mortgage Company as of April 30, 1994 and 1993 and the related statements of operations, stockholders' equity and cash flows for the six months then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


                                                Benson & McLaughlin, P.S.

                            EMERALD MORTGAGE COMPANY

                                 BALANCE SHEET
                            APRIL 30, 1994 AND 1993


                                     ASSETS

                                                              1994               1993
                                                           ----------         -----------
CURRENT ASSETS:
   Cash........................................            $  313,189         $   970,039
   Trade receivables (Note 3)..................             5,848,187          13,466,719
   Prepaid expenses and miscellaneous
       receivables.............................               145,615             121,777
                                                           ----------         -----------
             Total current assets..............             6,306,991          14,558,535
                                                           ----------         -----------

PROPERTY AND EQUIPMENT, at cost:
   Office furniture............................               110,971             109,543
   Office equipment............................               286,165             267,406
   Automobiles (Note 4)........................               273,819             270,266
   Leasehold improvements......................                10,093              10,093
   Assets under capital lease (Note 5).........               130,810             131,120
                                                           ----------         -----------
                                                              811,858             788,428
       Less accumulated depreciation...........              (457,554)           (397,711)
                                                           ----------         -----------
                                                              354,304             390,717
                                                           ----------         -----------
OTHER ASSETS:
   Excess mortgage servicing rights
       (Note 2)................................               485,717             789,558
   Investments.................................                39,673              39,673
   Cash surrender value of life
       insurance...............................                61,739
   Deposits....................................                15,083              14,866
                                                           ----------         -----------
                                                              602,212             844,097
                                                           ----------         -----------

                       TOTAL...................            $7,263,507         $15,793,349
                                                           ==========         ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Notes payable to banks (Note 3).............            $5,710,884         $13,095,492
   Accounts payable and accrued liabilities....               165,848             658,675
   Current maturities of long-term debt
       (Note 4)................................                28,108              29,555
   Current maturities of obligations under
       capital leases (Note 5).................                30,359              23,163
                                                           ----------         -----------
             Total current liabilities.........             5,935,199          13,806,885
                                                           ----------         -----------

LONG-TERM LIABILITIES:
   Long-term debt, net of current maturities
       (Note 4)................................               106,725             135,121
   Obligations under capital leases, net of
       current maturities (Note 5).............                29,578              59,162
   Lease payable...............................                 9,597              18,117
   Deferred federal income tax.................                 3,500
                                                           ----------          ----------
                                                              149,400             212,400
                                                           ----------         -----------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 8)

STOCKHOLDERS' EQUITY:
   Common stock $.40 par value, 50,000 shares
       authorized, 950 shares issued...........                   380                 380
   Additional paid-in capital..................                80,350              80,350
   Retained earnings...........................             1,098,178           1,693,334
                                                           ----------         -----------
             Total stockholders' equity........             1,178,908           1,774,064
                                                           ----------         -----------

                    TOTAL......................            $7,263,507         $15,793,349
                                                           ==========         ===========

     See accountants' compilation report and notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                            STATEMENT OF OPERATIONS
                FOR THE SIX MONTHS ENDED APRIL 30, 1994 AND 1993

                                                  1994        1993
                                               ----------  ----------
INCOME:
   Loan origination and broker fees.........   $2,113,254  $2,449,189
   Loan servicing fees, net of subservicing
       costs................................      422,314     423,280
   Interest income..........................      311,764     418,435
   Net gain on sale of loans................      768,666   1,233,065
   Other....................................       10,338      18,636
                                               ----------  ----------
                                                3,626,336   4,542,605
                                               ----------  ----------

OPERATING EXPENSES:
   Personnel................................    2,244,814   2,363,010
   Interest expense - loan funding and
       servicing............................      429,721     420,933
   Mortgage loan expense....................       66,866      63,813
   Amortization of excess mortgage servicing
       rights...............................      106,452     197,390
   Occupancy (Note 8).......................      157,724     148,965
   Office operations........................      389,213     330,121
   Telephone and utilities..................       77,513      71,468
   Depreciation.............................       29,027      38,897
   Equipment and maintenance expense........       97,208      82,541
   Other....................................       35,892      38,325
                                               ----------  ----------
                                                3,634,430   3,755,463
                                               ----------  ----------

INCOME (LOSS) BEFORE FEDERAL INCOME TAX.....       (8,094)    787,142

FEDERAL INCOME TAX BENEFIT (EXPENSE)........        2,700    (268,000)
                                               ----------  ----------

NET INCOME (LOSS)...........................   $   (5,394) $  519,142
                                               ==========  ==========



                    See accountants' compilation report and
                         notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                       STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE SIX MONTHS ENDED APRIL 30, 1994 AND 1993


                COMMON STOCK   ADDITIONAL                    TOTAL
               --------------    PAID-IN     RETAINED    STOCKHOLDERS'
               SHARES  AMOUNT    CAPITAL     EARNINGS        EQUITY
               ------  ------  ----------   ----------   -------------
BALANCE,
   OCTOBER 31,
   1992.......  975     $390    $80,350     $1,214,182     $1,294,922

PURCHASE AND
   RETIREMENT
   OF 25
   SHARES OF
   COMMON
   STOCK......  (25)     (10)                  (39,990)       (40,000)

NET INCOME...                                  519,142        519,142
                ---     ----    -------     ----------     ----------

BALANCE,
   APRIL 30,
   1993.......  950     $380    $80,350     $1,693,334     $1,774,064
                ===     ====    =======     ==========     ==========

BALANCE,
   OCTOBER 31,
   1993.......  950     $380    $80,350     $1,103,572     $1,184,302

NET LOSS.....                                   (5,394)        (5,394)
                ---     ----    -------     ----------     ----------

BALANCE,
   APRIL 30,
   1994.......  950     $380    $80,350     $1,098,178     $1,178,908
                ===     ====    =======     ==========     ==========


                    See accountants' compilation report and
                  accompanying notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                            STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED APRIL 30, 1994 AND 1993

                          INCREASE (DECREASE) IN CASH

                                               1994          1993
                                            -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers...........  $ 4,091,725   $ 4,618,531
   Cash paid to suppliers and employees...   (5,811,023)   (4,965,817)
   Interest paid..........................     (544,763)     (557,410)
   Income taxes refunded (paid)...........       30,753      (255,000)
                                            -----------   -----------
          Net cash used in operating
              activities..................   (2,233,308)   (1,159,696)
                                            -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment.....       (3,856)      (38,966)
   Proceeds from sale of assets...........                     11,000
   Distributions received from partnership                     24,555
                                            -----------   -----------
          Net cash used in investing
            activities....................       (3,856)       (3,411)
                                            -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of long-term
       debt...............................                     30,505
   Principal payments on long-term debt...      (30,164)      (25,920)
   Repurchase of common stock.............                    (40,000)
                                            -----------   -----------
          Net cash used in financing
              activities..................      (30,164)      (35,415)
                                            -----------   -----------

NET DECREASE IN CASH......................   (2,267,328)   (1,198,522)

CASH AT BEGINNING OF PERIOD...............    2,580,517     2,168,561
                                            -----------   -----------

CASH AT END OF PERIOD.....................  $   313,189   $   970,039
                                            ===========   ===========


                                                                     (continued)


                    See accountants' compilation report and
                         notes to financial statements.

EMERALD MORTGAGE COMPANY

FOR THE SIX MONTHS ENDED APRIL 30, 1994 AND 1993

                                                1994              1993
                                            ------------       -----------
RECONCILIATION OF NET INCOME (LOSS) TO
       NET CASH USED IN OPERATING
       ACTIVITIES:
   Net income (loss)....................... $     (5,394)      $   519,142
   Adjustments to reconcile net income
       (loss) to net cash used in operating
       activities:
          Depreciation.....................       29,027            38,897
          Amortization of excess mortgage
            servicing......................      106,452           197,390
          Net gain on sale of assets.......                         (7,914)
          Income from investment in
              partnership..................                         (7,455)
          Lease expense....................       (4,260)           (4,260)
   Changes in assets and liabilities:
       Decrease in restricted cash.........      977,130
       Decrease in receivables.............   11,810,604         4,177,310
       Increase in prepaid expenses........      (26,691)          (44,832)
       Decrease in refundable income tax...       28,053
       (Increase) decrease in deposits.....          700              (959)
       Decrease in note payable to bank....  (12,322,345)       (4,101,384)
       Decrease in accounts payable and
          accrued liabilities..............   (2,826,584)       (1,938,631)
       Increase in federal income tax
          payable..........................                         13,000
                                            ------------       -----------

NET CASH USED IN OPERATING ACTIVITIES...... $ (2,233,308)      $(1,159,696)
                                            ============       ===========


                                                                     (concluded)


                    See accountants' compilation report and
                         notes to financial statements.

                            EMERALD MORTGAGE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                            APRIL 30, 1994 AND 1993

NOTE 1:        Business Purpose and Summary of Significant Accounting Policies

               Business purpose:
                   Loan closing:
                      Emerald Mortgage Company was incorporated September 2, 1982, principally to qualify as a FHA approved non-supervised mortgagee for HUD-insured mortgages. The company also provides services for conventional, VA, FHLMC and FNMA mortgage financing. The company provides these services primarily in western Washington.

                   Loan servicing:
                      During the year ended October 31, 1988 Emerald Mortgage Company entered the loan servicing market to service loans closed through the Federal Home Loan Mortgage Corporation (FHLMC). The company entered the Federal National Mortgage Association (FNMA) loan servicing market during the year ended October 31, 1992. At April 30, 1994 the company was servicing 3,175 loans on behalf of the FHLMC and FNMA, with an approximate portfolio value of $361,766,435.

               Summary of significant accounting policies:
                 The accompanying unaudited financial statements present the balance sheet of Emerald Mortgage Company as of April 30, 1994 and 1993 and the related statements of operations, stockholders' equity and cash flows for the six months then ended in accordance with generally accepted accounting principles. The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year due to the seasonal nature of the company's business and the effects of interest rate fluctuations. In the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair statement of the results of operations of these interim periods have been included. It is management's belief that year-end accruals for discretionary officers' bonuses and contributions to the profit-sharing plan are not attributable to the six month periods ended April 30, 1994 and 1993. Accordingly, no adjustments to accrue officers' bonuses or profit-sharing contributions have been made at April 30, 1994 and 1993. These unaudited interim financial statements should be read in conjunction with the audited financial statements and related notes as of October 31, 1993 and for the year then ended.

EMERALD MORTGAGE COMPANY

APRIL 30, 1994 AND 1993

NOTE 1: Business Purpose and Summary of Significant Accounting Policies (continued)

               Summary of significant accounting policies (continued):
                   Cash:
                      At April 30, 1994, $313,189 was deposited with a single bank in one account.

                   Accounts receivable:
                      The company is on the direct write-off method for recognizing uncollectible accounts. No allowance was considered necessary at April 30, 1994 and 1993. Collectibility of mortgage contracts is subject to purchase of the contract by an investor. Emerald Mortgage Company generally obtains a commitment to sell each loan prior to its closing. In the event a contract is not sold, or the company is required to repurchase it, the company would retain the mortgage secured by the property involved. Mortgages receivable are recorded at cost which approximates market value at April 30, 1994 and 1993.

                   Property, equipment and depreciation:
                      Property and equipment is stated at cost. Material expenditures which significantly increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

                      Depreciation expense is computed over the estimated useful lives of the assets using straight-line and accelerated methods.

                   Investments:
                      Investments include common stock (no regularly quoted market price) and artwork recorded at cost.

                   Income recognition:
                      The company recognizes loan placement fee income when the loan is closed.

EMERALD MORTGAGE COMPANY

APRIL 30, 1994 AND 1993

NOTE 1: Business Purpose and Summary of Significant Accounting Policies (continued)

               Summary of significant accounting policies (continued):
                   Income tax:
                      Effective November 1, 1992, the company adopted
                      Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. The cumulative effect of the change in accounting principle was immaterial to the accompanying financial statements and has been included in determining net income for the six months ended April 30, 1993. Financial statements for the prior year have not been restated.

                      SFAS 109 requires a provision for income taxes for the tax effects of transactions reported in the financial statements and consists of taxes currently payable (refundable) plus deferred taxes related primarily to differences between the depreciation methods used for property and equipment for tax and financial reporting purposes. The deferred tax liability represents the future tax return consequences of this difference.


NOTE 2:        Excess Mortgage Servicing Rights

               During the year ended October 31, 1990, the company began recognizing income from excess mortgage servicing rights connected with their FHLMC loan servicing portfolio. Mortgage servicing rights represent the company's opportunity to maintain mortgage records for a servicing fee.

               The industry establishes a "normal" servicing fee (presently .25%), any amount to be earned in addition to the normal fee is considered "excess" and may be capitalized. Excess mortgage servicing rights capitalized in any given year are computed over the estimated lives of the loans by multiplying the anticipated principal balances with the excess servicing rate and applying an appropriate present value factor to the resulting income stream. As the servicing fees are collected the amount which represents previously capitalized excess mortgage servicing reduces the basis of the asset. There were no additional excess mortgage servicing rights capitalized during the six months ended April 30, 1994 and 1993. The remaining balance at April 30, 1994 and 1993 was $485,717 and $789,558, respectively which is net of accumulated amortization of $759,721 and $455,880, respectively.

EMERALD MORTGAGE COMPANY

APRIL 30, 1994 AND 1993

NOTE 3:        Notes Payable to Banks

               The company has a line of credit with First Interstate Bank of Washington of $15,000,000 at April 30, 1994, expiring February 25, 1995. Interest is computed at the bank's prime rate (6.75% at April 30, 1994) plus 1/4% and is payable monthly. The balance outstanding at April 30, 1994 was $4,973,507. The company also has a line of credit with Seattle First National Bank of $7,000,000 at April 30, 1994, expiring May 1, 1995.
               Interest is computed at the bank's prime rate (6.75% at April 30, 1994) plus 1/2% and is payable monthly. The balance outstanding at April 30, 1994 was $737,377.

               Both lines of credit are secured by trade receivables and are personally guaranteed by the company's stockholders. The proceeds of the loans are used to fund individual mortgage transactions closed through the company. Typically an individual mortgage transaction is sold to an outside investor and the line of credit loan repaid in less than ten days.

NOTE 4:        Long-term Debt

               Long-term debt at April 30, 1994 and 1993 consisted of the following:

                                                                                       1994          1993
                                                                                     --------      --------
                   Note payable to a bank, collateralized by an automobile, payable
                      $482 per month including interest at 10.25% due
                      January 3, 1994 . . . . . . . . . . . . . . . . . . . . . . .                $  3,695
                   Note payable to a bank, collateralized by an automobile, payable
                      $1,034 per month including interest at 10.75% due
                      April 30, 1998  . . . . . . . . . . . . . . . . . . . . . . .  $ 39,837        47,511
                   Note payable to a bank, collateralized by an automobile, payable
                      $1,104 per month including interest at 10.75% due
                      April 30, 1998  . . . . . . . . . . . . . . . . . . . . . . .    42,935        51,090
                   Note payable to a bank, collateralized by an automobile, payable
                      $853 per month plus interest at 9.5% due May 1999   . . . . .    52,061        62,380
                                                                                     --------      --------
                                                                                      134,833       164,676
                   Less current maturities  . . . . . . . . . . . . . . . . . . . .    28,108        29,555
                                                                                     --------      --------

                                                                                     $106,725      $135,121
                                                                                     ========      ========

EMERALD MORTGAGE COMPANY

APRIL 30, 1994 AND 1993

NOTE 4:        Long-term Debt (continued)

               Principal maturities of long-term debt for the twelve month periods subsequent to April 30, 1994 are as follows:

                   1995..........................................   $ 28,108
                   1996..........................................     29,878
                   1997..........................................     32,096
                   1998..........................................     27,705
                   1999..........................................     17,046
                                                                    --------

                                                                    $134,833
                                                                    ========


NOTE 5:        Obligations under Capital Leases

               Equipment is being held under a number of noncancelable capital leases with terms of thirty-six to sixty months. These assets are stated on the balance sheet at their capitalized cost of $130,810. Accumulated depreciation of $85,779 has been recognized to April 30, 1994.

               Minimum future lease payments under capital leases for the twelve month periods subsequent to April 30, 1994 are as follows:

                   1995...........................................  $37,196
                   1996...........................................   23,091
                   1997...........................................    7,549
                                                                    -------
                   Total lease payments...........................   67,836
                      Less amount representing interest..........     7,899
                                                                    -------
                   Present value of future lease payments.........   59,937
                   Current obligations under capital leases.......   30,359
                                                                    -------

                   Long-term obligations under capital leases.....  $29,578
                                                                    =======


NOTE 6:        Profit-sharing Plan

               The company has a non-contributory, trusteed, qualified profit-sharing plan for all qualified employees. The plan provides for discretionary contributions by the company up to the maximum amount permitted by the Internal Revenue Code, such amount to be determined annually by the board of directors. The company has not accrued a profit sharing contribution for the six months ended April 30, 1994 and 1993.

EMERALD MORTGAGE COMPANY

APRIL 30, 1994 AND 1993

NOTE 7:        Related Party Transactions

               Leases:
                 The company leases office equipment from an entity related through common ownership. A description and a schedule of future obligations for these leases is provided in Note 8.

               Asset sales:
                 On April 1, 1993, the company sold various office equipment with a book value of $3,086 to an entity related through common ownership for $11,000 resulting in a gain of $7,914.


NOTE 8:        Operating Lease Commitments

               Facilities:
                 Operations for main and branch offices are conducted in leased facilities under terms of agreements expiring February 1997 and June 1995, respectively. The main office lease agreement stipulates monthly payments of $14,065 ($9,737 base rent and $4,328 common area maintenance) and may be cancelled by the company with 120 days written notice. The branch lease agreement provides for increased payments over the life of the lease. For financial statement purposes, these payments have been amortized on a straight-line basis as required by generally accepted accounting principles. Total lease expense is $157,352 and $148,612 for the six months ended April 30, 1994 and 1993, respectively. The branch office lease agreement contains an option to extend the lease for a five year period.

               Automobile:
                 The company leases an automobile under terms of an agreement expiring February 1997. Total automobile lease expense is $6,492 for the six months ended April 30, 1994 and 1993, respectively.

                 Future obligations under the noncancelable lease agreements for the twelve month periods subsequent to April 30, 1994 are as follows:

                      1995........................................  $143,736
                      1996........................................    29,328
                      1997........................................    10,820
                                                                    --------

                                                                    $183,884
                                                                    ========

EMERALD MORTGAGE COMPANY

APRIL 30, 1994 AND 1993

NOTE 8:        Operating Lease Commitments (continued)

               Office equipment:
                 The company leases office equipment from a related entity under noncancelable operating leases expiring April 1995 and December 1995. Total lease expense of $39,390 for the six months ended April 30, 1994 and 1993, respectively was paid to the related entity.

                 Future obligations under the lease agreements for the twelve month periods subsequent to April 30, 1994 are as follows:

                      1995........................................  $ 77,748
                      1996........................................    44,627
                                                                    --------

                                                                    $122,375
                                                                    ========


NOTE 9:        Subsequent Event

               Subsequent to April 30, 1994, the stockholders signed a letter of intent to enter into a stock exchange agreement with First Tennessee National Corporation of Memphis, Tennessee.

                                                                    Appendix "A"

================================================================================

                            STOCK EXCHANGE AGREEMENT

                           DATED AS OF JUNE 15, 1994

                                  BY AND AMONG

                      DONALD P. BALKE, STEPHEN M. FRISON,
                       CRAIG VAN SKAIK, MICHAEL VAN SKAIK
                               AND PAMELA DELONG,
                                  ("SELLERS")

                           EMERALD MORTGAGE COMPANY,
                               ("MORTGAGE BANK")

                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                                    ("FTB")

                                      AND

                     FIRST TENNESSEE NATIONAL CORPORATION,
                                    ("FTNC")


================================================================================

                                                          TABLE OF CONTENTS                                                  Page
                                                                                                                             ----
         ARTICLE I
                                      CERTAIN DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                                              ARTICLE II
                                                           THE ACQUISITION

         2.1   The Acquisition.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.2   Exchange of Emerald Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.3   No Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.4   Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.5   Base Exchange Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.6   Closing; Payment of Closing  Exchange Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         2.7   Closing Adjustment Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         2.8   Calculation of Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         2.9   Supplemental Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         2.10  Additional Adjustments to Final Exchange Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                                             ARTICLE III
                                                    REPRESENTATIONS AND WARRANTIES
                                                     OF SELLERS AND MORTGAGE BANK

         3.1   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         3.2   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         3.3   Subsidiaries of the Mortgage Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         3.4   Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         3.6   Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         3.7   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         3.8   Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         3.9   No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         3.10  Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         3.11  Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         3.12  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         3.13  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         3.14  ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         3.15  Ownership of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         3.16  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         3.17  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         3.18  Mortgage Banking Licenses and Qualifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         3.19  Loan Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         3.20  Title to Certain Mortgage Loans; Mortgage Servicing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . 22
         3.21  No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         3.22  Mortgage Servicing Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         3.23  Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         3.24  Investor Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         3.25  Custodial Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         3.26  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         3.27  Inquiries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         3.28  Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.29  Physical Damage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.30  Application of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.31  Pool Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

                                                          TABLE OF CONTENTS                                                  Page
                                                                                                                             ----
         3.32 Loan Disbursement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.33 Payment of Taxes, Insurance Premiums, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.34 Tax Identification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.35 Payoff Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.36 Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         3.37 Cooperation Re Blue Sky Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                                              ARTICLE IV
                                            REPRESENTATION AND WARRANTIES OF FTNC AND FTB

         4.1  Organization; FTNC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         4.2  Authority; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
         4.3  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         4.4  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         4.5  Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         4.6  Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         4.7  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         4.8  Statements Made . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         4.10 Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         4.11 No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         4.12 Inquiries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         4.13 Blue Sky Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         4.14 Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

                                                              ARTICLE V
                                                        PRE-CLOSING COVENANTS

         5.1  Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         5.2  Conduct Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         5.3  Access to Properties and Records; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         5.4  Filings and Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         5.5  Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         5.6  Transfer and Recording Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         5.7  No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         5.8  Consistency in Methodologies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         5.9  Filing of Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         5.10 No Action to Prohibit Pooling-of-Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . 32
         5.11 Disposition of Certain Assets and Termination of Certain Agreements . . . . . . . . . . . . . . . . . . . . . . 33

                                                              ARTICLE VI
                                                        POST-CLOSING COVENANTS

         6.1  Standard of Care  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         6.2  Mitigation of Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         6.3  Expenses and Reimbursement of Recoveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         6.4  Tax Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         6.5  Sellers' Representative Continuing Access to Books/Records  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         6.6  Payment of Warehouse Lines of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34



                                                          TABLE OF CONTENTS                                                  Page
                                                                                                                             ----
                                                            ARTICLE VII
                                                        CERTAIN TAX MATTERS
         7.1  Returns; Indemnification; Liability for Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         7.2  Cooperation; Refunds and Credits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         7.3  Conduct of Audits and Other Procedural Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         7.4  Resolution of Disagreements Among Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                                                             ARTICLE VIII
                                                              CONDITIONS

         8.1  Conditions to Each Party's Obligations under this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 35
         8.2  Additional Conditions to Sellers' and Mortgage Bank's Obligations under this Agreement  . . . . . . . . . . . . 36
         8.3  Additional Conditions to FTNC's and FTB's Obligations under this Agreement  . . . . . . . . . . . . . . . . . . 37

                                                              ARTICLE IX
                                                           INDEMNIFICATION

         9.1  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

                                                              ARTICLE X
                                                  TERMINATION, WAIVER AND AMENDMENT

         10.1 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
         10.2 Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         10.3 Amendment, Extension and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

                                                              ARTICLE XI
                                                            MISCELLANEOUS

         11.1 Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         11.2 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         11.3 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         11.4 Parties in Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         11.5 Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         11.6 Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         11.7 Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         11.8 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         11.9 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

List of Exhibits:

Exhibit "A"  --  Base Exchange Price (Not included herein)
Exhibit "B"  --  Disclosure Schedule (Not included herein)
Exhibit "C"  --  Escrow Agreement
Exhibit "D"  --  Intentionally Omitted
Exhibit "E"  --  Paying Agent Agreement
Exhibit "F"  --  Buyer's Indemnification Exhibit (Not included herein)
Exhibit "G"  --  Sellers' Agreement
Exhibit "H"  --  FTNC Capitalization (Not included herein)

                            STOCK EXCHANGE AGREEMENT


         THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), dated the 15th day of June, 1994, is made by and among DONALD P. BALKE, STEPHEN M. FRISON, CRAIG VAN SKAIK, MICHAEL VAN SKAIK and PAMELA DELONG ("Sellers"), EMERALD MORTGAGE COMPANY ("Mortgage Bank"), FIRST TENNESSEE NATIONAL CORPORATION ("FTNC") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION ("FTB").

                              W I T N E S S E T H:

         WHEREAS, Sellers collectively own all of the issued and outstanding capital stock of Mortgage Bank which is a Washington corporation engaged in the business of originating, purchasing, selling and servicing residential mortgage loans; and

         WHEREAS, FTNC is a Tennessee corporation, and the parent of FTB, a national banking association; and

         WHEREAS, the parties desire that FTB acquire all of the capital stock of Mortgage Bank in exchange for the issuance to Sellers of FTNC Common Stock (defined in Article I below) in the manner and subject to the terms and conditions hereinafter set forth (the "Acquisition");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         For purposes of this Agreement, except as otherwise expressly provided, the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular.

         ACQUISITION-- The acquisition of Mortgage Bank by FTB.

         ADVANCES -- Amounts that, as of the Closing Date, have been advanced by Mortgage Bank in connection with servicing the Mortgage Loans (including, without limitation, principal, interest, taxes and insurance premiums) and which are required or permitted to be paid by Mortgage Bank (or Western on Mortgage Bank's behalf) as the servicer of the Mortgage Loans pursuant to applicable Investor requirements and the terms of the applicable Mortgage Servicing Agreements.

         AFFILIATE-- With respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" (including with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         AFFILIATED GROUP -- Any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law, including any consolidated, unitary or combined group of companies.

         AGENCY -- FHA, VA, FNMA, FHLMC or a State Agency, as applicable.

         AGREEMENT-- This Stock Exchange Agreement and all exhibits and schedules hereto as the same may from time to time be amended or supplemented by one or more instruments executed by the parties hereto.

         AUDITED FINANCIAL STATEMENTS-- As defined in Section 3.7.

         BALANCE SHEET -- The unaudited balance sheet of Mortgage Bank as of March 31, 1994.

         BASE EXCHANGE PRICE-- The amount defined in Section 2.5.

         BUYDOWN-- With respect to a VA Loan, the waiver by FTB or Mortgage Bank of a portion of the indebtedness of a Mortgage Loan, including, without limitation, a reduction of the principal, a credit to escrow or unapplied funds accounts or the forgiveness of accrued interest, which causes the VA to pay off the remaining amount of indebtedness owed and acquire the Collateral.

         CLOSING-- The closing with respect to the Acquisition.

         CLOSING ADJUSTMENT DOCUMENTS-- As defined in Section 2.7(a).

         CLOSING DATE BALANCE SHEET -- The unaudited balance sheet of Mortgage Bank as of the Closing Date Balance Sheet Date.

         CLOSING DATE BALANCE SHEET DATE-- The date as of which the Closing Date Balance Sheet is prepared which shall be the last day of the month immediately preceding the Closing Date.

         CLOSING DATE-- The date and time of Closing as defined in Section
2.6(b).

         CLOSING MEASUREMENT PRICE - The average of the closing prices of the shares of FTNC Common Stock as quoted on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") National Market System during the twenty (20) trading days ending on the fifth (5th) trading day prior to the Closing Date.

         CLOSING PORTFOLIO -- The unpaid principal balance of the Mortgage Servicing Portfolio, provided, that the Closing Portfolio shall not include Excluded Loans; provided further, that for purposes of Section 2.8(a)(i) and 2.8(b)(i), as to Mortgage Loans originated or acquired by Mortgage Bank after March 31, 1994 and before the Closing Date, the Mortgage Loans included in the Closing Portfolio shall consist of Mortgage Loans and/or Servicing Rights with characteristics materially the same as Mortgage Loans or Servicing Rights originated or acquired prior to March 31, 1994 and shall not include bulk purchases after March 31, 1994.

         CLOSING EXCHANGE PRICE -- As defined in Section 2.6(a).

         CODE-- The Internal Revenue Code of 1986, as amended.

         COLLATERAL -- The property securing a Mortgage Loan.

         CONFORMING LOAN -- A Mortgage Loan which is or is eligible to be an FHA Loan or a VA Loan or which is a loan eligible to be sold to FNMA or FHLMC.

         CONTRACTS-- As defined in Section 3.11.

         CUSTODIAL ACCOUNTS -- As defined in Section 3.25.

         DEBT-- Shall mean, for purposes of Section 5.2(k), with respect to Mortgage Bank, (a) all indebtedness for borrowed money or for the deferred purchase price of property, (b) the face amount of all letters of credit and, without duplication, all outstanding drafts drawn thereunder and any unpaid reimbursement obligation or indemnity with respect thereto, (c) all liabilities secured by any Encumbrance on any property owned by Mortgage Bank, to the extent attributable to Mortgage Bank's interest in such property, even though Mortgage Bank has not assumed or become liable for the payment thereof, (d) all indebtedness arising under acceptance facilities and (e) any other monetary obligation (including without limitation guarantees, accommodations and endorsements or obligations of like nature); but excluding trade and other accounts and accrued expenses payable in the ordinary course of business and accrued reserves with respect to expenses arising in the ordinary course of business.

         DISAGREEMENT-- As defined in Section 2.7(b).

         DISCLOSURE SCHEDULE -- The disclosure schedule marked as Exhibit "B" hereto which is divided into sections to correspond to the subsections of Articles III and IV.

         EMERALD COMMON STOCK -- Shares of issued and outstanding common stock of Mortgage Bank as set forth in Section 3.2.

         EMERALD TAX RETURNS-- As defined in Section 7.1(a).

         EMPLOYMENT CONTRACTS -- Those certain employment and noncompetition agreements entered into by Mortgage Bank and the Sellers.

         ENCUMBRANCE-- Any lien, pledge, security interest, claim, charge, easement, restriction or encumbrance of any kind or nature whatsoever.

         ENVIRONMENTAL LAWS -- As defined in Section 3.26.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ESCROW AGREEMENT -- That certain escrow agreement which shall be substantially in the form of Exhibit "C" attached hereto and incorporated herein by this reference.

         ESCROW SHARES -- Shares of FTNC Common Stock subject to the Escrow Agreement.

         ESCROW BANK -- The corporate trust division of FTB.

         ESTIMATION DATE -- The last day of the second (2nd) month preceding the Closing Date.

         EXCLUDED LOANS -- Mortgage Loans which are (i) ninety (90) days or more delinquent, (ii) in bankruptcy, in Foreclosure, in forbearance or in litigation relating to delinquency, (iii) real estate owned loans ("REO"), (iv) Pipeline Loans, or (v) subject to subservicing agreements with a third party owner of the Servicing Rights with respect to such Loans.

         FED FUNDS RATE-- The federal funds rate, as reported in The Wall Street Journal, Midwest Edition at the relevant time or, if not reported therein, then as reported in another definitive source.

         FEDERAL TAXES -- As defined in Section 9.1(d).

         FHA -- Federal Housing Administration or any successor thereto.

         FHA LOANS -- Mortgage Loans which are insured by FHA.

         FHLMC -- Federal Home Loan Mortgage Corporation or any successor thereto.

         FINAL EXCHANGE PRICE -- As defined in Section 2.8(b).

         FINANCIAL STATEMENTS -- As defined in Section 3.7.

         FNMA-- Federal National Mortgage Association or any successor thereto.

         FORECLOSURE-- The process by which title to Collateral is acquired in a foreclosure sale or pursuant to any other comparable procedure allowed under applicable law.

         FTB -- First Tennessee Bank National Association, a national banking association and, where the context requires, its successors and assigns (including its Subsidiaries and second tier Subsidiaries) as owner of the Emerald Common Stock or the assets and liabilities of Mortgage Bank.

         FTNC- First Tennessee National Corporation, a Tennessee corporation.

         FTNC COMMON STOCK - Shares of voting common stock of FTNC, par value $2.50 per share.

         GAAP-- Generally accepted accounting principles as used in the United States of America as in effect at the time any applicable financial statements were prepared.

         HUD -- United States Department of Housing and Urban Development or any successor thereto.

         INDEPENDENT ACCOUNTING FIRM -- Any "Big Six" accounting firm or its successor which does not serve as the independent auditor of a Seller, FTB, FTNC or Mortgage Bank or any Affiliate of any of these entities.

         INJUNCTION -- As defined in Section 8.1(b).

         INSURANCE PROCEEDS -- Insurance or guarantee proceeds paid or payable with respect to a Mortgage Loan from an Insurer to Mortgage Bank (or Western on Mortgage Bank's behalf) or to any Investor.

         INSURER-- A Person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Mortgage Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any of the Mortgage Loans or the Collateral.

         INTERIM FINANCIAL STATEMENTS-- As defined in Section 3.7.

         INVESTOR -- Any Person (including any Agency) who (i) owns Mortgage Loans or Previously Disposed Loans or Servicing Rights to Mortgage Loans or Previously Disposed Loans, serviced or master serviced by Mortgage Bank (and subserviced by Western on Mortgage Bank's behalf), pursuant to a Mortgage Servicing Agreement or (ii) is a party (other than Mortgage Bank) to an Investor Commitment.

         INVESTOR COMMITMENT -- The commitment of a Person to purchase a Mortgage Loan owned by Mortgage Bank.

         IRS -- Internal Revenue Service.

         LICENSES -- As defined in Section 3.18.

         LOAN DOCUMENTS -- All files, records and documents necessary to originate and/or service the Mortgage Loans in accordance with Investor requirements or Regulations.

         LOSS-- Any liability, loss, cost, damage, penalty, fine, interest, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements) actually incurred.

         MORTGAGE BANK -- Emerald Mortgage Company, a Washington corporation and, where the context requires, after the Acquisition, its successors and assigns, including any Subsidiary or second tier Subsidiary of FTNC or FTB into which Mortgage Bank may be merged or liquidated.

         MORTGAGE LOAN -- Any closed mortgage loan, whether or not such mortgage is included in a securitized portfolio (and whether or not such loan is an Excluded Loan), in the Mortgage Servicing Portfolio, as evidenced by notes or other evidences of indebtedness secured by mortgages or deeds of trust.

         MORTGAGE SERVICING AGREEMENTS-- All contracts or arrangements between Mortgage Bank and an Investor pursuant to which Mortgage Bank services or master services (and Western subservices on Mortgage Bank's behalf) Mortgage Loans for such Investor.

         MORTGAGE SERVICING PORTFOLIO-- The portfolio of Mortgage Loans serviced or master serviced by Mortgage Bank (and subserviced by Western on Mortgage Bank's behalf) pursuant to Mortgage Servicing Agreements, together with all Warehouse Loans.

         NOTICE OF DISAGREEMENT -- As defined in Section 2.7(b).

         PAYING AGENT AGREEMENT -- means the Sellers' Representative and Paying Agent Agreement attached hereto as Exhibit "E."

         PERMITTED ENCUMBRANCES -- For purposes of Section 5.2(m), shall mean:

                 (i) Encumbrances for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace not to exceed sixty (60) days, if any, related thereto has not expired or which are being diligently contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Mortgage Bank, in accordance with GAAP;

                 (ii) carriers', warehousemen's, landlords', materialmen's, repairmen's or other like encumbrances arising in the ordinary course of business (i) which are not overdue for a period of more than sixty
         (60) days or (ii) which are being diligently contested in good faith and by appropriate proceedings;

                 (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of statutory obligations, appeal or similar bonds, leases and trade contracts (exclusive of obligations for the payment of borrowed money);

                 (iv) Encumbrances in favor of existing warehouse lenders pursuant to the terms of such warehouse loans;

                 (v) any Encumbrance constituting a renewal or continuation of any Encumbrance permitted by this definition of Permitted Encumbrances, but only, in the case of each such renewal or continuation, to the extent that the principal amount of indebtedness secured by such Encumbrance does not exceed the principal amount of such indebtedness so secured at the time of the renewal or continuation, and that such Encumbrance is limited to all or part of the property that secured the Encumbrance renewed or continued; and

                 (vi) other Encumbrances incidental to the conduct of Mortgage Bank's business or the ownership of its property which are not incurred in connection with borrowed money and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of their businesses and which, in any event, do not secure obligations in excess of $50,000 in the aggregate.

         PERSON -- Any individual, corporation, company, partnership (limited or general), joint venture, association, trust or other entity.

         PIPELINE LOANS -- Those pending loans to be secured by a first priority mortgage lien on a one-to-four family residence with respect to which Mortgage Bank has taken an application or has agreed in writing with an originator to purchase, including those loans which are pending with a correspondent or wholesale originator as of the related date of determination and which meet Mortgage Bank's acquisition criteria for such loans, but which have not yet closed or been purchased from the correspondent or wholesale originator on such date of determination.

         POOL-- An aggregate of one or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.

         PIPELINE LOANS TARGET-- Pipeline Loans equal to $60,000,000.

         PORTFOLIO TARGET - An unpaid principal balance of the Mortgage Servicing Portfolio equal to $363,628,460.00.

         PREFORECLOSURE-- The waiver by Mortgage Bank of a portion of the indebtedness of a Mortgage Loan (other than a VA Loan), including, without limitation, a reduction in the principal amount outstanding under such Mortgage Loan, a credit to escrow or unapplied funds accounts or a forgiveness of any accrued interest, which enables the borrower to sell the applicable Collateral and pay off the remaining amount of indebtedness owed.

         PREVIOUSLY DISPOSED LOAN-- Any mortgage loan and/or the Servicing Rights related thereto which is not a Warehouse Loan, a Pipeline Loan or in the Mortgage Servicing Portfolio.

         PROCEEDINGS-- As defined in Section 7.3.

         RECOURSE LOAN -- As defined in Section 3.21 hereof.

         RECOVERY -- Any recovery or reimbursement received or receivable by FTNC, FTB or Mortgage Bank on and after the Closing Date from any source, including, without limitation, Insurance Proceeds.

         REGISTRATION STATEMENT -- As defined in Section 3.36.

         REGULATIONS-- (i) Federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, servicing or filing of claims in connection with a Mortgage Loan, Pipeline Loan or

Previously Disposed Loan, (ii) the responsibilities and obligations set forth in any agreement between Mortgage Bank, and an Investor or private mortgage insurer (including, without limitation, Mortgage Servicing Agreements, Investor Commitments and selling and servicing guides), and (iii) the laws, rules, regulations, guidelines, handbooks and other published requirements of an Investor, Agency, private mortgage insurer, public housing program or Investor program, with respect to the origination, insuring, purchase, sale, servicing or filing of claims in connection with a Mortgage Loan, Pipeline Loan or Previously Disposed Loan.

         REPURCHASE -- The purchase of a Mortgage Loan out of a Pool or an Investor's portfolio by Mortgage Bank at the direction of the Investor based upon a breach by Mortgage Bank (or Western as subservicer of mortgage loans for Mortgage Bank) prior to the Closing Date of a representation, warranty or undertaking contained in the related agreement with such Investor.

         SELLER OR SELLERS -- The Persons listed as selling shareholders in the introductory paragraph of this Agreement who are all of the shareholders of Mortgage Bank.

         SELLERS AGREEMENT -- The Sellers Agreement among the Sellers, FTNC and FTB, a copy of which is attached as Exhibit "G."

         SELLERS' REPRESENTATIVE - Stephen M. Frison (or Craig Van Skaik as an alternative representative if so designated by Stephen M. Frison) as representative of the shareholders of Mortgage Bank pursuant to the Paying Agent Agreement.

         SERVICING RELEASED LOANS-- As defined in Section 3.21.

         SERVICING RIGHTS -- The right to receive the servicing fees and any other income the servicer is entitled to receive arising from or connected to any Mortgage Loans and the related obligations to (i) administer and collect payments for the reduction of principal and interest, (ii) pay taxes and insurance premiums, (iii) remit all amounts in accordance with any Mortgage Servicing Agreements, (iv) provide foreclosure services and full escrow administration and (v) perform such other obligations as may, from time to time, be imposed under any Mortgage Servicing Agreement.

         STATE AGENCY-- Any state agency with authority to regulate the business of Mortgage Bank, determine the investment or servicing requirements with regard to loans originated, purchased or serviced by Mortgage Bank, or otherwise participate in or promote mortgage lending.

         SUBSIDIARY -- A company is a Subsidiary of another company if 50% or more of its outstanding voting securities is owned by such other company.

         SUPPLEMENTAL CLOSING -- As defined in Section 2.9.

         SUPPLEMENTAL CLOSING DATE -- As defined in Section 2.9.

         TANGIBLE NET ASSETS- The difference between (i) the total assets of Mortgage Bank (less capitalized Servicing Rights, capitalized costs and other intangible assets included in such total assets) and (ii) total liabilities of Mortgage Bank, which may be a negative number. For purposes of calculating Tangible Net Assets, any adjustment to the reserve for foreclosure losses or to the valuation of capitalized Servicing Rights made pursuant to Section 5.8 will not be included in Mortgage Bank's total assets or total liabilities, will not affect the determination of Base Exchange Price, Closing Exchange Price or Final Exchange Price, or otherwise modify Mortgage Bank's obligations under this Agreement.

         TANGIBLE NET ASSET TARGET - $856,000 in Tangible Net Assets.

         TAX AFFILIATE -- A Person is a Tax Affiliate of another Person if they are both members of the same Affiliated Group.

         TAXES -- As defined in Section 3.12(c).

         TAX RETURN -- Any return, report or information return required to be filed with any taxing authority with respect to Taxes.

         TRANSFERRED LOANS -- As defined in Section 6.1.

         TREASURY REGULATIONS -- The regulations promulgated under the Code.

         UNCOMMITTED LOANS -- The loans shown on Mortgage Bank's mark-to-market work sheet as being held for resale that are not marketable or deliverable under the normal and customary secondary marketing programs of Mortgage Bank.

         VA-- Department of Veteran's Affairs or any successors thereto.

         VA LOANS -- Mortgage Loans guaranteed by VA.

         VA NO-BID -- A delinquent VA Loan originated or otherwise acquired by Mortgage Bank, with respect to which the VA has notified Mortgage Bank (or Western as subservicer for Mortgage Bank) that it intends to exercise its option to pay the amount guaranteed by the VA and relinquish all rights in the collateral securing such VA Loan to Mortgage Bank (or Western as subservicer for Mortgage Bank).

         WAREHOUSE LOANS -- Mortgage Loans owned by Mortgage Bank and held for sale.

         WESTERN-- Western Mortgage Loan Corporation, the subservicer of the Mortgage Servicing Portfolio for the benefit of Mortgage Bank.

                                   ARTICLE II
                                THE ACQUISITION

         2.1 THE ACQUISITION. On the Closing Date, upon satisfaction in full with each condition set forth in Article VIII of this Agreement or waiver by the appropriate party of any such condition, FTB agrees to acquire from Sellers, and Sellers consent and agree to transfer to FTB, all of the issued and outstanding shares of Emerald Common Stock, being all of the outstanding capital stock of Mortgage Bank, free and clear of any and all Encumbrances.

          2.2 EXCHANGE OF EMERALD COMMON STOCK. (a) On the Closing Date, all of the shares of Emerald Common Stock issued and outstanding on the Closing Date shall be exchanged for the right to receive the total number of shares of FTNC Common Stock which is equal to the Base Exchange Price subject to adjustment on the Closing Date as provided in Sections 2.8(a) and subject to post- closing adjustments as provided in Sections 2.8(b) and 2.10 in each case divided by the Closing Measurement Price.

         (b) Each share of Emerald Common Stock issued and outstanding on the Closing Date (in the aggregate, the "Total Emerald Shares") shall be exchanged for the number of shares of FTNC Common Stock equal to the total number of shares of FTNC Common Stock determined under Section 2.2(a) above divided by the Total Emerald Shares and subject to post-closing adjustments as provided in Sections 2.8(b) and 2.10.

         (c) If the Closing Measurement Price is less than or equal to $35 per share, either FTNC or Sellers shall have the right to terminate this Agreement; provided, however, that (1) FTNC shall have the right to require Sellers to consummate the Acquisition using the actual Closing Measurement Price (equal to or less than $35 per share) to calculate the aggregate number of shares of FTNC Common Stock to be issued pursuant to Section 2.2(a) above and (2) Sellers shall have the right to require the FTNC to consummate the Acquisition using $35 per share as the Closing Measurement Price. To exercise its right to require consummation of the Acquisition under this Section 2.2(c), the party exercising its option must give written notice of its election to exercise to the other party not later than the close of business on the third (3rd) business day following the last day of the twenty (20) day determination period for calculating the Closing Measurement Price.

         (d) As to payment of the Closing Exchange Price, subsequent to the date of this Agreement but prior to the Closing Date or subsequent to the Closing Date and prior to the payment of any post-Closing Date payments due under Section 2.9 hereof or subsequent to the Closing Date and prior to payment of any refunds to FTNC of the Closing Exchange Price due under Section 2.11, if the outstanding shares of FTNC Common Stock shall be increased, decreased, changed into or exchanged for a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, or other like changes in FTNC's capitalization shall have occurred, the terms and provisions subsections (a), (b) and (c) of this Section
2.2 shall be adjusted accordingly so that the number of shares of FTNC Common Stock for which a share of Emerald Common Stock will be exchanged or a refund payment made, will equal the number of shares of FTNC Common Stock which the holders of shares of Emerald Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend or otherwise had the record date been immediately following the Closing Date or the date a payment is made under
Section 2.9 or Section 2.11, as applicable.

         2.3 NO FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of FTNC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in exchange for any Emerald Common Stock; instead, FTNC shall pay to each holder of Emerald Common Stock exchanged pursuant to this Agreement who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such holder's fractional interest by the Closing Measurement Price.

         2.4 PROCEDURES. Subject to the Escrow Agreement, certificates which represent shares of Emerald Common Stock that are outstanding on the Closing Date (each, a "Certificate") and are delivered by Sellers on the Closing Date in exchange for the right to receive shares of FTNC Common Stock shall be exchangeable by the holders thereof in the manner provided in the transmittal materials described below for new certificates representing the shares of FTNC Common Stock for which such shares are exchanged.

         Not later than ten (10) days prior to the Closing Date, FTNC shall send to each holder of record of shares of Emerald Common Stock outstanding at the Closing Date transmittal materials for use in exchanging the Certificates for such shares for certificates for shares of the FTNC Common Stock for which such shares of Emerald Common Stock shall be exchanged. Except for the Escrow Shares upon surrender of a Certificate at Closing, together with a duly executed and completed letter of transmittal and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor as soon as is reasonably practicable following the Closing Date a certificate for the number of shares of FTNC Common Stock to which such holder is entitled, and such Certificate shall forthwith be cancelled. If any such delivery is to be made in whole or in part to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of FTNC or its agent that such tax either has been paid or is not payable.

         No holder of Emerald Common Stock shall be entitled to exercise any rights as a shareholder of FTNC until such holder shall have properly surrendered its Certificate(s) (together with all required documents) as set forth above. No dividend or other distribution payable after the Closing Date with respect to the FTNC Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof properly surrenders such Certificate (together with all required documents), at which time such holder shall receive all dividends and distributions, without interest thereon, previously withheld from such holder pursuant hereto. After the Closing Date, there shall be no transfers on the stock transfer books of Mortgage Bank of any shares of Emerald Common Stock which were issued and outstanding on the Closing Date and which are required to be exchanged for FTNC Common Stock. If, after the Closing Date, Certificates are presented for transfer to Mortgage Bank, they shall be cancelled and exchanged for the shares of FTNC Common Stock deliverable in respect thereof as determined in accordance with the provisions of Section 2.2 and in accordance with the procedures set forth in this Section 2.4.

         After delivery of the Emerald Common Stock on the Closing Date, the Sellers shall cease to be, and shall have no rights as stockholders of, Mortgage Bank other than to receive shares of FTNC Common Stock for which such shares have been exchanged or fractional share payments pursuant to this Agreement.

         Notwithstanding the foregoing, neither FTNC nor Mortgage Bank nor any other person shall be liable to any former holder of Emerald Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         In the event any Certificate shall have been lost, stolen or destroyed, upon receipt of appropriate evidence as to such loss, theft or destruction and to the ownership of such Certificate by the person claiming such Certificate to be lost, stolen or destroyed and the receipt by FTNC of appropriate and customary indemnification including, where appropriate, the posting of a bond, FTNC will issue in exchange for such lost, stolen or destroyed certificate shares of FTNC Stock or the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this
Article II.

         2.5 BASE EXCHANGE PRICE. The base exchange price for the Emerald Common Stock shall be $7,800,000.00 as set forth on Exhibit "A" ("Base Exchange Price"); provided, however, that such Base Exchange Price shall be adjusted in accordance with Sections 2.8 and 2.10 hereof.

         2.6 CLOSING; PAYMENT OF CLOSING EXCHANGE PRICE. (a) At least fifteen (15) days prior to the Closing Date, Sellers' Representative shall deliver to FTNC an estimate of all adjustments to the Base Exchange Price, which estimate shall (i), subject to the provisions of the last sentence of this Section 2.6(a), be computed in accordance with the provisions of Section 2.8(a) hereof and (ii) be accompanied by a schedule setting forth in reasonable detail the calculations contemplated by Section 2.8(a). The Base Exchange Price, as adjusted by the estimated adjustments determined pursuant to this
Section 2.6, is referred to herein as the "Closing Exchange Price." In computing the Closing Exchange Price pursuant to Exhibit "A" and this Section 2.6(a), the Closing Portfolio, Tangible Net Assets and Pipeline Loans shall be determined as of the Estimation Date.

         (b) The Closing shall occur at the offices of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell, 20th Floor, First Tennessee Building, Memphis, Tennessee, or at such other place as shall be mutually agreeable to the parties, on the "Closing Date" which shall be August 15, 1994 or such other date as shall be mutually agreeable to the parties.

         (c) On the Closing Date (except as otherwise provided in this Section 2.6(c)), the following actions shall be taken:

                 (i) The Escrow Agreement, duly executed by the Sellers' Representative, shall be delivered to FTNC; and

                 (ii) Sellers shall deliver certificates for the Emerald Stock to FTB, duly endorsed in blank, together with such other documents as FTB may reasonably request to evidence the transfer to FTB of good and marketable title in and to the Emerald Common Stock, free and clear of any and all Encumbrances; and

                 (iii) As soon as is reasonably practicable following the Closing Date but in no event later than five (5) business days after the Closing Date, FTNC shall deliver certificates for the FTNC Common Stock to Sellers' Representative representing the Closing Exchange Price; and

                 (iv) As soon as is reasonably practicable following the Closing Date, FTNC shall deliver the Escrow Shares to the Escrow Bank; and

                 (v) Each party shall take such other actions, and shall execute and deliver such other instruments or documents, as shall be required under the terms of this Agreement.

         2.7 CLOSING ADJUSTMENT DOCUMENTS. In order to prepare for the adjustments of the Closing Exchange Price as contemplated in Section 2.8 hereof, the parties shall proceed as follows:

         (a) As soon as reasonably practicable following the Closing Date, and in no event more than sixty (60) days thereafter, FTNC shall prepare and deliver to Sellers' Representative (i) the Closing Date Balance Sheet, which Closing Date Balance Sheet shall be prepared in accordance with GAAP, (ii) schedules calculating the amount of the Tangible Net Assets, (iii) a schedule of the Closing Portfolio, (iv) a schedule of the Pipeline Loans, and (v) a schedule setting forth in reasonable detail the calculations contemplated by
Section 2.8(b) below (collectively, the "Closing Adjustment Documents"). The parties shall cooperate in the preparation of the Closing Adjustment Documents in accordance with this Section 2.7 and Section 2.8(b) hereof.

         (b) Within twenty (20) days after delivery of each of the Closing Adjustment Documents to Sellers' Representative, Sellers' Representative may dispute all or any portion of the Closing Adjustment Documents by giving written notice (a "Notice of Disagreement") to FTNC setting forth in reasonable detail the basis for any such dispute (any such dispute being hereinafter called a "Disagreement"). Seller's Representative may, at any time during such twenty (20) day period, deliver notice to FTNC of Sellers' Representative's acceptance of the Closing Adjustment Documents delivered by FTNC. FTNC shall provide Sellers' Representative and its designees with full access to the books, records, personnel and representatives of Mortgage Bank and such other information as Sellers' Representative may reasonably request in connection with its review of the Closing Adjustment Documents and with respect to the resolution of any Disagreement. The parties shall promptly commence good faith negotiations with a view to resolving all such Disagreements. If Sellers' Representative does not give a Notice of a Disagreement in accordance with the provisions of the first sentence of this paragraph (b) within the twenty (20) day period set forth therein, Sellers' Representative shall be deemed to have irrevocably accepted such Closing Adjustment Documents in the form delivered to Sellers' Representative by FTNC.

         (c) If Sellers' Representative shall deliver a Notice of Disagreement and FTNC shall not dispute all or any portion of such Notice of Disagreement by giving written notice to Sellers' Representative setting forth in reasonable detail the basis for such dispute within twenty (20) days following the delivery of such Notice of Disagreement, FTNC shall be deemed to have irrevocably accepted the Closing Adjustment Documents as modified in the manner described in the Notice of Disagreement. If FTNC disputes all or any portion of the Notice of Disagreement within the twenty (20) day period described in the previous sentence, and within ten (10) days following the delivery to Sellers' Representative of the notice of such dispute (the "Conference Period") Sellers' Representative and FTNC do not resolve the Disagreement (as evidenced by a written agreement among the parties hereto) not later than the end of the Conference Period, such Disagreement shall be referred to an Independent Accounting Firm mutually selected by Sellers' Representative and FTNC for a resolution of such Disagreement in accordance with the terms of this Agreement. If FTNC and Sellers' Representative do not agree on the selection of an Independent Accounting Firm, their respective independent public accountants shall select such firm not later than five (5) business days following the end of the Conference Period. The determinations of such firm with respect to any Disagreement shall be final and binding upon the parties and the amount so determined shall be used to complete the final Closing Adjustment Documents. FTNC and Sellers' Representative shall use their best efforts to cause the Independent Accounting Firm to render its determination not later than twenty
(20) business days after referral of the Disagreement to such firm, and each shall cooperate with such firm and provide such firm with access to the books, records, personnel and representatives of it and such other information as such firm may require in order to render its determination. FTNC and Sellers' Representative shall each pay all fees and expenses of any Independent Accounting Firm retained by it pursuant to this paragraph (c).

         2.8 CALCULATION OF ADJUSTMENTS. (a) CLOSING EXCHANGE PRICE. In connection with the calculation of the Closing Exchange Price, the following adjustments shall be made to the Base Exchange Price:

         (i) Portfolio Target. The Base Exchange Price shall be (i) increased by an amount equal to the product of (y) the excess of the Closing Portfolio as of the Estimation Date over the Portfolio Target and (z) 1.15% or (ii) decreased by an amount equal to the product of (y) the excess of the Portfolio Target over the Closing Portfolio as of the Estimation Date and (z) 1.15%.

         (ii) Tangible Net Asset Target. The Base Exchange Price shall be (i) increased by the amount by which Tangible Net Assets as of the Estimation Date exceed the Tangible Net Asset Target or (ii) decreased by the amount by which the Tangible Net Asset Target exceeds Tangible Net Assets as of the Estimation Date.

         (iii) Pipeline Loans. The Base Exchange Price shall be (i) increased by amount equal to the product of (y) the excess of the Pipeline Loans determined as of the Estimation Date over the Pipeline Loans Target and (z) .37% or (ii) decreased by an amount equal to the product of (y) the excess of the Pipeline Loans Target over the Pipeline Loans determined as of the Estimation Date and (z) .37%.

         (b) FINAL EXCHANGE PRICE. In connection with the calculation of the Final Exchange Price (as defined herein) and the preparation of the Closing Adjustment Documents, the following adjustments shall be made to the Closing Purchase Price:

         (i)  Final Portfolio Adjustment.  The Closing Exchange Price shall be
(i) increased by an amount equal to the product of (y) the excess of the Closing Portfolio as of the Closing Date Balance Sheet Date over the Closing Portfolio as of the Estimation Date and (z) 1.15% or (ii) decreased by an amount equal to the product of (y) the excess of the Closing Portfolio as of the Estimation Date over the Closing Portfolio as of the Closing Date Balance Sheet Date and (z) 1.15%.

         (ii) Final Tangible Net Asset Adjustment. The Closing Exchange Price shall be (i) increased by the amount by which Tangible Net Assets as of the Closing Date Balance Sheet Date exceed the Tangible Net Assets as of the Estimation Date or (ii) decreased by the amount by which the Tangible Net Assets as of the Estimation Date exceed Tangible Net Assets as of the Closing Date Balance Sheet Date.

         (iii) Final Pipeline Loans Adjustment. The Closing Exchange Price shall be (i) increased by an amount equal to the product of (y) the excess of the Pipeline Loans as of the Closing Date Balance Sheet Date over the Pipeline Loans as of the Estimation Date and (z) .37% or (ii) decreased by an amount equal to the product of (y) the excess of the Pipeline Loans as the Estimation Date over the Pipeline Loans as of the Closing Date Balance Sheet Date and (z) .37%.

         (iv)  The adjustments to the Closing Exchange Price described in this
Section 2.8(b) shall be netted, such that there shall be determined an aggregate increase or decrease in the Closing Exchange Price. The Closing Exchange Price, as adjusted in the manner provided in Section 2.7, this Section 2.8(b) and Exhibit "A" is referred to herein as the "Final Exchange Price."

         (c) TOTAL ADJUSTMENTS AND INDEMNIFICATION PAYMENTS LIMITATIONS. Notwithstanding anything else to the contrary contained in this Section 2.8, Sections 2.9, 2.10, 2.11 or Section 9.1 of this Agreement, the aggregate number of Escrow Shares plus the number of shares of FTNC Common Stock issued pursuant to Section 2.9, if any, shall not exceed the number of shares delivered to Sellers at Closing pursuant to Section 2.6(c)(iii).

         2.9 SUPPLEMENTAL CLOSING. Promptly after the Closing Adjustment Documents have been finally determined in accordance with Section 2.7 (including by means of a deemed acceptance of such documents by FTNC or Sellers' Representative as provided in Sections 2.7(b) and 2.7(c) hereof, respectively), but in no event later than five (5) business days following such final determination (the "Supplemental Closing Date"), the parties hereto shall hold a supplemental closing (the "Supplemental Closing"), either by telephone or in person at a mutually convenient location. If the Final Exchange Price is greater than the Closing Exchange Price, FTNC shall deliver that number of shares of FTNC Common Stock valued at the Closing Measurement Price having a value equal to the difference (rounded up to the nearest cent) between the Closing Exchange Price and the Final Exchange Price.

         2.10 ADDITIONAL ADJUSTMENTS TO FINAL EXCHANGE PRICE. (a) Loss of Certain Servicing. The Final Exchange Price shall be decreased by an amount equal to the amount, if any, by which (i) 1.15% of the aggregate unpaid principal balance of any Mortgage Loans included in the Closing Portfolio, the servicing or master servicing of which by Mortgage Bank (or subservicing of which by Western on Mortgage Bank's behalf) shall have been terminated and not reinstated by an Investor within the one hundred eighty (180) day period immediately following the Closing (unless such termination shall have been due to the repayment in full of the principal amount of the underlying Mortgage Loan or the breach by Mortgage Bank of the terms of the servicing agreement relating to such Mortgage Loan following the Closing Date) exceeds (ii) the aggregate amount of all termination or similar fees or charges paid or payable to Mortgage Bank in connection with the termination of the servicing or master servicing of such Mortgage Loans by Mortgage Bank (or subservicing of which by Western or Mortgage Bank's behalf). In connection with the foregoing, FTNC or Mortgage Bank shall provide Sellers with written notice of the termination of the servicing of any Mortgage Loan included in the Closing Portfolio within five (5) business days after any such termination, and such notice shall give Sellers the right to contact the relevant Investor concerning such termination and to attempt to have such Mortgage Loan reinstated.

         (b)  Payment at Supplemental Closing.  Any amounts payable under this
Section 2.10 which are capable of being determined on or before the Supplemental Closing Date shall be made in connection with the Supplemental Closing. Any payments subsequent to the Supplemental Closing Date shall be made on the last day of each subsequent month following the month in which the Supplemental Closing occurs but in no event later than one hundred and ninety-five (195) days after the Closing Date. All payments under this Section
2.10 shall be accompanied by interest thereon calculated at the Fed Funds Rate.

         2.11 SELLERS' REFUND AT SUPPLEMENTAL CLOSING. If the Final Exchange Price is less than the Closing Exchange Price or if Sellers are required to make payments to FTNC under Section 2.10, each Seller shall be severally liable to refund or pay to FTNC at Sellers' option either (i) cash or (ii) FTNC Common Stock valued at the Closing Measurement Price, as to each Seller, proportionate to the amount of FTNC Common Stock received by such Seller at Closing and having an aggregate value equal to the difference between the Final Exchange Price and the Closing Exchange Price and/or the amounts due under Section 2.10, as applicable.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                          OF SELLERS AND MORTGAGE BANK

         Sellers and Mortgage Bank, jointly and severally, hereby represent and warrant to FTNC and FTB as of the date of this Agreement as follows:

         3.1 ORGANIZATION. Mortgage Bank is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation with full corporate power and authority to carry on its business as now conducted and to own or lease all of its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where the ownership or leasing of its properties or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of Mortgage Bank taken as a whole. Mortgage Bank has hereto delivered to FTNC accurate and complete copies of the respective articles of incorporation, by-laws, minutes, written consents, stock transfer ledgers and other corporate documents of Mortgage Bank, as in effect on the date of this Agreement.

         3.2 CAPITALIZATION. The authorized capital stock of Mortgage Bank consists only of fifty thousand (50,000) shares of Emerald Common Stock, nine hundred fifty (950) of which are validly issued and outstanding, fully paid and nonassessable and owned by Sellers. No shares of Emerald Common Stock are reserved for issuance. Neither Mortgage Bank nor any of its Affiliates has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, agreements or other rights of any character calling for the purchase or issuance of any shares of Emerald Common Stock or any other capital stock of Mortgage Bank or any securities representing the right to purchase or otherwise receive any shares of Emerald Common Stock or any other capital stock of Mortgage Bank. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Emerald Common Stock.

         3.3 SUBSIDIARIES OF THE MORTGAGE BANK. Mortgage Bank does not own any equity interest, directly or indirectly, in any Subsidiary.

         3.4 AUTHORITY; NO VIOLATION. (a) Mortgage Bank has full corporate power and authority, and Sellers each have the legal capacity and power, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Mortgage Bank and no other corporate proceedings on the part of Sellers or Mortgage Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers and Mortgage Bank and, assuming this Agreement constitutes a valid and binding obligation of FTB and FTNC, constitutes a valid and binding obligation of Sellers and Mortgage Bank enforceable against Sellers and Mortgage Bank in accordance with its terms (subject to applicable bankruptcy, insolvency, and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law).

         (b) Except as set forth in Section 3.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Sellers or Mortgage Bank nor the consummation by Sellers or Mortgage Bank of the transactions contemplated hereby, nor compliance by Sellers or Mortgage Bank with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of Mortgage Bank, or (ii) assuming the consents, permits, authorizations, approvals, filings and registrations referred to in Section 3.6 hereof and Section 3.6 of the Disclosure Schedule are obtained or made, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction, or any interpretation of any of the foregoing applicable to Sellers or Mortgage Bank or any of their Affiliates or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the respective properties or assets of any Seller or Mortgage Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument, or obligation to which any Seller or Mortgage Bank is a party, or by which any Seller or Mortgage Bank or any of their respective properties or assets may be bound, except, in the case of this clause (ii), for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of Sellers or Mortgage Bank taken as a whole.

         3.5 STATEMENTS MADE. No representation, warranty, statement made or information or data provided by Sellers or Mortgage Bank in this Agreement or in any exhibit, written material, document, magnetic media, books and records or certificate furnished by or on behalf of Sellers or Mortgage Bank to FTNC or FTB in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         3.6 CONSENTS AND APPROVALS. Except as set forth in this Section 3.6 of the Disclosure Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government sponsored agencies or corporations, Investors or other third parties are necessary to be obtained or made by Sellers or Mortgage Bank in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.7 FINANCIAL STATEMENTS. Sellers have previously delivered to FTB copies of (i)(a) audited balance sheets of Mortgage Bank as of October 31, 1991, October 31, 1992 and October 31, 1993, and (b) audited statements of income, changes in stockholders' equity and statements of cash flow of Mortgage Bank for the periods ended October 31, 1991, October 31, 1992 and October 31, 1993 (collectively, the "Audited Financial Statements"), together with reports on the Audited Financial Statements by Mortgage Bank's independent accountants and (ii) unaudited statements of income, changes in stockholders' equity and statements of cash flow of Mortgage Bank for the periods ending January 31, 1994, March 31, 1994 and May 31, 1994 and unaudited balance sheets as of January 31, 1994, March 31, 1994 and May 31, 1994 of Mortgage Bank (collectively, the "Interim Financial Statements", and together with the Audited Financial Statements and the Closing Date Balance Sheet, the "Financial Statements"). The Financial Statements (except for the failure to include all of the notes thereto required by GAAP in the Interim Financial Statements and the Closing Date Balance Sheet) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements (except as may be indicated in the notes thereto) and are accurate and fairly present in all material respects the financial position of Mortgage Bank as of the respective dates thereof and the results of its operations and the changes in its financial position for the respective periods covered thereby.

         3.8 UNDISCLOSED LIABILITIES. Mortgage Bank has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, and whether or not required to be shown on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations stated on the Balance Sheet, the Closing Date Balance Sheet or otherwise disclosed in the Disclosure Schedule.

         3.9 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 3.9 of the Disclosure Schedule, since October 31, 1993, there has not been any material adverse change in the business, condition, financial or otherwise, or results of operations of Mortgage Bank taken as a whole.

         3.10 LEGAL PROCEEDINGS. Except as set forth in Section 3.10 of the Disclosure Schedule, there are no legal, administrative, arbitral, governmental or other proceedings, actions or governmental investigations of any nature ("Legal Proceedings") pending or, to the best knowledge of Sellers and Mortgage Bank, threatened, against Mortgage Bank which could result in a Loss to Mortgage Bank. Except as set forth in Section 3.10 of the Disclosure Schedule, Mortgage Bank is not subject to any order, judgment, injunction, rule or decree which has or could result in a Loss to Mortgage Bank. There are no facts or circumstances that could form the basis for any Legal Proceedings against Mortgage Bank.

         3.11 MATERIAL CONTRACTS. Section 3.11 of the Disclosure Schedule is a complete and accurate list of the following contracts, agreements and other written or oral arrangements (hereinafter collectively referred to as "Contracts"), to which Mortgage Bank is a party on the date hereof:

         (a) any Contract (including the lease of real or personal property from or to third parties) providing for payments in excess of $25,000 per annum or in excess of $50,000 for the remaining term of the contract;

         (b) any Contract in which Mortgage Bank is participating as a general partner or joint venturer;

         (c) any Contract which shall survive the Closing (other than recourse servicing) under which Mortgage Bank has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) involving more than $20,000;

         (d)  any Contract concerning noncompetition;

         (e) any Contract between any Seller or any of its Affiliates (other than Mortgage Bank), on the one hand, and Mortgage Bank, on the other hand;

         (f)  any Mortgage Servicing Agreements or subservicing agreements;

         (g) any Contract between Mortgage Bank and any Investor other than Mortgage Servicing Agreements;

         (h) any Contract, other than Mortgage Servicing Agreements, that is terminable upon a change in control of Mortgage Bank; and

         (i) any Contract pursuant to which Seller or any of its Affiliates has promised to pay, or loan any amount to, or sold, transferred or leased any property or assets to or from, any Person who is an officer, director or other employee of Mortgage Bank.

         Sellers have made available to FTNC a correct and complete copy of each written Contract listed in Section 3.11 of the Disclosure Schedule. With respect to each Contract so listed and except as noted therein: (A) the Contract is in full force and effect; (B) no Seller or Mortgage Bank, as applicable, is in breach or default thereof, and no event has occurred which with notice or lapse of time or both would constitute a breach or default by any Seller or Mortgage Bank, or permit termination, modification, or acceleration against Seller or Mortgage Bank under the Contract applicable to it; (C) no Seller or Mortgage Bank, as applicable, has repudiated or waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the knowledge of any Seller and Mortgage Bank, in default in any respect or has repudiated or waived any material provision thereunder.
With respect to any lease disclosed pursuant to this Section 3.11, all rents and other amounts currently due thereunder have been paid; no waiver or indulgence or postponement of any obligation thereunder has been granted by any lessor or sublessor or been requested by any lessee or sublessee; and neither any Seller nor Mortgage Bank has received any notice that any Seller or Mortgage Bank has breached any term, condition or covenant under any such lease.

         3.12 TAXES. (a) Except as disclosed on Section 3.12 of the Disclosure Schedule, Mortgage Bank has (i) duly filed (or there has been duly filed on its behalf) with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to Mortgage Bank on or before the date hereof, and (ii) paid in full on a timely basis (or there has been paid on its behalf) all Taxes shown to be due on such Tax Returns. Except as disclosed on Section 3.12 of the Disclosure Schedule,
(x) the provision for current and deferred Taxes on each of the Financial Statements and the Closing Date Balance Sheet for the payment of all accrued but unpaid Taxes through the date thereof has been determined in accordance with GAAP and reflects all Taxes that could be assessed against Mortgage Bank, and (y) each deferred or current tax receivable reflected on each of the Financial Statements and the Closing Date Balance Sheet is properly recorded in accordance with GAAP at a value not exceeding the net realizable value of such receivable, and there are no facts or circumstances that could result in any such receivable being recorded on any Financial Statement or the Closing Date Balance Sheet at a value that is less than the net realizable value of such receivable.

         (b) Except as set forth in Section 3.12(b) of the Disclosure Schedule, Mortgage Bank has not received any notice of a deficiency or assessment with respect to Taxes of from any federal, state, local or foreign taxing authority which has not been fully paid or finally settled, and any such deficiency or assessment shown on such Section of the Disclosure Schedule is being contested in good faith through appropriate proceedings described in
Section 3.12(b) of the Disclosure Schedule; there are no ongoing audits or examination of any Tax Return of Mortgage Bank, and no notice of audit or examination of any such Tax Return has been received by Mortgage Bank; Mortgage Bank has not given and there has not been given on behalf of Mortgage Bank a waiver or extension of any statute of limitations relating to the payment of Taxes of Mortgage Bank, the federal income Tax Returns of Mortgage Bank have been audited by the IRS or are closed by the applicable statute of limitations for all periods through October 31, 1991; and no issue has been raised in writing on audit or in any other proceeding with respect to taxes of Mortgage Bank by any federal, state, local or foreign taxing authority.

         (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, gains, withholding, ad valorem, social security or other taxes, including any interest, penalties or additions attributable to Taxes.

         (d) Mortgage Bank has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Mortgage Bank has not made any payments, is not obligated to make any payments, and is not a party to any contract, agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code.

         3.13 EMPLOYEES. (a) Section 3.13(a) of the Disclosure Schedule sets forth with respect to each employee (an "Employee") of Mortgage Bank as of May 31, 1994, the Employee's name, job title, annual salary, hourly rate, hire date, years of service and other related data.

         (b) Section 3.13(b) of the Disclosure Schedule sets forth (i) all employment, consulting, severance, retention, termination and similar agreements and arrangements under which Mortgage Bank has any obligation to any Employee or to any former employee or independent contractor of Mortgage Bank and (ii) all incentive, bonus, performance and similar compensatory plans and arrangements in which Employees of Mortgage Bank are eligible to participate. Sellers have provided FTB with copies of all plans, agreements and arrangements listed on Section 3.13(b) of the Disclosure Schedule.

         (c) Except as set forth on Disclosure Schedule 3.13(c), there are no investigations, claims or proceedings pending or, to the best knowledge of Sellers or Mortgage Bank, threatened relating to or arising out of the employment of any Employee or former employee. None of the Employees is represented by a union or other collective bargaining unit.


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
         3.14 ERISA. (a) GENERAL. Except as listed on Section 3.14 or Section 3.13(b) of the Disclosure Schedule, Mortgage Bank is not a party to, does not participate in and has not participated in (i) any profit sharing, deferred compensation, bonus, stock retirement, welfare or incentive plan or agreement, whether legally binding or not, (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, sick leave, medical, hospitalization, life insurance and other insurance plans, and related benefits, (iii) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or (iv) any "multi-employer plan" (within the meaning of Section 3(37) of ERISA) not designated as such on Section 3.14 of the Disclosure Schedule. True, correct and complete copies of the plan documents and agreements referred to in Section 3.14 of the Disclosure Schedule and all related summary plan descriptions have been delivered to FTNC. Mortgage Bank is in substantial compliance with the applicable provisions of ERISA and the regulations and rulings issued thereunder with respect to each employee benefit plan subject thereto, except as noted on Section 3.14 of the Disclosure Schedule and, except as noted on Section 3.14 of the Disclosure Schedule, has performed in all material respects all of its obligations under such plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or the assets of such plans, and no facts exist which could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans which could result in a material adverse effect to Mortgage Bank.

         (b) PENSION AND PROFIT SHARING PLAN. The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) described on Section 3.14 of the Disclosure Schedule have been duly authorized by the Board of Directors of Mortgage Bank. Each such plan in all material respects is qualified in form and operation under Sections 401(a) and 501(a) of the Code to the extent the Code requires such qualification, except as noted on Section 3.14 of the Disclosure Schedule. No event has occurred which will or could subject Mortgage Bank or any such plans to tax under Sections 511, 4972 or 4975 of the Code. No prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA), or breach of fiduciary responsibility under Title I of ERISA, which transaction is not exempt or for which exemption is not available under Section 4975 of the Code or Section 408 of ERISA, has occurred with respect to any of such plans. No accumulated funding deficiency, whether or not waived, exists with respect to any such plan, no condition has occurred or exists which with the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan, and no employer maintaining the plan has failed to make full payment when due of all amounts which under the provisions of any such plan are required to be made as contributions thereto and no excise taxes are payable under the Code.

         Sellers have delivered to FTNC for each of the employee pension benefit plans (i) a copy of the Form 5500 which was filed in each of the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants,
(ii) a copy of the Form PBGC-1 which was filed in each of the most recent three
(3) plan years, and (iii) the most recent determination letter from the Internal Revenue Service. Copies have been furnished to FTNC of (i) the consolidated statement of assets and liabilities of each of the employee pension benefit plans as of its most recent valuation date; (ii) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year, and (iii) with respect to any such plan which is subject to Title IV of ERISA, the actuarial report as of the last valuation date. Such documents fairly present the financial condition of each said plan as at such dates and the results of operations of each of said plans, all on a consistent basis, unless otherwise noted on or apparent from the documents of
Section 3.14 of the Disclosure Schedule.

         (c) TITLE IV PLANS. With respect to each employee pension benefit plan (excluding plans not subject to the provisions of Title IV of ERISA) listed on Section 3.14 of the Disclosure Schedule, (i) no employer maintaining the plan has withdrawn from such a pension plan during the most recent plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (ii) there has been no notice of intent to terminate any such plan filed and no such plan has been terminated, (iii) the Pension Benefit Guaranty


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
Corporation ("PBGC") has not instituted proceedings to terminate any such plan,
(iv) no other event or condition has occurred which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan, and (v) all required premium payments to the PBGC have been paid when due, and (vi) except as set forth in Section 3.14(c) of the Disclosure Schedule, no other reportable event, as described in Section 4043 of ERISA and the regulations thereunder, has occurred with respect to said plans.

         (d) CONTINUATION COVERAGE REQUIREMENTS OF HEALTH PLAN. All group health plans of Mortgage Bank (including any Affiliates which must be taken into account under Section 4980B of the Code) have been operated in good faith, substantially in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code to the extent such requirements are applicable.

         (e) FINES AND PENALTIES. There are no fines, penalties, taxes, or related charges under Sections 502(c) or (k) or (l) or 4071 of ERISA or Chapter 43 or Section 511 of the Code which are assessable against Mortgage Bank.

         3.15 OWNERSHIP OF PROPERTY. Mortgage Bank has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Balance Sheet, or acquired subsequent thereto and reflected in the Closing Date Balance Sheet (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since the date of the Balance Sheet), each of which is reflected on the Balance Sheet or the Closing Date Balance Sheet at a value that does not exceed the net realizable value, as determined in accordance with GAAP, of such asset subject to no Encumbrances, except (i) those assets and properties that secure liabilities that are reflected in the Balance Sheet or the notes thereto or were incurred in the ordinary course of business after the date of the Balance Sheet that secure additional liabilities to fund or purchase Mortgage Loans, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) ordinary liens and encumbrances on, and rights of redemptions with respect to, foreclosed real estate, (iv) with respect to assets and properties acquired subsequent to the date of the Balance Sheet, Encumbrances created in connection with the acquisition thereof and (v) such Encumbrances that do not in the aggregate detract from the value or interfere with the use or operations of the asset and property subject thereto. Mortgage Bank as lessee has the right under valid and subsisting leases to occupy, use, possess and control all property leased by Mortgage Bank, as presently occupied, used, possessed and controlled by Mortgage Bank. The properties and assets owned or leased by Mortgage Bank are adequate for the conduct of the current business of Mortgage Bank in the manner in which it is currently being conducted. All such assets and properties are in good operating condition, ordinary wear and tear excepted. All such assets and properties are being operated and maintained in material compliance with all leases, contracts and commitments to which Mortgage Bank is a party or by which Mortgage Bank or such assets and properties are bound.

         3.16 BROKERS AND FINDERS.   Other than Financial Capital Resources,
Inc., none of Sellers, Mortgage Bank or any of their respective officers, directors, employees, agents or Affiliates has employed any broker, finder or financial advisor or incurred any liability for any broker's or finder's fees or commissions in connection with the transactions contemplated hereby.

         3.17 INSURANCE. Section 3.17 of the Disclosure Schedule lists all of the insurance policies, binders and bonds maintained by Mortgage Bank, all of which are in full force and effect; Mortgage Bank is not in default thereunder; and all claims thereunder have been filed in due and timely fashion. Mortgage Bank is insured with reputable insurers against such risks and in such amounts as are normally insured against by companies of the same type and in the same line of business and as are adequate for the conduct of Mortgage Bank's business.


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
         3.18 MORTGAGE BANKING LICENSES AND QUALIFICATIONS. Mortgage Bank (i) is qualified (A) by FHA as a mortgagee and servicer for FHA Loans, (B) by the VA as a lender and servicer for VA Loans, and (C) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and (ii) has all other material certifications, authorizations, licenses, permits and other approvals necessary to conduct its current mortgage banking business ("Licenses"), and is in good standing under all applicable federal, state and local laws and regulations thereunder as a mortgage lender and servicer. Section 3.18 of the Disclosure Schedule lists each state in which Mortgage Bank has (i) obtained or applied for a License, or (ii) is exempt from licensing.

         3.19 LOAN PORTFOLIO. (a) Sellers have previously delivered to FTNC a tape (magnetic media) on which certain information regarding the Mortgage Servicing Portfolio as of March 31, 1994 is recorded. The information contained in such tape is true and correct in all material respects. Each Mortgage Loan (i) is, except as set forth in Section 3.19 of the Disclosure Schedule, evidenced by a note or other evidence of indebtedness with such terms as are customary in the business and (ii) is duly secured by a mortgage or deed of trust with such terms as are customary in the business and which grants the holder thereof, as set forth on the tape (magnetic media) previously provided to FTNC, either a first lien on the subject property (including any improvements thereon) with respect to loans originated as first mortgages, and with respect to loans originated as second mortgages, a second lien on the subject property (including any improvements thereon) with the exception of (a) liens for real estate taxes and special assessments not yet due and payable,
(b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such security interest which are acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (c) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such mortgage. Except as set forth in Section 3.19 of the Disclosure Schedule, each Warehouse Loan is a Conforming Loan or is subject to an Investor Commitment.

         (b) Except as set forth on Schedule 3.19 of the Disclosure Schedule, with respect to each Mortgage Loan:

                 (i) Such Mortgage Loan was originated and currently exists in material compliance with all requirements of federal, state and other applicable laws and Regulations;

                 (ii) Each note, agreement or other instrument evidencing a Mortgage Loan and any related security instrument (including, without limitation, any guaranty or similar instrument) is complete in all material respects and constitutes a valid, legal and binding obligation of the obligor thereunder enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and all actions necessary to perfect any related security interest have been duly taken, including, without limitation, filings (and payment of all required filing taxes and fees) or taking of possession of Collateral;

                 (iii) There has been no material modification to or waiver of such terms except as evidenced in documents executed by the parties and included in the Mortgage Loan documents;

                 (iv) No claims or defenses to the enforcement of such Mortgage Loan have been asserted and Mortgage Bank is not aware of any acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense by the borrower, obligor or any other person obligated to perform under any related Mortgage Loan documents;

                 (v) There is no default, by any borrower, obligor or any other person obligated to perform under any related Mortgage Loan document with respect to such Mortgage Loan, nor are there any conditions that with notice or lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Mortgage Loan;

                 (vi) All due diligence requirements have been met on such Mortgage Loan (whether owned by Mortgage Bank or serviced by Mortgage Bank for others) guaranteed or insured by the FHA or the VA, and any other such guarantor or insurer of such Mortgage Loan, in a manner that all such guarantees and insurance arrangements are in full force and effect;

                 (vii) At the time the Mortgage was originally made, the Collateral had sufficient value to cover the principal amount of the Mortgage Loan;

                 (viii) Such Mortgage Loan was made substantially in accordance with Mortgage Bank's standard indemnity and documentation guidelines as in effect at the time of its origination and has been administered substantially in accordance with Mortgage Bank's standard loan servicing and operation procedures as in effect from time to time;

                 (ix)  With respect to the Mortgage Loans:

                          (1) A title insurance policy in an amount at least equal to the original principal amount of the Mortgage Loan is in effect and Mortgage Bank is the sole owner of each such Mortgage Loan, except for participations as are documented in the related Mortgage Loan documents or other records;

                          (2) There are casualty insurance policies in force to insure the Collateral, with Mortgage Bank as loss payee; and a real estate appraisal was made by a duly licensed appraiser to determine the Collateral value;

                          (3) Flood insurance has been obtained and is in force as to such real estate located in a flood zone, notwithstanding any designation of such flood zone or zones after the date of origination of the Mortgage Loan; and

                          (4) All buildings on mortgaged property are insured for not less than the total debt secured by such buildings and improvements thereto against any loss by fire, hazards of extended coverage, flood (at least to the extent required by the Flood Disaster Protection Act of 1973) and such other hazards (the "hazard insurance policy"), as are customary in the area where the premises are situated; and the mortgagor is required by the terms of the Mortgage Loan documentation to maintain all such insurance with a standard mortgagee's endorsement or similar protection for the mortgagee at mortgagor's cost and expense and, on the mortgagor's failure to do so, authorizing the holder to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement there for from the mortgagor; such mortgaged property constitutes a single tax lot; any improvements located on the mortgaged property are within its lot lines and do not violate any set back or zoning ordinances or if such improvements are not within its lot lines or violate any set back ordinance, such violation will not result in any Loss; and there is nothing affecting the condition of the mortgaged property which would impair the value of the mortgaged property or its use for the purposes presently used.

         3.20 TITLE TO CERTAIN MORTGAGE LOANS; MORTGAGE SERVICING AGREEMENTS.
(a) All Mortgage Loans held for Mortgage Bank's account (whether or not for future sale or delivery to an Investor) are owned by

Mortgage Bank free and clear of any Encumbrance other than Encumbrances in favor of Mortgage Bank's lender banks pursuant to warehouse lines. Such Mortgage Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of Mortgage Bank as mortgagee. Mortgage Bank has not, with respect to any such Mortgage Loan, released any security there for, except upon receipt of reasonable consideration for such release or of Investor approval, or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan.

         (b) Except as set forth in Section 3.20 of the Disclosure Schedule, all of the Mortgage Servicing Agreements and the rights created thereunder are owned by Mortgage Bank free and clear of any Encumbrances and upon the transfer, assignment and delivery of the Emerald Common Stock, will continue to be so owned by Mortgage Bank except upon termination by an Investor pursuant to contract right.

         3.21 NO RECOURSE. Except as set forth in Section 3.21 of the Disclosure Schedule and except on customary terms with respect to VA No-Bids, Mortgage Bank is not a party to (i) any agreement or arrangement with (or otherwise obligated to) any Person, including an Investor or Insurer, to repurchase from any such Person any Mortgage Loan, mortgaged property serviced for others or mortgage loan sold by Mortgage Bank with servicing released ("Servicing Released Loans') or Previously Disposed Loans or (ii) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to any Loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan, mortgaged property, Servicing Released Loans, or Previously Disposed Loans except insofar as (A) such recourse is based upon a breach by Mortgage Bank of a customary representation, warranty or undertaking, or (B) Mortgage Bank incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement. For purposes of this Agreement, the term "Recourse Loan" means any Mortgage Loan, mortgaged property, Servicing Released Loan or Previously Disposed Loan with respect to which Mortgage Bank bears the risk of loss as described in the preceding sentence.

         3.22 MORTGAGE SERVICING AGREEMENTS. Sellers have previously made available to FTNC true and complete copies of all Mortgage Servicing Agreements to which Mortgage Bank is a party as of the date hereof. Except as set forth in Section 3.22 of the Disclosure Schedule, the Mortgage Servicing Agreements and the Regulations set forth all the terms and conditions of Mortgage Bank's rights against and obligations to the Agencies and Investors and they have not been modified in any material respect. All of the Mortgage Servicing Agreements are valid and binding obligations of Mortgage Bank and, to the best knowledge of Sellers and Mortgage Bank, all of the other parties thereto and, are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Section 3.22 of the Disclosure Schedule, there is no default or claim of default by any party under any such Mortgage Servicing Agreement, and except for the consummation of the transactions contemplated by this Agreement, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Mortgage Servicing Agreement or would result in any such Mortgage Servicing Agreement being terminable by any party thereto. As of the date of this Agreement, there is no pending or threatened cancellation of any Mortgage Servicing Agreement. Except as set forth in Section 3.22 of the Disclosure Schedule, no material sanctions or penalties have been imposed upon Mortgage Bank under any Mortgage Servicing Agreement or under any applicable Regulation.

         3.23 COMPLIANCE. (a) Mortgage Bank and Western and, as to purchases of Servicing Rights, all prior servicers and originators have been and are in compliance in all material respects with all federal, state and other applicable laws, rules and regulations including Regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to it, its properties and assets and its conduct of business, the breach of which would require the Repurchase of a Mortgage Loan or result in the

Mortgage Bank incurring a Loss. Mortgage Bank (or Western on Mortgage Bank's behalf) has timely filed, or will have timely filed by the Closing Date, all material reports required by any Investor or Insurer or by any federal, state or municipal law, regulation or ordinance, to be filed except where the failure to do so would not have a material adverse effect on the business, financial condition or results of operations of Mortgage Bank taken as a whole. Mortgage Bank has not done or failed to do, and has not caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC or HUD, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy,
(viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement or (x) any guaranty issued by FNMA or FHLMC to Mortgage Bank respecting mortgage backed securities issued by Mortgage Bank and other like guaranties. Except as set forth in Section 3.23 of the Disclosure Schedule, no Agency, Investor or private mortgage insurer has (i) claimed that Mortgage Bank has violated or has not complied with the applicable underwriting standards with respect to Mortgage Loans sold by Mortgage Bank to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of Mortgage Bank.

         (b) Except as set forth in Section 3.23 of the Disclosure Schedule, no Mortgage Loan, Pipeline Loan, Warehouse Loan or Previously Disposed Loan has been originated and/or serviced by Mortgage Bank in violation of the Regulations, the violation of which would require the Repurchase of a Mortgage Loan or Previously Disposed Loan or result in Mortgage Bank incurring a Loss.

         3.24 INVESTOR COMMITMENTS. Set forth in Section 3.24 of the Disclosure Schedule is a complete and correct list of each Investor Commitment to which Mortgage Bank was a party on May 31, 1994. Sellers and Mortgage Bank have made available to FTNC complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment constitutes a valid and binding obligation of Mortgage Bank, and, to the best knowledge of Sellers and Mortgage Bank, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Each Mortgage Loan, or Warehouse Loan which is subject to an Investor Commitment, is a Conforming Loan or is otherwise readily saleable in the secondary market.

         3.25 CUSTODIAL ACCOUNTS. Mortgage Bank (or Western on Mortgage Bank's behalf as subservicer of the Mortgage Servicing Portfolio) has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain serviced loans. Such Custodial Accounts comply in all material respects with
(i) all applicable Regulations and the payment of interest on escrows and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto. The Custodial Accounts contain the amounts shown in the records of Mortgage Bank (or Western on Mortgage Bank's behalf as subservicer of the Mortgage Servicing Portfolio), which amounts represent all monies received or advanced by Mortgage Bank (or Western on Mortgage Bank's behalf as subservicer of the Mortgage Servicing Portfolio) as required by the applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of Mortgage Bank pursuant to applicable Mortgage Servicing Agreements, except for checks in process.

         3.26 ENVIRONMENTAL MATTERS. (a) Mortgage Bank has complied in all material respects with all Environmental Laws (as defined below) with respect to any real property currently or previously owned or leased by it and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, notice or inquiry has been received by Sellers or Mortgage Bank nor to its best knowledge threatened alleging any failure to comply with any such Environmental Laws;

         (b) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, ground water, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now or hereafter in effect, including all current Environmental Laws, all future interpretations of current Environmental Laws and all future Environmental Laws and subsequent interpretations thereof. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, the Federal Hazardous Materials Transportation Act, or any so-called "Super fund" or "Super lien" law, each as amended and as now or hereafter in effect, and
(ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of our exposure to any Hazardous Material;

         (c) "Hazardous Material" means any substance which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         3.27 INQUIRIES. Section 3.27 of the Disclosure Schedule contains a true and correct list of all of the audits, investigations, complaints and inquiries of Mortgage Bank by an Agency, an Investor, or a private mortgage insurer commenced since March 31, 1991, or ongoing as of the date of this Agreement. Except for customary ongoing quality control reviews and except as disclosed in Section 3.27 of the Disclosure Schedule, no audit or investigation is pending or, to the best knowledge of Sellers and Mortgage Bank, threatened that could result in:

         (a)  a claim of a material failure to comply with applicable
Regulations,

         (b)  a repurchase of Mortgage Loans by Mortgage Bank,

         (c)  indemnification by Mortgage Bank in connection with Mortgage
Loans,

         (d)  rescission of any insurance or guaranty contract or agreement or

         (e) payment of a material penalty by Mortgage Bank to any Agency, HUD, an Investor or a private mortgage insurer.

Sellers have made available to FTNC copies of all written reports and materials received in connection with such audits, investigations, complaints and inquiries.


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
         3.28 ADVANCES. Except as set forth in Section 3.28 of the Disclosure Schedule, there are no pooling, participation, servicing or other agreements to which Mortgage Bank is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans other than as provided in FNMA or FHLMC pooling and servicing agreements. The Advances are valid and subsisting amounts owing to Mortgage Bank, subject to the terms of the applicable Mortgage Servicing Agreement.

         3.29 PHYSICAL DAMAGE. There exists no physical damage to any Collateral, which physical damage is not insured against in compliance with the Regulations and would cause any Mortgage Loan to become delinquent or adversely affect the value or marketability of any Mortgage Loan, Servicing Rights or Collateral.

         3.30 APPLICATION OF FUNDS. All monies received with respect to each Mortgage Loan have been properly accounted for and applied.

         3.31 POOL CERTIFICATION. Except as set forth in Section 3.31 of the Disclosure Schedule, all Pools relating to the Mortgage Loans have been certified, finally certified and recertified (if required) in accordance with applicable regulations, and the securities backed by such Pools have been issued on uniform documents, in accordance with the applicable Investor guide without any deviations therefrom. The principal balance outstanding and owing on the Mortgage Loans in each Pool equals or exceeds the amount owing to the corresponding security holders of such Pool. No event has occurred or failed to occur which would require Mortgage Bank to repurchase any Mortgage Loan from any Pool.

         3.32 LOAN DISBURSEMENT. Upon origination, all of the Mortgage Loans were fully disbursed in accordance with applicable law and regulations.

         3.33 PAYMENT OF TAXES, INSURANCE PREMIUMS, ETC. The responsibilities of Mortgage Bank with respect to all applicable taxes (including tax reporting for the period prior to the Closing), assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the Mortgage Loans have been duly met in all material respects.

         3.34 TAX IDENTIFICATION. All tax identifications are correct and complete and comply with all applicable federal, state and other applicable laws, rules and regulations in all material respects, and property descriptions contained in any Loan Document are legally sufficient.

         3.35 PAYOFF STATEMENTS. All payoff and assumption statements with respect to each Mortgage Loan provided by Mortgage Bank (or Western on Mortgage Bank's behalf as subservicer of the Mortgage Servicing Portfolio) to borrowers or their agents were, at the time they provided, complete and accurate in all material respects.

         3.36 REGISTRATION STATEMENT. The information to be supplied by Sellers and Mortgage Bank for inclusion in the registration statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act of 1933, as amended (the "Securities Act"), with the SEC by FTNC for the purpose of, among other things, registering the FTNC Common Stock to be issued to the Sellers under Article II (the "Registration Statement"), and together with the prospectuses included in the Registration Statement, as amended or supplemented from time to time (the "Prospectus"), will not at the time such Registration Statement becomes effective and in the case of each Prospectus, at the time it is mailed and at the time of the meeting of the stockholders, contemplated under this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.37 COOPERATION RE BLUE SKY FILINGS. Sellers and Mortgage Bank will cooperate with FTNC to enable it to obtain all necessary state securities laws or "Blue Sky" permits and approvals as provided in Sections 3.36 and 4.15.

                                   ARTICLE IV
                 REPRESENTATION AND WARRANTIES OF FTNC AND FTB

         FTNC and FTB each hereby severally represent and warrant, to the extent applicable to each, to Sellers as of the date of this Agreement as follows:

         4.1 ORGANIZATION; FTNC COMMON STOCK. (a) FTB is a duly organized national banking association. FTB has full corporate power and authority to carry on its business as now conducted and to own and lease its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of FTB taken as a whole.

         (b) FTNC is a duly organized Tennessee corporation. FTNC has full corporate power and authority to carry on its business as now conducted and to own and lease its properties and assets and is duly licensed or qualified to do business and is in good standing in each state or jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, financial condition or results of operations of FTNC taken as whole. FTNC owns all of the issued and outstanding capital stock of FTB. The shares of FTNC Common Stock to be issued pursuant to the terms of this Agreement, when issued will be duly authorized, validly issued, fully paid and non-assessable, and subject to no preemptive rights and, upon the effective date of the Registration Statement, shall be registered securities, subject to no restrictions regarding sale, resale or other transfer other than (i) those arising pursuant to Rule 145 under the Securities Act of 1933 and (ii) to the provisions described in Section 8.3(c) hereof to ensure pooling-of-interests accounting treatment for the Acquisition.

         4.2 AUTHORITY; NO VIOLATION. (a) Each of FTB and FTNC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action in respect thereof on the part of FTB and FTNC and no other corporate proceedings on the part of FTB or FTNC are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FTB and FTNC and, assuming this Agreement constitutes a valid and binding agreement of Sellers and Mortgage Bank, constitutes a valid and binding obligation of FTB and FTNC, respectively, enforceable against FTB and FTNC in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (whether applied in a proceeding in equity or at law)).

         (b) Neither the execution and delivery of this Agreement nor the consummation by FTB or FTNC of the transactions contemplated hereby, nor compliance by FTB or FTNC with any of the terms or provisions hereof, will (i) conflict with or result in a breach of any provision of the articles of incorporation (or similar governing document) or by-laws of FTB or FTNC or (ii) assuming the consents, permits, authorizations, approvals, filings and registrations set forth in Section 4.5 of the Disclosure Schedule, which has previously been delivered by FTNC to Sellers, are obtained or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FTB or FTNC or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Encumbrance upon any of the properties or assets of FTB or FTNC under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which FTB or FTNC is a party, or by which its properties or assets may be bound or affected, except, in the case of this clause (ii), for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of FTB or FTNC or the ability of FTB or FTNC to consummate the transactions contemplated hereby.

         4.3 CAPITALIZATION. The authorized capital stock of FTNC consists only of those shares of Common Stock and preferred stock as set forth on Exhibit "H." To FTNC's best knowledge, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of FTNC Common Stock.

         4.4 FINANCIAL STATEMENTS. FTNC has previously delivered to Sellers' Representative copies of (i) (a) audited consolidated balance sheets of FTNC as of December 31, 1993 and December 31, 1992 and (b) audited consolidated statements of income, changes in stockholder's equity and statements of cash flow of FTNC for the years ending December 31, 1991, December 31, 1992 and December 31, 1993 (collectively, the "FTNC Audited Financial Statements"), together with reports on the FTNC Audited Financial Statements by FTNC's independent accountants and (ii) unaudited consolidated statement of income, changes in stockholder's equity and statement of cash flow of FTNC for the period ending March 31, 1994 and unaudited consolidated balance sheet as of March 31, 1994, of FTNC (collectively, the "FTNC Interim Financial Statements," and together with the FTNC Audited Financial Statements, the "FTNC Financial Statements"). The FTNC Financial Statements (except for the failure to include all of the notes thereto required by GAAP in the FTNC Interim Financial Statements) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of FTNC as of the respective dates thereof and the results of their operations and the changes in their financial position for the respective periods covered thereby.

         4.5 CONSENTS AND APPROVALS. Except as set forth in Section 4.5 of the Disclosure Schedule, no consents, permits, authorizations or approvals of, or filings or registrations with, any governmental or regulatory authorities, government-sponsored agencies or corporations or other third parties are necessary to be obtained or made by FTB or FTNC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         4.6 BROKERS AND FINDERS. Neither FTB nor FTNC nor any of their officers, directors, employees or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's or finder's fees or commissions in connection with the transactions contemplated hereby.

         4.7 FINANCING. FTB has, or has the capacity to borrow, sufficient funds to satisfy any warehouse and operating lines of credit of Mortgage Bank outstanding at the Closing Date.

         4.8 STATEMENTS MADE. No representation, warranty or statement made by FTNC or FTB in this Agreement or in any exhibit, written statement, or certificate furnished by or on behalf of FTB or FTNC or to Sellers in connection with the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         4.9 LEGAL PROCEEDINGS. There are no Legal Proceedings pending or, to the best knowledge of FTB or FTNC, any Legal Proceedings threatened, nor is there any order, injunction or decree outstanding against or relating to FTB or FTNC or their respective properties, assets, or business, any of which would reasonably be expected to have a material adverse effect on FTB's or FTNC's ability to meet its obligations hereunder, nor does FTB or FTNC know of any material basis for any such Legal Proceedings. To the best knowledge of FTB and FTNC, no action or proceeding has been instituted or threatened before any court or other governmental body by any person or public authority seeking to restrain or prohibit or to obtain damages with respect to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         4.10 UNDISCLOSED LIABILITIES. Neither FTNC nor FTB has any material liabilities or material obligations of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, which would be shown on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations stated on the FTNC Financial Statements, or otherwise disclosed in the Disclosure Schedule.

         4.11 NO MATERIAL ADVERSE CHANGE. Except as set forth in Section 4.11 of the Disclosure Schedule, since December 31, 1993, there has not been any material adverse change in the business, condition, financial or otherwise, or results of operations of FTNC and its subsidiaries taken as a whole, or FTB and its subsidiaries, respectively, taken as a whole.

         4.12 INQUIRIES. Section 4.12 of the Disclosure Schedule contains a true and correct list of all non-routine or special examinations and written inquiries of FTNC and FTB by any bank or bank holding company regulator or the SEC since December 31, 1993, and all non-routine examinations now being conducted, pending, or to the best knowledge of FTNC and FTB, threatened.

         4.13 BLUE SKY COMPLIANCE. FTNC shall obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         4.14 REGISTRATION STATEMENT. The information to be supplied by FTB and FTNC for inclusion in (1) the Registration Statement or (2) the Prospectus will not at the time such Registration Statement becomes effective and, in the case of the Prospectus, at the time it is delivered, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE V
                             PRE-CLOSING COVENANTS

         5.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions thereof, each of the parties shall use its respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Acquisition.

         5.2 CONDUCT PRIOR TO CLOSING. During the period from the date of this Agreement to the Closing Date, and except as otherwise contemplated by this Agreement or the Disclosure Schedule or consented to by FTNC, Sellers shall cause Mortgage Bank to use its best efforts to preserve intact its organization, properties, business and relationships with customers, employees
and others with whom business relationships exist.   Without limiting the
generality of the foregoing, except as otherwise contemplated in this Agreement or the Disclosure Schedule or consented to in writing by FTNC, Sellers shall cause Mortgage Bank to conduct its business only in the ordinary course consistent with past practices and shall not permit Mortgage Bank to:

         (a) issue, sell, redeem, repurchase or deliver any shares of its capital stock or declare or pay a dividend or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock;

         (b) effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

         (c) amend its articles of incorporation, by-laws or similar governing documents;

         (d) merge or consolidate with, or, except as a result of foreclosure or repossession in the ordinary course of its mortgage banking business, acquire substantially all of the assets of or make any investment in the equity securities of, any other entity;

         (e) sell, transfer, lease or encumber any Servicing Rights or other assets except for Mortgage Loans and related Servicing Rights in the ordinary course of business or as otherwise specifically provided herein or purchase any assets except for Mortgage Loans and Servicing Rights related thereto from third party mortgage loan originators with respect to which Mortgage Bank is a party to a Contract;

         (f)  materially alter or vary Mortgage Bank's methods or policies of
(i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service, mortgage loans, (ii) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and (iii) obtaining financing and credit;

         (g) grant to any director, officer, employee or consultant any material increase in compensation or benefits (other than as set forth in Section 5.11 or as may be required under the terms of written agreements in effect on the date hereof, true and correct copies of which have been delivered to FTNC, and other than normal increases in compensation or benefits made in the ordinary course of business to officers or employees in accordance with existing personnel policies);

         (h) grant any severance or termination pay (other than as may be required under the terms of agreements in effect on the date hereof, true and correct copies of which have been delivered to FTNC) to, or enter into or amend any employment or severance agreement with, any Person, other than termination pay paid in accordance with existing personnel policies to officers or employees;

         (i) adopt any new or amend any existing director, officer or employee benefit plans (including, without limitation, profit sharing, bonus, director and officer incentive compensation, retirement, medical, hospitalization, life or other insurance plans, arrangements and commitments);

         (j) enter into any employment or collective bargaining agreement or modify any existing employment agreement;

         (k) incur any Debt, other than (i) Debt incurred to fund or purchase mortgage loans or (ii) otherwise in the ordinary course of business or (iii) to pay obligations on existing debt agreements;

         (l) make any change in accounting principles or methods from those employed as of the date of preparation of the Balance Sheet and the Audited Financial Statements, except as required by GAAP or by applicable regulatory requirements;

         (m) grant any mortgage or security interest in, or make any pledge of, or permit any lien or encumbrance to be placed on, any of its assets or properties other than a Permitted Encumbrance;

         (n) make any capital expenditures other than in the ordinary course of business or as necessary to maintain existing assets in good repair which expenditures will in no event exceed $10,000 on a per occurrence basis and $25,000 in the aggregate;

         (o) take any action, or fail to take any action, that is intended or may reasonably be expected to result in a breach or violation of any of the respective representations and warranties of Sellers or Mortgage Bank contained in this Agreement or would cause any condition to the transactions contemplated hereby not to be satisfied, except, in every case, as may be required by law;

         (p) accelerate, terminate, or cancel any material contract, lease or license to which it is a party other than in the ordinary course of business or enter into any material contract, lease or license that is not terminable without penalty by Mortgage Bank upon sixty (60) days or less notice;

         (q)  enter into mortgage loan subservicing agreements; or

         (r)  agree to do any of the foregoing.

         5.3 ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY. (a) During the period from the date of this Agreement to the Closing Date, upon reasonable notice and subject to applicable laws relating to the exchange of information, Sellers shall permit (and shall cause Mortgage Bank to permit) FTNC and its authorized representatives reasonable access to the properties of Mortgage Bank, and shall disclose and make available to FTNC all books, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of Mortgage Bank, including, but not limited to, all books of account (including the general ledger), tax records (including Tax Returns of Mortgage Bank and schedules thereto), minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings and correspondence with, and notices or other documents from, any federal or state regulatory authority, government sponsored enterprise, Investor or private mortgage insurer, plans affecting employees and any other business activities or prospects. Mortgage Bank shall not be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of Mortgage Bank or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.
The parties hereto will make appropriate substitute disclosure arrangements satisfactory to FTNC under circumstances in which the restrictions of the preceding sentence apply. FTNC will, and will cause its agents to, conduct such investigations in such a manner as not to unreasonably interfere with the normal operations of Mortgage Bank.

         (b) All information furnished by Sellers, Mortgage Bank or any of their representatives to FTNC or its representatives pursuant hereto shall be treated as the sole property of Sellers and, if the Acquisition shall not occur, FTNC and its representatives shall return to Sellers all of such written information and all documents, magnetic media, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. FTNC shall and shall cause its representatives to keep confidential all such information, and shall use such information solely for purposes of this Agreement and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue indefinitely and shall not apply to (i) any information which (x) was already in FTNC's possession prior to the disclosure thereof by any Seller or Mortgage Bank or any of their representatives; (y) was then generally known to the public; or (z) was disclosed to FTNC by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, FTNC is nonetheless, in the opinion of its counsel, compelled to disclose information concerning any Seller or Mortgage Bank to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, FTNC may disclose such information to such tribunal or governmental body or agency without liability hereunder. FTNC shall provide written notice of a pending disclosure to Sellers' Representative as soon as practicable and shall use its best efforts to give such written notice prior to its compulsory disclosure.

         (c) During the period from the date of this Agreement to the Closing Date, upon reasonable notice and subject to applicable laws relating to the exchange of information, FTNC shall permit Sellers' Representative reasonable access to the respective properties of FTB and FTNC, and shall disclose and make available to Sellers' Representative all books, papers and records relating to the assets, stock, ownership, properties, operations, obligations and liabilities of FTB and FTNC, including, but not limited to, all books of account (including the general ledger), tax records (including Tax Returns of FTB and FTNC and schedules thereto), minute books of directors' and stockholders' meetings, organizational documents, bylaws, contracts and agreements, filings and correspondence with, and notices or other documents from, any federal or state regulatory authority, government sponsored enterprise, and plans affecting employees and any other business activities or prospects. Neither FTB nor FTNC shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of FTB or FTNC or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements satisfactory to Sellers' Representative under circumstances in which the restrictions of the preceding sentence apply. Sellers' Representative will, and will cause its agents to, conduct such investigations in such a manner as not to unreasonably interfere with the normal operations of FTB or FTNC.

         (d) All information furnished by FTB or FTNC, or any of their representatives to Sellers' Representative or Mortgage Bank or any of its representatives pursuant hereto shall be treated as the sole property of FTNC and, if the Acquisition shall not occur, Sellers' Representative and Mortgage Bank shall return to FTNC and shall cause any Seller and any representative of Mortgage Bank receiving such materials to return to FTNC all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Sellers, Sellers' Representative and Mortgage Bank shall, and Sellers' Representative and Mortgage Bank shall cause their respective representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue indefinitely and shall not apply to (i) any information which (x) was already in any Seller's or Sellers' Representative's, Mortgage Bank's or any representative of Mortgage Bank's possession prior to the disclosure thereof by FTNC or any of its representatives; (y) was then generally known to the public; or (z) was disclosed to a Seller, Sellers' Representative, Mortgage Bank or any representative of Mortgage Bank by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, Sellers, Sellers' Representative, Mortgage Bank or any representative of Mortgage Bank are nonetheless, in the opinion of their respective counsel, compelled to disclose information concerning FTB or FTNC to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Sellers, Sellers' Representative, Mortgage Bank or any representative of Mortgage Bank may disclose such information to such tribunal or governmental body or agency without liability hereunder. Sellers' Representative or Mortgage Bank shall provide written notice of a pending disclosure to FTB as soon as practicable and shall use its best efforts to give such written notice prior to its compulsory disclosure.

         5.4 FILINGS AND CONSENT. (a) Promptly following the execution and delivery hereof Sellers, Mortgage Bank, FTNC and FTB, as applicable, shall file and use their best efforts to obtain all consents (including as to Mortgage Bank, Agency and Investor consents), approvals, permits, authorizations, notices, and registrations (collectively, "filings and consent solicitations") necessary to consummate the Acquisition. Each party shall cooperate with the other in obtaining or making the necessary filings and consent solicitations. Each party will use its respective best efforts to cause the filings and consent solicitations to be made as soon as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all the filings and consent solicitations, and each party will keep the others apprised of the status of matters relating thereto.

         (b) Sellers and Mortgage Bank, as applicable, and FTNC shall promptly furnish each other with copies of written communications received by Sellers, Mortgage Bank, FTNC or FTB from or delivered by any


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of them to any governmental body, Agency, Investor or private mortgage insurer in respect of the transactions contemplated hereby.

         5.5 PRESS RELEASES. Sellers' Representative, Mortgage Bank, FTNC and FTB shall provide each other with copies of all news releases and other public information disclosures with respect to this Agreement or the transactions contemplated hereby prior to their distribution; provided, however, no party hereto shall make any public announcement or disclosure without the prior approval of the other party, except where disclosure is required by law, in which case the party making such public announcement or disclosure shall give prior written notice to the other party.

         5.6 TRANSFER AND RECORDING FEES. Prior to the Closing, Sellers or Mortgage Bank shall pay all transfer and recording taxes and other fees (including any mortgage servicing portfolio transfer fees, fees, if any, due as a result of the change in the tax service for the Mortgage Servicing Portfolio, any notification letters sent to mortgagors or Investors (including any Agency) by Mortgage Bank, FTB or any Subsidiary, and fees to record assignments of the Mortgage Loans) in connection with the Acquisition.

         5.7 NO SOLICITATION. From and after the date hereof, until the earlier of the Closing Date or termination of this Agreement, neither Sellers, Mortgage Bank nor any of their respective Affiliates will nor will they authorize or permit any of the respective officers, directors, employees, representatives, agents or other persons controlled by any of them to, (a) encourage or solicit (including by way of furnishing nonpublic information), or take any action to facilitate, any inquiry or proposal from any Person (other than FTNC and its Affiliates) concerning any merger, consolidation, sale of substantially all assets, sale of shares of capital stock or similar transaction involving Sellers or Mortgage Bank or (b) entertain, agree to, endorse, or participate in any discussions or negotiations or provide third parties with nonpublic information relating to any such inquiry or proposal. Sellers and Mortgage Bank shall notify FTNC promptly of any such inquiry or proposal received by any of them.

         5.8 CONSISTENCY IN METHODOLOGIES. Prior to the Closing Date, Mortgage Bank shall increase its reserve for foreclosure losses and/or decrease its valuation of capitalized Servicing Rights by additional provisions, if necessary, in order to be consistent with the specific methodologies for these items used by FTB. An adjustment under this Section 5.8 for foreclosure losses will be (i) in addition to and not inclusive of the reserve for foreclosure losses at the Closing Date determined to be adequate pursuant to Section 2.7, and (ii) subject to the definition of "Tangible Net Assets." If an adjustment to the reserve for foreclosure losses or to the valuation of capitalized Servicing Rights is made pursuant to this Section 5.8, Mortgage Bank shall not record on the Closing Date Balance Sheet the applicable income tax benefit.

         5.9 FILING OF REGISTRATION STATEMENT. Sellers' Representative, Mortgage Bank, FTNC and FTB shall cooperate in the preparation and filing of the Proxy Statement/Prospectus and the Registration Statement in order to file the Registration Statement.

         5.10 NO ACTION TO PROHIBIT POOLING-OF-INTERESTS ACCOUNTING TREATMENT. None of FTNC, FTB, Sellers or Mortgage Bank shall take any action or fail to take any action before or after the Closing which would cause the Acquisition to fail to qualify as a pooling-of-interests for accounting purposes.

         5.11 DISPOSITION OF CERTAIN ASSETS AND TERMINATION OF CERTAIN AGREEMENTS. Unless otherwise agreed in writing by FTNC and Mortgage Bank, Mortgage Bank shall, effective prior to the Closing Date, terminate or otherwise dispose of all automobile leases, all life insurance policies covering any Seller, all club memberships, all cellular telephone agreements and the J.D.S. lease agreements.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

         6.1 STANDARD OF CARE. In addition to any other requirements imposed by this Agreement, from and after the Closing Date and for so long as Mortgage Bank owns the Transferred Loans (defined below), Mortgage Bank shall service the Mortgage Loans in the Closing Portfolio, the Pipeline Loans, and the Excluded Loans (collectively, the "Transferred Loans"), make advances with respect thereto, conduct foreclosures, manage Collateral and pay, perform and discharge all obligations as the servicer of the Transferred Loans in accordance with applicable law and Regulations and applicable Investor and Insurer requirements. Mortgage Bank shall exercise with respect to the servicing of the Transferred Loans (including the conduct of foreclosures and the management of Collateral) and the collection of Advances, not less than the degree of care which is standard in the industry with respect to the servicing of loans (including the conduct of foreclosures and the management of property) and the collection of Advances for one's own account. In the event there is a conflict between any provision of this Agreement and any applicable Investor or Insurer requirements, the latter shall govern Mortgage Bank's conduct with respect to the Transferred Loans.

         6.2 MITIGATION OF LOSSES. FTB shall cause Mortgage Bank to at all times use its reasonable efforts to minimize the Losses for which Sellers may be liable pursuant to this Agreement (including, without limitation, Article
IX). Without limiting the foregoing, in carrying out its duty to mitigate Losses for which Sellers may or would be so liable, Mortgage Bank shall take the actions described in this Section 6.2.

         (a) BUYDOWNS AND PREFORECLOSURES. If there is a reasonable good faith basis for doing so, Mortgage Bank shall appeal, through such processes as are reasonably available, any VA No-Bid if Sellers' liability for the related Buydown is reasonably likely to be reduced. Mortgage Bank shall attempt to initiate a Preforeclosure with respect to any Transferred Loan (other than a VA
Loan) if Sellers' liability with respect thereto is reasonably likely to be reduced and to do so would be in compliance with the terms of Section 6.1.

         (b) RELATED CLAIMS, PURSUIT OF CONTRACTUAL RIGHTS. With respect to any matter for which Sellers may be liable pursuant to the provisions of this Agreement (including, without limitation, Articles VII and IX hereof), Mortgage Bank shall diligently pursue (including, without limitation, the commencement and pursuit of litigation) any and all rights and remedies under agreements and contracts with third parties reasonably likely to be successful, including, without limitation, insurance policies, pursuant to which Mortgage Bank has rights of recourse or is indemnified or the beneficiary of a guaranty.

         (c) DEFENSES AND CURES. Before Mortgage Bank shall initiate, agree or consent to any Repurchase, Mortgage Bank shall use reasonable efforts to attempt to cure the defect that is the basis for such potential Repurchase and, if there is a reasonable basis for doing so, Mortgage Bank shall, through such processes as are reasonably available, defend and appeal the request or demand by an Investor that a Transferred Loan be repurchased.

         6.3  EXPENSES AND REIMBURSEMENT OF RECOVERIES.

         (a) Within ten (10) business days of written notice by Mortgage Bank to Sellers' Representative, all expenses, but not including expenses attributable to or arising from overhead allocations or general and administrative costs, incurred by FTNC or FTB in minimizing Losses for which Sellers may be liable under this Agreement ("Mitigation Expenses") shall be deemed to have been incurred on Sellers' behalf and shall be reimbursed by Sellers, subject to proper documentation and detail. All payments of Mitigation Expenses by Sellers made after ten (10) days of written demand by FTB shall be accompanied by payment of interest on the amount of such payment through the date of payment calculated at the Fed Funds Rate.

         6.4 TAX REPORTING. Mortgage Bank, at its cost and expense, shall prepare, report to the IRS and provide to borrowers under a Transferred Loan, all in accordance with applicable law, rules and regulations, any and all tax information required to be provided after the Closing Date with respect to the Transferred Loans for the entire calendar year in which the Closing Date occurs.

         6.5 SELLERS' REPRESENTATIVE CONTINUING ACCESS TO BOOKS/RECORDS. For a period of six (6) months after the Closing Date, Sellers' Representative shall have the right, at its cost and expense and upon reasonable notice to FTNC and under those conditions and circumstances that FTNC may reasonably impose, to examine the books and records of Mortgage Bank with regard to the Servicing Rights and related assets transferred to Mortgage Bank under this Agreement.

         6.6 PAYMENT OF WAREHOUSE LINES OF CREDIT. On the Closing Date, FTB shall pay in full all warehouse and operating lines of credit of Mortgage Bank outstanding at the Closing Date.

                                  ARTICLE VII
                              CERTAIN TAX MATTERS

         Sellers, Mortgage Bank, FTNC and FTB hereby covenant and agree with respect to certain tax matters as follows:

         7.1 RETURNS; INDEMNIFICATION; LIABILITY FOR TAXES. (a) Sellers shall indemnify and hold FTNC and FTB and each Affiliate of FTNC and FTB harmless against and from, on an after-tax basis, (i) all Taxes of Mortgage Bank for all taxable years or periods which end on or before the Closing Date which are not paid prior to the Closing Date and for which adequate reserve was not made on the Closing Date Balance Sheet; (ii) all Taxes of Mortgage Bank due or accrued or subsequently determined to be due through the Closing Date in respect of any taxable year or period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period") to the extent that the Closing Date Balance Sheet did not contain adequate reserves for such Taxes; and (iii) all Losses attributable to such Taxes.

         (b) FTNC shall prepare and file or cause to be prepared and filed on a timely basis all Tax Returns of Mortgage Bank due after the Closing Date.

         7.2 COOPERATION; REFUNDS AND CREDITS. Sellers and FTNC shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns (including amended returns and claims for refund), including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. FTNC recognizes that Sellers' Representative may need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by Mortgage Bank to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, FTNC agrees that (i) from and after the Closing Date, FTNC shall, and shall cause Mortgage Bank to (A) retain and maintain such records until such time as Sellers' Representative reasonably agree(s) that such retention and maintenance is no longer necessary, and (B) allow Sellers' Representative and its agents and representatives, at Sellers' Representative's expense, to inspect, review and make copies of such records as Sellers' Representative may reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and (ii) FTNC shall not, and shall cause Mortgage Bank not to, dispose of any of such records without first providing Sellers' Representative with an opportunity to take possession of such records or to make copies thereof prior to any such disposal.

         7.3 CONDUCT OF AUDITS AND OTHER PROCEDURAL MATTERS. Each party shall have the right, at its own expense, to control any audit or examination by any taxing authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for any taxable period for which that party or any of its Affiliates is charged with payment or indemnification responsibility under this Agreement. Each party shall promptly forward to the other all written notifications and other written communications from any taxing authority received by such party or its Affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its Affiliates is charged with payment or indemnification responsibility under this Agreement and each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party and shall not enter into any closing agreement or final settlement with any taxing authority with respect to any such liability without the written consent of the indemnified parties, which consent shall not be unreasonably withheld. Where a party has withheld its consent to any closing agreement or final settlement, such party shall continue or initiate further proceedings, at its own expense, and the liability of the party giving up control of such Proceeding, after giving effect to this Section 7.3, shall not exceed the liability that would have resulted from the proposed closing agreement or final settlement (including interest, additions to tax and penalties which have accrued at that time). In the case of any Proceedings relating to any Straddle Period, the parties shall jointly control such Proceedings and the principles of this Section 7.3, and the right and obligation of the parties pursuant hereto, shall apply to such jointly-controlled Proceedings. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it or its Affiliates to take any and all actions such party reasonably requests with respect to any Proceedings which such party controls singly or jointly. The failure by a party to provide timely notice under this Section 7.3 shall relieve the other party from its obligations under this Article VII with respect to the subject matter of any notification not timely forwarded, to the extent the other party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

         7.4 RESOLUTION OF DISAGREEMENTS AMONG PARTIES. If Sellers' Representative and FTNC disagree as to the matters governed by this Article VII, Sellers' Representative and FTNC shall promptly consult with each other in an effort to resolve such dispute. If any such disagreement cannot be resolved within fifteen (15) days of the date of initial consultation, Sellers' Representative and FTNC shall jointly select an Independent Accounting Firm to act as an arbitrator to resolve such disagreement, whose decision shall be final and binding upon the parties. If FTNC and Sellers' Representative cannot agree on the selection of an Independent Accounting Firm to act as an arbitrator, then FTNC and Sellers' Representative each shall submit the name of one such accounting firm to FTNC's counsel who shall conduct a lottery to choose one of the submitted names. Any expenses relating to the engagement of such Independent Accounting Firm shall be shared equally by Sellers and FTNC.

                                  ARTICLE VIII
                                   CONDITIONS

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party to consummate the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

         (a) All regulatory approvals required to be obtained in connection with the transactions contemplated by this Agreement or the operation of Mortgage Bank's business by FTB or its Subsidiaries or second tier Subsidiaries shall have been obtained, all notices required to be filed with any governmental agency in connection with the transactions contemplated by this Agreement or the operation of Mortgage Bank's business by FTB or its Subsidiaries or second tier Subsidiaries shall have been filed, all such regulatory approvals shall be in full force and effect, and all notice periods and waiting periods required by law or regulation applicable to the transactions contemplated by this Agreement shall have expired or been terminated and no adverse action shall have been taken or threatened.

         (b) None of any Seller, Mortgage Bank, FTNC or FTB shall be subject to any order, decree or injunction ("Injunction") of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated hereby, and no proceeding initiated by a governmental agency or similar authority seeking an Injunction shall be threatened; provided, that if such an Injunction is in effect or any proceeding is commenced or threatened pursuant to which an Injunction is sought, the parties shall cooperate and use reasonable best efforts expeditiously to remove the impediment prohibiting the Closing of the Acquisition.

         (c) The Closing Measurement Price for the FTNC Common Stock shall not be less than $35 per share; provided, that if the Closing Measurement Price for the FTNC Common Stock is less than $35 per share, the parties shall have the rights set forth in Section 2.2(c) of this Agreement.

         (d) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, makes illegal or materially restricts consummation of the Acquisition.

         (e) FTNC shall have received all state securities laws and "Blue Sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

         (f) The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         8.2 ADDITIONAL CONDITIONS TO SELLERS' AND MORTGAGE BANK'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of Sellers and Mortgage Bank hereunder shall be subject to the satisfaction at or prior to the Closing Date of each of the following additional conditions unless waived by Sellers' Representative pursuant to Section 10.3 hereof:

         (a) The obligations of FTNC or FTB required to be performed by any of them at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of FTNC and FTB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which speaks to an earlier date), and Sellers' Representative shall receive certificates duly executed by authorized officers of FTNC and FTB certifying the foregoing, provided, however, that nothing contained in this Section 8.2(a) shall be deemed to preclude, or otherwise limit, the right of Sellers to be indemnified for any breach of a representation or warranty by FTNC or FTB in accordance with the provisions of Article IX hereof.

         (b) Sellers shall have received a legal opinion of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell dated as of the Closing Date, addressing matters customary in transactions similar to the Acquisition and in form and substance mutually satisfactory to Sellers' Representative and FTNC.

         (c) Since the date of this Agreement, there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of FTNC and FTB, taken as a whole.

         (d) The FTNC Common Stock shall be approved for quotation on the NASDAQ National Market System and be registered securities, subject to no restrictions regarding sale, resale or other transfer other than those arising pursuant to Rule 145 under the Securities Act of 1933 ("Securities Act"), and the S-4 Registration Statement relating to the shares of FTNC Common Stock to be delivered to Sellers shall have been filed with the SEC and become effective. At the time the S-4 Registration Statement becomes effective, it shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder.

         8.3 ADDITIONAL CONDITIONS TO FTNC'S AND FTB'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of FTNC and FTB hereunder shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions unless waived by FTNC pursuant to Section 10.3 hereof:

         (a) The respective obligations of Sellers and Mortgage Bank required to be performed at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the respective representations and warranties of Sellers and Mortgage Bank set forth in this Agreement as of the date of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which speaks to an earlier date), and FTNC shall have received a certificate duly executed by the Sellers' Representative and a duly authorized officer of Mortgage Bank certifying the foregoing, provided, however, that nothing contained in this Section 8.3(a) shall be deemed to preclude, or otherwise limit, the right of FTNC and FTB to be indemnified for any breach of a representation or warranty by any Seller or Mortgage Bank in accordance with the provisions of Articles VII and IX hereof. For purposes of this Agreement, Sellers and Mortgage Bank shall be deemed not to have materially performed their respective obligations hereunder and their respective representations and warranties made on and as of the date of this Agreement shall be deemed not to be true and correct in all material respects if (i) the losses (singly or aggregate) which have resulted or are reasonable likely to result from the sum of one or more breaches of Sellers' or Mortgage Bank's or both's respective obligations, covenants, representations or warranties as set forth in this Agreement as of the date of this Agreement exceed $300,000.

         (b) Sellers and Mortgage Bank shall have received from all parties to any material Contract to which Mortgage Bank is a party including without limitation all Investors and Agencies all consents required as a result of the Acquisition, and shall have properly filed all notices with such Investors and Agencies which are required as a result of such Acquisition.

         (c) Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of Mortgage Bank shall have delivered to FTNC a written agreement satisfactory to FTNC providing, among other matters, that such person will not sell, pledge, transfer or otherwise dispose of or take any action which would reduce such person's risk with respect to, any shares of Emerald Common Stock held by such "affiliate" or the shares of FTNC Common Stock to be received by such "affiliate" in the Acquisition (i) in the case of shares of FTNC Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, and (ii) during the periods during which any such sale, pledge, transfer, disposition or other action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Acquisition for pooling-of-interests accounting treatment. The parties understand that such periods in general encompass the period commencing thirty
(30) days prior to the Acquisition and ending at the time of the publication of financial results covering at least thirty (30) days of combined operations of FTNC and Mortgage Bank within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies.

         (d) The duly executed Escrow Agreement shall have been delivered to FTB.

         (e) FTNC shall have received a legal opinion of Mortgage Bank's Counsel dated as of the Closing Date, addressing matters customary in transactions similar to the Acquisition and in form and substance mutually satisfactory to FTNC and Sellers' Representative.

         (f) On the Closing Date, commissioned loan officers who originated not less than seventy-five percent (75%) of retail loan production for the period from January 1, 1994 to the Closing Date shall be full-time employees of Mortgage Bank.

         (g) Since the date of this Agreement, there shall not have been any material adverse change in the business, condition, financial or otherwise, or results of operations of Mortgage Bank taken as a whole.

         (h) FTNC and its directors and officers who sign the S-4 Registration Statement shall have received from Mortgage Bank's independent certified public accountants "cold comfort" letters, dated (i) the date of the mailing of the Proxy Statement/Prospectus to the Sellers and (ii) shortly prior to the Closing Date, with respect to certain financial information regarding Mortgage Bank in the form customarily issued by such accountants at such time in transactions of this type.

         (i) FTNC shall have received a duly executed copy of the Sellers Agreement executed by all of the Sellers.

         (j) FTNC shall have received evidence satisfactory to FTNC (i) of the termination of the subservicing agreement between Mortgage Bank and Western, and either no fee shall be owed to Western in respect of such termination, or any such fee shall have been paid by Mortgage Bank or accrued on Mortgage Bank's books prior to Closing, and (ii) that Mortgage Bank has either paid or accrued on its books prior to Closing any termination benefits or expenses, with respect to any employee of Mortgage Bank on or before the Closing Date to whom employment for more than six (6) months following Closing is not offered ("Termination Costs").

         (k) FTNC and FTB shall receive an opinion from Arthur Andersen in form and substance satisfactory to FTNC and FTB allowing the pooling-of-interests accounting treatment of the Acquisition.

         (l) FTNC shall have received evidenced satisfactory to FTNC of the termination of that certain Employment, Stock Purchase and Stock Option Agreement dated March 20, 1990, as amended, and that certain Stock Transfer and Purchase Agreement dated August 5, 1990, and no party to the foregoing agreements shall have exercised any stock options or warrants granted thereunder on and after February 1, 1992.

         (m)  Approval of and consent to the Acquisition by Sellers.

         (n) Delivery on the Closing Date of all of the issued and outstanding Emerald Common Stock duly endorsed for transfer accompanied by all other documents as FTB may reasonably require to evidence the transfer to FTB of good and marketable title to the Emerald Common Stock, free and clear of any and all Encumbrances.

         (o) FTNC shall have received written confirmation that the Employment Agreements between the Mortgage Company and Craig Van Skaik and Michael Van Skaik of even date herewith, the Covenants Not to Compete among the Mortgage Company, FTNC, FTB, Sunbelt and Donald P. Balke and Stephen M. Frison of even date and the Non-Solicitation Agreement among the Mortgage Bank, FTNC, FTB, Sunbelt and Pamela DeLong of even date remain in full force and effect as to the parties to be bound and have not been modified or changed.

                                   ARTICLE IX
                                INDEMNIFICATION

         9.1 INDEMNIFICATION. (a) From and after the Closing Date, subject to the terms and conditions of this Agreement, Sellers and Mortgage Bank (but only through credit for payments made from the Escrow Agreement), except as to
Section 7.1 for which Sellers shall be personally liable, shall indemnify and hold harmless FTNC and FTB and each of their Affiliates from and against any and all Losses and Taxes which any of them actually suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any representation or warranty made by any Seller or Mortgage Bank in this Agreement, (ii) any breach of any covenant to be performed by any Seller or Mortgage Bank pursuant to this

Agreement, (iii) Buydowns effected as a result of VA No-Bids, to the extent that any Losses relating thereto are not indemnifiable by Sellers pursuant to
Section 9.1(a)(i) of this Agreement, (iv) the matters described in Section 7.1(a) of this Agreement, (v) any Loss incurred by FTNC, FTB or any of its Affiliates in respect of any legal proceedings pending or threatened on the Closing Date, (vi) the inability as a consequence of a breach of Environmental Laws with respect to such property as a practical matter to foreclose on, accept a deed in lieu of foreclosure or otherwise realize the value of any residential multi-family property which is collateral for any Recourse Loan, and (vii) in addition to and not in limitation of the preceding provisions of this Section 9.1(a), any of the matters or items listed on Exhibit "F" attached hereto, irrespective of the inclusion or listing of any such matter or item on the Disclosure Schedule.

         (b) From and after the Closing Date, subject to the terms and conditions of this Agreement, FTNC and FTB shall indemnify and hold harmless Sellers from and against any and all Losses which any of them actually suffer, incur or sustain arising out of or attributable to (whether or not arising out of third party claims) (i) any breach of any representation or warranty made by FTB or FTNC in this Agreement, (ii) any breach of any covenant to be performed by FTB or FTNC pursuant to this Agreement other than any covenant contained in
Section 6.1 and (iii) any act or omission of FTB and FTNC following the Closing Date with respect to the processing, handling or servicing of any Mortgage Loan, Loan Documents, Advances or any other asset of Mortgage Bank (including, without limitation, any payment or remittance and any correspondence or interaction with any borrower or Investor) unless such act or omission is in accordance with practices, procedures and policies of Mortgage Bank in effect on or before the Closing Date.

         (c) The indemnified party shall promptly notify the indemnifying party of the discovery by it of, or the assertion against it of, any claim or potential liability for which indemnification is provided herein or the commencement of any action or proceeding in respect of which indemnity may be sought hereunder; provided, however, that the failure promptly to give such notice shall affect any indemnified party's rights hereunder only to the extent that such failure shall (i) actually materially and adversely affect any indemnifying party or its rights hereunder or (ii) result in the indemnified party failing to give notice of a claim for indemnification prior to the expiration of the survival period set forth in Section 11.1 hereof to which the claim relates.

         (d) The right of an indemnified party under this Section 9.1 shall be subject to the following conditions and limitations: (i) except as provided in clause (iv) of Section 9.1(a), notice of any claim for indemnification under
Section 9.1(a) or 9.1(b) shall have been given prior to the one hundred eightieth (180th) day following the Closing Date; provided, that if such day is not a business day, then notice shall be given no later than the next business day following such one hundred-eightieth (180th) day following the Closing Date; and (ii) notice of any claim for taxes, charges, fees, levies, interest, additions, penalties or other assessments arising under the Code, including any interest attributable thereto ("Federal Taxes") as set forth in Section 3.12 and Article VII, shall have been given prior to the three (3) year statute of limitations, giving effect to any extensions thereof.
 With respect to a claim for indemnification arising out of or involving an assertion by a third party of liability on the part of an indemnified party, the indemnified party shall advise the indemnifying party of all facts relating to such assertion within the knowledge of the indemnified party, and shall afford the indemnifying party the opportunity, at the indemnifying party's cost and expense, to defend against such claims for liability; in any such action or proceeding, the indemnified party shall have the right to retain its own counsel and to participate in the defense, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the indemnifying party and indemnified party mutually agree in writing to the retention of such counsel or (ii) the named parties to any such suit, action or proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and, in the reasonable judgment of the indemnified party, representation of the indemnifying party and the indemnified party by the same counsel would be inadvisable due to actual or potential differing or conflicts of interest between them.

         (e) At Closing, Sellers shall deliver to FTNC at Sellers' expense the Escrow Agreement, the purpose of which shall be to fulfill Sellers' indemnity obligations under paragraph (a) of this Section 9.1 except as to Federal Taxes. Neither FTNC nor FTB shall be required to take any action to collect from Sellers for any indemnity obligations and, except as to claims made for Federal Taxes as to which the Sellers shall remain personally liable, as to claims made under this
Section 9.1, shall proceed exclusively under the Escrow Agreement in accordance with the terms of the Escrow Agreement. The terms and provisions set forth in the Escrow Agreement shall be substantially in the form set forth as Exhibit "C" attached hereto, with such changes as shall be reasonably mutually satisfactory.

         (f)  Notwithstanding anything else to the contrary contained in this
Section 9.1 and in addition to any of the other conditions, limitations and exclusions set forth herein, Sellers shall not be required to indemnify FTNC or FTB or any of FTNC's other Affiliates, and neither FTNC nor FTB nor any of its Affiliates shall seek indemnity from Sellers for any of the following:

                 (i) Losses attributable to or arising from overhead allocations or general and administrative costs or the costs of administering or complying with the requirements imposed by or under this Agreement other than those requirements which require FTNC or FTB to mitigate Sellers' indemnity obligations.

                 (ii) After the Closing Date, losses with respect to which FTNC or FTB fails in any material respect to comply with its obligations under this Agreement (including, without limitation, Article VI),provided, however, that, neither FTNC's nor FTB's noncompliance with such obligations after the Closing Date shall limit FTNC or FTB or FTNC's other Affiliates' ability to recover Losses otherwise indemnifiable by Sellers, under the terms of this Agreement (including recoveries made by draws on the Escrow Agreement) unless such noncompliance (A) materially and adversely affects Sellers' ability to administer a claim made by FTNC or FTB or any of FTNC's other Affiliates against Sellers, in which case Sellers' Representative may refuse to consent to a draw on the Escrow Agreement on claims for which FTNC or FTB or any of FTNC's other Affiliates seeks reimbursement until FTNC or FTB comply with their obligations hereunder, or (B) materially and adversely affects the ability to cure a breach, mitigate Losses or defend a claim or otherwise results in or increases the amount of a Loss in which case, Sellers' Representative may withhold consent to a draw on the Escrow Agreement for claims for which FTNC or FTB or any of FTNC's other Affiliates seeks reimbursement only in that amount by which FTNC's or FTB's noncompliance increases the amount of such Loss unless the act or omission constituting such noncompliance is in accordance with the practices, procedures and policies of Mortgage Bank in effect on or before the Closing Date, in which case Sellers' indemnification obligations shall not be affected by such noncompliance.

                 (iii) with respect to any Transferred Loan, Losses recovered by or paid to FTNC or FTB by any Person other than Sellers.

         (g) The indemnifying party shall have the right to settle or compromise any claim or liability subject to indemnification under this Section
9.1 which is susceptible to being settled or compromised, provided, however, that any such settlement shall require the consent of the indemnified party, which consent shall not be unreasonably withheld, provided further however, that the consent of the indemnified party shall not be required if (i) the terms of the settlement require only the payment of damages and payment of the full amount of the relevant indemnification obligation to the indemnified party is assured and (ii) the indemnified party is not otherwise materially and adversely affected by the terms of the settlement.

         (h) For purposes of determining Sellers' indemnification obligations under this Article IX arising from breaches of Sellers' and Mortgage Bank's representations, warranties and covenants (and without otherwise limiting Sellers' indemnity obligations, including but not limited to those provided in
Section 9.1(a)(vii) hereof), the representations, warranties and covenants and the Disclosure Schedule delivered on the date of this

Agreement shall be the operative terms and shall not be modified by any revision of any existing item or inclusion of a new item in the Disclosure Schedule after such date.

         (i) For the limited purposes of determining Sellers' indemnification obligations under this Article IX and FTNC's or FTB's right to collect under the Escrow Agreement, the "materiality" test set up by the use of the terms material, materially, material adverse effect or similar words to that effect in this Agreement shall be deemed to have been met where a party has incurred, suffered or sustained an actual Loss including, but not limited to, a Loss arising or resulting from any item that is incorrectly stated on or omitted from the Financial Statements, even if such incorrectly stated or omitted item would not result in the Financial Statements failing to be prepared in accordance with GAAP because such incorrectly stated or omitted item is not, under GAAP, material.

                                   ARTICLE X
                       TERMINATION, WAIVER AND AMENDMENT

         10.1 TERMINATION. This Agreement may be terminated on or at any time prior to the Closing Date:

                 (i) by the mutual written consent of FTB, FTNC, Sellers' Representative and Mortgage Bank;

                 (ii) by Sellers and Mortgage Bank, if there shall have been any material breach of any obligation of FTNC or FTB contained herein and such breach shall not have been remedied within twenty (20) days after receipt by FTNC or FTB of notice in writing specifying the nature of such breach and requesting that it be remedied;

                 (iii) by FTNC and FTB, if there shall have been any material breach as defined in Section 8.3(a) of any obligation of Sellers or Mortgage Bank contained herein and such breach shall not have been remedied within twenty (20) days after receipt by Sellers' Representative or Mortgage Bank of notice in writing specifying the nature of such breach and requesting that it be remedied;

                 (iv) by FTNC and FTB or Sellers and Mortgage Bank, if the Closing Date shall not have occurred on or prior to February 15, 1995, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements as set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                 (v) by FTNC and FTB or Sellers and Mortgage Bank if the conditions set forth in Section 8.1(a) are unable to be fulfilled as a result of FTNC's or FTB's inability to obtain necessary approvals and consents; and

                 (vi) by FTNC and FTB or Sellers and Mortgage Bank in accordance with the provisions of Section 2.2(c) hereto.

         10.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 10.1 hereof, this Agreement shall become void and have no effect, except that the provisions relating to confidentiality and expenses set forth in Sections 5.3(b) and 11.2 hereof, respectively, and this
Section 10.2, shall survive any such termination; provided, however, that no such termination shall relieve any party from liability for any willful breach of this Agreement.

         10.3 AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, Mortgage Bank, Sellers' Representative and FTNC and FTB may (i) amend this Agreement, (ii) extend the time for the performance of any of the obligating or other acts of any other party hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained in Articles V, VI, VII, and VIII hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XI
                                 MISCELLANEOUS

         11.1 SURVIVAL. The representations and warranties set forth in Articles III and IV hereof shall be deemed to have been relied upon by the party to whom they are made and survive the Closing until the one hundred eightieth (180th) day following the Closing Date, except that the representations and warranties contained in Section 3.12 as to Federal Taxes shall survive until expiration of the three (3) year statute of limitations period(s) (taking into account any extensions thereof). No investigation made by or on behalf of either party shall affect the representations and warranties made pursuant to this Agreement.

         11.2 EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own brokers, finders, financial consultants, accountants and counsel ("Transaction Expenses"), provided, however, that nothing contained in this Section 11.2 shall limit a party's rights to recover damages for willful breach of this Agreement as specified in Section 10.2 hereof. All Transaction Expenses incurred by Sellers or Mortgage Bank and all Termination Costs shall be either paid on the Closing Date or accrued on the Closing Date Balance Sheet and no Transaction Expenses or Termination Costs which are not so paid or accrued shall be a liability of or paid by FTNC or any of its Affiliates.

         11.3 ENTIRE AGREEMENT. This Agreement, including the Exhibits and the Disclosure Schedule, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral, with respect to its subject matter.

         11.4 PARTIES IN INTEREST. The Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

         11.5 ASSIGNMENT. No party hereto may assign any of its rights or obligations hereunder to any other Person, without prior written consent of the other parties, provided, however, FTNC or FTB may assign its rights and obligations hereunder to any one or more of its Affiliates (whether existing on the date hereof or hereafter created) designated to carry out all or part of the transaction contemplated hereby.

         11.6 NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified mail (return receipt requested), or by overnight courier, or telecopy addressed as follows:

         (a)     If to Sellers' Representative, to:
                 ---------------------------------

                 Stephen M. Frison
                 c/o Leo Palmer Escrow, Inc.
                 3500 188 Street, S.W., Ste. 501
                 Lynnwood, Washington 98037

                 Facsimile:       (206) 771-7083

                 Copies to:
                 ---------

                 George Holzapfel, Esq.
                 2600 Two Union Square
                 601 Union Street
                 Seattle, Washington  98101-4000

                 Facsimile:       (206) 340-2563

                 Fredric R. Reed
                 Maltman, Reed, North, et al.
                 1415 Norton Building
                 801 Second Avenue
                 Seattle, Washington  98104-1522
                 Facsimile:       (206) 624-6672

         (b)     If to FTB, to:
                 -------------

                 First Tennessee Bank National Association
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:    Elbert L. Thomas, Jr.
                 Facsimile:    (901) 523-4614

                 Copies to:
                 ---------

                 Heiskell, Donelson, Bearman, Adams, Williams & Caldwell 2000 First Tennessee Building
                 Memphis, Tennessee 38103

                 Attention:    Charles T. Tuggle, Esq.
                 Facsimile:    (901) 577-2303

                 First Tennessee Bank National Association
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:    Harry A. Johnson, III, Esq. (FTB General Counsel)
                 Facsimile:    (901) 523-4248

         (c)     If to FTNC, to:
                 --------------

                 First Tennessee National Corporation
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:   Elbert L. Thomas, Jr.
                 Facsimile:   (901) 523-4212

                 Copies to:
                 ---------

                 Heiskell, Donelson, Bearman, Adams, Williams & Caldwell 2000 First Tennessee Building
                 Memphis, Tennessee 38103

                 Attention:   Charles T. Tuggle, Esq.
                 Facsimile:   (901) 577-2303

                 First Tennessee National Corporation
                 165 Madison Avenue
                 Memphis, Tennessee 38103

                 Attention:   Harry A. Johnson, III, Esq. (FTNC General Counsel)
                 Facsimile:   (901) 523-4248

         11.7 CAPTIONS. The table of contents and captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION

                                        By: /s/ Elbert L. Thomas, Jr.
                                            ------------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------

                                        FIRST TENNESSEE NATIONAL CORPORATION

                                        By: /s/ Elbert L. Thomas, Jr.
                                            -----------------------------------
                                        Title: Senior Vice President
                                               --------------------------------

                                        EMERALD MORTGAGE COMPANY

                                        By: /s/ Pamela DeLong
                                            -----------------------------------
                                        Title: President
                                               --------------------------------

                                        SELLERS:

                                        /s/ Donald P. Balke
                                        ---------------------------------------
                                        DONALD P. BALKE

                                        /s/ Stephen M. Frison
                                        ---------------------------------------
                                        STEPHEN M. FRISON

                                        /s/ Craig Van Skaik
                                        ---------------------------------------
                                        CRAIG VAN SKAIK

                                        /s/ Michael Van Skaik
                                        ---------------------------------------
                                        MICHAEL VAN SKAIK

                                        /s/ Pamela Delong
                                        ---------------------------------------
                                        PAMELA DELONG

                                                                   EXHIBIT "C"
                           FORM OF ESCROW AGREEMENT


         THIS ESCROW AGREEMENT is entered into as of ______________, 1994, by and among FIRST TENNESSEE NATIONAL CORPORATION ("FTNC"), STEPHEN M. FRISON ("Sellers' Representative"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, acting in its fiduciary capacity through its corporate trust department ("Escrow Agent"). All terms not otherwise defined in this Escrow Agreement shall have the meanings set forth in the Agreement (as defined in Recital B below).

                                R E C I T A L S

         A. Sellers own one hundred percent (100%) of the issued and outstanding capital stock of Emerald Mortgage Company, a Washington corporation ("Mortgage Bank").

         B. FTB and FTNC have entered into an Agreement with Sellers and Mortgage Bank dated as of June 15, 1994 (the "Agreement"), which provides that FTB will acquire all of the issued and outstanding capital stock of Mortgage Bank in exchange for the issuance to Sellers of FTNC Common Stock equal to the Closing Exchange Price (as adjusted pursuant to the terms of the Agreement) (the "Acquisition").

         C. The Agreement contains certain representations, warranties and covenants made by Mortgage Bank and Sellers with respect to which FTNC and FTB desire security for the faithful performance thereof.

         THEREFORE, the parties hereto agree as follows:

         1. Deposit of Shares of FTNC Common Stock.

         1.01. As provided in Section 2.6(c)(iv) of the Agreement, shares of FTNC Common Stock in the amount set forth in Section 1.06 hereof (the "Escrow Shares") shall be deposited and left on deposit with the Escrow Agent for the Escrow Period (as defined in Section 1.08 hereof). The Escrow Shares shall be represented by a stock certificate or certificates registered in the name of Escrow Agent or its nominee with such restrictive legend as may be required by the Agreement, and such certificate or certificates shall be delivered to the Escrow Agent. The Escrow Shares and any Reserves (as defined in and established pursuant to Section 1.05 hereof) shall serve as an escrow fund (the "Escrow Fund") for any claims made by FTNC or FTB after the Closing Date for Losses indemnifiable pursuant to Articles VII and IX of the Agreement ("Escrow Claims").

         1.02. Upon receipt of the Escrow Shares, the Escrow Agent shall hold and dispose of them in accordance with the terms of this Escrow Agreement. Upon the expiration of the Escrow Period, the Escrow Agent shall distribute to the Sellers their relative proportion, as set forth on Schedule A, of the remaining Escrow Shares and Reserves. The number of shares to be distributed pursuant to the preceding sentence to any Seller who has established a Reserve pursuant to
Section 1.05 shall be reduced by the number of shares which (according to Section 1.05) are equivalent to the amount of such Seller's remaining Reserve. All such distributions to Sellers are subject to diminution by claims of Sellers' Representative presented and paid in accordance with Section 9 hereof.

         1.03. Cash dividends or other distributions paid with respect to the Escrow Shares shall be distributed to the Sellers in proportion to their respective interests set forth on Schedule A hereto as soon as practicable after the receipt thereof by the Escrow Agent; provided, however, that such proportions shall be adjusted as necessary for purposes of such distribution to reflect any reduction in the number of Escrow Shares held by a particular Seller as a result of such Seller's creation of a Reserve. The Escrow Agent shall vote or cause to be voted Escrow Shares in accordance with instructions given it by Sellers entitled to vote such shares and shall promptly transmit to Sellers all proxy materials and other information relating to the Escrow Shares received by it.

         1.04. If FTNC shall effect any reorganization, reclassification, consolidation, merger or other event which results in the exchange of securities or other assets for the Escrow Shares ("Replacement Securities") or if FTNC shall issue any additional shares upon any stock split or stock dividend affecting the Escrow Shares ("Additional Securities"), the Replacement Securities or Additional Securities shall be delivered to Escrow Agent and when received by the Escrow Agent such Replacement Securities or Additional Securities shall become or be included in the Escrow Shares for the purposes of this Agreement.

         1.05. At any time during the Escrow Period following the time of the publication of financial results covering at least 30 days of combined operations of FTNC and Mortgage Bank within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies, the Escrow Agent, at the written instruction of any Seller, which instruction indicates that Seller is acting in compliance with applicable securities laws, and subject to compliance with applicable securities laws, shall cause to be sold all or a portion of the pro rata portion of the Escrow Shares allocable to such Seller which have not previously been sold, distributed or withdrawn hereunder, and shall establish a reserve of the cash proceeds of such sale (such reserve is herein referred to as a "Reserve"); provided that proceeds from a sale of the Escrow Shares shall at all times be under the dominion and control of the Escrow Agent and subject to the escrow interest and security interest of FTNC as provided in Section 1.09 hereof. The Escrow Agent shall maintain each such Reserve in a separate account so as to identify it as the Reserve attributable to such Seller and subject to the escrow interests and security interest of FTNC in such proceeds. For purposes of payments, distributions or withdrawals under this Agreement, a Reserve established and attributable to a Seller pursuant to the foregoing sentence shall be deemed to be equivalent to the number of Escrow Shares that were sold at the time to create such Reserve. When amounts are to be withdrawn out of the Escrow Fund to be paid or distributed to any party other than the Sellers, the Escrow Agent shall withdraw and pay to such party cash from the Reserve attributed to such Seller to the extent that such Seller's pro rata portion of the Escrow Shares, minus the number of Escrow Shares sold to create a Reserve, is less than that Seller's pro rata portion of the aggregate amount required to be paid or distributed.

         1.06. On the Closing Date, shares of FTNC Common Stock equal to $250,000 calculated at the Closing Measurement Price shall be deposited by FTNC with the Escrow Agent. The amount of the Escrow Fund shall be reduced on the one hundred eightieth (180th) day following the Closing Date, or provided, that if such day is not a Business Day, on the next Business Day following such one hundred eightieth (180th) day following the Closing Date (the "Adjustment Date") to (i) the amount of any Unresolved Claims (as defined in the Agreement) outstanding on the Adjustment Date, if any (the "Adjusted Escrow Fund"), and
(ii) if there are no Unresolved Claims outstanding on the Adjustment Date, to zero. If the Escrow Fund is reduced to zero as provided in clause (ii) of the
Section 1.06, the Escrow Shares and any Reserves shall be distributed to the Sellers in accordance with the terms of this Escrow Agreement.

         1.07. For purposes of calculating the number of Escrow Shares to be included in any distribution, payment or withdrawal from the Escrow Fund, Escrow Shares shall be valued at the closing sales price of FTNC Common Stock on the NASDAQ on the Business Day before the date on which the distribution, payment or withdrawal is made.

         1.08. For purposes of this Escrow Agreement, the term "Escrow Period" shall mean that period of time that Sellers are obligated to maintain Escrow Shares or Reserves, as applicable, in the Escrow Fund, which shall in no event be for a period in excess of the longer of (i) one hundred eighty (180) days after the Closing Date and (ii) the date of final resolution of any Unresolved Claims outstanding on the Adjustment Date (including, if applicable, payment in full of such Unresolved Claims to FTNC).

         1.09. (a) Each Seller hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto FTNC, and hereby grants to FTNC, a security interest in its proportionate share of the Escrow Shares. The Escrow Shares shall be held by the Escrow Agent as agent for and for the benefit of FTNC for purposes of perfecting a security interest in the Escrow Shares and Escrow Agent's possession of the Escrow Shares is hereby acknowledged to be constructive possession by FTNC. Subject and subordinate in every respect to the security interest and escrow interests of FTNC, the Escrow Agent holds the Escrow Shares as to the Sellers in the respective proportions indicated on Schedule A attached hereto.

         (b) Upon a sale of any Escrow Shares and investment of the proceeds as provided in Section 3.06 hereof, if and to the extent the Substitute Escrow Assets (as defined in Section 3.06) constitute "book entry securities," the Substitute Escrow Assets shall be issued in the name of the Escrow Agent for the benefit of FTNC as the secured party or, if required to perfect FTNC's security interest in the Substitute Escrow Assets, the Escrow Agent shall cause the Substitute Escrow Assets to be issued in the name of FTNC. The Sellers agree that FTNC shall have the right to cause the Escrow Agent to take such actions with respect to the Substitute Escrow Shares as are reasonable and customary to ensure the perfection of FTNC's security interest, but such action shall in no way give the right to FTNC to have possession or to remove control of the Escrow Shares or Reserves from the custody of the Escrow Agent except upon a distribution to FTNC as provided in Section 3 hereof.

         2. Sellers' Representative.

         Pursuant to the terms of that Sellers' Representative and Paying Agent Agreement dated as of ________________, 1994, Sellers' Representative shall act as representative for the Sellers with respect to this Escrow Agreement. Sellers' Representative shall receive no compensation for its services. Sellers' Representative shall, however, be reimbursed out of the Escrow Fund, as provided in this Escrow Agreement, for all reasonable expenses which it may incur in the performance of its duties and powers hereunder, including, if necessary, the employment of agents, attorneys, accountants or other services. There shall be no liability on the part of the Sellers' Representative for any actions or omissions to act under this Escrow Agreement, or error or mistake of judgment, unless Sellers' Representative shall have acted in bad faith, negligently or fraudulently.

         3. Indemnification: Claims Against Escrow.

         3.01. Except as otherwise provided in the Agreement with respect to certain representations and warranties, the Agreement provides that representations and warranties, covenants and agreements contained in or made pursuant to the Agreement, shall survive the Closing for a period ending on the Adjustment Date.

         3.02. Subject to Article IX of the Agreement, to the extent of the Escrow Fund created hereunder, the Sellers shall indemnify and hold FTNC and FTB and each of their Affiliates harmless against any and all Losses arising out of, resulting from or based on any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by Sellers or Mortgage Bank in or pursuant to the Agreement. Regardless of the value of the Escrow Shares in the Escrow Fund, the Sellers' liability with respect to their obligations under the Agreement shall be limited to that amount set forth in Section 1.06 hereof.

         3.03. The Escrow Shares and any Reserves established therefrom to the extent required to satisfy any Escrow Claims made in accordance herewith shall be held by the Escrow Agent until payment to FTNC of the amount of all Escrow Claims to which it may be entitled in accordance with this Section 3 hereof but in no event shall such Escrow Shares and Reserves be held beyond the Escrow Period.

         3.04. Upon presentation of an Escrow Claim by FTNC or FTB, the Escrow Agent shall be immediately notified by FTNC and the Escrow Agent shall send a copy of FTNC's notice to the Sellers' Representative. No Escrow Claim by FTNC pursuant to this Escrow Agreement shall be effective unless written notice is received by the Escrow Agent prior to the end of the Escrow Period. If the Sellers' Representative shall object to such Escrow Claim, it shall give written notice of such objection to the Escrow Agent and FTNC within five (5) Business Days after the receipt of the notice sent to the Sellers' Representative. If the Sellers' Representative shall have agreed to pay such Escrow Claim in whole or in part within such period, the Escrow Agent shall thereupon make a distribution from the Escrow Fund to the party making the claim in the amount so agreed by the Sellers' Representative.

         3.05. In the event that the Sellers' Representative shall not have responded to any Escrow Claim within five (5) Business Days, or the Sellers' Representative shall have made timely objection in whole or in part to any such Escrow Claim of FTNC or FTB, by delivering written notice of such objection to Escrow Agent and FTNC, and the Sellers' Representative and FTNC shall have failed to resolve or compromise the

Escrow Claim within five (5) Business Days from the date of FTNC's receipt of such objection (or such longer period as may be mutually agreed in writing by FTNC and the Sellers' Representative), then such Escrow Claim shall be settled by arbitration in Seattle, Washington, in accordance with the rules of the American Arbitration Association ("AAA") and the procedures set forth below:

         (a) Within twenty (20) days after receiving written demand for arbitration, the parties involved in the dispute shall attempt to reach agreement upon the selection of a qualified impartial arbitrator. If the parties cannot agree upon an arbitrator within such twenty (20) day period, then each of FTNC and the Sellers' Representative shall appoint one arbitrator, and the two arbitrators so appointed, each of whose fees and expenses shall be treated as attorneys' fees for purposes of this Section 3.05, shall then together appoint a third arbitrator ("neutral arbitrator") from a list of persons supplied by the AAA in Seattle, Washington. If one party shall fail to appoint the arbitrator to be appointed by it within seven (7) Business Days of the end of the applicable five (5) Business Day period provided for above, the arbitrator appointed by the other party shall select from a list of persons supplied by the AAA a person who shall serve as the single neutral arbitrator for purposes of the arbitration. If each party shall have appointed one arbitrator but such designees cannot agree on the person to act as the neutral arbitrator within a period of two (2) Business Days after the appointment of the second arbitrator, then either side may apply to the AAA in Seattle, Washington. who shall appoint a neutral arbitrator. The arbitrator shall promptly obtain such information regarding the matter as he deems desirable and shall decide the matter and render a written award which shall be delivered to FTNC, the Sellers' Representative and the Escrow Agent. As used hereafter the term "arbitrator" shall include the singular and the plural as applicable.

         (b) As part of each such award, the arbitrator shall establish the reasonable fee of the neutral arbitrator in accordance with the rules of the AAA and expenses in connection therewith. In the event that the arbitrator shall totally uphold any claim by FTNC, then FTNC shall be entitled to reimbursement of the attorneys' fees and other costs out of the Escrow Fund. In the event that the arbitrator shall totally deny any claim by FTNC, then the Sellers shall be entitled to reimbursement of attorneys' fees and other costs by FTNC. If any claim is partially upheld, there shall be distributed or paid out of the Escrow Fund the proportion of the total costs which bears the same ratio as the portion of the claim which is upheld bears to the entire claim and the balance shall be paid by FTNC. Any part of the fees and expenses of the neutral arbitrator or the attorneys' fees of FTNC to be distributed or paid out of the Escrow Fund shall be specifically so directed in the arbitrator's award.

         (c) Any award shall be a conclusive determination of the matter and shall be binding upon FTNC and any of its Affiliates, including FTB, the Sellers, the Sellers' Representative and the Escrow Agent, and shall not be contested by any of them. In the event that the arbitrator shall determine that FTNC shall be entitled to any indemnification by reason of its claim, an executed copy of the award setting forth the amount of the indemnification shall be delivered to the Escrow Agent, and the Escrow Agent shall thereupon make a distribution or payment from the Escrow Fund to FTNC in accordance with Section 1.05 of the amount to which such party is entitled for indemnification, together with the portion, if any, of the arbitrator's fee to be paid from the Escrow Fund.

         (d) If a matter claimed to be subject to indemnification involves a third party claim which has not yet been determined, the arbitrator may in his discretion make a separate determination solely as to whether the third-party claim is one for which indemnification may be had or may defer a determination as to whether indemnification may be had pending further development of information as to the nature of the third-party claim. If the arbitrator determines that the matter is subject to indemnification or defers such a determination, the arbitrator may then adjourn the arbitration proceeding pending the outcome of the third-party claim, and determine the amount of the indemnification at such time. If the arbitrator determines that the third-party claim is not subject to indemnification, he shall set forth the basis of his decision in detail.

         3.06. Investments of Reserves. Any Reserves may be invested, and, upon the written request of the Sellers' Representative, shall be invested, as directed by the Sellers' Representative, by the Escrow Agent, if and to the extent then permitted by law, in direct obligations of the United States of America or obligations which as to principal and interest constitute full faith and credit obligations of the United States of America which have a maturity of not more than 365 days or in any mutual fund selected by the Escrow Agent in its discretion which is rated by a nationally recognized rating agency and which invests solely in the foregoing described securities ("Substitute Escrow Assets"). Any interest, profit or loss on such investments shall be credited or charged to the Reserve and shall remain part of the Escrow Fund and subject to FTNC's escrow interest and security interest. The Escrow Agent may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide moneys to meet any payment, and neither the Escrow Agent nor the Sellers' Representative shall be liable or responsible for any loss resulting from such investment. The Escrow Agent may act as principal or agent in the making or disposing of any investment.

         4. Transfer of Interest in Escrow Shares. No Seller may assign or transfer his interest in the Escrow Shares or any Reserve in whole or in part, except as required by operation of law. Any assignment or transfer made in violation of this Section 4 shall be void ab initio. In the event of any transfer by operation of law, and notwithstanding any attempted assignment or transfer in violation of this Section 4, all Escrow Shares and Reserves shall remain subject to this Agreement and no assignment or transfer by operation of law or attempted assignment or transfer in violation of this Section 4 by any Seller shall in any way affect any rights or security interest FTNC may have in such Escrow Shares or Reserve. Upon any such permitted assignment or transfer, the Escrow Agent shall notify the other parties hereto of the name(s), address(es) and interest(s) of the assignee(s) or transferee(s) who shall thereupon become "Sellers" for purposes of this Agreement. No right or interest of any Seller in the Escrow Shares or in his or its account shall be liable for, or subject to, any other obligation or liability of such Seller other than such obligations and liabilities that exist under the Agreement.

         5. Sharing of Claims and Expenses. Except as otherwise agreed by the Sellers, all amounts paid from the Escrow Fund shall be charged proportionately to each of the Sellers according to their respective interest as set forth on Schedule A hereto.

         6. Termination of Escrow. When all Escrow Shares and Reserves therefrom held by Escrow Agent have been finally distributed in accordance herewith, this Escrow Agreement shall terminate.

         7. Distributions to Sellers. Unless otherwise specifically provided herein, whenever it is provided in this Escrow Agreement that distributions of Escrow Shares or cash shall be made pro rata to Sellers, such distributions shall be made in the relative proportions indicated on Schedule A hereto.

         8. Fractional Share Interests. FTNC shall not be required to issue certificates for any fractional share interest to which any Sellers may be entitled upon distribution of the Escrow Shares pursuant to Section 1.02. In lieu of issuance, fractional share interests shall be aggregated and rounded down to the nearest whole share, and the Escrow Agent shall cause such shares to be sold and the proceeds therefrom to be distributed to such Sellers in accordance with their relative interests in such fractional share interests.

         9. Expenses. The expenses of the Escrow Agent and the Sellers' Representative shall be paid subsequent to the payment of all Escrow Claims at the end of the Escrow Period. Such payments shall be made in cash by the Escrow Agent by withdrawing an amount out of the Escrow Fund in accordance with
Section 1.05 and causing the Escrow Shares so withdrawn to be sold. The Escrow Agent shall be reimbursed for its normal out-of-pocket expenses including, but not by way of limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performance of its duties hereunder, including costs arising from the defense of any suits in which the Escrow Agent is named as a defendant. The expenses of the Escrow Agent shall be paid in cash in full prior to the payment of any expenses of incurred by the Sellers' Representative. If the Sellers' Representative incurs or pays any costs or expenses as authorized under Section 2 of this Escrow Agreement, then the Sellers' Representative shall give notice of such costs and expenses to FTNC and the Escrow Agent. Any such claims by the Sellers' Representative shall be paid in cash as described above.

         10. Notices. Any notice required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, or by overnight courier or telecopy, addressed to the addressee at his or its address last furnished to the sender in writing by the addressee for the purpose of receiving notices under this Escrow Agreement, or, unless and until such address shall have been so furnished, addressed to the addressee as follows:

         TO FTNC:                   First Tennessee National Corporation
                                    P.O. Box 84
                                    Memphis, Tennessee 38101
                                    Attention:     Elbert L. Thomas, Jr.,
                                                   Harry A. Johnson, III, Esq.
                                    Telecopier:    (901) 523-4614

         with a copy to:     Heiskell, Donelson, Bearman,
                                    Adams, Williams & Caldwell
                                    2000 First Tennessee Building
                                    Memphis, Tennessee 38103
                                    Attention:     Charles T. Tuggle, Jr., Esq.
                                    Telecopier:    (901) 577-2303

         TO SELLERS'
         REPRESENTATIVE:     Stephen M. Frison
                                    18716 Soundview Place
                                    Edmonds, Washington 98020
                                    Telecopier:    (   )
                                                    ---  --------

         with a copy to:
                                    ---------------------------

                                    ---------------------------

                                    ---------------------------
                                    Attention:
                                                          ---------------------
                                    Telecopier:           (   )
                                                           ---  ------------

         TO ESCROW AGENT:    First Tennessee Bank National Association,
                                    Corporate Trust Division
                                    4385 Poplar Avenue
                                    Memphis, Tennessee 38117
                                    Attention:     Dennis D. Gillespie
                                    Telecopier:    (901) 681-2450

         11. Liability of Escrow Agent. The Escrow Agent's sole liability hereunder shall be to hold the Escrow Shares and any moneys received with respect thereto, and to make payments, distributions and withdrawals therefrom in accordance with the terms of this Escrow Agreement and to distribute information as provided in Section 1.03 hereof. The Escrow Agent shall at no time during the performance of its duties hereunder be required to advance any of its own funds in order to satisfy its obligations hereunder. The Escrow Agent shall not be liable for any act performed in good faith or in reliance on any document, instrument or statement believed by it to be genuine. The Escrow Agent may rely upon any instruction by the Sellers' Representative. The Escrow Agent shall not be liable for any of its own acts or omissions unless it is determined by a court of competent jurisdiction by clear and convincing evidence that the Escrow Agent is guilty of gross negligence or willful misconduct. If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow Fund, or any part thereof, at any time, which cannot be settled under other provisions hereof, the Escrow Agent is authorized to retain in its possession, without liability to anyone, all or any part of the Escrow Fund or the proceeds from any sale thereof until such dispute shall have been settled either by mutual agreement between the parties concerned or until otherwise ordered by a court having jurisdiction over it or by arbitration as provided in Section 3.05.

         12. Resignation or Removal of Escrow Agent. The Escrow Agent may resign following the giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to the Escrow Agent by each of the other parties hereto. In either event, the duties of the Escrow Agent shall, if a successor has been appointed, terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Escrow Fund then in its possession to a successor Escrow Agent as shall be appointed by the other parties hereto as evidenced by a written notice filed with the Escrow Agent.

         If the other parties hereto are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of notice of resignation or removal, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or otherwise appropriate relief; and any such resulting appointment shall be binding upon all of the parties hereto.

         Upon acknowledgment by any successor Escrow Agent of the receipt of the then remaining balance of the Escrow Fund, the then acting Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Escrow Agreement.

         13. Continuance of Escrow Agreement. This Escrow Agreement shall be binding upon the parties hereto and their respective transferees, successors, assigns, legal representatives, heirs and legatees.

         14. Amendment. This Escrow Agreement may be amended only in writing and only if executed by FTNC, Escrow Agent and the Sellers' Representative.

         15. Assignment. FTNC may, upon written notice to Sellers' Representative and the Escrow Agent, assign all of its rights, duties and interests hereunder to FTB or any of its other Affiliates, which, upon such assignment, shall succeed to all such rights, duties and interests.

         16. Governing Law. This Escrow Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee.

         17. Escrow Agent's Compensation. By the execution of this Escrow Agreement, the Escrow Agent acknowledges the receipt of ______________________ AND NO/100 DOLLARS ($___________________) from _______________________________
(the "Payment"). The Payment is in full satisfaction of all fees owing to Escrow Agent (except as provided in this paragraph) for the term of this Escrow Agreement. The expenses of Escrow Agent incurred in connection with this Escrow Agreement shall be paid in accordance with the terms of Section 9 above. The Escrow Agent may elect to charge any individual Seller the Escrow Agent's then current transaction fee for any investment instruction given pursuant to Sections 1.05, 3.06 or 4 of this Escrow Agreement.

         18. Business Day. For purposes of this Escrow Agreement, the term "Business Day" shall mean any day on which (i) banks in Tennessee and Washington are not required or authorized to remain closed, and (ii) The New York Stock Exchange is not closed.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date and year first above written.


                                        ESCROW AGENT

                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION

                                        By:_____________________________________
                                        Title:__________________________________

                                        FTNC

                                        FIRST TENNESSEE NATIONAL
                                        CORPORATION

                                        By:_____________________________________
                                        Title:__________________________________

                                        SELLERS' REPRESENTATIVE


                                        ________________________________________
                                        STEPHEN M. FRISON

                                ESCROW AGREEMENT
                        DATED AS OF ______________, 1994

                                   SCHEDULE A

Seller                                              Percentage of Escrow Shares
- ------                                              ---------------------------
Pamela DeLong                                                 15.7894

Stephen M. Frison                                             26.3684

Donald P. Balke                                               26.3684

Michael Van Skaik                                             15.7369

Craig Van Skaik                                               15.7369


Formula for determining the number of shares of FTNC Common Stock to be deposited in escrow by each of the above holders:

Escrow Shares multiplied by the percentage set forth opposite the holders' name above.

                                                                  EXHIBIT "E"
                                   FORM OF
                          SELLERS' REPRESENTATIVE AND
                            PAYING AGENT AGREEMENT


         THIS SELLERS' REPRESENTATIVE AND PAYING AGENT AGREEMENT (this "Paying Agent Agreement"), dated as of ______________, 1994, is made by and among those persons listed on the signature pages hereto (collectively, the "Sellers" and singly, a "Seller"), STEPHEN M. FRISON ("Frison") and CRAIG VAN SKAIK, in his capacity as the designee, from time to time, of Frison as determined by Frison in his sole discretion (all references herein to Frison shall include, as applicable, Craig Van Skaik). All terms not otherwise defined in this Paying Agent Agreement shall have the meanings set forth in the Agreement (as defined in Recital B below).

                                    RECITALS

         A. Sellers own all of the issued and outstanding capital stock of Emerald Mortgage Company, Inc., a Washington corporation ("Mortgage Bank").

         B. FTB and FTNC have entered into a Stock Exchange Agreement with Mortgage Bank and Sellers dated as of June 15, 1994 (the "Agreement"), pursuant to which FTB will acquire all of the issued and outstanding capital stock of Mortgage Bank in exchange for the issuance of FTNC Common Stock to the Sellers equal to the Closing Exchange Price (as adjusted pursuant to the terms of the Agreement) (the "Acquisition").

         C. In connection with the Agreement and the Acquisition, Sellers desire to appoint Frison to represent Sellers and enforce Sellers' rights under the Agreement.

         D. Sellers also desire to appoint Frison to act as the paying agent for purposes of collecting, holding and disbursing the consideration to be exchanged under the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Designation. Subject to the terms and conditions of this Paying Agent Agreement and the Agreement, Frison is designated by each of the Sellers to serve as the sole representative of the Sellers with respect to the matters set forth herein, in the Agreement and the Escrow Agreement.

         2. Authority. Each of the Sellers, by execution of this Agreement, irrevocably appoint Frison as the agent, proxy, and attorney-in-fact for such Seller for all purposes of the Agreement and the Escrow Agreement, including full power and authority on such Seller's behalf to:

         (a) take all actions which Frison considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Closing Exchange Price and any claims for indemnification, including to sue, defend, negotiate, settle, compromise and otherwise handle any such adjustments to the Closing Exchange Price and any such claims for indemnification made by or against, and any other disputes with, FTB or FTNC pursuant to the Agreement, Escrow Agreement or any of the agreements or transactions contemplated thereby;

         (b) engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as it shall deem necessary or prudent in connection with the administration of the foregoing;

         (c) provide for all expenses incurred in connection with the administration of the foregoing to be paid by directing the Sellers to pay (or to reimburse Frison for) such expenses in the amounts determined by applying the procedures specified in Section 9 below;

         (d) disburse all indemnification payments received from FTB and FTNC under the Agreement in the amounts determined by applying the procedures specified in Section 9 below;

         (e) accept and receive notices pursuant to the Agreement and Escrow Agreement;

         (f) take all other actions and exercise all other rights which Frison (in his sole discretion) considers necessary or appropriate in connection with the Agreement and the Escrow Agreement; and

         (g) direct the Escrow Agent (as defined in the Escrow Agreement) to disburse remaining Escrow Shares (as defined in the Escrow Agreement) and any Reserves in the Escrow Fund upon termination of the Escrow Agreement in accordance with its terms.

Each Seller agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of Frison and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. All decisions and acts by Frison shall be binding upon all the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

         3. Funding of Paying Agent.

         (a) As promptly as practicable after the Closing of the transactions contemplated by the Agreement, FTNC (or its duly appointed transfer agent) shall deliver to Frison the FTNC Common Stock (except for those shares of FTNC Common Stock being deposited into escrow pursuant to the terms of the Escrow Agreement) pursuant to Section 2.4 of the Agreement (the "Stock").

         (b) At or prior to the Closing, Sellers shall deliver all stock certificates representing the Emerald Common Stock and transmittal materials to Frison.

         4. Disposition of the Funds and Securities. Frison shall hold the FTNC Common Stock, funds and the interest earned thereon in trust for the Sellers and deliver such FTNC Common Stock and funds as follows:

         (a) As promptly as practicable after the Closing, Frison shall deliver the FTNC Common Stock to the Sellers, in accordance with Exhibit A hereto.

         (b) In addition, Frison shall take all necessary action to assure that FTNC's transfer agent shall deliver all funds to the Sellers as promptly as practicable after Closing in pro rata portions to each Seller. Any interest earned upon any funds deposited with Frison shall inure to the benefit of the Sellers.

         5. Duties as Paying Agent. The duties of Frison as the paying agent are only as herein specifically provided and are purely ministerial in nature. In performing his duties hereunder, Frison shall act as an agent in a fiduciary capacity on behalf of all parties.

         6. Resignation. In the event that Frison shall resign for any reason, Frison shall select another representative and paying agent to fill such vacancies and such substituted representative/agent shall be deemed to be the Sellers' representative and paying agent for all purposes of the Agreement and the Escrow Agreement.

         7. Termination. Frison's obligation as paying agent shall terminate when the FTNC Common Stock, and any funds and interest thereon, have been fully distributed in accordance with the provisions of Section 4 above.

         8. Exculpation. Neither Frison nor any agent employed by him shall be liable to any Seller relating to the performance of his duties under this Paying Agent Agreement as Sellers' Representative or Paying Agent for any errors in judgment, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by Frison constituted negligence, fraud or were taken or not taken in bad faith. Frison shall be indemnified and held harmless by each Seller, in amounts determined by applying the procedures specified in
Section 9, against all expenses (including attorneys' fees), judgements, fines and other amounts paid or incurred in connection with any action, suit, proceeding or claim to which Frison is made a party by reason of the fact that he was acting as Sellers' Representative or Paying Agent pursuant to this Paying Agent Agreement, the Agreement or the Escrow Agreement; provided, however, that Frison shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of jurisdiction that the actions taken or not taken by Frison constituted fraud or were taken or not taken in bad faith. Frison shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith or any matter. With respect to his duties as paying agent, Frison may, in the event of any conflict between the parties to this Paying Agent Agreement, institute an interpleader action, suit or proceeding he deems appropriate to resolve the conflict.

         9. Allocation of Payments. Whenever Sellers are entitled to receive any payments under the Agreement or are obligated to make any payments under the Agreement, each Seller shall be entitled to receive or shall be obligated to make such portion of any such payment that is equal to his pro rata interest with respect thereto.

         10. Sellers' Representation. None of the undersigned Sellers has a present plan or intention to sell, exchange or otherwise dispose of more than fifty percent (50%) of the FTNC Common Stock that he or she will receive in the Acquisition within two (2) years of the Closing Date.

         11. Counterparts. This Paying Agent Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         12. Governing Law. This Paying Agent Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Paying Agent Agreement to be executed by their duly authorized officers as of the date first written above.

                                        SELLERS:

                                        ________________________________________
                                        DONALD P. BALKE

                                        ________________________________________
                                        STEPHEN M. FRISON

                                        ________________________________________
                                        CRAIG VAN SKAIK

                                        ________________________________________
                                        MICHAEL VAN SKAIK

                                        ________________________________________
                                        PAMELA DELONG

                                                                    EXHIBIT "G"
                          FORM OF SELLERS AGREEMENT


         THIS SELLERS AGREEMENT (the "Sellers Agreement"), dated as of _______________, 1994, is made by and among the Persons listed on the signature pages attached hereto (collectively, the "Sellers" and singly, a "Seller"), First Tennessee Bank National Association ("FTB"), and First Tennessee National Corporation ("FTNC"). All terms not otherwise defined in this Sellers Agreement shall have the meanings set forth in the Agreement (as defined in Recital B below).

                                    RECITALS

         A. Sellers own one hundred percent (100%) of the issued and outstanding capital stock of Emerald Mortgage Company, Inc., a Washington corporation ("Mortgage Bank").

         B. FTB and FTNC have entered into a Stock Exchange Agreement with Sellers and Mortgage Bank dated as of June 15, 1993 (the "Agreement"), which provides that FTB will acquire all of the issued and outstanding capital stock of Mortgage Bank in exchange for the issuance of FTNC Common Stock to the Sellers equal to the Closing Exchange Price (as adjusted pursuant to the terms of the Agreement) (the "Acquisition").

         C. In connection with the Agreement, and in furtherance of its purposes, Sellers, FTB and FTNC desire to make the agreements contained in this Sellers Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Ownership of Shares. Each Seller severally represents that such Seller has good and marketable title to the issued and outstanding capital stock of Mortgage Bank to be exchanged by such Seller pursuant to the Agreement free and clear of all Encumbrances, contracts, rights, options and assignments whatsoever. Following the delivery of the shares of Emerald Common Stock by Sellers to FTB on the Closing Date in accordance with the terms and subject to the conditions of the Agreement and this Sellers Agreement, FTB shall have good and marketable title to all of the issued and outstanding shares of Emerald Common Stock delivered by such Seller, free and clear of any and all claims, charges, defenses, offsets, Encumbrances of any kind or nature, contracts, rights, options and assignments.

         2. Seller Refund. If the Final Exchange Price is less than the Closing Exchange Price or if Sellers are required to make payments to FTNC under
Section 2.10 of the Agreement, each Seller shall refund or pay to FTNC, at such Seller's option, either (i) cash or (ii) FTNC Common Stock valued at the Closing Measurement Price, as to each Seller, proportionate to the amount of FTNC Common Stock received by such Seller at Closing and having an aggregate value equal to the difference between the Final Exchange Price and the Closing Exchange Price and/or the amounts due under Section 2.11 of the Agreement, as applicable.

         3. Indemnification.

          At Closing, Sellers shall deliver to FTB at Sellers' expense the Escrow Agreement, the purpose of which shall be to fulfill Sellers' indemnity obligations under the Agreement except as to Federal Taxes. Neither FTNC nor FTB shall be required to take any action to collect from Sellers for any indemnity obligations except for indemnification for Federal Taxes pursuant to
Section 9.1(a)(iv) as to which Sellers shall remain personally liable, and, as to any such indemnity claim made pursuant to the Agreement (except for indemnification for Federal Taxes pursuant to Section 9.1(a)(iv) as to which Sellers shall remain personally liable), shall proceed exclusively under the Escrow Agreement against the Escrow Fund (as defined in the Escrow Agreement) in accordance with the terms of the Escrow Agreement. Sellers shall have no direct or personal liability for Sellers' indemnity obligations under the Agreement other than delivery of the Escrow Agreement except for indemnification for Federal Taxes pursuant to Section 9.1(a)(iv), as to which Sellers shall remain personally liable. The terms and provisions set forth in the Escrow Agreement shall be substantially in the form set forth in Exhibit "C" to the Agreement with such changes as shall be reasonably mutually satisfactory.

         4. Resale Limitations/Representations. (a) Each Seller who is a director, executive officer or an "affiliate" (for purposes of Rule 145 under the Securities Act) of Mortgage Bank shall deliver simultaneously with this Sellers Agreement to FTNC a written agreement satisfactory to FTNC providing, among other matters, that such person will not sell, pledge, transfer or otherwise dispose of, or take any action which would reduce his or her risk with respect to, any shares of Emerald Common Stock held by such person or the shares of FTNC Common Stock to be received by such person on the Closing Date
(i) in the case of shares of FTNC Common Stock only, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, and (ii) during the periods during which any such sale, pledge, transfer or other disposition or other action would, under GAAP or the rules, regulations or interpretations of the SEC, disqualify the Acquisition for pooling of interests accounting treatment. The Sellers understand that such period in general encompasses the period commencing thirty (30) days prior to the Acquisition and ending at the time of the publication of financial results covering at least thirty (30) days of combined operations of FTNC and Mortgage Bank within the meaning of Section 201-01 of the SEC's Codification of Financial Reporting Policies.

         (b) Sellers have no present plan or intention to act in concert for purposes of disposing of the FTNC Common Stock received by the Sellers pursuant to the Agreement, and Sellers have no intention to file Securities and Exchange Commission Form 13-D.

         5. None of the Sellers shall take any action or fail to take any action which would cause the Acquisition to fail to qualify as a pooling-of-interests for accounting purposes.

         6. Counterpart. This Sellers Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

         7. Governing Law. This Sellers Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Sellers Agreement to be executed by their duly authorized officers as of the date first written above.


                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION

                                        By:_____________________________________
                                        Title:__________________________________

                                        FIRST TENNESSEE NATIONAL CORPORATION

                                        By:_____________________________________
                                        Title:__________________________________

                                        SELLERS:

                                        ________________________________________
                                        DONALD P. BALKE

                                        ________________________________________
                                        STEPHEN M. FRISON

                                        ________________________________________
                                        CRAIG VAN SKAIK

                                        ________________________________________
                                        MICHAEL VAN SKAIK

                                        ________________________________________
                                        PAMELA DELONG

                  FIRST AMENDMENT TO STOCK EXCHANGE AGREEMENT
                                  BY AND AMONG


                      DONALD P. BALKE, STEPHEN M. FRISON,
                       CRAIG VAN SKAIK, MICHAEL VAN SKAIK
                               AND PAMELA DELONG,
                                  ("SELLERS")

                           EMERALD MORTGAGE COMPANY,
                               ("MORTGAGE BANK")

                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                                    ("FTB")

                                      AND

                      FIRST TENNESSEE NATIONAL CORPORATION
                                    ("FTNC")

                  FIRST AMENDMENT TO STOCK EXCHANGE AGREEMENT

         This First Amendment to Stock Exchange Agreement ("First Amendment") is made and entered into as of the 6th day of July, 1994, by and among DONALD P. BALKE, STEPHEN M. FRISON, CRAIG VAN SKAIK, MICHAEL VAN SKAIK and PAMELA DELONG ("Sellers"), EMERALD MORTGAGE COMPANY ("Mortgage Bank"), FIRST TENNESSEE NATIONAL CORPORATION ("FTNC") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION ("FTB").

         WHEREAS, FTNC, FTB, Mortgage Bank and Sellers are parties to that certain Stock Exchange Agreement dated as of June 15, 1994 (the "Agreement"); and

         WHEREAS, the parties thereto have mutually agreed to certain amendments to the Agreement as set forth in this First Amendment;

         NOW, THEREFORE, the parties agree as follows:

         1. Addition of the Defined Terms "Current Production Loans" and "Unresolved Claims". Article I of the Agreement is amended by adding the terms "Current Production Loans" and "Unresolved Claims" as herein defined.

         Current Production Loans-- Any mortgage loan which is closed by on and after June 15, 1994 and prior to the Closing Date which (i) complies in full with the Regulations or (ii) is a fixed rate mortgage loan acceptable to FTB and is sold servicing released prior to the Closing Date to Sunbelt National Mortgage Corporation, or any other affiliate or subsidiary of FTB.

         Unresolved Claims - Any claim arising from a breach of any one or more of Sellers' or Mortgage Bank's representations, warranties or covenants under this Agreement which has not been finally resolved.

         2. Amendment of Section 2.8. (a) Section 2.8(a)(i) is amended by deleting such section in its entirety and inserting the following in lieu thereof:

                 Portfolio Target. The Base Exchange Price shall be (i) increased by an amount equal to the product of (y) the excess of the sum of the Closing Portfolio and Current Production Loans as of the Estimation Date over the Portfolio Target and (z) 1.15% or (ii) decreased by an amount equal to the product of (y) the excess of the Portfolio Target over the sum of the Closing Portfolio and Current Production Loans as of the Estimation Date and (z) 1.15%.

         (b) Section 2.8(b)(i) is amended by deleting such section in its entirety and inserting the following in lieu thereof:

                 Final Portfolio Adjustment. The Closing Exchange Price shall be (i) increased by an amount equal to the product of (y) the excess of the sum of the Closing Portfolio and Current Production Loans as of the Closing Date Balance Sheet Date over the sum of the Closing Portfolio and Current Production Loans as of the Estimation Date and
         (z) 1.15% or (ii) decreased by an amount equal to the product of (y) the excess of the sum of the Closing Portfolio and Current Production Loans as of the Estimation Date over the sum of the Closing Portfolio and Current Production Loans as of the Closing Date Balance Sheet Date and (z) 1.15%.

         3. Addition of Section 2.12. Article II of the Agreement is amended by adding Section 2.12 as hereinafter set forth:

                 2.12 Payment for Current Production Loans If Closing Does Not Occur. If this Agreement is terminated on or at any time prior to the Closing Date as set forth in Section 10.1 hereof or if Closing of the Acquisition does not occur for any other reason on or before August 15, 1994 (or such other date as shall be mutually agreeable to the parties), FTB shall pay to Mortgage Bank the purchase price for the Servicing Rights relating to the Current Production Loans, which shall be equal to the product of the Current Production Loans as of the date which would have been the Closing Date (the "Current Production Determination Date") and 1.15%. FTB shall pay such amount within ten
         (10) business days following the Current Production Determination Date by wire transfer in immediately available funds to the account designated by

         Mortgage Bank. The provisions of this Section shall be in lieu of the provisions set forth in Section 2.8, as amended, and not in addition thereto.

         4. Amendment of Section 11.1. Section 11.1 of the Agreement is amended by inserting the following after the word "Date" on the fourth line thereof:

         ; or provided, that if such day is not a business day, until the next business day following such one hundred eightieth (180th) day following the Closing Date (the "Adjustment Date"); provided, further, that as to each Unresolved Claim, if any, which is outstanding on the Adjustment Date, the specific representations and warranties which are the basis of each such Unresolved Claim shall survive the Closing until the date of the final resolution of each such Unresolved Claim outstanding on the Adjustment Date (including, if appropriate, payment in full of such Unresolved Claims to FTNC),

         (a) Section 11.6(a) of the Agreement is amended by deleting the facsimile number of Sellers' Representatives and by inserting the following in lieu thereof:

                 Facsimile:  (206) 771-6590

         5. Amendment of Exhibit "F." Exhibit "F" to the Agreement is amended by (i) amending item 1 on such Exhibit by deleting the word "matter" on the first line thereof and (ii) by adding as item 3 of such Exhibit the following:

                 3. Losses incurred by Mortgage Bank with respect to that certain mortgage loan secured by a deed of trust in favor of Mortgage Bank recorded under King County Auditor's File No. 9402081808 and described on Disclosure Schedule 3.20(a).

         6. Amendment of Section 2.3 Section 2.3 is amended by adding the following at the conclusion thereof:

         No seller shall receive cash for an amount in excess of the value of one (1) share of FTNC Common Stock. No cash payment for any fractional share shall be made to any Seller until the Supplemental Closing Date under Section 2.9 or the termination of the Escrow Fund, whichever event shall last occur, but each Seller shall at such time receive credit for any fractional share not previously issued.

         7. Miscellaneous.

                 Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to a contract executed and performed in such State without giving effect to the conflicts of laws and principles thereof.

                 Successors and Assigns. This First Amendment is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns.

                 Defined Terms. All defined terms used in this First Amendment shall have the same meaning as provided in the Agreement except where specifically herein modified.

                 Ratification. As modified and amended hereby, the parties hereby ratify, approve and confirm the Agreement in all respects.

                 Amendments. This First Amendment may not be changed orally, but only by an agreement in writing signed by the parties hereto.

                 IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION

                                        By: /s/ Elbert L. Thomas, Jr.
                                            -----------------------------------
                                        Title: Senior Vice President
                                            -----------------------------------

                                        FIRST TENNESSEE NATIONAL CORPORATION

                                        By: /s/ Elbert L. Thomas, Jr.
                                            -----------------------------------
                                        Title: Senior Vice President
                                            -----------------------------------

                                        EMERALD MORTGAGE COMPANY

                                        By: /s/ Pamela DeLong
                                            -----------------------------------
                                        Title: President
                                            -----------------------------------

                                        SELLERS:

                                        /s/ Donald P. Balke
                                        ---------------------------------------
                                        DONALD P. BALKE

                                        /s/ Stephen M. Frison
                                        ---------------------------------------
                                        STEPHEN M. FRISON

                                        /s/ Craig Van Skaik
                                        ---------------------------------------
                                        CRAIG VAN SKAIK

                                        /s/ Michael Van Skaik
                                        ---------------------------------------
                                        MICHAEL VAN SKAIK

                                        /s/ Pamela DeLong
                                        ---------------------------------------
                                        PAMELA DELONG

                 SECOND AMENDMENT TO STOCK EXCHANGE AGREEMENT
                                 BY AND AMONG




                     DONALD P. BALKE, STEPHEN M. FRISON,
                      CRAIG VAN SKAIK, MICHAEL VAN SKAIK
                              AND PAMELA DELONG,
                                 ("SELLERS")



                          EMERALD MORTGAGE COMPANY,
                              ("MORTGAGE BANK")



                  FIRST TENNESSEE BANK NATIONAL ASSOCIATION,
                                   ("FTB")



                                     AND



                     FIRST TENNESSEE NATIONAL CORPORATION
                                   ("FTNC")

                 SECOND AMENDMENT TO STOCK EXCHANGE AGREEMENT


         This Second Amendment to Stock Exchange Agreement ("Second Amendment") is made and entered into as of the 26th day of July, 1994, by and among DONALD
P. BALKE, STEPHEN M. FRISON, CRAIG VAN SKAIK, MICHAEL VAN SKAIK AND PAMELA DELONG ("Sellers"), EMERALD MORTGAGE COMPANY ("Mortgage Bank"), FIRST TENNESSEE NATIONAL CORPORATION ("FTNC") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION ("FTB").

         WHEREAS, FTNC, FTB, Mortgage Bank and Sellers are parties to that certain Stock Exchange Agreement dated as of June 15, 1994 as amended by that certain First Amendment to Stock Exchange Agreement dated July 6, 1994 (collectively, the "Agreement"); and

         WHEREAS, the parties thereto have mutually agreed to certain amendments to the Agreement as set forth in this Second Amendment;

         NOW, THEREFORE, the parties agree as follows:

         1. Amendment of the Defined Term "Current Production Loans" and Addition of the Defined Terms "Agreed Final Exchange Price Adjustment", "FTNC Shareholder Dividend", "Preclosing Compensation Payments" and "Supplemental Accounting Fees". Article I of the Agreement is amended by amending the term "Current Production Loans" and adding the terms "Agreed Final Exchange Price Adjustment", "FTNC Shareholder Dividend", "Preclosing Compensation Payments" and "Supplemental Accounting Fees" as herein defined.

         Current Production Loans-- Any mortgage loan which (i) is closed by Mortgage Bank on and after June 15, 1994 and prior to the Closing Date, (ii) is sold servicing released or brokered by Mortgage Bank prior to the Closing Date to Sunbelt National Mortgage Corporation ("Sunbelt") or any other affiliate or subsidiary of FTB and (iii) either (a) complies in full with the Regulations or
(b) is a mortgage loan acceptable to FTB. A mortgage loan so purchased by Sunbelt shall be deemed acceptable to FTB if it complies in full with the terms of the applicable rate sheet issued by Sunbelt to Mortgage Bank in effect at the time that such mortgage loan is registered by Mortgage Bank with Sunbelt, is registered and pre-approved by Sunbelt and otherwise complies in full with the mortgage loan origination policies and procedures of Sunbelt.

         Agreed Final Exchange Price Adjustment- As defined in Section
2.8(a)(iv).

         FTNC Shareholder Dividend - The sum of the respective dividends scheduled to be paid by FTNC on October 1, 1994 that would be payable to each Seller if the Sellers were holders of FTNC Common Stock on the record date for such dividend, which shall be the product of (i) the total number of shares of FTNC Common Stock issued to Sellers in exchange for Sellers' Emerald Common Stock in payment of the Closing Exchange Price and (ii) $.42.

         Preclosing Compensation Payments - Any bonus paid by Mortgage Bank or accrued on Mortgage Bank's books on the Closing Date Balance Sheet Date to any employee of Mortgage Bank and any compensation paid by Mortgage Bank or accrued on Mortgage Bank's books on the Closing Date Balance Sheet Date to any temporary personnel that Mortgage Bank is required to pay in connection with the operation of Mortgage Bank's business during the period from August 15, 1994 to the Closing Date; provided, that Mortgage Bank shall obtain FTB's prior written consent with respect to any such payments.

         Supplemental Accounting Fees - Any reasonable fees and expenses paid by Mortgage Bank to Mortgage Bank's independent certified public accountants or accrued on Mortgage Bank's books on the Closing Date Balance Sheet Date which relate to work performed by such accountants on Mortgage Bank's behalf on and after July 18, 1994 in connection with the preparation of the Registration Statement.

         2. Amendment of Section 2.8. Section 2.8(b) is amended by redesignating subsection (iv) as subsection (v) and adding as new subsection
(iv) the following:

         Agreed Final Exchange Price Adjustmen. The Closing Exchange Price shall be increased by the amount of the FTNC Shareholder Dividend and any Preclosing Compensation Payments and Supplemental Accounting Fees.

         3. Amendment of Exhibit "A." Exhibit "A" to the Agreement is amended by deleting such Exhibit in its entirety and substituting in lieu thereof the form of Exhibit "A" attached as Schedule 1 hereof.

         4. Miscellaneous.

                 Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Tennessee applicable to a contract executed and performed in such State without giving effect to the conflicts of laws and principles thereof.

                 Successors and Assigns. This Second Amendment is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns.

                 Defined Terms. All defined terms used in this Second Amendment shall have the same meaning as provided in the Agreement except where specifically herein modified.

                 Ratification. As modified and amended hereby, the parties hereby ratify, approve and confirm the Agreement in all respects.

                 Amendments. This Second Amendment may not be changed orally, but only by an agreement in writing signed by the parties hereto.

                 IN WITNESS WHEREOF, this Second Amendment has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                        FIRST TENNESSEE BANK NATIONAL
                                        ASSOCIATION

                                        By:    /s/ Elbert L. Thomas, Jr.
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        FIRST TENNESSEE NATIONAL CORPORATION

                                        By:    /s/ Elbert L. Thomas, Jr.
                                               ---------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------


                                        EMERALD MORTGAGE COMPANY

                                        By:    /s/ Pamela DeLong
                                               ---------------------------------
                                        Title: President
                                               ---------------------------------

                                        SELLERS:

                                        /s/ Donald P. Balke
                                        ----------------------------------------
                                        DONALD P. BALKE

                                        /s/ Stephen M. Frison
                                        ----------------------------------------
                                        STEPHEN M. FRISON

                                        /s/ Craig Van Skaik
                                        ----------------------------------------
                                        CRAIG VAN SKAIK

                                        /s/ Michael Van Skaik
                                        ----------------------------------------
                                        MICHAEL VAN SKAIK

                                        /s/ Pamela DeLong
                                        ----------------------------------------
                                        PAMELA DELONG

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article XXVIII of its Bylaws. Also, FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute in Article 13 of its charter.

         The shareholders of FTNC have approved an amendment to Article XXVIII of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the FTNC Board, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the FTNC Board is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits
    Number                                                   Description
    ------                                                   -----------
     2           Stock Exchange Agreement, as amended (included as Appendix "A" to the Proxy Statement-Prospectus)

     3(i)        Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's registration statement on Form S-4 (No.
                 33-53331) filed April 28, 1994, and incorporated herein by reference.

     3(ii)       Bylaws of FTNC, as amended, attached as Exhibit 3 (ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, and incorporated herein by reference.

     4(a)        Form of Common Stock Certificate, incorporated herein by reference to exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993.

     4(b)        Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and FTB as Rights Agent, incorporated by reference to FTNC's Registration Statement on Form 8-A, filed September 8, 1989

     4(c)        Indenture, dated as of June 1, 1987, between FTNC and Security Pacific National Trust Company (New York), Trustee
                 incorporated by reference to FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1991

     4(d)        FTNC and certain of its consolidated subsidiaries have outstanding certain long-term debt.  See Note 13 in FTNC's
                 1993 Annual Report to Shareholders.  None of such debt exceeds 10% of the total assets of FTNC and its consolidated subsidiaries.  Thus, copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits.  FTNC agrees to furnish copies of such instruments to the SEC upon request.

     5           Opinion Regarding Legality

     8           Opinion Regarding Tax Matters


 Exhibit
 Number                      Description
 -------                     -----------
    23(a)        Consent of Arthur Andersen & Co.

    23(b)        Consent of Benson & McLaughlin, P.S.

    23(c)        Consent of Baylor and Backus

    23(d)        Consent of Ernst & Young

    23(e)        Consents of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell included in Exhibit 8

    23(f)        Consent of Clyde A. Billings, Jr. included in Exhibit 5.

    24           Powers of Attorney

    99(a)        Form of Proxy for Special Meeting of Shareholders of Emerald
                 Mortgage Company

(b)      Financial Statement Schedules--Not applicable

(c)      Not Applicable

Item 22.  Undertakings

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales of the securities are being made, a post-effective amendment to this Registration
Statement:

         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (e) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on August 22, 1994.

                         FIRST TENNESSEE NATIONAL CORPORATION

                         By: Susan Schmidt Bies
                             --------------------------------------------------
                             Susan Schmidt Bies, Executive Vice President and
                               Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                              TITLE                                               DATE
     ---------                                              -----                                               ----
Ralph Horn*                                      Chief Executive Officer (principal                        August 22, 1994
- ----------------------------------                executive officer) and a Director
Ralph Horn


Susan Schmidt Bies*                               Executive Vice President and                             August 22, 1994
- ----------------------------------                  Chief Financial Officer (principal
Susan Schmidt Bies                                  financial officer)


James F. Keen*                                    Senior Vice President and                                August 22, 1994
- ----------------------------------                  Controller (principal
James F. Keen                                       accounting officer)


Jack A. Belz*                                     Director                                                 August 22, 1994
- ----------------------------------
Jack A. Belz


Robert C. Blattberg*                              Director                                                 August 22, 1994
- ----------------------------------
Robert C. Blattberg


J. R. Hyde, III*                                  Director                                                 August 22, 1994
- ----------------------------------
J. R. Hyde, III


Joseph Orgill*                                    Director                                                 August 22, 1994
- ----------------------------------
Joseph Orgill, III


Richard E. Ray*                                   Director                                                 August 22, 1994
- ---------------------------------
Richard E. Ray


Vicki G. Roman*                                   Director                                                 August 22, 1994
- ----------------------------------
Vicki G. Roman


Michael D. Rose*                                  Director                                                 August 22, 1994
- ----------------------------------
Michael D. Rose

                                     II-4

William B. Sansom*                              Director                                                  August 22, 1994
- ----------------------------------
William B. Sansom


Gordon P. Street, Jr.*                          Director                                                  August 22, 1994
- ----------------------------------
Gordon P. Street


Ronald Terry*                                   Director                                                  August 22, 1994
- ----------------------------------
Ronald Terry





*By:  Clyde A. Billings, Jr.                                                                              August 22, 1994
      -----------------------------
      Clyde A. Billings, Jr.
      As Attorney-in-Fact

           [The Power of Attorney is included herein as Exhibit 24.]

                                Exhibit Index
                                -------------

    Exhibit
    Number                                                   Description
    ------                                                   -----------
     2           Stock Exchange Agreement, as amended (included as Appendix "A" to the Proxy Statement-Prospectus)

     3(i)        Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's registration statement on Form S-4 (No.
                 33-53331) filed April 28, 1994, and incorporated herein by reference.

     3(ii)       Bylaws of FTNC, as amended, attached as Exhibit 3 (ii) to FTNC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, and incorporated herein by reference.

     4(a)        Form of Common Stock Certificate, incorporated herein by reference to exhibit 4(a) to FTNC's registration statement on Form S-4 (No. 33-51223) filed November 30, 1993.

     4(b)        Shareholder Protection Rights Agreement, dated as of September 7, 1989, between FTNC and FTB as Rights Agent, incorporated by reference to FTNC's Registration Statement on Form 8-A, filed September 8, 1989

     4(c)        Indenture, dated as of June 1, 1987, between FTNC and Security Pacific National Trust Company (New York), Trustee
                 incorporated by reference to FTNC's Annual Report on Form 10-K for the fiscal year ended December 31, 1991

     4(d)        FTNC and certain of its consolidated subsidiaries have outstanding certain long-term debt.  See Note 13 in FTNC's
                 1993 Annual Report to Shareholders.  None of such debt exceeds 10% of the total assets of FTNC and its consolidated subsidiaries.  Thus, copies of constituent instruments defining the rights of holders of such debt are not required to be included as exhibits.  FTNC agrees to furnish copies of such instruments to the SEC upon request.

     5           Opinion Regarding Legality

     8           Opinion Regarding Tax Matters

    23(a)        Consent of Arthur Andersen & Co.

    23(b)        Consent of Benson & McLaughlin, P.S.

    23(c)        Consent of Baylor and Backus

    23(d)        Consent of Ernst & Young

    23(e)        Consents of Heiskell, Donelson, Bearman, Adams, Williams & Caldwell included in Exhibit 8

    23(f)        Consent of Clyde A. Billings, Jr. included in Exhibit 5.

    24           Powers of Attorney

    99(a)        Form of Proxy for Special Meeting of Shareholders of Emerald Mortgage Company
